UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14c−101)

SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
EXCHANGE ACT OF 1934

Check the appropriate box:

☑	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c−5(d)(2))
☐	Definitive Information Statement

BLACKROCK, INC.
(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c−5(g) and 0−11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0−11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0−1 1(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

[______], 2010

Dear Stockholder:

On December 1, 2009, we completed our previously announced acquisition of Barclays Global Investors (“BGI”), one of the world’s largest asset managers and a leading global provider of investment management products and services.  As a result of the acquisition of BGI, including its market-leading exchange traded fund platform iShares, we have become a more diversified and fully integrated asset management firm with assets under management of approximately $3.2 trillion.

In exchange for BGI, we issued 37,566,771 shares of our common stock, Series B Convertible Participating Preferred Stock (“Series B Preferred Stock”) and Series D Participating Preferred Stock (“Series D Preferred Stock”) to a wholly-owned subsidiary of Barclays Bank PLC (“Barclays Bank”) and paid approximately $6.65 billion in cash to Barclays Bank.  Under the Certificate of Designations of the Series D Preferred Stock, the shares of Series D Preferred Stock will convert automatically into shares of Series B Preferred Stock on [_____], 2010, which is the date that is 20 days after the first mailing of the accompanying Information Statement to the holders of our common stock. The issuance of shares of Series B Preferred Stock upon conversion of the shares of Series D Preferred Stock issued to the wholly-owned subsidiary of Barclays Bank (the “Barclays Stock Issuance”) requires stockholder approval under the rules of the New York Stock Exchange (“NYSE”) because we will have issued common stock and securities convertible into common stock to Barclays Bank’s wholly-owned subsidiary equal to or in excess of 20% of our voting power outstanding before such issuance.  Although the shares of Series B Preferred Stock will not be convertible into shares of common stock while held by Barclays Bank and its affiliates, such shares are deemed to be securities convertible into common stock for purposes of NYSE rules.

To facilitate our acquisition of BGI, on June 11, 2009, we entered into stock purchase agreements with several investors, including The PNC Financial Services Group, Inc. (“PNC”).  In its stock purchase agreement, PNC agreed to purchase 3,556,188 shares of our Series D Preferred Stock at a price of $140.60 per share.  The closing of the sale of the Series D Preferred Stock to PNC occurred simultaneously with the closing of the BGI acquisition.  The issuance of the shares of Series B Preferred Stock upon conversion of the shares of Series D Preferred Stock issued to PNC (the “PNC Stock Issuance” and together with the Barclays Stock Issuance, the “Stock Issuances”) requires stockholder approval under NYSE rules because PNC is a “substantial security holder” of BlackRock under NYSE rules and we will have issued securities convertible into common stock to PNC in excess of one percent of our voting power outstanding before such issuance.  Although the shares of Series B Preferred Stock will not be convertible into shares of common stock while held by PNC and its affiliates, such shares are deemed to be securities convertible into common stock for purposes of NYSE rules.

The Stock Issuances have been approved by our board of directors and by the holders of a majority of our issued and outstanding common stock at the time of such approval acting by written consent in lieu of a meeting.  Our board of directors believes the Stock Issuances are advisable and in the best interests of BlackRock and its stockholders.

We are not asking you for a proxy, and you are requested not to send us a proxy.

Because the actions described above have been approved by less than the unanimous consent of our stockholders, we are providing the accompanying Information Statement to stockholders of record as of the record date for the Stock Issuances.  The accompanying Information Statement is for informational purposes only.  However, we urge you to read the Information Statement in its entirety for a more complete description of the transactions referenced above and the actions taken by our board of directors and the holders of a majority of our outstanding common stock at the time of the approval of the transactions.

The Stock Issuances will take effect on [_____], 2010, which is the date that is 20 days after the first mailing of the accompanying Information Statement to the holders of our common stock.  The accompanying Information Statement is being mailed to you on or about [_____], 2010.

We thank you for your continued support and interest in BlackRock.

Sincerely,

Laurence D. Fink
Chairman and Chief Executive Officer

BlackRock, Inc.
55 East 52nd Street, New York, New York 10055

PRELIMINARY INFORMATION STATEMENT – SUBJECT TO COMPLETION

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF
STOCKHOLDERS
IN LIEU OF A MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to the stockholders of BlackRock, Inc., a Delaware corporation (“we,” “BlackRock,” or the “Company”), in connection with the following approvals:

•
The issuance of shares of our Series B Convertible Participating Preferred Stock (“Series B Preferred Stock”) upon conversion of 7,647,254 shares of our Series D Participating Preferred Stock (“Series D Preferred Stock”) issued to a wholly-owned subsidiary of Barclays Bank PLC (“Barclays Bank”) on December 1, 2009 pursuant to the Amended and Restated Stock Purchase Agreement, dated as of June 16, 2009 (the “Barclays Purchase Agreement”), by and among BlackRock, Barclays Bank and, for limited purposes, Barclays PLC (“Barclays”) (such issuance, the “Barclays Stock Issuance”).

•
The issuance of shares of our Series B Preferred Stock upon conversion of 3,556,188 shares of our Series D Preferred Stock issued to The PNC Financial Services Group, Inc. (“PNC”) on December 1, 2009 pursuant to the stock purchase agreement, dated as of June 11, 2009 (the “PNC Purchase Agreement”), by and between PNC and BlackRock (such issuance, the “PNC Stock Issuance” and together with the “Barclays Stock Issuance,” the “Stock Issuances”).

The Stock Issuances were approved on June 9, 2009 by our board of directors.  On June 11, 2009, PNC and Merrill Lynch Group, Inc. (together with Merrill Lynch & Co., Inc., “Merrill Lynch”), which together held at such time a majority of our issued and outstanding common stock, approved the Stock Issuances by written consent in lieu of a meeting in accordance with our Amended and Restated Certificate of Incorporation and the General Corporation Law of the State of Delaware.

The Stock Issuances are being effected in connection with our acquisition of the Barclays Global Investors business from Barclays Bank, which we completed on December 1, 2009.  Our board of directors believes that the Stock Issuances are advisable and in the best interests of the Company and its stockholders.

We are not asking you for a proxy, and you are requested not to send us a proxy.  As mentioned above, we have already obtained the required stockholder approvals for the Stock Issuances.  However, we are required to provide you notice under Section 228(e) of the General Corporation Law of the State of Delaware that these actions were approved by less than the unanimous written consent of our stockholders.  In addition, the Securities Exchange Act of 1934, as amended, requires us to furnish this Information Statement to you in connection with such actions.

The entire cost of furnishing this Information Statement will be borne by BlackRock.  We will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.  Stockholders of record of our common stock as of June 9, 2009, the record date for the Stock Issuances, are entitled to receive this Information Statement.

The Stock Issuances will take effect on [_____], 2010, which is the date that is 20 days after the first mailing of this Information Statement to the holders of our common stock.

NOTICE ABOUT INFORMATION CONTAINED IN THIS INFORMATION STATEMENT

You should assume that the information in this Information Statement or any supplement is accurate only as of the date on the front page of this Information Statement. Our business, financial condition, results of operations and prospects may have changed since that date and may change again.

TABLE OF CONTENTS

NOTICE ABOUT INFORMATION CONTAINED IN THIS INFORMATION STATEMENT	i
SUMMARY	1
Matters Approved by Stockholders Representing a Majority of Our Outstanding Common Stock	1
New York Stock Exchange Requirements	1
The Barclays Purchase Agreement	2
SELECTED HISTORICAL FINANCIAL DATA	3
HISTORICAL AND PRO FORMA SELECTED FINANCIAL AND PER SHARE DATA	5
FORWARD-LOOKING STATEMENTS	7
THE STOCK ISSUANCES	8
Barclays Stock Issuance	8
PNC Stock Issuance	8
Registration under Securities Act	9
Series B Preferred Stock	9
Series D Preferred Stock	9
BACKGROUND OF THE TRANSACTIONS	10
Reasons for the Transactions	11
The Parties to the Barclays Purchase Agreement	13
Dissenters’ Rights	14
Regulatory Matters	14
Accounting Treatment	14
Interests of Certain Persons in the Transactions and Stock Issuances	14
OPINIONS OF CITIGROUP AND CREDIT SUISSE	14
Opinions of BlackRock’s Financial Advisors	14
Financial Analyses of Citigroup and Credit Suisse	20
THE BARCLAYS PURCHASE AGREEMENT	26
THE BARCLAYS STOCKHOLDER AGREEMENT	27
Share Ownership	27
Prohibited Actions	27
Additional Purchase of Voting Securities	28
Share Repurchase	28
Transfer Restrictions	28
Right of First Refusal	29
Corporate Governance	29
Termination	30
THE BARCLAYS REGISTRATION RIGHTS AGREEMENT	30
THE PNC PURCHASE AGREEMENT	30
OUTSTANDING SECURITIES	30
OWNERSHIP OF BLACKROCK COMMON AND PREFERRED STOCK	31
Common Stock	31
Preferred Stock	32
STOCKHOLDERS SHARING AN ADDRESS	32
WHERE YOU CAN FIND MORE INFORMATION	32

Annex A – Barclays Purchase Agreement
Annex B – Opinion of Citigroup Global Markets Inc.

i

Annex C – Opinion of Credit Suisse Securities (USA) LLC
Annex D – Barclays Stockholder Agreement
Annex E – PNC Purchase Agreement

ii

SUMMARY

This summary may not contain all of the information that is important to you. You should read carefully the documents attached to and those referenced in this Information Statement, including the Barclays Purchase Agreement attached as Annex A, the opinion of Citigroup Global Markets Inc. attached as Annex B, the opinion of Credit Suisse Securities (USA) LLC attached as Annex C, the Barclays Stockholder Agreement attached as Annex D and the PNC Purchase Agreement attached as Annex E.

Matters Approved by Stockholders Representing a Majority of Our Outstanding Common Stock (See page 8)

On June 11, 2009, The PNC Financial Services Group, Inc. (“PNC”) and Merrill Lynch Group, Inc. (together with Merrill Lynch & Co., Inc., “Merrill Lynch”), which together held at such time a majority of our issued and outstanding common stock, approved the following actions by written consent in lieu of a meeting in accordance with our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the General Corporation Law of the State of Delaware (the “DGCL”):

•
The issuance of 7,647,254 shares of Series B Convertible Participating Preferred Stock (“Series B Preferred Stock”) upon conversion of shares of Series D Participating Preferred Stock (“Series D Preferred Stock”) issued to Barclays BR Holdings S.à r.l. (“Barclays BR Holdings”), a wholly-owned subsidiary of Barclays Bank PLC (“Barclays Bank”), on December 1, 2009 pursuant to the Amended and Restated Stock Purchase Agreement, dated as of June 16, 2009 (the “Barclays Purchase Agreement”), by and among BlackRock, Barclays Bank and, for limited purposes, Barclays PLC (“Barclays”) (such issuance, the “Barclays Stock Issuance”).

•
The issuance of shares of our Series B Preferred Stock upon conversion of 3,556,188 shares of our Series D Preferred Stock issued to PNC on December 1, 2009 pursuant to the stock purchase agreement, dated as of June 11, 2009 (the “PNC Purchase Agreement”), by and between PNC and BlackRock (such issuance, the “PNC Stock Issuance” and together with the Barclays Stock Issuance, the “Stock Issuances”).

The Stock Issuances will take effect on [_____], 2010, which is the date that is 20 days after this Information Statement is first mailed or transmitted to the stockholders of record of our common stock as of the record date for the Stock Issuances.

New York Stock Exchange Requirements (See page 8)

Shares of our common stock are listed on the New York Stock Exchange (the “NYSE”).  Under Section 312 of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of shares of common stock, or of securities convertible into common stock:

•
in any transaction or series of related transactions which would result in the issuance of shares of common stock, or securities convertible into shares of common stock, having 20% or more of the voting power of the company before such issuance, and

•
in any transaction or series of related transactions to a director, officer or “substantial security holder” of the company if the number of shares of common stock, or the number of shares of common stock into which the securities may be converted, exceeds one percent of the voting power of the company before such issuance.

The Barclays Stock Issuance requires stockholder approval because, together with the other shares of common stock and Series B Preferred Stock issued to Barclays BR Holdings pursuant to the Barclays Purchase Agreement, it will constitute 20% or more of our voting power outstanding before such issuance.  Although the shares of Series B Preferred Stock will not be convertible into shares of common stock while held by Barclays Bank and its affiliates, such shares are deemed to be securities convertible into common stock for purposes of NYSE rules.

The PNC Stock Issuance requires stockholder approval because PNC is a “substantial security holder” of BlackRock under NYSE rules and we will have issued securities convertible into common stock to PNC in excess of one percent of our voting power outstanding before such issuance.  Although the shares of Series B Preferred Stock will not be convertible into shares of common stock while held by PNC and its affiliates, such shares are deemed to be securities convertible into common stock for purposes of NYSE rules.

The Barclays Purchase Agreement (See page 26)

On November 30, 2009, we executed the Barclays Purchase Agreement with Barclays Bank and Barclays, which amended and restated the stock purchase agreement executed by the parties on June 16, 2009 (the “Original Barclays Purchase Agreement”).  Pursuant to the Barclays Purchase Agreement, on December 1, 2009, we acquired the Barclays Global Investors (“BGI”) business from Barclays Bank. Under the terms of the Barclays Purchase Agreement, among other things:

•
at the closing of the transactions contemplated by the Barclays Purchase Agreement (the “Transactions”), we acquired all of the outstanding equity interests of the subsidiaries of Barclays Bank conducting the BGI business (the “BGI Entities”);

•	we paid to Barclays Bank approximately $6.65 billion in cash;

•
we issued 37,566,771 shares of common stock, Series B Preferred Stock and Series D Preferred Stock to Barclays BR Holdings, a wholly-owned subsidiary of Barclays Bank, which represented approximately 4.8% of our outstanding common stock and approximately 19.8% of our outstanding capital stock immediately following the closing of the Transactions;

•	we increased the maximum size of our board of directors from 17 to 19 and appointed two designees of Barclays Bank to fill such vacancies;

•
Barclays Bank and Barclays agreed not to engage in certain activities competitive with BlackRock until December 1, 2012, which is the date that is three years following the closing of the Transactions; and

•
BlackRock, Barclays Bank and certain of their respective affiliates entered into certain ancillary agreements in connection with the Transactions, including a stockholder agreement, a registration rights agreement, cash fund support agreements and a transition services agreement (the “Ancillary Agreements”).

2

SELECTED HISTORICAL FINANCIAL DATA

The selected historical financial data presented below has been derived in part from, and should be read in conjunction with, the consolidated financial statements of BlackRock and Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations included as an exhibit to our Form 8-K filed with the SEC on September 17, 2009, which updated the financial information in our Annual Report on Form 10-K for the year ended December 31, 2008. Prior years’ data reflects certain reclassifications to conform to the current presentation. Certain amounts in prior years have been updated to reflect retrospective adoption of FASB Staff Position (“FSP”) APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement) (“FSP APB 14-1”), FSP EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities (“FSP EITF 03-6-1”) and Statement of Financial Accounting Standards (“SFAS”) No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of ARB No. 51 . For more information please refer to Note 2 “Significant Accounting Policies” in Part II, Item 8 in our report filed as an exhibit to our Form 8-K filed with the SEC on September 17, 2009.

	Year ended December 31,

(Dollar amounts in millions, except per share data)	2008	2007	20061	20052	2004
Income statement data:
Revenue
Investment advisory, administration, performance fees and securities lending revenue	$4,434	$4,387	$1,847	$1,018	$634
BlackRock Solutions and advisory	393	190	145	124	90
Distribution fees	139	123	36	11	—
Other revenue	98	145	70	38	1

Total revenue	5,064	4,845	2,098	1,191	725

Expenses
Employee compensation and benefits	1,815	1,767	934	588	386
Portfolio administration and servicing costs	597	548	173	64	50
Amortization of deferred mutual fund sales commissions	130	108	30	9	—
General and administration 3,4	745	870	451	181	123
Restructuring charges	38	—	—	—	—
Termination of closed-end fund administration and servicing arrangements	—	128	—	—	—
Amortization of intangible assets	146	130	38	8	1

Total expenses	3,471	3,551	1,626	850	560

Operating income	1,593	1,294	472	341	165

Total non-operating income (expense)	(577)	526	53	31	35
Income before income taxes	1,016	1,820	525	372	200
Income tax expense	387	463	188	138	52
	629	1,357	337	234	148
Net income
Less: net income (loss) attributable to non-controlling interests 5	(155)	364	16	3	5

Net income attributable to BlackRock, Inc.	$784	$993	$321	$231	$143

Per common share data 6:
Basic earnings	$5.86	$7.53	$3.95	$3.60	$2.25
Diluted earnings	$5.78	$7.37	$3.45	$2.17
Book value 7	$92.91	$90.16	$14.56	$12.07
Common and preferred cash dividends	$3.12	$2.68	$1.20	$1.00

3

	December 31

(Dollar amounts in millions)	2008	2007	20061	20052	2004
Balance sheet data:
Cash and cash equivalents	$2,032	$1,656	$1,160	$484	$458
Investments	$1,429	$2,000	$2,098	$299	$228
Goodwill and intangible assets, net	$11,974	$12,073	$11,139	$484	$184
Total assets	$19,924	$22,561	$20,470	$1,849	$1,145
Short-term borrowings	$200	$300	$—	$—	$—
Convertible debentures	$245	$242	$238	$235	$—
Long-term borrowings	$697	$697	$3	$4	$5
Total liabilities	$7,364	$10,382	$8,572	$907	$360
Redeemable non-controlling interests (temporary equity)	$266	$29	$235	$6	$13
Total BlackRock, Inc. stockholders’ equity	$12,069	$11,601	$10,789	$932	$768
Non-redeemable non-controlling interests	$225	$549	$874	$4	$4
Total permanent equity	$12,294	$12,150	$11,663	$936	$772

	December 31

(Dollar amounts in millions)	2008	2007	20061	20052	2004
Assets under management:
Fixed income	$483,173	$513,020	$448,012	$303,928	$240,709
Equity and balanced	280,821	459,182	392,708	37,303	14,792
Cash management	338,439	313,338	235,768	86,128	78,057
Alternative investment products	59,723	71,104	48,139	25,323	8,202

Sub Total	1,162,156	1,356,644	1,124,627	452,682	341,760
Advisory 8	144,995	—	—	—	—

Total assets under management	$1,307,151	$1,356,644	$1,124,627	$452,682	$341,760

1	Significant increases in 2006 are primarily the result of the closing of the MLIM Transaction on September 29, 2006.

2	Significant increases in 2005 are partially due to the result of the closing of the SSR Transaction in January 2005.

3	Includes a 2006 fee sharing payment to MetLife, Inc. of $34 million representing a one-time expense related to a large institutional real estate equity client account acquired in the SSR Transaction.

4
Includes a $6 million impairment of intangible assets in 2004 which represented the write-off of an intangible management contract related to certain funds in which the portfolio manager resigned and the funds were subsequently liquidated.

5	Includes both redeemable and non-redeemable non-controlling interests.

6	Series A non-voting participating preferred stock is considered to be a common stock equivalent for purposes of earnings per share calculations.

7	Total BlackRock stockholders’ equity divided by total common and preferred shares outstanding at December 31 of the respective year-end.

8	Advisory AUM represents long-term portfolio liquidation assignments.

4

HISTORICAL AND PRO FORMA SELECTED FINANCIAL AND PER SHARE DATA

The following information should be read in conjunction with our Quarterly Report on Form 10-Q for the nine months ended September 30, 2009, our Current Report on Form 8-K filed with the SEC on September 17, 2009 (which updated the financial information in our Annual Report on Form 10-K for the year ended December 31, 2008), and our unaudited pro forma financial statements and the notes thereto, which are filed as an exhibit to our Current Report on Form 8-K/A filed with the SEC on December 4, 2009 and which we incorporate by reference into this Information Statement in their entirety.

	For the nine months ended September 30, 2009		Year ended December 31, 2008
	As Reported	Pro Forma	As Reported	Pro Forma
(Dollar amounts in millions, except per share data)
Income statement data:
Revenue:
Investment advisory, administration fees and securities lending revenue	$2,562	$4,840	$4,232	$7,780
Investment advisory performance fees	77	106	177	270
BlackRock Solutions and advisory	383	362	406	385
Distribution fees	73	73	139	139
Other revenue	61	155	110	231
Total revenue	3,156	5,536	5,064	8,805
Expenses:
Employee compensation and benefits	1,185	2,123	1,815	2,817
Portfolio administration and servicing costs	371	379	597	613
Amortization of deferred mutual fund sales commissions	76	76	130	130
General and administration	505	1,021	745	1,628
Capital support from Barclays for certain BGI cash management funds	-	(1,162)	-	2,285
Restructuring charges	22	22	38	38
Amortization of intangible assets	108	124	146	168
Total expenses	2,267	2,583	3,471	7,679
Operating income	889	2,953	1,593	1,126
Non-operating income (expense)	(24)	(26)	(577)	(670)
Income before income taxes	865	2,927	1,016	456
Income tax expense	225	948	387	454
Net income	640	1,979	629	2
Less:
Net income (loss) attributable to non-controlling interests	21	21	(155)	(155)
Net income attributable to BlackRock, Inc.	$619	$1,958	$784	$157
Per common share data:
Basic 1	$4.58	$10.20	$5.86	$0.83
Diluted 1	$4.50	$10.07	$5.78	$0.82
Cash dividends declared and paid	$2.34	$2.34	$3.12	$3.12

5

	September 30, 2009	September 30, 2009
	As Reported	Pro Forma
Balance sheet data:
Assets:
Cash and cash equivalents	$2,763	$3,960
Accounts receivable	1,219	1,776
Due from related parties	91	175
Investments	1,041	1,236
Separate account assets	3,536	116,871
Collateral held under securities lending and derivative agreements	-	22,449
Deferred mutual fund sales commissions, net	106	106
Property and equipment, net	250	463
Intangible assets, net	6,335	16,595
Goodwill	5,718	11,958
Other assets	321	396
Total assets	$21,380	$175,985

Liabilities:
Accrued compensation and benefits	$584	$1,318
Accounts payable and accrued liabilities	712	1,116
Collateral liability under securities lending and derivative agreements	-	22,449
Due to related parties	107	134
Short-term borrowings	200	3,200
Convertible debentures	247	247
Long-term borrowings	696	696
Separate account liabilities	3,536	116,871
Deferred tax liabilities	1,729	5,228
Other liabilities	268	394
Total liabilities	8,079	151,653

Temporary equity	10	10

Total BlackRock, Inc. stockholders’ equity	13,060	24,091
Non-redeemable non-controlling interests	231	231
Total permanent equity	13,291	24,322

Total liabilities, temporary equity and permanent equity	$21,380	$175,985

Per common share data:
Book Value per share 1,2	$97.97	$127.70

1	Non-voting participating preferred stock is considered to be common stock equivalents for purposes of per share calculations.
2	Total BlackRock stockholders’ equity divided by total common and preferred shares outstanding.

6

FORWARD-LOOKING STATEMENTS

This Information Statement, and other statements that we may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

We caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to risk factors previously disclosed in our SEC reports the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock, Barclays, Bank of America Corporation, Merrill Lynch or PNC; (11) terrorist activities and international hostilities, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in the carrying value of BlackRock’s investments; (14) fluctuations in foreign currency exchange rates, which may adversely affect the value of investment advisory and administration fees earned by BlackRock or the carrying value of certain assets and liabilities denominated in foreign currencies; (15) the impact of changes to tax legislation and, generally, the tax position of BlackRock; (16) BlackRock’s success in maintaining the distribution of its products; (17) the impact of BlackRock electing to provide support to its products from time to time; (18) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (19) the ability of BlackRock to integrate the operations of BGI.

7

THE STOCK ISSUANCES

Barclays Stock Issuance

Our common stock is listed on the NYSE under the symbol “BLK” and we are subject to the rules of the NYSE. Under Section 312 of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, if the number of shares of common stock, or of securities convertible into or exercisable for common stock, is equal to or in excess of 20% of the voting power outstanding before such issuance.

On December 1, 2009, pursuant to the Barclays Purchase Agreement, we paid approximately $6.65 billion in cash to Barclays Bank and issued 3,031,516 shares of our common stock, 26,888,001 shares of our Series B Preferred Stock and 7,647,254 shares of our Series D Preferred Stock to Barclays BR Holdings, a wholly-owned subsidiary of Barclays Bank, upon consummation of the Transactions.  Under the Certificate of Designations of the Series D Preferred Stock, the shares of Series D Preferred Stock will convert automatically into shares of Series B Preferred Stock on [_____], 2010, which is the date that is 20 days after the first mailing of this Information Statement to the holders of record of our common stock.  The Barclays Stock Issuance, pursuant to which shares of Series B Preferred Stock will be issued upon conversion of the shares of Series D Preferred Stock, requires stockholder approval under NYSE rules because the Barclays Stock Issuance, together with the other shares of common stock and Series B Preferred Stock issued to Barclays BR Holdings pursuant to the Barclays Purchase Agreement, will constitute voting power equal to or in excess of 20% of our voting power outstanding before such issuance.  Although the shares of Series B Preferred Stock will not be convertible into shares of common stock while held by Barclays Bank and its affiliates, such shares are deemed to be securities convertible into common stock for purposes of NYSE rules.

On June 11, 2009, PNC and Merrill Lynch, being stockholders holding at such time a majority of our issued and outstanding common stock, approved the Barclays Stock Issuance by action by written consent in lieu of a meeting in accordance with our Certificate of Incorporation and the DGCL.

PNC Stock Issuance

Under Section 312 of the NYSE Listed Company Manual, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to a director, officer or substantial security holder of the Company (a “Related Party”) if the number of shares of common stock to be issued, or of securities convertible into or exercisable for common stock, exceeds one percent of the number of shares of common stock or one percent of the voting power outstanding before such issuance (the “NYSE Related Party Rule”).  An interest consisting of less than either 5% of the number of shares of common stock or 5% of the voting power outstanding is not considered a substantial interest and does not cause the holder of such an interest to be regarded as a “substantial security holder.”

As of December 1, 2009, PNC beneficially owned approximately 35.2% of BlackRock’s outstanding common stock and approximately 24.5% of BlackRock’s outstanding capital stock.  As a result, PNC is considered a “substantial security holder” of BlackRock under NYSE rules.  Pursuant to the PNC Purchase Agreement, we issued 3,556,188 shares of Series D Preferred Stock to PNC at a price of $140.60 per share.  Under the Certificate of Designations of the Series D Preferred Stock, the shares of Series D Preferred Stock will convert automatically into shares of Series B Preferred Stock on [_____], 2010, which is the date that is 20 days after the first mailing of this Information Statement to the holders of record of our common stock.  The issuance of the shares of Series B Preferred Stock upon conversion of the shares of Series D Preferred Stock issued to PNC requires stockholder approval under NYSE rules because PNC is a “substantial security holder” under NYSE rules and the number of shares of common stock into which the PNC Stock Issuance will be convertible will exceed one percent of our voting power outstanding before such issuance.  Although the shares of Series B Preferred Stock will not be convertible into shares of common stock while held by PNC and its affiliates, such shares are deemed to be securities convertible into common stock for purposes of NYSE rules.

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On June 11, 2009, PNC and Merrill Lynch, being stockholders holding at such time a majority of our issued and outstanding capital stock, approved the PNC Stock Issuance by action by written consent in lieu of a meeting in accordance with our Certificate of Incorporation and the DGCL.

Registration under Securities Act

The issuances of shares of our common stock, Series B Preferred Stock and Series D Preferred Stock pursuant to the Barclays Purchase Agreement and the PNC Purchase Agreement were intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof. As a result, such shares and the shares of Series B Preferred Stock issuable upon the conversion of the shares of Series D Preferred Stock in accordance with the Stock Issuances may not be offered or sold unless they are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available. Subject to certain transfer restrictions described below, each of Barclays Bank and PNC has the right to have its shares registered in registration statements that we file and the right to require us to file a shelf registration for such shares during the periods specified in such party’s registration rights agreement.

Series B Preferred Stock

The terms of the Series B Preferred Stock are summarized below:

Rank.  The Series B Preferred Stock ranks pari passu in right of payment with respect to dividends and upon liquidation with the Series C participating convertible preferred stock, par value $0.01 per share (the “Series C Preferred Stock”), the Series D Preferred Stock and any other series of BlackRock’s preferred stock that by its terms ranks pari passu in right of payment as to dividends and/or upon liquidation with the Series B Preferred Stock.

Dividend.  The Series B Preferred Stock is entitled to receive any dividend that is paid to holders of our common stock. Any subdivisions, combinations, consolidations or reclassifications affecting the common stock must also be made accordingly to Series B Preferred Stock.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series B Preferred Stock will be entitled to receive $0.01 per share of the Series B Preferred Stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of common stock or any other class or series of BlackRock’s capital stock ranking junior as to liquidation rights to Series B Preferred Stock. After such payment to the holders of Series B Preferred Stock and the holders of shares of any other series of BlackRock’s preferred stock ranking prior to the common stock as to distributions upon liquidation, the remaining assets of BlackRock will be distributed in accordance with the terms of our Certificate of Incorporation, which in the case of the Series B Preferred Stock will be pro rata per share in accordance with the aggregate number of shares outstanding among (i) the holders of the then outstanding shares of Series B Preferred Stock and any other series entitled to participate on the same basis, (ii) the holders of any other series of BlackRock capital stock entitled to participate in accordance with the terms of their participation and (iii) the holders of the common stock and any other shares of BlackRock capital stock ranking pari passu on a share for share basis with the common stock as to distributions upon liquidation.

Voting Rights.  The Series B Preferred Stock have no voting rights except as otherwise provided by applicable law.

Conversion.  Upon any transfer of Series B Preferred Stock to any person other than an affiliate of the initial holder, each share of Series B Preferred Stock will be automatically converted into one share of common stock.  No optional conversion is permitted.

Series D Preferred Stock

The terms of the Series D Preferred Stock are summarized below:

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Rank.  The Series D Preferred Stock will rank pari passu in right of payment with respect to dividends and upon liquidation with the Series B Preferred Stock, the Series C Preferred Stock and any series of BlackRock’s preferred stock that by its terms ranks pari passu in right of payment as to dividends and/or upon liquidation with the Series D Preferred Stock.

Dividend.  The Series D Preferred Stock will be entitled to receive any dividend that is paid to holders of our common stock. Any subdivisions, combinations, consolidations or reclassifications to the common stock must also be made accordingly to Series D Preferred Stock.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series D Preferred Stock will be entitled to receive $0.01 per share of the respective preferred stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of common stock or any other class or series of BlackRock’s capital stock ranking junior as to liquidation rights to Series D Preferred Stock. After such payment to the holders of Series D Preferred Stock and the holders of shares of any other series of BlackRock’s preferred stock ranking prior to the common stock as to distributions upon liquidation, the remaining assets of BlackRock will be distributed in accordance with the terms of our Certificate of Incorporation, which in the case of the Series D Preferred Stock will be pro rata per share in accordance with the aggregate number of shares outstanding among (i) the holders of the then outstanding shares of Series D Preferred Stock and any other series entitled to participate on the same basis, (ii) the holders of any other series of BlackRock capital stock entitled to participate in accordance with the terms of their participation and (iii) the holders of the common stock and any other shares of BlackRock capital stock ranking pari passu on a share for share basis with the common stock as to distributions upon liquidation.

Voting Rights.  The Series D Preferred Stock have no voting rights except as otherwise provided by applicable law.

Conversion.  Each share of Series D Preferred Stock will be automatically converted into one share of Series B Preferred Stock on [_____], 2010, which is the date which is 20 days after this Information Statement is first mailed by BlackRock to holders of our common stock. No optional conversion is permitted.

BACKGROUND OF THE TRANSACTIONS

On April 9, 2009, Barclays announced that Barclays Global Investors UK Holdings Limited (“BGI Holdings”) had entered into a master sale agreement (the “iShares Master Sale Agreement”) with Blue Sparkle, L.P., a new limited partnership established by CVC Capital Partners Group SICAV-FIS S.A., to sell the entities and assets relating to the iShares business, which forms a part of the BGI business, for approximately $4.4 billion (prior to fees and adjustments).  The iShares Master Sale Agreement included a “go-shop” provision, under which BGI Holdings had a period of at least 45 business days from April 15, 2009 to solicit another offer for the iShares business or potentially other related businesses that was, in the opinion of the board of directors of Barclays, an overall superior offer in terms of size or composition of the offer. BGI Holdings would be able to accept a superior offer and terminate the iShares Master Sale Agreement only after giving Blue Sparkle, L.P. a five business day period to match the superior offer. If BGI Holdings were to terminate the iShares Master Sale Agreement within the “go-shop” period, it would have to pay $175 million to Blue Sparkle, L.P.

On April 21, 2009, we entered into a confidentiality agreement with Barclays Bank with respect to exploring a potential transaction relating to the BGI business.  After entering into the confidentiality agreement, we conducted due diligence on the entire BGI business.

On May 22, 2009, we provided a non-binding offer for the entire BGI business.  During the weeks following, we negotiated the terms of a potential transaction with Barclays Bank.

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On June 11, 2009, we announced that we had executed a binding stock purchase agreement to acquire the entire BGI business from Barclays Bank.  On the same date, we entered into amendments to our stockholder agreements with PNC and Merrill Lynch and received the written consent of PNC and Merrill Lynch in connection with the Transactions, including with respect to the Stock Issuances.  Also on June 11, 2009, we entered into stock purchase agreements with several investors, including PNC, to sell shares of our capital stock to such investors to facilitate our acquisition of the BGI business.

On June 16, 2009, Barclays Bank and Blue Sparkle, L.P. agreed to terminate the iShares Master Sale Agreement.  On the same date, we entered into the Original Barclays Purchase Agreement with Barclays Bank and, for limited purposes, Barclays to acquire the entire BGI business.

On November 30, 2009, we entered into the Barclays Purchase Agreement with Barclays Bank and Barclays, which amended and restated the Original Barclays Purchase Agreement.

On December 1, 2009, BlackRock completed its acquisition of the entire BGI business from Barclays Bank.

Reasons for the Transactions

Our board of directors believes that our acquisition of the BGI business has created the global leader in investment management.  The combined company had approximately $3.2 trillion on a pro forma basis in assets under management as of September 30, 2009 and offers a full range of passively and actively managed equity, fixed income, cash management and alternative investment products, with strong representation in both retail and institutional channels, in the U.S. and in non-U.S. markets.

In reaching its determination to approve the Transactions, our board of directors consulted with management, as well as our financial advisors, Citigroup Global Markets Inc. (“Citigroup”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”), as lead financial advisors, along with Banc of America Merrill Lynch Securities, Morgan Stanley and Perella Weinberg Partners, and our outside legal counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and considered various material factors which it believed would contribute to the success of the combined company, including the potential benefits and opportunities listed below:

BlackRock’s Business, Financial Condition and Prospects. The board of directors considered information with respect to the financial condition, results of operations and business of BlackRock, on both a historical and prospective basis, and current industry, economic and market conditions. In particular, the board of directors considered BlackRock’s growth opportunities without the BGI business compared with the growth opportunities available to BlackRock after acquiring the BGI business. The board found that the Transactions should increase opportunities for growth in light of the following considerations: (1) the continued growth of the exchange traded fund, or ETF, market and the ability to leverage BGI’s market leading ETF position, (2) the growth of defined contribution plans worldwide and the ability to extend penetration, (3) the enhanced ability to compete for fiduciary outsourcing and other solutions-driven business, (4) the ability to cross-sell BGI products to non-pension clients and work with distribution partners on wrap/advisory solutions and (5) broader geographic penetration.

Business, Condition and Prospects of the BGI Business. The board of directors considered information with respect to the financial condition, results of operations and business of BGI, including the due diligence review by BlackRock’s management, with the assistance of its financial and legal advisors, of the financial condition and prospects of the BGI business. In particular, the board considered the market position of BGI's ETF family, the diversity of products across asset classes in the BGI asset management portfolio, the quality of BGI products and the historical operating results and prospects of the BGI business.

Product Diversification. The board of directors observed that the acquisition of the BGI business would provide increased diversification of products through the addition of leading passive management ETF and index products and a scaled securities lending platform.

Talent Pool. The board of directors considered the scope, experience and expertise of the employees of the BGI business and found that BGI has a deep pool of talented professionals who share a commitment to teamwork, excellence and integrity.

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The Potential for Accretive and Value-Enhancing Results. The board of directors noted that the acquisition of the BGI business should produce positive pro forma and prospective impacts on the results of operations of BlackRock, including the potential for accretion in earnings per share for BlackRock stockholders.

Terms of the Transactions. The board of directors considered the terms and provisions of the agreements relating to the Transactions.

The Likelihood of Completing the Transactions. The board of directors considered the likelihood of completing the Transactions, including the terms of the agreements relating to the Transactions and the conditions to completing the Transactions.

Impact on Clients and Employees. The board of directors considered the impact of the Transactions on BlackRock’s clients and employees. The board believed that the cultures of BlackRock and BGI are highly compatible and complementary and that the Transactions will preserve BlackRock’s identity and freedom to control its interactions and relationships with its clients.

Integration of the BGI Business with BlackRock. The board of directors expected that, while the strengths of BlackRock and BGI are complementary and afford potential growth opportunities to the combined company, meaningful opportunities for the realization of synergies should also arise because of overlaps in certain products and the consolidation of certain operations.

Opinions of Citigroup and Credit Suisse. The board of directors considered the advice of Citigroup and Credit Suisse, BlackRock’s financial advisors, that, subject to the finalization of certain transaction terms, they expected to be in a position to deliver written opinions, which opinions, dated June 11, 2009, were subsequently delivered to the effect that, as of the date of such opinions and based upon and subject to the assumptions, limitations and considerations described in the respective opinions, the $6.6 billion in cash and the aggregate 37,784,000 shares of BlackRock common stock, Series B Preferred Stock and Series D Preferred Stock to be issued by BlackRock in exchange for the BGI business pursuant to the Original Barclays Purchase Agreement, was fair, from a financial point of view, to BlackRock. The board of directors also considered the financial analyses performed by Citigroup and Credit Suisse in connection with their respective opinions.  See “Opinions of Citigroup and Credit Suisse.”

The board analyzed the foregoing potential strategic benefits and opportunities in the context of the risks presented by the Transactions. The board of directors considered uncertainties, risks and other potentially negative factors in its deliberations concerning the Transactions, including, without limitation, the following:

•	the possibility that the Transactions would not be completed and the risks to the business of BlackRock if that were to occur, including the loss of clients and employees;

•	the possible disruption of BlackRock’s business pending completion of the Transactions, including the risk of losing clients and employees;

•	the increased exposure of the combined company to volatility in global financial markets;

•	the risk that the potential benefits sought in the Transactions will not be realized;

•	the substantial effort required to replace support functions currently provided by Barclays Bank to BGI; and

•	the risks associated with the integration by BlackRock of the BGI business and the challenges and difficulties of successfully combining the businesses of BlackRock and BGI.

The board of directors concluded that the benefits of the Transactions to BlackRock and its stockholders outweighed the risks associated with the foregoing factors.

The foregoing discussion is not intended to be exhaustive, but includes the material factors identified by the board of directors. The board, together with BlackRock management and our financial and legal advisors, conducted

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numerous discussions of the factors described above, including asking questions of Barclays Bank management, BGI management and Barclays Bank’s financial advisors. In view of the complexity and wide variety of factors considered in connection with the Transactions, the board of directors did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific material factors considered by the directors in the course of the board reaching its decision. In addition, individual members of the board of directors may have given different weights to different factors considered by the board. The description in this section of our reasons for the Transactions is in many respects forward-looking in nature and, therefore, should be read in light of the factors discussed under “Forward-Looking Statements.”

Based on its consideration of the foregoing factors, the board of directors determined that the Transactions were advisable, fair to and in the best interests of BlackRock and its stockholders.

The Parties to the Barclays Purchase Agreement

BlackRock, Inc.
55 East 52nd Street
New York, New York 10055
Telephone: (212) 810-5300

BlackRock, a Delaware corporation formed in 1998, is the largest publicly traded investment management firm.  At September 30, 2009, BlackRock had assets under management of $1.435 trillion and $3.2 trillion on a pro forma basis following the Transactions.  The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity and balanced, fixed income, cash management and alternative investment products.  In addition, a growing number of institutional investors use BlackRock Solutions® for investment system, risk management and financial advisory services.  Headquartered in New York City, BlackRock has employees in 24 countries and a major presence in key global markets, including the United States, Europe, Asia, Australia and the Middle East.

Barclays PLC
1 Churchill Place
Canary Wharf
London
England
E14 5HP
Telephone: +44 20 7116 1000

Barclays is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services, with an extensive international presence in Europe, the United States, Africa and Asia. With over 300 years of history and expertise in banking, Barclays operates in over 50 countries and employs over 145,000 people. Barclays moves, lends, invests and protects money for over 49 million customers and clients worldwide. For further information about Barclays, please visit its website www.barclays.com.

Barclays Bank PLC
1 Churchill Place
Canary Wharf
London
England
E14 5HP
Telephone: +44 20 7116 1000

Barclays Bank is a wholly-owned subsidiary of Barclays and the main operating company of the Barclays group.

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Dissenters’ Rights

Under no circumstances are holders of shares of BlackRock common stock entitled to dissenters’ rights of appraisal in connection with the Transactions by virtue of their ownership of BlackRock common stock.

Regulatory Matters

The consummation of the Transactions required certain federal and state regulatory approvals, including, among others, the termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the approval of the Office of the Comptroller of Currency.  In addition, the approval of financial regulatory authorities in a number of foreign jurisdictions was required in connection with the consummation of the Transactions, including, among others, the Financial Services Authority in the United Kingdom, the German Federal Financial Supervisory Authority, the Irish Financial Services Regulatory Authority and the Ontario Securities Commission.  These approvals were obtained by the parties prior to consummation of the Transactions.

Accounting Treatment

The acquisition of the shares of the BGI Entities will be accounted for using the acquisition method of accounting under U.S. generally accepted accounting principles (“GAAP”).  Under the acquisition method of accounting,  the results of operations of the BGI Entities subsequent to the closing date of the Transactions will be included in BlackRock’s results of operations and the consolidated assets and liabilities of the BGI Entities will be recorded at their respective estimated fair values at the same date. Any excess of the total purchase price over the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed will be recorded as goodwill.

Interests of Certain Persons in the Transactions and Stock Issuances

Robert Diamond is the President and an Executive Director of Barclays, and John Varley is the Group Chief Executive and an Executive Director of Barclays.  Messrs. Diamond and Varley were appointed to our board of directors as designees of Barclays pursuant to our stockholder agreement with wholly-owned subsidiaries of Barclays.  Pursuant to the consummation of the Transactions, Barclays Bank, through its wholly-owned subsidiary Barclays BR Holdings, owns approximately 4.8% of our common stock outstanding and approximately 19.8% of our total capital stock outstanding.  Pursuant to the Barclays Stock Issuance, all of the shares of our Series D Preferred Stock held by Barclays BR Holdings will be converted into shares of our Series B Preferred Stock.  Therefore, as executive officers and directors of Barclays, which is the parent of Barclays Bank and Barclays BR Holdings, Messrs. Diamond and Varley have interests in the Transactions and the Barclays Stock Issuance that are different from and in addition to your interests as a stockholder.

James E. Rohr is the Chairman and Chief Executive Officer of PNC, and William S. Demchak is the Senior Vice Chairman of PNC.  Messrs. Rohr and Demchak were appointed to our board of directors as designees of PNC pursuant to BlackRock’s implementation and stockholder agreement with PNC.  In connection with the consummation of the Transactions, PNC acquired 3,556,188 shares of our Series D common stock.  Pursuant to the PNC Stock Issuance, all of the shares of our Series D Preferred Stock held by PNC will be converted into shares of our Series B Preferred Stock.  Therefore, as executive officers and, in the case of Mr. Rohr, a director of PNC, Messrs. Rohr and Demchak have interests in the Transactions and the PNC Stock Issuance that are different from and in addition to your interests as a stockholder.

OPINIONS OF CITIGROUP AND CREDIT SUISSE

Opinions of BlackRock’s Financial Advisors

We retained Citigroup and Credit Suisse to act as our financial advisors in connection with the acquisition of the BGI business from Barclays Bank.  Citigroup and Credit Suisse are internationally recognized investment banking firms engaged in, among other things, the valuation of businesses and their securities in connection with mergers

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and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Our board of directors selected Citigroup and Credit Suisse to act as its financial advisors in connection with the proposed transaction on the basis of their international reputations and familiarity with BlackRock and the BGI business.

Opinion of Citigroup Global Markets Inc.

In connection with Citigroup’s engagement, our board of directors requested that Citigroup evaluate the fairness, from a financial point of view, of the $6.6 billion in cash and the aggregate 37,784,000 shares of BlackRock common stock, Series B Preferred Stock and Series D Preferred Stock to be paid by us pursuant to the Original Barclays Purchase Agreement in connection with the Transactions as of the date of Citigroup’s opinion.  Citigroup delivered a written opinion to our board of directors, dated June 11, 2009, to the effect that, as of the date of the opinion and based upon and subject to the considerations and limitations set forth in the opinion, Citigroup’s work described below and other factors it deemed relevant, the $6.6 billion in cash and the aggregate 37,784,000 shares of BlackRock common stock, Series B Preferred Stock and Series D Preferred Stock to be paid by us pursuant to the Original Barclays Purchase Agreement was fair, from a financial point of view, to BlackRock.  Citigroup expressed no opinion with respect to the adjustments to the aggregate consideration that might be made in accordance with the terms of the Original Barclays Purchase Agreement.

The full text of Citigroup’s written opinion, dated June 11, 2009, to our board of directors, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken by Citigroup in rendering its opinion, is attached as Annex B and is incorporated into this Information Statement by reference in its entirety.  Holders of our common stock are urged to read Citigroup’s opinion carefully and in its entirety.  Citigroup’s opinion was provided for the information of our board of directors in its evaluation of the proposed transaction with Barclays Bank and was limited to the fairness, from a financial point of view, as of the date of the opinion, to BlackRock of the aggregate consideration to be paid by BlackRock for the BGI business and does not address any other aspect or implication of the Transactions, the Original Barclays Purchase Agreement or any other agreement, arrangement or understanding entered into in connection with the Transactions or otherwise.  Neither Citigroup’s opinion nor its related analyses constituted a recommendation of the Transactions with Barclays Bank to our board of directors.  Citigroup made no recommendation to any stockholder regarding how such stockholder should vote or act on any matters relating to the Transactions.

In arriving at its opinion, Citigroup reviewed the Original Barclays Purchase Agreement and forms of the exhibits thereto and held discussions with certain senior officers, directors and other representatives and advisors of BlackRock and certain senior officers and other representatives and advisors of Barclays Bank and the BGI business concerning the business, operations and prospects of BlackRock and the BGI business.  Citigroup examined certain publicly available business and financial information relating to BlackRock, as well as certain financial forecasts and other information and data relating to BlackRock, including information relating to the potential strategic implications and benefits (including the amount, timing and achievability thereof) anticipated by the management of BlackRock to result from the Transactions, which were provided to or discussed with Citigroup by the management of BlackRock. Citigroup also examined certain publicly available business and financial information relating to the BGI business as well as certain financial forecasts and other information and data relating to the BGI business which were provided to or discussed with Citigroup by the management of Barclays Bank and the BGI business, as well as adjustments to the forecasts relating to the BGI business prepared by management of BlackRock. Citigroup reviewed the financial terms of the Transactions as set forth in the Original Barclays Purchase Agreement in relation to, among other things:

•	current and historical market prices and trading volumes of BlackRock common stock;

•	the historical and projected earnings and other operating data of BlackRock and the BGI business; and

•	the capitalization and financial condition of BlackRock and the BGI business.

Citigroup considered, based upon publicly available information, the financial terms of certain other transactions which Citigroup considered relevant in evaluating the Transactions and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations

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Citigroup considered relevant in evaluating those of BlackRock and the BGI business. Citigroup also evaluated certain potential pro forma financial effects of the Transactions on BlackRock. In addition to the foregoing, Citigroup conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.  The issuance of Citigroup’s opinion was authorized by its fairness opinion committee.

In rendering its opinion, Citigroup assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and upon the assurances of the managements of BlackRock, Barclays Bank and the BGI business that they were not aware of any relevant information that was omitted or that remained undisclosed to Citigroup.  With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Citigroup relating to BlackRock and the BGI business and, in the case of certain potential pro forma effects of, and strategic implications and operational benefits anticipated to result from, the Transactions, the respective managements of BlackRock, Barclays Bank and the BGI business advised Citigroup that such forecasts and other information and data (as adjusted by management of BlackRock in the case of certain forecasts relating to the BGI business) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of BlackRock, Barclays Bank and the BGI business as to the future financial performance of BlackRock and the BGI business.  Citigroup assumed, with the consent of our board of directors, that the financial results (including the potential strategic implications and operational benefits anticipated to result from the transaction) reflected in such forecasts and other information and data will be realized in the amounts and at the times projected by our management.

Citigroup also assumed, with the consent of our board of directors, that the Transactions would be consummated in accordance with the terms of the Original Barclays Purchase Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the transaction, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on BlackRock, the BGI Entities or the BGI business or the contemplated benefits to BlackRock of the Transactions.  Representatives of BlackRock advised Citigroup, and Citigroup further assumed, that the Original Barclays Purchase Agreement and each of the exhibits thereto, when executed, would not vary materially from those set forth in the forms reviewed by Citigroup.  Citigroup also assumed, with the consent of our board of directors, that the capital support provided by the cash fund support agreements entered into in connection with the Transactions  and other existing support agreements provided by Barclays Bank or its affiliates will adequately support the net asset value of cash collateral funds associated with the securities lending activities of the BGI business and that BlackRock will not incur liabilities as a result of managing such cash collateral funds that would be material to Citigroup’s analysis.  Citigroup did not express any opinion as to what the value of the equity of BlackRock would be when issued to Barclays Bank or the price at which the BlackRock common stock would trade at any time.  Citigroup did not make, and was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of BlackRock, the BGI Entities, or the BGI business, and did not make any physical inspection of the properties or assets of BlackRock, the BGI Entities or the BGI business (including the assets subject to the cash fund support agreements entered into in connection with the Transactions).  Citigroup expressed no view as to, and its opinion does not address, the underlying business decision of BlackRock to effect the Transactions, the relative merits of the Transactions as compared to any possible alternative business strategies for BlackRock or the effect of any other transaction in which BlackRock might engage.  Citigroup’s opinion is limited to the fairness, from a financial point of view, to BlackRock of the aggregate consideration expected to be paid in the Transactions by BlackRock considered in the aggregate for the equity interests in the BGI Entities and does not address any other aspect or implication of the Transactions, the Original Barclays Purchase Agreement or any other agreement, arrangement or understanding entered into in connection with the Transactions or otherwise.  Citigroup expressed no view as to, and Citigroup’s opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Transactions or the BGI business, or any class of such persons, relative to the aggregate consideration to be paid in the Transactions (or otherwise).  Citigroup’s opinion was necessarily based upon information available to Citigroup, and financial, stock market and other conditions and circumstances existing, as of the date thereof.  Our board of directors was aware that the credit, financial and stock markets were experiencing unusual volatility at the time Citigroup rendered its opinion and Citigroup expressed no opinion or view as to any potential effects of such volatility on BlackRock, the BGI business or the contemplated benefits of the Transactions.

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Citigroup acted as financial advisor to BlackRock in connection with the Transactions for a fee of $20.0 million for such services, $4.0 million of which was paid upon delivery of Citigroup’s opinion and the balance of which became payable upon the consummation of the Transactions.  In addition, BlackRock agreed to reimburse Citigroup for its reasonable travel and other expenses, including attorneys’ fees and expenses.  BlackRock has also agreed to indemnify Citigroup and related parties for certain liabilities that may arise out of its engagement, including certain liabilities under the federal securities laws.  An affiliate of Citigroup engaged in the commercial lending business has provided a commitment to BlackRock with respect to a portion of the financing required for the Transactions, for which services such entity would receive compensation.

Citigroup and its affiliates in the past have provided, and are currently providing, services to BlackRock and its affiliates unrelated to the Transactions, for which services Citigroup and such affiliates have received and expect to receive compensation, including, without limitation, acting as financial advisor to BlackRock in connection with the acquisition of the fund of funds business of Quellos Group in 2007 and acting as an underwriter or lender for BlackRock and certain of its affiliated funds or subsidiaries. In addition, a subsidiary of Citigroup Inc. is a minority investor in BlackRock Kelso Capital Holding LLC.  Citigroup and its affiliates may be parties to other agreements with BlackRock and its affiliates in the ordinary course of business.  Citigroup and its affiliates in the past also have provided services to BlackRock’s large shareholders, Barclays, PNC, Bank of America Corporation (“Bank of America”), and its subsidiary Merrill Lynch & Co., Inc., and their respective affiliates, including having acted as financial advisor to Barclays on its proposed acquisition of ABN AMRO in 2007; acting as financial advisor to PNC in connection with the acquisition of National City Corporation in 2008 and in connection with the acquisition of Yardville National Bancorp in 2007; acting as an underwriter or lender for PNC, Bank of America, Merrill Lynch, and certain of their affiliated funds or subsidiaries; and distributing certain products sold or managed by Barclays and its affiliates.

In the ordinary course of business, Citigroup and its affiliates may actively trade or hold the securities of Barclays, BlackRock, PNC, Bank of America and Merrill Lynch for Citigroup’s own account or for the account of Citigroup’s customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citigroup and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Barclays, BlackRock, PNC, Bank of America, Merrill Lynch and their respective affiliates.

Opinion of Credit Suisse Securities LLC

In connection with Credit Suisse’s engagement, our board of directors requested that Credit Suisse evaluate the fairness, from a financial point of view, of the $6.6 billion in cash and the aggregate 37,784,000 shares of BlackRock common stock, Series B Preferred Stock and Series D Preferred Stock to be paid by BlackRock in connection with the Transactions as of the date of Credit Suisse’s opinion.  Credit Suisse delivered a written opinion to our board of directors, dated June 11, 2009, to the effect that, as of the date of the opinion and based upon and subject to the considerations and limitations set forth in the opinion, Credit Suisse’s work described below and other factors it deemed relevant, the $6.6 billion in cash and the aggregate 37,784,000 shares of BlackRock common stock, Series B Preferred Stock and Series D Preferred Stock to be paid by us pursuant to the Original Barclays Purchase Agreement was fair, from a financial point of view, to BlackRock.  Credit Suisse expressed no opinion with respect to the adjustments to the aggregate consideration that might be made in accordance with the terms of the Original Barclays Purchase Agreement.

The full text of Credit Suisse’s written opinion, dated June 11, 2009, to our board of directors, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of review undertaken by Credit Suisse in rendering its opinion, is attached as Annex C and is incorporated into this Information Statement by reference in its entirety.  Holders of BlackRock common stock are urged to read Credit Suisse’s opinion carefully and in its entirety. Credit Suisse’s opinion was provided for the information of our board of directors in its evaluation of the proposed transaction with Barclays Bank and addresses only the fairness, from a financial point of view, as of the date of the opinion, of the aggregate consideration to be paid by BlackRock for the BGI business and does not address any other aspect or implication of the Transactions, the Original Barclays Purchase Agreement or any other agreement, arrangement or understanding entered into in connection with the Transactions or otherwise.  Neither Credit Suisse’s opinion nor its related analyses constituted a recommendation of the Transactions with Barclays Bank to the BlackRock board of directors.  Credit Suisse made no recommendation to any stockholder regarding how such stockholder should vote or act on any matters relating to the Transactions.

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In arriving at its opinion, Credit Suisse, reviewed the Original Barclays Purchase Agreement, forms of the exhibits thereto and certain publicly available business and financial information relating to BlackRock and the BGI business. Credit Suisse also reviewed certain other information relating to BlackRock, including certain financial forecasts, provided to or discussed with it by BlackRock, and met with the management of BlackRock to discuss the business and prospects of BlackRock. Credit Suisse also reviewed certain other information relating to the BGI business, including certain financial forecasts provided by management of Barclays Bank and the BGI business, as adjusted by management of BlackRock, and met with the respective managements of BlackRock, Barclays Bank and the BGI business to discuss the business and prospects of the BGI business.  Credit Suisse also considered certain financial data of the BGI business and certain financial and stock market data of BlackRock, and it compared that data with similar data for publicly held companies in businesses it deemed similar to those of BlackRock and the BGI business and it considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which had recently been effected or announced. Credit Suisse also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which it deemed relevant.

In connection with its review, Credit Suisse did not independently verify any of the foregoing information and assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for BlackRock and the BGI business that Credit Suisse reviewed, the management of BlackRock advised Credit Suisse, and Credit Suisse assumed, that such forecasts, as adjusted in the case of forecasts relating to the BGI business, had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of BlackRock as to the future financial performance of BlackRock and the BGI business. With respect to the estimates provided to Credit Suisse by the management of BlackRock with respect to the cost savings and synergies anticipated to result from the Transactions, Credit Suisse was advised by the management of BlackRock, and Credit Suisse assumed, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of BlackRock as to such cost savings and synergies and will be realized in the amounts and the times indicated thereby. Credit Suisse also assumed, with the consent of our board of directors, that in the course of obtaining any necessary regulatory or third party consents, approvals or agreements in connection with the Transactions, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on BlackRock, the BGI Entities or the BGI business or the contemplated benefits to BlackRock of the Transactions. Representatives of BlackRock advised Credit Suisse, and Credit Suisse further assumed, with consent of our board of directors, that the Original Barclays Purchase Agreement and each of the exhibits thereto, when executed, would conform to the forms reviewed by Credit Suisse in all respects material to its analysis, and that the Transactions would be consummated in accordance with the terms of the Original Barclays Purchase Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. Credit Suisse also assumed, with the consent of our board of directors, that the capital support provided by the cash fund support agreements entered into in connection with the Transactions and other existing support agreements provided by Barclays Bank or its affiliates will adequately support the net asset value of cash collateral funds associated with the securities lending activities of the BGI business and that BlackRock will not incur liabilities as a result of managing such cash collateral funds that would be material to Credit Suisse’s analysis.  Credit Suisse was not requested to make, and has not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of BlackRock, the BGI Entities or the BGI business (including the assets subject to the cash fund support agreements entered into in connection with the Transactions), nor has Credit Suisse been furnished with any such evaluations or appraisals.

Credit Suisse’s opinion addresses only the fairness, from a financial point of view, to BlackRock of the aggregate consideration expected to be paid in the Transactions and does not address any other aspect or implication of the Transactions, the Original Barclays Purchase Agreement or any other agreement, arrangement or understanding entered into in connection with the Transactions or otherwise. Credit Suisse expressed no view as to, and its opinion does not address, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Transactions or the BGI business or any class of such persons, relative to the aggregate consideration to be paid in the Transactions or otherwise. The issuance of Credit Suisse’s opinion was approved by its authorized internal committee.

Credit Suisse’s opinion was necessarily based upon information made available to it as of the date thereof and financial, economic, market and other conditions as they existed and could be evaluated on the date thereof.  Our board of directors was aware that the credit, financial and stock markets were experiencing unusual volatility at the

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time Credit Suisse rendered its opinion and Credit Suisse expressed no opinion or view as to any potential effects of such volatility on BlackRock, the BGI business or the contemplated benefits of the Transactions. Credit Suisse did not express any opinion as to what the value of the equity of BlackRock actually would be when issued to Barclays Bank or the prices at which shares of BlackRock common stock would trade at any time. Credit Suisse’s opinion does not address the relative merits of the transaction as compared to alternative transactions or strategies that might be available to BlackRock, nor does it address the underlying business decision of BlackRock to proceed with the Transactions.

Credit Suisse has acted as financial advisor to BlackRock in connection with the proposed transaction for a fee of $20.0 million for such services, $4.0 million of which was paid upon delivery of Credit Suisse’s opinion and the balance of which became payable upon the consummation of the Transactions.   In addition, BlackRock agreed to reimburse Credit Suisse for its reasonable travel and other expenses, including attorneys’ fees and expenses.  BlackRock has also agreed to indemnify Citigroup and related parties for certain liabilities that may arise out of its engagement, including certain liabilities under the federal securities laws.

Credit Suisse and its affiliates have in the past provided, are currently providing and in the future Credit Suisse may provide, investment banking and other financial services to Barclays and its affiliates, for which Credit Suisse and its affiliates have received, and would expect to receive, compensation, including having acted as financial advisor to Barclays in connection with its acquisition of assets of Lehman Brothers, Inc. in 2008 and its proposed acquisition of ABN AMRO in 2007; and having acted as an underwriter for Barclays in connection with various equity and debt offerings. Credit Suisse and its affiliates have in the past provided and are currently providing investment banking and other financial services to BlackRock and its affiliates, including, without limitation, acting as a lender for a $140 million participation in a $2 billion revolving credit facility, for which services Credit Suisse or its affiliates would receive compensation. In addition, certain of Credit Suisse’s affiliates provided a portion of the financing required for the Transactions, for which services such affiliates are receiving compensation. Credit Suisse and its affiliates have also in the past provided, and may in the future provide, investment banking and other financial services, to one of BlackRock’s large shareholders, PNC and its affiliates, including having acted as financial advisor to PNC in connection with PNC’s divestiture of J.J.B. Hilliard, W.L. Lyons, LLC in 2008. Credit Suisse and its affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to BlackRock, its affiliates and its large shareholders, including Barclays and Bank of America and their respective affiliates, for which Credit Suisse and its affiliates have received, and would expect to receive, compensation.

Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Barclays, BlackRock, PNC, Bank of America, Merrill Lynch and any other company that may be involved in the Transactions, as well as provide investment banking and other financial services to such companies.

General

The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description.  In arriving at their respective opinions, Citigroup and Credit Suisse considered the results of all of their analyses as a whole and made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give their opinions as described above.  Accordingly, Citigroup and Credit Suisse believe that their analyses, and the summary set forth below, must be considered as a whole and that selecting any portions of the analyses, without considering all of them, would create a misleading or incomplete view of the process underlying their analyses and opinions.  In addition, Citigroup and Credit Suisse may have given various factors more or less weight than other factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described below should not be taken to be Citigroup’s and Credit Suisse’s view of the actual value of the BGI business.  With regard to the comparable companies and precedent transactions analyses summarized below, Citigroup and Credit Suisse selected comparable public companies and precedent transactions on the basis of various factors, including the size and similarity of the line of business of the relevant entities; however, no

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company utilized in these analyses is identical to the BGI business and no precedent transaction is identical to the proposed transaction.  As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the subject companies and other factors that could affect the proposed transaction or the public trading value of the subject companies to which the BGI business is being compared.

In performing their analyses, Citigroup and Credit Suisse made numerous assumptions with respect to BlackRock, the BGI business, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of BlackRock and the BGI business.  Any estimates contained in the analyses of Citigroup and Credit Suisse are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such analyses.  Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold.  Because these estimates are inherently subject to uncertainty, none of BlackRock, our board of directors, Citigroup, Credit Suisse or any other person assumes responsibility if future results or actual values differ materially from the estimates.  Citigroup and Credit Suisse conducted the analyses described below solely as part of their analysis of the fairness, from a financial point of view, to BlackRock of the aggregate consideration to be paid by BlackRock for the BGI business and in connection with the delivery by Citigroup and Credit Suisse of their respective opinions, dated June 11, 2009, to BlackRock’s board of directors.

The terms of the Transactions were determined through arm’s length negotiations between BlackRock and Barclays.  Citigroup and Credit Suisse did not recommend any specific consideration to BlackRock or that any specific consideration constituted the only appropriate consideration for the Transactions.  No limitations were imposed by BlackRock on the scope of Citigroup’s and Credit Suisse’s investigations or the procedures followed by Citigroup and Credit Suisse in rendering their opinions.

Citigroup’s and Credit Suisse’s opinions were among many factors taken into consideration by BlackRock’s board of directors in deciding to approve, adopt and authorize the Transactions. Consequently, the analyses described below should not be viewed as determinative of the opinion of the BlackRock board of directors with respect to the aggregate consideration to be paid by BlackRock in the Transactions or whether the BlackRock board of directors would have been willing to agree to different consideration.  See “Background of the Transactions – Reasons for the Transactions.”

Financial Analyses of Citigroup and Credit Suisse

The following is a summary of the material financial analyses of Citigroup and Credit Suisse and which underlie the respective opinions of Citigroup and Credit Suisse, each dated June 11, 2009.  The analyses were prepared on a joint basis by Citigroup and Credit Suisse.  The summary set forth below does not purport to be a complete description of the analyses performed by Citigroup and Credit Suisse, nor does the order of the analyses described represent the relative importance or weight given to those analyses by Citigroup or Credit Suisse.  The financial analyses summarized below include information presented in tabular format.  In order to fully understand the financial analyses used by Citigroup and Credit Suisse, the tables must be read together with the text of each summary.  Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Citigroup’s and Credit Suisse’s opinions.  The quantitative information described below, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to June 5, 2009, and is not necessarily indicative of current or future market conditions.

Indicated Transaction Multiples

Citigroup and Credit Suisse calculated various multiples resulting from the Transactions.  These calculations were based on financial analyses, estimates and forecasts for the BGI business on a standalone basis prepared by Barclays management, as adjusted by BlackRock management.  Citigroup and Credit Suisse calculated the multiple of the implied transaction value to the following operating and financial statistics for the BGI business on a standalone basis:

•	assets under management (“AUM”) as of April 30, 2009;

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•
last quarter annualized (“LQA”) earnings before interest, taxes, depreciation and amortization (“EBITDA”), which is a calculation of a full fiscal year of EBITDA extrapolated from the prior quarter 2009 EBITDA;

•	2009 and 2010 estimated EBITDA; and

•	2009 and 2010 estimated net income.

Citigroup and Credit Suisse calculated these multiples based on the closing price of BlackRock common stock on June 5, 2009 of $163.74 and an assumed price per share of BlackRock common stock of $148.00, which was intended to approximate the market price of BlackRock common stock during the trading day of May 22, 2009, the day BlackRock executed the non-binding offer for the BGI business.  Citigroup and Credit Suisse also compared certain of these multiples of the implied transaction value to comparable multiples for BlackRock, the comparable median multiples for the peer group of investment management companies described under “Static Multiples Analysis” below (excluding BlackRock) and selected precedent transactions described under “Precedent Transaction Analysis” below.

The following table presents the results of these calculations (all dollar amounts in millions other than share prices):

		Transaction Statistic at BlackRock Share Price of:			Median
	BGI Business Statistic	$163.74	$148.00	BlackRock Statistic	Selected Public Peers	Precedent Transactions
Implied BGI Business Value:
BlackRock Equity		$6,187	$5,592
Cash		6,600	6,600
Total		$12,787	$12,192

Firm Value as a Multiple of:
AUM (4/30/09)	$1,564	0.8%	0.8%	1.7%	3.1%	2.8%
LQA EBITDA	943	13.6x	12.9x	15.4x	19.9x	12.8x
2009E EBITDA	1,043	12.3	11.7	15.0	14.1
2010E EBITDA	1,196	10.7	10.2	12.5	12.0

Price as a Multiple of:
2009E Net Income	602	21.2	20.2	30.3	28.5
2010E Net Income	695	18.4	17.6	22.1	19.4

Static Multiples Analysis

Citigroup and Credit Suisse reviewed market values and trading multiples for BlackRock and the following publicly held companies in the investment management industry (which we sometimes refer to as the “peer group”) and compared them with financial data for the BGI business on a standalone basis prepared by Barclays management, as adjusted by BlackRock management.

•	Franklin Resources, Inc.

•	T. Rowe Price Group, Inc.

•	Invesco Ltd.

•	AllianceBernstein Holding L.P.

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•	Eaton Vance Corp.

All multiples were based on market data as of June 5, 2009 and information obtained from FactSet.  Citigroup and Credit Suisse used forecasted financial information for the selected peer group based on median Wall Street estimates and for the BGI business based on forecasts for the BGI business on a standalone basis prepared by Barclays management, as adjusted by BlackRock management.
For BlackRock and each of the selected peer group companies, Citigroup and Credit Suisse derived and compared, among other things:

•
the ratio of firm value, calculated as equity value plus net debt (including accrued compensation expense), to LQA EBITDA (which did not take into consideration seasonality of business) and estimated EBITDA for calendar years 2009 and 2010;

•	the ratio of stock price as of June 5, 2009 to estimated earnings per share (“P/E Ratio”) for calendar years 2009 and 2010; and

•	the ratio of the estimated 2009 P/E Ratio to estimated earnings growth (“PEG Ratio”) from 2009 to 2010 and estimated long-term earnings growth.

The following table sets forth the results of this analysis:

	Firm Value / EBITDA:			Price / GAAP EPS:		Earnings Growth:		PEG Ratio – 09E P/E:
	LQA	2009E	2010E	2009E	2010E	09E – 10E	LT	09E – 10E	LT
Selected Companies (including BlackRock):
Median	17.7x	14.6x	12.2x	28.6x	20.3x	36.0x	11.0x	0.8x	2.6x
Low(1)	14.9x	13.5x	11.1x	25.8x	18.3x	29.2x	10.0x	0.5x	2.2x

(1) Excluding AllianceBernstein Holding L.P.

Based on this analysis, Citigroup and Credit Suisse derived a reference range for the implied value of the BGI business on a standalone basis of approximately $13.5 billion to $15.0 billion.  Citigroup and Credit Suisse calculated that this range of implied values would result in an implied multiple of estimated 2009 earnings of 22.4x to 24.9x.

Net Flows Regression Analysis

Citigroup and Credit Suisse performed a net flows regression analysis to compare the relationship between the ratio of the last twelve months’ net inflows (through March 31, 2009) of assets under management to assets under management at the beginning of the last twelve months and the ratio of price as of June 5, 2009 to estimated 2009 and 2010 earnings per share for BlackRock and the following publicly traded U.S. companies in the investment management business:

•	T. Rowe Price Group, Inc.	•	Franklin Resources Inc.

•	Invesco Ltd.	•	AllianceBernstein Holding L.P.

In performing this analysis, Citigroup and Credit Suisse used median FactSet earnings per share estimates for all of the companies except the BGI business on a standalone basis, for which it utilized Barclays management estimates, as adjusted by BlackRock management.  All net flows and assets under management data was derived from company financial reports, except for the BGI business, for which data (excluding cash and treasury flows)

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were derived from estimates provided by Barclays management, annualized for the period from January 1, 2008 to March 31, 2009.

Based on the regression of the above listed companies and an annualized flow ratio of 3.6% for the BGI business, the regression-implied price multiple to 2009 estimated earnings for the BGI business on a standalone basis was calculated to be 36.1x, and the regression-implied price multiple to 2010 estimated earnings for the BGI business on a standalone basis was calculated to be 27.2x.  Citigroup and Credit Suisse applied these multiples to the estimated net income of the BGI business on a standalone basis for calendar years 2009 and 2010 to derive a range of implied values of the BGI business on a standalone basis of approximately $18.9 billion to $21.7 billion.

Precedent Transactions Analysis

Citigroup and Credit Suisse reviewed publicly available information and data for the following twenty-four selected transactions (listed by acquirer/target, together with date of announcement) in the investment management industry since January 1, 2000:

•	CVC Capital Partners/Barclays Global Investors, N.A. (iShares Business) (4/9/09);

•	Royal Bank of Canada/Phillips, Hager & North Investment Management Ltd. (2/21/08);

•	Madison Dearborn Partners LLC/Nuveen Investments Inc. (6/19/07);

•	Power Financial Corporation/Putnam Investments, LLC (1/2/07);

•	Bank of New York/Mellon Financial Corporation (12/4/06);

•	Bank of America Corporation/U.S. Trust Corporation (11/20/06);

•	BlackRock, Inc./Merrill Lynch Investment Managers (2/15/06);

•	Legg Mason, Inc./Citigroup Asset Management (6/24/05);

•	ISIS Asset Management PLC/F&C Group (Holdings) Limited (7/2/04);

•	Lehman Brothers Holdings Inc./Neuberger Berman Inc. (7/22/03);

•	Deutsche Bank AG/Zurich Scudder Investments, Inc. (9/24/01);

•	Société Générale SA/TCW Group, Inc. (4/11/01);

•	Investors Group Inc./Mackenzie Financial Corporation (1/29/01);

•	AMVESCAP PLC/Perpetual PLC (10/19/00);

•	Allianz AG /Nicholas-Applegate Capital Management (10/18/00);

•	Bank of America Corporation/Marsico Capital Management, LLC (6/28/00);

•	Alliance Capital Management LP/Sanford C. Bernstein & Co., LLC (6/20/00);

•	Old Mutual plc/United Asset Management Corporation (6/20/00);

•	CDC Asset Management/Nvest, L.P.(6/16/00);

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•	Unicredito Italiano Group/Pioneer Group Inc. (5/15/00);

•	AMVESCAP PLC/Trimark Financial Corporation (5/9/00);

•	T. Rowe Price Associates/Rowe Price-Fleming International, Inc. (4/11/00);

•	JP Morgan Chase & Co/Robert Fleming Holdings Limited (4/11/00); and

•	Nationwide Mutual Insurance Company/Gartmore Investment Management plc (3/30/00).

Citigroup and Credit Suisse reviewed, among other things, the multiples of firm value (calculated as equity value plus net debt) of each target company to each target company’s assets under management, last twelve months (“LTM”) revenue and LTM EBITDA.  Citigroup and Credit Suisse also compared the price paid for each target company as a multiple of that target company’s LTM net income.  Financial data for the selected precedent transactions reviewed by Citigroup and Credit Suisse were based upon public filings and publicly available financial information at the time of announcement of the relevant transaction.

The following table presents the results of this analysis:

	Firm Value / AUM	Firm Value / LTM:		Equity Value / LTM Net Income
		Revenues	EBITDA
Selected Transactions:
Mean	3.9%	4.6x	13.4x	24.0x
Median	2.8%	4.5x	12.8x	23.2x

Based on this information and financial data for the BGI business on a standalone basis prepared by Barclays management as adjusted by BlackRock management, Citigroup and Credit Suisse derived a reference range for the implied value of the BGI business on a standalone basis of approximately $11.3 billion to $14.1 billion.  Citigroup and Credit Suisse calculated that this range of implied values would result in an implied multiple of estimated 2009 net income of the BGI business on a standalone basis of 18.8x to 23.4x.

Premiums Paid Analysis

Citigroup and Credit Suisse reviewed the consideration paid in all transactions involving a global financial institutions target, a transaction value greater than $1.0 billion, and an announcement date since January 1, 2004.  Citigroup and Credit Suisse calculated the premiums paid by the acquirer in these transactions over the applicable closing stock price of the target (i.e., the amount by which the price that the acquirer paid for the target shares exceeded the market price of such shares) one day, one week and one month prior to the announcement of the transaction, and calculated a premium reference range of 16.9% to 18.3% based on the minimum and maximum premia paid in such transactions.  Citigroup and Credit Suisse then applied this premium reference range to the implied multiple of estimated 2009 earnings calculated in the Static Multiples Analysis above to derive an implied change-of-control premium multiple range of 26.5x to 29.1x.  Citigroup and Credit Suisse then applied this implied change-of-control premium multiple reference range to the estimated 2009 net income of the BGI business on a standalone basis, as adjusted by BlackRock management, to derive a range of implied values of the BGI business on a standalone basis of approximately $16.0 billion to $17.5 billion.

Discounted Cash Flow Analysis

Citigroup and Credit Suisse performed a discounted cash flow analysis to calculate the estimated present value of the unlevered, after-tax free cash flows that the BGI business could generate on a standalone basis in fiscal years

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2010 through 2014 based upon estimated net income for the BGI business on a standalone basis using both the base case forecasts prepared by Barclays management, as adjusted by management of BlackRock, and a more conservative case prepared by BlackRock management assuming slower market growth, reduced net asset inflows, and reduced fees.  Citigroup and Credit Suisse also performed a discounted cash flow analysis to calculate the estimated present value of 100% of approximately $46 million in annual pre-tax synergies estimated by BlackRock management to result from the transaction, after taking into account estimated employee retention costs.

The discounted cash flow analysis was calculated using various additional assumptions, including the following:

•	valuation as of December 31, 2009;

•	a 38% tax rate; and

•	capital expenditures equal to depreciation and amortization.

In each case, Citigroup and Credit Suisse calculated a range of equity values by applying a range of free cash flow perpetuity growth rates of 4.0% to 6.0%.  The present value of the interim cash flows and terminal values were calculated using discount rates ranging from 11.5% to 15.5%, with valuation based on the midpoint of 13.5%.

Based on this analysis, Citigroup and Credit Suisse calculated the following reference ranges for the implied equity value of the BGI business:

Implied Equity Value
	Base Case	Conservative Case
Excluding Synergies	$11.6 - $14.0 billion	$9.2 - $11.1 billion
Including Synergies	$12.8 - $15.2 billion	$10.4 - $12.3 billion

In addition, Citigroup and Credit Suisse calculated a range of equity values by applying a range of terminal multiples of 8.0x to 10.0x to the estimated conservative-case 2014 EBITDA of the BGI business and applying a discount rate of 13.5%, the midpoint of the discount rate range.  Based on this analysis, Citigroup and Credit Suisse derived a range of implied equity values of the BGI business, excluding synergies, of $13.2 billion to $15.8 billion.

Pro Forma Analysis

Citigroup and Credit Suisse analyzed the pro forma impact of the acquisition of the BGI business on projected earnings per share (“EPS”) for BlackRock, based upon fiscal 2010 earnings estimates for BlackRock based on median Wall Street estimates and fiscal 2010 earnings estimates for the BGI business on a standalone basis prepared by Barclays management, as adjusted by BlackRock management.  The effect on EPS was calculated assuming the transaction closed on December 31, 2009 and using various other assumptions based on information available as of the date of the opinion, including the following:

•	approximately $1.1 billion in identifiable finite-lived intangibles (10.5% of the excess purchase price), amortized over 10 years;

•	an incremental retention expense of approximately $300 million in total, assuming three year cliff vesting;

•	transaction costs of approximately $150 million; and

•	a combined tax rate of 36.2%.

Citigroup and Credit Suisse compared the 2010 EPS estimate of BlackRock (GAAP estimate) and the GAAP estimate plus after-tax effect of intangible amortization (cash estimate) to the estimated GAAP EPS and cash EPS,

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respectively, of the combined company using the foregoing assumptions.  These analyses were performed both taking into account no cost-saving synergies and taking into account 100% of the approximately $46 million in annual pre-tax run-rate synergies (including estimated employee retention costs) estimated by BlackRock management to result from the Transactions.  Based on such analyses, Citigroup and Credit Suisse determined that the Transactions would be accretive to BlackRock’s estimated GAAP EPS and estimated cash EPS for 2010, both when taking into account 100% of the cost-saving synergies and when taking no such synergies into account.  Prior to delivering their written opinions, Citigroup and Credit Suisse were provided with an updated estimate as to the cost savings and synergies anticipated by BlackRock management to result from the Transactions.  Citigroup and Credit Suisse performed an updated pro forma impact analysis taking into account 100% of BlackRock’s revised estimate of approximately $100 million in annual pre-tax run-rate synergies (including estimated employee retention costs).  On the basis of such analyses, Citigroup and Credit Suisse confirmed that the Transactions would be accretive to BlackRock’s estimated GAAP EPS and estimated cash EPS for 2010, both with and without the estimated synergies. The assumptions used in Citigroup and Credit Suisse’s pro forma analysis may be different from the assumptions used by BlackRock in preparation of its pro forma financial information included elsewhere in this Information Statement or incorporated by reference herein.

THE BARCLAYS PURCHASE AGREEMENT

At the closing of the Transactions, we acquired all of the outstanding equity interests of the BGI Entities from Barclays Bank in exchange for approximately $6.65 billion in cash and 3,031,516 shares of our common stock, 26,888,001 shares of our Series B Preferred Stock and 7,647,254 shares of our Series D Preferred Stock.  The purchase price paid by BlackRock is subject to a post-closing adjustment to reflect the amount of cash and capital held by the BGI Entities as of the closing.  The closing of the Transactions occurred on December 1, 2009.

BlackRock and Barclays Bank each made customary representations, warranties and covenants in the Barclays Purchase Agreement for transactions of this type, including, among others, covenants (i) to conduct their respective businesses in the ordinary course between June 16, 2009 and the closing of the Transactions and (ii) not to engage in certain kinds of transactions during such period. Barclays Bank and Barclays made additional covenants (a) not to solicit alternative acquisition proposals relating to the BGI business, (b) subject to certain exceptions contained in the Barclays Purchase Agreement, not to engage in certain activities competitive with BlackRock for a period of three years following the closing of the Transactions and (c) that Barclays’ board of directors would recommend the approval of the Transactions to its shareholders.

The consummation of the Transactions was subject to customary conditions for transactions of this type, including, among others, (i) the approval of the Transactions by the shareholders of Barclays, (ii) the expiration or termination of the applicable waiting period under the HSR Act and the receipt of other applicable antitrust approvals, (iii) the absence of any order or injunction prohibiting the consummation of the Transactions or restricting the ownership or operation of the BGI business or other businesses of the parties, (iv) subject to certain exceptions, the accuracy of representations and warranties with respect to the parties’ respective businesses, (v) the maintenance of asset-based fees generated by BGI with respect to all clients and with respect to exchange traded funds, in each case at 75% or more of their levels at April 30, 2009, (vi) compliance with Section 15(f) of the Investment Company Act of 1940, as amended, as provided in the Barclays Purchase Agreement, (vii) the execution by the other party (or its affiliates) of the Ancillary Agreements and (viii) the receipt of various necessary governmental approvals and consents. BlackRock’s obligation to consummate the Transactions was further subject to (a) the retention of a specified percentage of certain key employees of BGI and (b) BGI’s unaudited financial statements for fiscal year 2008 (which were delivered to BlackRock in connection with the signing of the Original Barclays Purchase Agreement) and BGI’s audited financial statements for fiscal year 2008 (which were delivered to BlackRock prior to closing of the Transactions) not differing in a manner that would reasonably be expected to result in a material adverse effect. The consummation of the Transactions was not subject to the receipt of financing by BlackRock.

In accordance with the Barclays Purchase Agreement, we increased the maximum size of our board of directors from 17 directors to 19 directors immediately prior to the closing of the Transactions and appointed Robert Diamond and John Varley, as designees of Barclays Bank, to fill such vacancies.

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The Barclays Purchase Agreement contains customary indemnification obligations for transactions of this type of each party with respect to breaches of representations, warranties and covenants and certain other specified matters. In addition, Barclays Bank agreed to indemnify us in connection with losses relating to certain of Barclays’ pension funds, any breach by Barclays Bank of certain regulatory requirements and fiduciary requirements, including arising out of investment advisory contracts with clients, and certain differences between the operating expenses indicated on BGI’s unaudited financial statements as compared to BGI’s audited financial statements. The indemnification obligations of the parties are subject to minimum and maximum dollar thresholds in certain cases as set forth in the Barclays Purchase Agreement.

This summary of the material terms of the Barclays Purchase Agreement is qualified in its entirety by reference to the Barclays Purchase Agreement, which is attached as Annex A to this Information Statement and is incorporated herein by reference.

THE BARCLAYS STOCKHOLDER AGREEMENT

Upon the closing of the Transactions, we entered into a stockholder agreement (the “Barclays Stockholder Agreement”) with Barclays Bank and one of its affiliates, Barclays BR Holdings (together with Barclays Bank, the “Barclays Parties”).  The Barclays Stockholder Agreement governs the Barclays Parties’ ownership interests in BlackRock.  The following paragraphs describe certain key provisions of the Barclays Stockholder Agreement, which is attached as Annex D to this Information Statement and is incorporated herein by reference.

Share Ownership

The Barclays Stockholder Agreement provides for limitations on the percentage of BlackRock capital stock that may be owned by any Barclays Party and their affiliates at any time. Due to these limitations, the Barclays Parties and their affiliates are not permitted to acquire any additional BlackRock capital stock if, after such acquisition, the Barclays Parties and their affiliates would hold greater than 4.9% of the total voting power of our voting securities issued and outstanding at such time (the “Voting Ownership Cap”) or 19.9% of the sum of our voting securities and preferred stock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time (the “Total Ownership Cap” and together with the Voting Ownership Cap, the “Barclays Ownership Cap”).  In addition, the Barclays Parties and their affiliates are not permitted to acquire additional shares of BlackRock capital stock if, together with the directors and executive officers of the Barclays Parties and their affiliates, the Barclays Parties and their affiliates would hold greater than 24.9% of any class of voting securities issued and outstanding at such time or greater than 24.9% of the sum of our voting securities and preferred stock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time.

Furthermore, the Barclays Parties may not acquire any of our shares from any person other than us or a person that owns 20% or more of our capital stock if, after such acquisition, the Barclays Parties would hold BlackRock capital stock representing more than 90% of the Voting Ownership Cap or the Total Ownership Cap.

Prohibited Actions

At all times, the Barclays Parties are prohibited from taking part in, soliciting, negotiating with, providing information to or making any statement or proposal to any person, or making any public announcement, with respect to:

•	an acquisition which would result in the Barclays Parties holding more than the Barclays Ownership Cap, or holding any equity securities of any of our controlled affiliates;

•
any business combination or extraordinary transaction involving us or any of our controlled affiliates, including a merger, tender or exchange offer or sale of any substantial portion of the assets of us or any of our controlled affiliates;

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•	any restructuring, recapitalization or similar transaction with respect to us or any of our controlled affiliates;

•
any purchase of the assets of us or any of our controlled affiliates, other than the investment assets of us or any of our controlled affiliates in the ordinary course of the Barclays Parties’ banking, brokerage or securities business and other than the investment assets of us or any of our controlled affiliates an insubstantial portion of such assets in the ordinary course of business;

•
being a member of a “group,” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of acquiring, holding or disposing of any shares of capital stock of us or any of our controlled affiliates;

•	selling any of our capital stock in an unsolicited tender offer that is opposed by our board of directors;

•
any proposal to seek representation on our board of directors except as contemplated by the Barclays Stockholder Agreement or, other than as permitted by the Barclays Stockholder Agreement, any proposal to seek to control or influence the management, board or policies of us or any of our controlled affiliates; or

•	any action to encourage or act in concert with any third party to do any of the foregoing.

Additional Purchase of Voting Securities

Under the Barclays Stockholder Agreement, the Barclays Parties have the right, (1) in any issuance of additional voting securities by us, to purchase from us an amount of participating preferred stock that upon such issuance and such purchase gives the Barclays Parties the lesser of (a) the Barclays Ownership Cap and (b) an ownership percentage in us equal to what the Barclays Parties held prior to the issuance, and (2) in any issuance of our voting securities which will, together with any stock issuance or transfer of stock after the closing of the Transactions (after taking into account any share repurchases by us after the closing of the Transactions and transfers by the Barclays Parties), decrease the Barclays Parties' total voting power to 90% or less of the Voting Ownership Cap, to purchase an amount of voting securities that upon such issuance would give the Barclays Parties the lesser of (a) the Voting Ownership Cap and (b) an ownership percentage of our voting securities equal to what the Barclays Parties held prior to the issuance.

Share Repurchase

If we engage in a share repurchase that has the effect of causing the Barclays Parties to exceed the Barclays Ownership Cap, (1) we may require the Barclays Parties to sell an amount of securities that will cause their beneficial ownership of our capital stock not to exceed the Barclays Ownership Cap, subject to the Barclays Parties’ right to exchange shares of common stock for Series B Preferred Stock in order avoid exceeding the Voting Ownership Cap or (2) the Barclays Parties may require us to purchase an amount of securities from the Barclays Parties that will cause their beneficial ownership of our capital stock not to exceed the Barclays Ownership Cap.

Transfer Restrictions

Under the terms of the Barclays Stockholder Agreement, through December 1, 2010, the Barclays Parties are not permitted to transfer any BlackRock capital stock acquired from us, other than to their affiliates or us, without our prior written consent.  From December 1, 2010 through December 1, 2011, with respect to 50% of their BlackRock capital stock acquired from us, the Barclays Parties are not permitted to transfer such BlackRock capital stock, other than to their respective affiliates or to us, without our prior written consent.

Following the lapse of the foregoing restrictions on transfer, the Barclays Parties may not transfer any of their BlackRock capital stock except for transfers to their respective affiliates and transfers in certain other specified categories of transactions, including certain transfers that would not result in the beneficial ownership, by any person, of more than 2% (in some cases) or 5% (in other cases) of the total voting power of issued and outstanding BlackRock capital stock.

In addition to the foregoing, the Barclays Parties may not sell or transfer any shares of BlackRock capital stock to any person (other than an affiliate) if, following such transfer, the Barclays Parties would have sold or transferred

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in the aggregate, since December 1, 2009, beneficial ownership of 33 1/3% or more of the voting securities of BlackRock (as calculated pursuant to the Barclays Stockholder Agreement).

Right of First Refusal

The Barclays Parties must notify us if they propose to sell shares of BlackRock capital stock to a third party in a privately negotiated transaction. Upon receipt of such notice, we will have the right to purchase all (but not less than all) of the stock being offered, at the price and terms described in the notice.

Corporate Governance

Board Designation

The Barclays Stockholder Agreement provides that each of the Barclays Parties and us will use its reasonable best efforts to cause the election of nominees to the board of directors such that there will be no more than 19 directors  comprised of:

•	not less than two nor more than four directors who are members of our management;

•
two directors, each in a different class, who will be designated by the Barclays Parties, provided that if, for a period greater than 90 days,  the Barclays Parties beneficially own less than 10% of the issued and outstanding BlackRock capital stock, the Barclays Parties will promptly cause one of their designees to resign and provided further that if, for a period greater than 90 days, the Barclays Parties own less than 5% of the issued and outstanding BlackRock capital stock, the Barclays Parties will promptly cause their remaining designee to resign;

•	two directors, each in a different class, who will be designated by Merrill Lynch;

•	two directors, each in a different class, who will be designated by PNC; and

•	independent directors for the remaining director positions.

Voting Agreements

The Barclays Parties have agreed to vote all of their shares of voting securities in accordance with the recommendation of our board of directors on all matters to the extent consistent with the provisions of the Barclays Stockholder Agreement, including the election of directors.

Approvals

Under the Barclays Stockholder Agreement, the following transactions may not be entered into without the prior approval of the Barclays Parties:

•
any amendment to our Certificate of Incorporation and bylaws that would in any material respect adversely alter or change the powers or preferences of the shares of any class of our capital stock held by the Barclays Parties;

•
any settlement or consent in a regulatory enforcement matter that would be reasonably likely, in the opinion of counsel to Barclays Bank, to cause Barclays Bank or any of its affiliates to be subject to regulatory disqualification, suspension of registration or licenses or other material adverse regulatory consequence (which approval may not be unreasonably withheld in the last case), provided that Barclays Bank shall not be able to exercise such right if none of the stockholders beneficially owning greater than 20% of the BlackRock capital stock have comparable rights; or

•	any voluntary bankruptcy or similar filing or declaration by us.

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If we amend a stockholder agreement with a stockholder beneficially owning greater than 20% of our capital stock that involves the grant of rights that are superior to those of any Barclays Party (taking into account the impact of differences in levels of shareholder, regulatory status, noncompetition provisions and other similar matters), we will offer the opportunity to obtain similar rights to the Barclays Parties.

Committees

To the extent permitted by applicable laws, rules and regulations and except as otherwise determined by our board of directors, each committee of our board of directors must consist of a majority of independent directors and the audit committee, the compensation committee and the nominating committee must each consist entirely of independent directors. The executive committee must consist of not less than five members, one of which will be designated by the Barclays Parties.

Related Party Transactions

The Barclays Stockholder Agreement prohibits us or our controlled affiliates from entering into any transaction with any Barclays Party or its affiliates or their respective directors, officers or employees unless such transaction is in effect at the time of the closing of the Transactions, relates to transactions by or on behalf of clients of BlackRock and our controlled affiliates in the ordinary course of business or has been approved by a majority of our directors, excluding the Barclays Parties’ director designees.

Termination

The Barclays Stockholder Agreement will terminate upon the later of the fifth anniversary of the closing of the Transactions and the first date on which the Barclays Parties and their affiliates own less than 5% of the sum of our voting securities and participating preferred stock issued and outstanding at such time.

THE BARCLAYS REGISTRATION RIGHTS AGREEMENT

At the closing of the Transactions, we entered into a registration rights agreement with the Barclays Parties.  The registration rights agreement, subject to limited exceptions, entitles the Barclays Parties to have their shares of BlackRock capital stock included in any registration statement filed by us in connection with a public offering solely for cash, a right often referred to as a “piggyback registration right.”  The Barclays Parties also have the right to require us to prepare and file two shelf registration statements each with an aggregate value of $150 million or greater in any 12-month period, subject to certain limitations.  We have agreed to pay all registration expenses, but not selling expenses, in connection with any registration effected pursuant to the registration rights agreement.

THE PNC PURCHASE AGREEMENT

On June 11, 2009, we entered into the PNC Purchase Agreement, pursuant to which PNC agreed to purchase 3,556,188 shares of our Series D Preferred Stock at a price of $140.60 per share. Under the terms of this agreement, the closing of the sale of the shares of Series D Preferred Stock occurred simultaneously with, and was conditioned on, the closing of the Transactions, as well as other customary conditions. The shares have the benefit of the existing Registration Rights Agreement, dated as of September 29, 2006, by and among BlackRock, Merrill Lynch and PNC, pursuant to which BlackRock agreed to register the resale of certain securities with the SEC under the Securities Act.  The PNC Purchase Agreement is attached as Annex E to this Information Statement and is incorporated herein by reference.

OUTSTANDING SECURITIES

As of the close of business on June 9, 2009, which is the record date for the Stock Issuances as determined in accordance with the DGCL, there were 48,344,286 shares of our common stock issued and outstanding, 80,341,918 shares of our Series B Preferred Stock issued and outstanding and 2,889,467 shares of our Series C Preferred Stock

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issued and outstanding.  Each share of common stock is entitled to one vote. The shares of the Series B Preferred Stock and Series C Preferred Stock are not entitled to vote.

OWNERSHIP OF BLACKROCK COMMON AND PREFERRED STOCK

Common Stock

The following table sets forth certain information with respect to the beneficial ownership of our voting securities as of December 1, 2009 (except as otherwise noted below) by: (i) each person who is known by BlackRock to own beneficially more than 5% of any class of outstanding voting securities of BlackRock and certain other holders; (ii) each of BlackRock’s directors; (iii) our named executive officers; and (iv) all of the BlackRock executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of voting securities shown. The number of shares of voting securities shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following security ownership table, beneficial ownership includes any shares of voting securities as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of December 1, 2009, through the exercise of any option, warrant or right.

As of December 1, 2009, there were 62,736,625 shares of our common stock outstanding.

	Amount of beneficial ownership of common stock	Percent of common stock outstanding
Bank of America Corporation and affiliates (1) 100 N. Tryon Street Charlotte, NC 28255	2,330,676	3.7%
Barclays PLC and affiliates (2) 1 Churchill Place London, England E14 5HP	3,031,516	4.8%
The PNC Financial Services Group, Inc. and affiliates (3) One PNC Plaza 249 Fifth Avenue Pittsburgh, PA 15222	22,082,450	35.2%
Abdlatif Yousef Al-Hamad	1,059	*
Mathis Cabiallavetta	1,706	*
Dennis D. Dammerman	3,831	*
William S. Demchak	--	*
Robert Diamond	--	*
Kenneth B. Dunn	5,847	*
Laurence D. Fink (4)(5)(6)	1,806,764	2.9%
Murry S. Gerber	25,134	*
James Grosfeld	60,177	*
Robert S. Kapito (4)(5)(6)	1,057,646	1.7%
David H. Komansky	5,841	*
Sallie L. Krawcheck	--	*
Mark D. Linsz	--	*
Sir Deryck Maughan	3,834	*
Thomas H. O’Brien	12,450	*
Ann Marie Petach (4)	200	*
Linda Gosden Robinson	14,578	*
James E. Rohr	3,524	*
John Varley	--	*

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All directors and executive officers as a group (24 persons) (4)(5)(6)	4,138,122	6.6%

*	The number of shares of common stock held by such individual is less than 1.0% of the outstanding shares of common stock.
(1)	Based on the Form 4 of Bank of America Corporation and affiliates filed on December 22, 2009.
(2)	Based on the Form 4 of Barclays Bank PLC and affiliates filed on December 3, 2009.
(3)	Based on the Form 4 of PNC Bancorp Inc. and affiliates filed on December 3, 2009.
(4)	Does not include unvested restricted stock units.
(5)	Includes shares of BlackRock common stock held jointly and/or indirectly.
(6)
Includes shares of BlackRock common stock subject to employee stock options held by the executive officers and either exercisable as of December 1, 2009 or exercisable within 60 days of that date. The shares subject to such options are as follows: for Messrs. Fink (500,000 shares) and Kapito (175,000 shares), and for all directors and executive officers as a group (840,000 shares). Non-management directors do not own any options.

Preferred Stock

As of December 1, 2009, there were 112,817,151 shares of our Series B Preferred Stock issued and outstanding, 2,889,467 shares of our Series C Preferred Stock issued and outstanding and 11,203,442 shares of our Series D Preferred Stock issued and outstanding.  As of December 1, 2009, Barclays Bank, Merrill Lynch and PNC owned 26,888,001, 62,469,918 and 17,872,000 shares, respectively, of our Series B Preferred Stock issued and outstanding. As of December 1, 2009, PNC owned all of our Series C Preferred Stock issued and outstanding.  As of December 1, 2009, Barclays Bank and PNC owned 7,647,254 and 3,556,188 shares, respectively, of our Series D Preferred Stock issued and outstanding.

STOCKHOLDERS SHARING AN ADDRESS

In order to reduce printing and postage costs, we have undertaken an effort to deliver only one Information Statement to multiple stockholders sharing an address. This delivery method, called “householding,” will not be used, however, if we receive contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Information Statement, we will deliver promptly a separate copy of the Information Statement to any stockholder who sends a written request to the Corporate Secretary, BlackRock, Inc., 55 East 52nd Street, New York, New York 10055. You may also contact our Corporate Secretary at (212) 810-5300. You may also notify us that you would like to receive separate copies of information statements in the future by writing to our Corporate Secretary.

If your household has received multiple copies of the Information Statement, you can request the delivery of single copies in the future by contacting our Corporate Secretary.

If you own shares of common stock through a bank, broker or other nominee and receive more than one Information Statement, contact the holder of record to eliminate duplicate mailings.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Statements contained in this Information Statement, or in any document incorporated by reference in this Information Statement regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with

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the SEC. The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and before the date of effectiveness of the Stock Issuances:

•	Our Annual Report on Form 10-K for the fiscal year December 31, 2008 (as updated and superseded with respect to certain information by our Current Report on Form 8-K filed September 17, 2009);

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2009, June 30, 2009 and September 30, 2009; and

•
Our Current Reports on Form 8-K filed on January 21, 2009, February 27, 2009 (two), March 12, 2009, April 21, 2009, June 12, 2009, June 17, 2009, July 21, 2009, September 17, 2009, October 13, 2009, October 20, 2009 (two), December 3, 2009 and December 10, 2009 and on Form 8-K/A filed on April 17, 2009 and December 4, 2009.

The documents incorporated by reference into this Information Statement are available from us upon request by writing to or calling our Corporate Secretary at 55 East 52nd Street, New York, New York 10055, telephone (212) 810-5300. We will provide a copy of any and all of the information that is incorporated by reference in this Information Statement (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this Information Statement) to any person, without charge, upon written or oral request.

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Annex A

EXECUTION COPY

AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

by and among

BARCLAYS BANK PLC,

BARCLAYS PLC (solely for the purposes of Section 6.16, Section 6.18 and Section 6.24)

and

BLACKROCK, INC.

Dated as of June 16, 2009

i

v

EXHIBITS AND ANNEXES

EXHIBITS

Exhibit A	-	Stockholder Agreement
Exhibit B	-	Registration Rights Agreement
Exhibit C	-	Cash Fund Support Agreements
Exhibit D	-	Release
Exhibit E	-	Financing
Exhibit F	-	Buyer Required Approvals
Exhibit G	-	Seller Required Approvals
Exhibit H	-	Certificate of Designations
Exhibit I	-	Claims Procedures
Exhibit J	-	Service Level Agreement

ANNEXES

Annex 1.1(a)	-	Knowledge Persons of Seller
Annex 1.1(b)	-	Knowledge Persons of Buyer
Annex 6.5	-	Conduct of Certain VAT Matters
Annex 6.5(p)	-	Plans
Annex 6.12	-	Post-Closing Payments and Awards
Annex 9.1(c)	-	Certain Jurisdictions

This AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of June 16, 2009 (this “Agreement”), by and among BARCLAYS PLC, a public limited company organized under the Laws of England and Wales (“Parent”) (solely for the purposes of Section 6.16, Section 6.18 and Section 6.24), BARCLAYS BANK PLC, a public limited company organized under the Laws of England and Wales and a Subsidiary of Parent (“Seller”), and BLACKROCK, INC., a corporation organized under the Laws of Delaware (“Buyer”).

W I T N E S S E T H:

WHEREAS, the parties have entered into a Stock Purchase Agreement, dated June 16, 2009 (the “Original Agreement”).

WHEREAS, Seller directly or indirectly owns all of the Transferred Equity Interests;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Seller desires to cause the Transferred Equity Interests to be sold to Buyer and Buyer desires to purchase the Transferred Equity Interests from Seller, in accordance with Section 6.26 of the Seller’s Disclosure Schedules;

WHEREAS, as of the date hereof, the Majority Stockholders hold shares of Buyer Common Stock that in the aggregate represent not less than a majority of the total voting power of the capital stock of Buyer;

WHEREAS, as a condition and an inducement to the willingness of Seller to enter into the Original Agreement, the Majority Stockholders, in their capacity as stockholders of Buyer, concurrently with the execution of the Original Agreement, delivered, in their capacity as the holders of shares of Buyer Common Stock that in the aggregate represent not less than a majority of the total voting power of the capital stock of Buyer, Written Consents containing their consent to the Share Issuance, pursuant to and in accordance with the applicable provisions of the Delaware General Corporation Law, the rules and regulations of the NYSE and the Organizational Documents of Buyer;

WHEREAS, Seller (solely for the purpose of Section 9.16 of the MSA), UK Holdings and Blue Sparkle, L.P. entered into the MSA, dated as of April 9, 2009;

WHEREAS, the MSA provided that Seller and its Affiliates were permitted to conduct certain solicitation activities during the time period and on the terms and conditions set forth therein, and Seller and Buyer entered into discussions in respect of the terms and conditions of the Original Agreement and the transactions contemplated hereunder;

WHEREAS, prior to or concurrently with the execution and delivery of the Original Agreement, the MSA was terminated in accordance with the terms thereof;

WHEREAS, Seller and Buyer desire to make certain representations, warranties, covenants and agreements in connection with the Agreement;

WHEREAS, pursuant to Section 2.3(d) of the Original Agreement, the parties agreed that they shall cooperate and work in good faith to determine the appropriate provisions relating to the post-closing purchase price adjustment provisions and procedures set forth in Section 2.3 (and the related defined terms) and the other provisions set forth in Article VI relating to the amount of cash and capital to be held by one or more of the Transferred Entities;

WHEREAS, the parties desire to amend and restate the Original Agreement in order to make certain amendments thereto, including amendments to the appropriate provisions relating to the post-closing purchase price adjustment provisions and procedures set forth in Section 2.3 (and the related defined terms) and the other provisions set forth in Article VI relating to the amount of cash and capital to be held by one or more of the Transferred Entities; and

WHEREAS, the parties are hereby amending and restating the Original Agreement to reflect changes since the Original Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.1           Certain Definitions.  As used in this Agreement, the following terms have the meanings set forth below:

“2008 Unaudited Financial Statements” has the meaning set forth in Section 4.5(a).

“2009 Year End Financial Statements” has the meaning set forth in Section 6.28(c).

“AAA” has the meaning set forth in Section 8.13(a).

“Accrued Compensation Liabilities” has the meaning set forth in Section 6.12(h).

“Accrued Compensation Liabilities Funds” has the meaning set forth in Section 6.12(h).

“Acquisition Proposal” means any inquiry, proposal or offer with respect to (i) a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer,

recapitalization, reorganization, share exchange, business combination or similar transaction in relation directly or indirectly to all or any portion of the BGI Business or the Transferred Entities, or (ii) any other direct or indirect acquisition of assets or interests in the BGI Business or any of the Transferred Entities; but shall not include any transaction involving an acquisition of Parent or its securities, except to the extent that any such transaction impedes or materially delays the consummation of the transactions contemplated herein.

“Adjusted Assets Under Management” as of any date means the sum, for all Client accounts in question as of such date, of the amount, expressed in U.S. Dollars, of assets under management by each of the Transferred Entities for each such account as of such date valued (a) for purposes of calculating the Base Revenue Run Rate as of the Base Date, in the same manner as provided for the calculation of base investment management fees payable to such Person with respect to such account by the terms of the Investment Advisory Arrangements applicable to such account, and for purposes of calculating the Base ETF Revenue Run Rate as of the Base Date, by reference to the unitary fee rate, the total expense ratio or the contractual fee rate, as applicable, payable to such Person with respect to such account by the terms of the Investment Advisory Arrangements applicable to such account, and (b) for purposes of calculating the Closing Adjustment Revenue Run Rate and Closing Adjustment ETF Revenue Run Rate, at the amount calculated pursuant to subsection (a) above, (i) increased by a positive amount equal to additions, contributions and reinvestments (other than reinvestments of distributions to the extent that they would result in double-counting of assets) actually funded to such account after the Base Date and on or prior to the relevant Closing Measurement Valuation Date, calculated with respect to each addition, contribution or reinvestment as of the time it is made, (ii) increased with respect to any new accounts opened after the Base Date and on or prior to the relevant Closing Measurement Valuation Date and any additions to existing accounts on or prior to the relevant Closing Measurement Valuation Date, by the amount of additions, contributions (net of terminations, withdrawals, redemptions and repurchases) and reinvestments (other than reinvestments of distributions to the extent that they would result in double-counting of assets) actually funded to such account after the Base Date and on or prior to the relevant Closing Measurement Valuation Date, calculated with respect to each addition, contribution, reinvestment, termination, withdrawal or repurchase as of the time it is made or occurs, (iii) increased by new accounts and additions to existing accounts that have not actually funded on or prior to the Closing Measurement Date, but have provided a written indication that they plan to fund within 60 days after the Closing Measurement Date, (iv) decreased by terminations, withdrawals, redemptions and repurchases actually funded out of such account after the Base Date and prior to the relevant Closing Measurement Valuation Date, calculated, with respect to each termination, withdrawal, redemption and repurchase as of the time it occurs and valued for such purpose as of the relevant Closing Measurement Valuation Date, (v) decreased by the portion of any account as to which an effective notice of termination has been received (unless such notice has been revoked prior to the Closing Measurement Date); and (vi) decreased by the entire amount of any Contingent Account; provided, however, that:

(A)           in each case, except as set forth in clause (b)(iii) above, additions and contributions shall be taken into account only when actually funded, and except as set forth in clause (b)(v) above, withdrawals, redemptions and repurchases shall be taken into account when they are actually funded out of such account or, if earlier, the date on which the Person in question receives notice communicating an intention to withdraw any assets from an existing account (unless such notice has been revoked prior to the applicable date);

(B)           in each case, any assets under management for any account for which the Person in question acts as investment adviser and sub-adviser shall be counted only once;

(C)           in each case, any assets under management for any set of accounts one of which invests in the other shall be counted only once if the Person in question or an Affiliate thereof acts as investment adviser to both, except to the extent that an investment management fee is payable to one or more Transferred Entities in respect of two or more accounts;

(D)           in each case, for purposes of calculating the Base Revenue Run Rate as of the Base Date, assets under management under Investment Advisory Arrangements expected to be transferred to New Transferred Entities pursuant to Section 6.26(a) shall be included to the extent not already included as assets under management of any other Transferred Entity, as of such date; and

(E)            in no case shall any Client’s Adjusted Assets Under Management be less than zero.

For purposes of this Agreement, investment management fees include all fees in respect of discretionary, non-discretionary and subadvised Investment Advisory Arrangements.

“Advisory Client” means an advisory client of one or more Transferred Entities other than a Fund.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made.

“Agreement” shall have the meaning set forth in the Preamble.

“Allocation” has the meaning set forth in Section 6.5(g)(i).

“Alternative Stub Period Adjustment” means the amount, whether positive or negative, resulting from the combination of (a) the amount of additions, contributions and reinvestments (or notices thereof) to accounts (other than ETFs) starting on the date immediately after the relevant Closing Measurement Valuation Date therefor and ending on and including the Closing Measurement Date that would have been included in the determination pursuant to clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Adjusted Assets Under Management (taking into account the clauses under the second proviso at the end of such definition) if the relevant Closing Measurement Valuation Date were the Closing Measurement Date and (b) the amount of terminations, withdrawals, redemptions and repurchases (or notices thereof) from accounts (other than ETFs) starting on the date immediately after the relevant Closing Measurement Valuation Date and ending on and including the Closing Measurement Date that would have been included in the determination pursuant to clauses (b)(iv) and (b)(v) of the definition of Adjusted Assets Under Management (taking into account the clauses under the second proviso at the end of such definition) if the relevant Closing Measurement Valuation Date were the Closing Measurement Date.  For purposes of the foregoing calculation, the amounts in items (a) and (b) shall be determined, in each case, on a Fund by Fund basis daily, by multiplying increases or decreases to each Fund by the actual base fee rates applicable in respect of such Fund as of the applicable date of calculation.

“Alternative Termination Fee” has the meaning set forth in Section 9.3(b).

“Ancillary Agreement” means each of the Transition Services Agreement, the Cash Fund Support Agreements, the Stockholder Agreement and the Registration Rights Agreement.

“Antitrust Laws” mean all Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Applicable Date” has the meaning set forth in Section 5.8(a).

“Applicable Local Law” has the meaning set forth in Section 4.8(c).

“Applicable Rate” means from time to time the 30 day London Interbank Offered Rate plus 200 basis points.

“Assignment Requirements” means, with respect to any Existing Advisory Contract, the necessary consents and approvals under applicable Law and under such Existing Advisory Contract to effect (A) the assignment or continuation of such Existing Advisory Contract or the replacement of such Existing Advisory Contract with a New Advisory Contract (and shall not include an “interim contract” pursuant to Rule 15a-4 under the Investment Company Act), in connection with the transactions contemplated by this Agreement or (B) a change of control of the advisor, subadvisor, investment manager, trustee or similar such party in connection with the transactions contemplated by this Agreement.

“Assumed Benefit and Compensation Arrangement” shall have the meaning set forth in Section 4.8(a).

“Audited Balance Sheets” has the meaning set forth in Section 6.28(a).

“Audited Closing Balance Sheet” has the meaning set forth in Section 6.28(d).

“Audited Financial Statements” has the meaning set forth in Section 6.28(a).

“Audited Operating Expense Amount” means the operating expenses figure for the year-ended December 31, 2008, contained in the audited combined statement of income for the Transferred Entities, which Seller is required to deliver to Buyer pursuant to Section 6.28(a).

“Australia Company” means Barclays Global Investors Australia Limited, a company limited by shares organized under the Laws of Australia.

“Australia Holdings” means Barclays Global Investors Australia Holdings Pty Limited, a proprietary limited company organized under the Laws of Australia.

“Australia Services” means Barclays Global Investors Australia Services Limited, a company limited by shares organized under the Laws of Australia.

“Australian Entity” means each of Australia Company, Australia Holdings, Australia Services and each other Transferred Entity which is (a) incorporated in any jurisdiction within Australia, (b) resident for any Tax purpose in Australia and (c) trading in Australia through a permanent establishment in Australia.

“Bank UK Retirement Fund” means the Barclays Bank UK Retirement Fund.

“Base Date” means April 30, 2009.

“Base ETF Revenue Run Rate” means the Revenue Run Rate for ETFs calculated as of the Base Date, as set forth in the Base Revenue Schedule as of the Base Date.

“Base Revenue Run Rate” means the Revenue Run Rate calculated as of the Base Date, as set forth on the Base Revenue Schedule prepared as of the Base Date.

“Base Revenue Schedule” has the meaning set forth in Section 4.16(a).

“Benefit and Compensation Arrangements” has the meaning set forth in Section 4.8(a).

“BGI Affiliate Arrangement” has the meaning set forth in Section 4.27(a).

“BGI Business” means together (a) the business of managing investment assets and providing investment management products and services, including securities lending, and any promotional, marketing, distribution or investor servicing services relating thereto and any administrative, custodial, transfer agency or other ancillary services, relating to any such products and services, as conducted by Parent and its Affiliates, the assets, liabilities and results of operations of which constitute the Unaudited Financial Statements, during the period reflected in the Unaudited Financial Statements and thereafter through the Closing and (b) the ETF business of Banco Barclays S.A. in Brazil.

“BGI Marks” has the meaning set forth in Section 6.23(e).

“BIPRU” means the Prudential Sourcebook for Banks, Building Societies and Investment Firms promulgated by the UK Financial Services Authority, as in effect from time to time.

“Books and Records” means (i) such portion of the books and records of Seller and its Affiliates (or true and complete copies thereof) to the extent they relate to the Transferred Entities or the BGI Business, including the minute books, Tax Returns, corporate charters and by laws or comparable constitutive documents, records of share issuances, and related corporate records of the Transferred Entities, manuals, financial records, documents, files, notes, materials and other information in paper, electronic or other form in which they are maintained by the Transferred Entities or Seller, as applicable, (ii) any Employee records and (iii) all files primarily relating to any Litigation with respect to which the Transferred Entities may be subject to liability.

“Brazil Company” means a Person that Seller shall form, incorporate or otherwise establish, or cause to be formed, incorporated or otherwise established, prior to the Closing under applicable Laws in Brazil in accordance with Section 6.26(a).

“Broker-Dealers” means collectively US Global Investors Services and US Global Investors Fund Distribution Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in London or New York City are authorized or obligated by Law or executive order to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Balance Sheet” has the meaning set forth in Section 5.9.

“Buyer Common Stock” means the common stock, par value $0.01 per share, of Buyer.

“Buyer Common Stock Consideration” means that number of shares of Buyer Common Stock (rounded down to the next whole share) obtained by multiplying the Buyer Common Stock Primary Amount by 0.0515; provided, however, that such number shall be increased by that number of shares, if any, of Buyer Common Stock necessary for the Buyer Common Stock Consideration to represent 4.9% of the issued and outstanding shares of Buyer Common Stock immediately following such issuance taking into account any issuances of Buyer Common Stock occurring contemporaneously with the Closing (excluding any shares that are subject to forfeiture to Buyer pursuant to the terms of the Quellos Agreement).

“Buyer Common Stock Primary Amount” means the number of shares of Buyer Common Stock issued and outstanding on a primary basis on the day immediately prior to the Closing; provided, however, that for purposes of determining the Buyer Common Stock Primary Amount, shares of Buyer Common Stock to be issued contemporaneously with the Closing  (excluding any shares issued to Seller or one of its designees pursuant to this Agreement) shall be deemed to be outstanding for purposes of calculating this amount; provided, however, that the Buyer Common Stock Primary Amount shall be reduced by a number equal to the number of shares of Buyer Common Stock that are subject to forfeiture to Buyer pursuant to the terms of the Quellos Agreement.

“Buyer Financial Statements” has the meaning set forth in Section 5.8(d).

“Buyer Fundamental Representations” has the meaning set forth in Section 8.3(a)(i).

“Buyer Limit” has the meaning set forth in Section 8.3(b).

“Buyer Indemnified Party” has the meaning set forth in Section 8.2(a).

“Buyer Material Adverse Effect” means an event, circumstance, fact, change, development, condition or effect that has a material adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) of Buyer and its Subsidiaries, taken as a whole; provided that none of the following (or the results thereof) shall contribute to or be a Buyer Material Adverse Effect:  (i) any change in Law or accounting standards, but only to the extent that Buyer and its Subsidiaries, taken as a whole, are not materially disproportionately adversely affected compared to other asset managers and providers of investment management products and services generally; (ii) any change in economic or business conditions locally or globally generally, but only to the extent that Buyer and its Subsidiaries, taken as a whole, are not materially disproportionately adversely affected compared to other asset managers and providers of investment management products and services generally; (iii) any events, conditions or trends in economic, business or financial conditions generally affecting the investment management industry, including changes in prevailing interest rates, currency exchange rates and price levels or trading volumes in the United States or foreign securities markets; (iv) any change resulting from or arising out of hurricanes, earthquakes, floods or other natural disasters; (v) any change in assets under management resulting from changes in asset valuation or market price fluctuations; (vi) the effects of the actions that are (A) expressly required by this Agreement, (B) taken by Buyer or its Subsidiaries with the prior written consent of Seller or (C) not taken by Buyer or its Subsidiaries at the written request of Seller or due to Seller’s refusal to provide its consent therefor and (vii) in and of themselves, any changes in the trading price or trading volume of Buyer Common Stock or the failure of Buyer to meet estimates, projections, forecasts or earnings predictions; provided that the exception in this clause (vii) shall not include the underlying causes thereof.

“Buyer Preferred Stock” means the preferred stock, par value $0.01 per share, of Buyer.

“Buyer Preferred Stock Consideration” means the Buyer Series B Preferred Stock Consideration and, if applicable, the Buyer Series D Preferred Stock Consideration.

“Buyer Preferred Stock Primary Amount” means the number of shares of Buyer Preferred Stock issued and outstanding on a primary basis on the day immediately prior to the

Closing; provided, however, that for purposes of determining the Buyer Preferred Stock Primary Amount, shares of Buyer Preferred Stock to be issued contemporaneously with the Closing (excluding any shares issued to Seller or one of its designees pursuant to this Agreement) shall be deemed to be outstanding and shares of Buyer Preferred Stock that will be converted into or exchanged for Buyer Common Stock contemporaneously with the Closing shall be deemed to be not outstanding; provided, however, that the Buyer Preferred Stock Primary Amount shall be reduced by a number equal to the number of shares of Buyer Common Stock that are subject to forfeiture to Buyer pursuant to the terms of the Quellos Agreement.

“Buyer Regulatory Impediments” means (i) conditions, limitations, restrictions or requirements, including any sales, divestitures, hold separates or other disposals, imposed upon Buyer or any of its Affiliates in connection with obtaining or failing to obtain the approval of any Government Entity to the transactions contemplated hereby, or (ii) prohibitions under any applicable Law that would, in each case of (i) and (ii) individually or in the aggregate, reasonably be expected to be materially adverse to the business, assets, results of operations or condition (financial or otherwise) of (a) US Bank and its Subsidiaries, taken as a whole, (b) the Transferred Entities, taken as a whole (other than US Bank and its Subsidiaries, taken as a whole), or (c) Buyer and its Controlled Affiliates, taken as a whole.

“Buyer SEC Reports” has the meaning set forth in Section 5.8(a).

“Buyer Series A Preferred Stock” means Series A Convertible Participating Preferred Stock, par value $0.01 per share, of Buyer.

“Buyer Series B Preferred Stock” means Series B Convertible Participating Preferred Stock, par value $0.01 per share, of Buyer.

“Buyer Series B Preferred Stock Consideration” means that number of shares (rounded down to the nearest whole number) of Buyer Series B Preferred Stock equal to (a) the product of (i) the Buyer Common Stock Primary Amount multiplied by (ii) 0.1475, plus (b) the product of (i) the Buyer Preferred Stock Primary Amount multiplied by (ii) 0.1990; provided, however, in no event will the sum of the Buyer Common Stock Consideration and the Buyer Series B Preferred Stock Consideration exceed the Total Share Amount.

“Buyer Series C Preferred Stock” means Series C Convertible Participating Preferred Stock, par value $0.01 per share, of Buyer.

“Buyer Series D Preferred Stock” means the Series D Participating Preferred Stock, par value $0.01 per share, of Buyer.

“Buyer Series D Preferred Stock Consideration” means that number of shares of Buyer Series D Preferred Stock equal to the excess, if any, of (i) the Total Share Amount over (ii) the sum of (x) the Buyer Common Stock Consideration plus (y) the Buyer Series B Preferred Stock Consideration.

“Buyer Threshold” has the meaning set forth in Section 8.3(b).

“Buyer’s Disclosure Schedules” means the disclosure schedules delivered by Buyer to Seller immediately prior to the execution of this Agreement.

“Buyer’s i-Marks” has the meaning set forth in Section 6.23(d).

“Buyer’s Portion” has the meaning set forth in Section 6.5(f)(x).

“Buyer's Purchase Price Adjustment” means any payment by Buyer to Seller pursuant to Section 2.3(a)(v)(III) or (IV).

“Buyer’s Required Approvals” has the meaning set forth in Section 5.4.

“California Corporation” means Barclays California Corporation, a corporation organized under the Laws of the State of California, or any successor thereof.

“Canada Company” means Barclays Global Investors Canada Limited, a corporation organized under the Laws of Ontario.

“Canada Holdings” means Barclays Global Investors Holdings Canada Limited, a corporation organized under the Laws of Ontario.

“Canada Services” means Barclays Global Investors Services Canada Limited, a corporation organized under the Laws of Ontario.

“Canadian Tax Act” has the meaning set forth in Section 2.9.

“Capital Statements” has the meaning set forth in Section 2.3(a)(i).

“Cash Fund” has the meaning set forth in Section 6.1(c)(ii).

“Cash Fund Support Agreements” means the Cash Fund Support Agreements in the forms attached hereto as Exhibit C.

“Cash Purchase Price” means $6,600,000,000 minus (i) the principal amount of the Mexico Note, determined in U.S. Dollars based on the spot rate for purchasing an amount of Mexican Pesos equal to the principal amount of the Mexico Note with U.S. Dollars at 5:00 p.m. New York time on the day prior to the Closing Date, and (ii) the consideration furnished for the Japan Loan pursuant to Section 2.2(a), determined in U.S. Dollars based on the spot rate for purchasing an amount of Japanese Yen equal to ¥1,500,000,000 (or, if less, the outstanding principal amount of the Japan Loan immediately prior to Closing) with U.S. Dollars at 5:00 p.m. New York time on the day prior to the Closing Date.

“Certificate of Designations” means the certificate of designations that sets forth the designations, powers, preferences and rights of the Buyer Series D Preferred Stock in the form attached as Exhibit H.

“Change in Recommendation” has the meaning set forth in Section 6.16(b)(i).

“Chile Company” means a Person that Seller shall form, incorporate or otherwise establish, or cause to be formed, incorporated or otherwise established, prior to the Closing under applicable Laws in Chile in accordance with Section 6.26(a).

“Chile Holdings” means a Person that Seller shall form, incorporate or otherwise establish, or cause to be formed, incorporated or otherwise established, prior to the Closing under applicable Laws in Chile in accordance with Section 6.26(a).

“Circular” has the meaning set forth in Section 6.16(a).

“Claim Notice” has the meaning set forth in Section 8.4(a).

“Client” of a Person means any other Person, including a Fund, to which such first Person or any of its Affiliates provides investment management services, trustee services or investment advisory services, including any sub-advisory services, relating to securities or other financial instruments, commodities, real estate or any other type of asset, pursuant to an Investment Advisory Arrangement.

“Closing” has the meaning set forth in Section 2.4.

“Closing Actual Capital” means, with respect to each Regulated Entity, the amount of its capital immediately prior to the Closing that is counted under applicable Law or applicable agreement with any Government Entity toward Required Regulatory Capital maintained by the applicable Regulated Entity.

“Closing Actual Cash” means, with respect to each Regulated Entity, the cash and liquid investments of such Regulated Entity immediately prior to the Closing.

“Closing Adjustment ETF Revenue Run Rate” means the Revenue Run Rate for all ETFs calculated in accordance with clause (b) of the definition of Adjusted Assets Under Management as of the Closing Measurement Date.

“Closing Adjustment Revenue Run Rate” means the Revenue Run Rate for all Clients calculated in accordance with clause (b) of the definition of Adjusted Assets Under Management, plus or minus, solely when the Closing Adjustment Revenue Run Rate is calculated for the purpose of (1) the definition of Revenue Run-Rate Adjustment Amount (solely to the extent that such term is used in the definition of Total Adjustment Amount Shares and not, for the avoidance of doubt, in the context of Section 2.3(c)) or (2) Section 7.1(e)(i), the net positive or negative amount of the Stub Period Adjustment; provided, however, that if the Closing Adjustment Revenue Run Rate, when calculated in accordance with the foregoing and for the purpose of (1) the definition of Revenue Run-Rate Adjustment Amount (solely to the extent that such term is used in the definition of Total Adjustment Amount Shares and not, for the avoidance of doubt, in the context of Section 2.3(c)) or (2) Section 7.1(e)(i), (I) is less than 105% of the amount that would trigger a failure of the condition set forth in Section 7.1(e)(i) to be satisfied and such percentage has decreased by more than 2.5 percentage points since the Closing Measurement Valuation Date applicable to Clients that are not ETFs or (II) is less than

105% of the amount that would trigger a positive Revenue Run Rate Adjustment Amount at the Closing and such percentage has decreased by more than 2.5 percentage points since the Closing Measurement Valuation Date applicable to Clients that are not ETFs, then the Closing Adjustment Revenue Run Rate shall not be increased or decreased by the net positive or negative amount of the Stub Period Adjustment, but shall instead be increased by the positive amount of the Alternative Stub Period Adjustment or be decreased by the net negative amount of the Alternative Stub Period Adjustment, as the case may be.

“Closing Date” means the date upon which the Closing occurs.

“Closing Date Financial Statements” has the meaning set forth in Section 2.3(a)(i).

“Closing Financial Statements” has the meaning set forth in Section 5.8(d).

“Closing Intercompany Loan” means an amount due from a Transferred Entity to Parent or any of its Subsidiaries (other than a Transferred Entity) which is established through a note payable as described in Section 6.26(e)(ii) of this Agreement.

“Closing Measurement Date” means the closest Friday to the Closing that is not less than three Business Days prior to the date of the Closing; provided, however, if the Closing Measurement Date is not a Business Day, then it shall be the Business Day that is immediately prior to the applicable Friday.

“Closing Measurement Valuation Date” means (i) in the case of ETFs, the Closing Measurement Date; and (ii) in the case of Clients that are not ETFs, (A) in the context of calculating the Closing Adjustment Revenue Run Rate for purposes of (x) the definition of Revenue Run-Rate Adjustment Amount (solely to the extent that such term is used in the definition of Total Adjustment Amount Shares and not, for the avoidance of doubt, in the context of Section 2.3(c)) and (y) Section 7.1(e)(i), the close of business as of the last day of the calendar month ended not less than three Business Days prior to the Closing, and (B) in the context of calculating the Closing Adjustment Revenue Run Rate for any other purpose, the Closing Measurement Date.

“Closing Net Working Capital” means, with respect to each Transferred Entity, the Net Working Capital of such Transferred Entity as of immediately prior to the Closing.

“Closing Net Working Capital Requirement” has the meaning set forth in Section 6.26(e).

“Closing Regulatory Capital Requirement” has the meaning set forth in Section 6.26(e).

“Closing Regulatory Cash Requirement” has the meaning set forth in Section 6.26(e).

“Closing Required Regulatory Capital” means, with respect to each Regulated Entity, 110% of the Required Regulatory Capital of such entity as of immediately prior to the Closing; provided, that with respect to US Bank and its Subsidiaries on a consolidated basis, the Closing Required Regulatory Capital shall be deemed equal to $515,500,000.

“Closing Required Regulatory Cash” means, with respect to each Regulated Entity, 110% of the Required Regulatory Cash of such entity as of immediately prior to the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Comfort Letter” has the meaning set forth in Section 2.9(b).

“Commodity Exchange Act” means the United States Commodity Exchange Act of 1936, as amended, and the rules and regulations thereunder.

“Competing Activity” has the meaning set forth in Section 6.24.

“Confidentiality Agreement” means the confidentiality agreement, dated April 21, 2009, between Seller and Buyer, as amended and supplemented.

“Contingent Account” means, in respect of any Client account of any Transferred Entity as of the Closing Measurement Date, (i) the portion (which may be 100%) of such account as to which the Client or any authorized representative of the Client has indicated orally or in writing to Seller or any of its Controlled Affiliates (if any Assignment Requirement applies to such Client account) or in writing (if no Assignment Requirement is applicable to such Client account) through any statement, notice or other communication on or prior to the Closing Measurement Date that it intends to withdraw and such indication has not been revoked or that such portion is or will be under review for possible withdrawal, redemption or termination and as to which the Client or such representative has not withdrawn such indication and (ii) any Client account of such Person which has not satisfied any Assignment Requirements applicable to such account; provided however, for purposes of calculating the Revenue Run Rate Adjustment Amount with respect to the Closing, any Client Accounts of such Person which has satisfied all Assignment Requirements applicable to such account as of the second Business Day preceding the Closing shall not be considered a “Contingent Account”, notwithstanding the fact that the Assignment Requirement for such account was not satisfied as of the Closing Measurement Date.

“Contingent Account Resolution” has the meaning set forth in Section 2.3(c)(ii).

“Contract” means, any agreement, undertaking, lease, sublease, license, sublicense, contract, note, mortgage, indenture, power of attorney, guarantee, arrangement, commitment or other binding obligation, whether oral or written, express or implied, in each case as amended, supplemented, waived or otherwise modified.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise (and “Controlled” and “Controlling” shall have a correlative meaning).  For purposes of this definition, a general partner or managing member of a Person shall always be considered to Control such Person; provided, however, that a Person shall not be treated as having control over any Fund to which it provides services unless it has a direct or indirect proprietary economic interest exceeding 25% of the equity interest in such Fund.

“Controlled Affiliate” means, with respect to any Person, an Affiliate thereof that is directly or indirectly Controlled by such Person.

“Copyrights” has the meaning set forth in the “Intellectual Property” definition.

“CPA Firm” has the meaning set forth in Section 2.3(a)(iv).

“CRA” has the meaning set forth in Section 2.9(b).

“CTA” has the meaning set forth in Section 4.15(b).

“Deficit Price” has the meaning set forth in Section 2.2(b)(iii).

“Deficit Shares” has the meaning set forth in Section 2.2(b)(i).

“Delaware Holdings” means a Person that Seller shall form, incorporate or otherwise establish, or cause to be formed, incorporated or otherwise established, prior to the Closing under applicable Laws of the State of Delaware in accordance with Section 6.26.

“Delaware LLC” means a limited liability company to be organized under Delaware law for the purpose of serving as sponsor and commodity pool operator of iShares Diversified Alternatives Trust.

“Dispute” has the meaning set forth in Section 8.13(a).

“Dispute Notice” has the meaning set forth in Section 2.3(a)(iii).

“EC Merger Regulation” means the Council Regulation 139/2004 on the control of concentrations between undertakings.

“Employee” means, as of any date, any employee of any Transferred Entity or any Transferred Employee.

“Encumbrance” means any lien, pledge, debt, charge, claim, encumbrance, security interest, option, mortgage, assessment, easement or any other similar restriction or limitation of any kind.

“Environmental Law” means any Law (including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any other equivalent Law of applicable jurisdiction) or any Permit concerning (x) the protection, preservation or restoration of the environment (namely, air, surface water, vapor, groundwater, drinking water supply and surface or subsurface land or structures) or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, management, release or disposal of, any hazardous substance or waste material.

“EOP Option” means an option to acquire shares in UK Holdings pursuant to the Equity Ownership Plan.

“EOP Tax Losses” has the meaning set forth in Section 6.5(f)(i).

“Equity Consideration” means (i) the shares of Buyer Common Stock Consideration and the Buyer Preferred Stock Consideration minus (ii) the Total Adjustment Amount Shares.

“Equity Ownership Plan” means the Barclays Global Investors Equity Ownership Plan.

“Equity Rights” has the meaning set forth in Section 4.2.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 4.8(e).

“Estimated Liability Schedule” has the meaning set forth in Section 6.12(h).

“ETF” means a pooled investment vehicle, unit investment trust, investment company, commodity pool or other collective or commingled investment vehicle that has each of the following characteristics: (A) such vehicle issues and redeems blocks of shares, units or similar interests that are commonly referred to as “creation units” or “basket amounts” and (B) the shares, units or similar interests in such vehicle are listed and traded on one or more exchanges and includes all investment vehicles included by the Transferred Entities in ETF business segment data.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Existing Advisory Contract” means any existing investment advisory, sub-advisory, investment management, trust or similar Contract that any Transferred Entity has with any Fund or Advisory Client as of the Closing or the date of this Agreement, as applicable.

“Existing Reimbursement Agreements” has the meaning set forth in Section 6.26(k).

“Existing Stockholder Agreements” means (i) the Second Amended and Restated Stockholder Agreement, dated February 27, 2009, among Buyer, Merrill Lynch & Co., Inc. and Merrill Lynch Group, Inc., as such agreement is amended as of immediately prior to the execution of this Agreement, and (ii) the Amended and Restated Implementation and Stockholder Agreement, dated February 27, 2009, between Buyer and The PNC Financial Services Group, Inc., as such agreement is amended as of immediately prior to the execution of this Agreement.

“Expense Amount” has the meaning set forth in Section 9.3(b).

“Fiduciary Requirement” means any fiduciary requirement imposed by applicable Law or an Investment Advisory Arrangement with respect to the services performed for a Client pursuant to such Investment Advisory Arrangement, including but not limited to such fiduciary requirements with respect to compliance with investment guidelines.

“Final Closing Net Working Capital” has the meaning set forth in Section 2.3(a)(v).

“Finance Limited” means Barclays Global Investors Finance Limited, a private company limited by shares incorporated under the Laws of England and Wales.

“FINRA” means the Financial Industry Regulatory Authority created in July 2007 through the consolidation of the National Association of Securities Dealers, Inc. and the member regulation, enforcement and arbitration functions of the NYSE.

“Foreign Benefit Plan” has the meaning set forth in Section 4.8(i).

“Foreign Transferred Entity” means a Transferred Entity organized or formed under the Laws of a jurisdiction other than the United States or any political subdivision thereof.

“Form 7-R” has the meaning set forth in Section 4.15(b).

“Form ADV” has the meaning set forth in Section 4.15(a).

“Form BD” has the meaning set forth in Section 4.15(d).

“Fund” means, as of any date, any pooled investment vehicle, investment trust, investment company, collective fund, collective trust, commodity pool or other collective or commingled investment vehicle, unit-linked life insurance fund, unit trust, German KAG or commingled investment vehicle or, where applicable, the corporation or trust of which it is a series, for which one of the Transferred Entities acts or will, after a date prior to the Closing, act (i) as investment advisor, subadvisor, trustee, manager or sponsor or (ii) in a similar capacity under applicable Law, in each case, as of such date.  Notwithstanding anything in this Agreement to the contrary, representations, warranties, covenants and other agreements made in this Agreement with respect to Funds shall always be deemed to be made only with respect to, and only to the extent that, such Funds are under the Control of a Transferred Entity in respect of the subject matter of such representation, warranty, covenant or other agreement.

“Fund Financial Statements” has the meaning set forth in Section 4.17(d).

“Fund Limited” means Lakeville Fund Limited, an exempted company incorporated in the Cayman Islands with limited liability.

“GAAP” shall mean United States generally accepted accounting principles.

“Germany Company” means Barclays Global Investors (Deutschland) AG, a corporation organized under the Laws of Germany registered with the commercial register at the local court of Munich under HRB 134527.

“Germany Holdings” means Barclays Global Investors Holdings Deutschland GmbH, a limited liability company organized under the Laws of Germany registered with the commercial register at the local court of Munich under HRB 168820.

“Germany Investment” means iShares (DE) I Investmentaktiengesellschaft mit Teilgesellschaftsvermögen, a corporation organized under the Laws of Germany registered with the commercial register at the local court of Munich under HRB 176566.

“Germany Services” means BGI Deutschland Services Deutschland GmbH, a corporation organized under the Laws of Germany registered with the commercial register at the local court of Munich under HRB 164017.

“Government Entity” means any foreign or domestic, federal, state, provincial, county, city or local legislative, administrative or regulatory authority, agency, court, body or other governmental or quasi-governmental entity with competent jurisdiction, including any Self-Regulatory Organization and any such supranational body (including the European Commission and the European Court of Justice).

“Group Relief” has the meaning set forth in Section 6.5(f)(i).

“Guarantee” has the meaning set forth in Section 6.30(b).

Guarantee Cap” has the meaning set forth in Section 6.30(c).

“Guernsey Company” means Barclays Global Investors Guernsey Limited, a company limited by shares organized under the Laws of the Bailiwick of Guernsey.

“Half Year Financial Statements” has the meaning set forth in Section 6.28(f).

“HK Company” means Barclays Global Investors North Asia Limited, a company limited by shares organized under the Laws of the Hong Kong Special Administrative Region of the People’s Republic of China.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“ICTA” has the meaning set forth in Section 4.7(s).

“Identified Third Party” has the meaning set forth in Section 6.25(a).

“IFRS” means the International Financial Reporting Standards adopted by the European Union.

“Indebtedness” means, with respect to any Person, without duplication, any of the following liabilities, whether secured (with or without limited recourse) or unsecured, contingent or otherwise:  (i) all liabilities for borrowed money; (ii) all liabilities evidenced by bonds, debentures, notes or other similar instruments or under financing or capital leases; (iii) all liabilities for guarantees of another Person in respect of liabilities of the type set forth in clauses (i) and (ii); and (iv) all liabilities for accrued but unpaid interest expense and unpaid penalties, fees, charges and prepayment premiums that are payable, in each case, with respect to any of the obligations of a type described in clauses (i) through (iii) above.  Notwithstanding anything in this Agreement to the contrary, obligations owed to insurance and reinsurance policyholders owning unit-linked insurance policies issued by Pensions Management shall not be deemed Indebtedness for any purpose under this Agreement.

“Indemnified Parties” has the meaning set forth in Section 8.3(a).

“Indemnifying Party” has the meaning set forth in Section 8.4(a).

“Indirect Taxes” means all sales, employment, VAT, property, duty, excise, stamp and similar Taxes.

“Information Statement” has the meaning set forth in Section 6.17(a).

“Input Tax” means “deductible VAT” as such term is used in the European Community VAT Directive 2006/112/EC.

“Intellectual Property” means all:  (i) trademarks, service marks, domain names, logos, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (collectively, “Trademarks”); (ii) patents, registrations and applications therefor, and divisionals, continuations, continuations-in-part, extensions and reissues relating thereto (collectively, “Patents”); (iii) trade secrets, confidential proprietary information, inventions and know-how (collectively, “Trade Secrets”); (iv) works of authorship and copyrights therein and thereto (including in software), registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, “Copyrights”); and (v) other intellectual property rights to the extent entitled to legal protection as such.

“Intercompany Payables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit that are payable by Parent or any of its Subsidiaries (other than Transferred Entities) to a Transferred Entity; provided, that Intercompany Payables shall not include any such account, note or loan payable or any advance (cash or otherwise) or any other extension of credit that (i) (A) is entered into or otherwise created in the ordinary course of business within three months prior to the Closing Date and (B) is due within three months following the Closing Date or (ii) is of an amount that is less than $1,000,000.

“Intercompany Receivables” means all account, note or loan payables and all advances (cash or otherwise) or any other extensions of credit that are receivable by Parent or any of its Subsidiaries (other than the Transferred Entities) from a Transferred Entity; provided, that Intercompany Receivables shall not include (x) any such account, note or loan payable or any advance (cash or otherwise) or any other extension of credit that (i) (A) is entered into or otherwise created in the ordinary course of business within three months prior to the Closing Date and (B) is due within three months following the Closing Date, (ii) is of an amount that is less than $1,000,000, (iii) is a Closing Intercompany Loan, or (iv) is a receivable of the type referred to in Section 2.3(d), or (y) the Japan Loan.

“Intracompany Payables and Receivables” means all account, note or loan payables, and all advances (cash or otherwise) or any other extensions of credit that are payable by a Transferred Entity to another Transferred Entity; provided that Intracompany Payables and Receivables shall not include any such account, note or loan payables or any advance (cash or otherwise) or any extension of credit made or established in the ordinary course of business, in any such case that is due within the one month following the Closing.

“Investment Advisers Act” means the United States Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Advisory Arrangement” means a Contract under which a Person acts as a trustee, an investment adviser or a sub-adviser to, or manages any investment or trading account of, any Client.

“Investment Company Act” means the United States Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Ireland Company” means Barclays Global Investors Ireland Limited, a corporation organized under the Laws of Ireland.

“IRS” means the Internal Revenue Service of the United States of America.

“Japan Company” means Barclays Global Investors Japan Limited, a stock company organized under the Laws of Japan.

“Japan Loan” means the loan advanced to Japan Company by Seller in the original principal amount of ¥1,500,000,000, pursuant to the Subordinated Loan Agreement,

dated January 29, 2008, by and between Seller, acting as lender through its Tokyo Branch, and Japan Company, as borrower (the “Japan Loan Agreement”).

“Knowledge” or any similar phrase means (i) the actual knowledge of the Persons referenced in Annex 1.1(a) with respect to Seller and (ii) the actual knowledge of the Persons referenced in Annex 1.1(b) with respect to Buyer.

“Law” means any law, statute, ordinance, rule, regulation, code, order, ordinance, judgment, injunction, writ, decree, decision, directive, or other requirement or rule of law enacted, issued, promulgated, enforced or entered by a Government Entity, including listing rules made under Part VI of the UK Financial Services and Markets Act 2000 (as set out in the FSA Handbook).

“Licensed Marks” has the meaning set forth in Section 6.23(h).

“Litigation” means any claim, action, suit, complaint, demand, litigation, arbitration, prosecution, contest, hearing, inquiry, investigation, inquest, audit or other proceeding of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Government Entity.

“Losses” has the meaning set forth in Section 8.2(a).

“Majority Stockholders” means PNC and Merrill Lynch.

“Material Adverse Effect” means an event, circumstance, fact, change, development, condition or effect that has a material adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) of the Transferred Entities, taken as a whole; provided that none of the following (or the results thereof) shall contribute to or be a Material Adverse Effect:  (i) any change in Law or accounting standards, but only to the extent that the Transferred Entities, taken as a whole, are not materially disproportionately adversely affected compared to other asset managers and providers of investment management products and services generally; (ii) any change in economic or business conditions locally or globally generally, but only to the extent that the Transferred Entities, taken as a whole, are not materially disproportionately adversely affected compared to other asset managers and providers of investment management products and services generally; (iii) any events, conditions or trends in economic, business or financial conditions generally affecting the financial services industry, including changes in prevailing interest rates, currency exchange rates and price levels or trading volumes in the United States or foreign securities markets; (iv) any change resulting from or arising out of hurricanes, earthquakes, floods or other natural disasters; (v) any change in assets under management resulting from changes in asset valuation or market price fluctuations; (vi) the effects of the actions that are (A) expressly required by this Agreement or the MSA, (B) taken by Seller or any of the Transferred Entities with the prior written consent of Buyer or (C) not taken by Seller or any of the Transferred Entities at the written request of Buyer or due to Buyer’s refusal to provide its consent therefor; and (vii) any change, including the loss of business of any of the Transferred Entities, resulting from the announcement of (x) this

Agreement and the transactions contemplated by this Agreement or (y) the MSA and the transactions contemplated by the MSA.

“Material Leases” has the meaning set forth in Section 4.21.

“Maximum Share Amount” has the meaning set forth in Section 2.2(b)(i)

“Merrill Lynch” means Merrill Lynch & Co., Inc., a Delaware corporation.

“Mexico Company” means Impulsora y Promotora BGI México S.A. de C.V., a Sociedad Anónima de Captial Variable organized under the Laws of Mexico.

“Mexico Note” means the Mexican Peso denominated non-interest bearing note issued by Buyer (or an Affiliate of Buyer) to Seller (or an Affiliate of Seller).

“Mexico Services” means a Person that Seller shall form, incorporate or otherwise establish, or cause to be formed, incorporated or otherwise established, prior to the Closing under applicable Laws in Mexico in accordance with Section 6.26(a).

“MSA” means the Master Sale Agreement, dated as of April 9, 2009, by and among Seller (solely for the purpose of Section 9.16 of the MSA), UK Holdings and Blue Sparkle, L.P., as amended.

“Negative Consent Notice” has the meaning set forth in Section 6.10.

“Net Assets” means, with respect to a Fund, the sum of the assets of such Fund minus its liabilities.

“Net Working Capital” means, with respect to each Transferred Entity on an unconsolidated basis, as of immediately prior to the Closing, the amount equal to its (i) current assets (excluding Taxes other than Indirect Taxes), including cash and liquid investments (other than as set forth below), fee and other trade receivables as recorded on the applicable balance sheet (other than assets related to such receivables that are more than 180 days past due as of the Closing to the extent a reserve has not been taken therefor), accruals and prepayments to the extent the benefit is expected to be received within 12 months, minus (ii) current liabilities (excluding Taxes other than Indirect Taxes), minus (iii) any Indebtedness; provided, however, that the calculation of “Net Working Capital” shall not include (A) those assets and liabilities included in the calculation of the Closing Actual Capital or the Closing Actual Cash except to the extent that such assets would cause it to have Closing Actual Capital in excess of its Closing Regulatory Capital Requirement and/or Closing Actual Cash in excess of its Closing Regulatory Cash Requirement as of the time of measurement, (B) Refund Intercompany Loans (including any refunds and overpayments underlying such Refund Intercompany Loans as provided in Section 2.3(d)) and (C) the Japan Loan.  Notwithstanding anything to the contrary contained herein, neither (x) the assets used to fund any liabilities arising under or related to any Accrued Compensation Liabilities nor (y) any liabilities arising under or related to any Accrued Compensation Liabilities shall be taken into account in calculating “Net Working Capital”.

“New Advisory Contract” means, if required under applicable Law or the terms of the Investment Advisory Arrangement applicable thereto, with respect to a Fund or an Advisory Client, a new investment advisory, investment management, trust or similar agreement with the Fund or the Advisory Client to be entered into as a result of the transactions contemplated by this Agreement pursuant to the Assignment Requirements.  For a Fund registered under the Investment Company Act, the term “New Advisory Contract” means a New Advisory Contract (either advisory or sub-advisory) approved in accordance with the requirements of Section 15 of the Investment Company Act excluding any “interim” new advisory contract (either advisory or sub-advisory) approved in reliance on Rule 15a-4 under the Investment Company Act.

“New Transferred Entities” means Brazil Company, Chile Company, Chile Holdings, Delaware LLC, Delaware Holdings and Mexico Services.

“New York Court” has the meaning set forth in Section 10.9(b).

“Notice” has the meaning set forth in Section 6.9.

“Notice Period” has the meaning set forth in Section 8.4(a).

“Novation Accounts” means the bank accounts of Delaware Holdings to be transferred to Finance Limited on the Closing Date prior to the Closing, identified to Buyer in writing prior to the Closing Date, pursuant to novation agreements in form reasonably acceptable to Buyer.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means, with respect to any Person that is a corporation, its articles or certificate of incorporation or memorandum and articles of association, as the case may be, and bylaws; with respect to any Person that is a partnership, its certificate of partnership and partnership agreement; with respect to any Person that is a limited liability company, its certificate of formation and limited liability company or operating agreement; with respect to any Person that is a trust or other entity, its declaration or agreement of trust or other constituent document; and with respect to any other Person, its comparable organizational documents, in each case, as has been amended or restated.

“Paid Accrued Compensation Liabilities” has the meaning set forth in Section 6.12(h).

“Parent” has the meaning set forth in the Preamble.

“Parent Group” means Parent and its direct and indirect Subsidiaries, excluding the Transferred Entities.

“Parent Ordinary Shares” has the meaning set forth in Section 3.3.

“Parent Public Report” means the Annual Report on Form 20-F filed by Parent on March 24, 2009 with the SEC.

“Parent Requisite Vote” has the meaning set forth in Section 3.3.

“Parent Shareholders Meeting” has the meaning set forth in Section 6.16(b).

“Patents” has the meaning set forth in the “Intellectual Property” definition.

“Pension Management” means Barclays Global Investors Pensions Management Limited, a corporation incorporated under the Laws of England and Wales.

“Permits” means all licenses, franchises, permits, certificates, registrations, orders, concessions, declarations, and other authorizations and approvals that are issued by or obtained from any Government Entity.

“Permitted Encumbrances” means:  (i) Encumbrances specifically reflected or reserved against or otherwise specifically disclosed in the Unaudited Financial Statements; (ii) mechanics’, materialmen’s, warehousemen’s, carriers’, workers’, or repairmen’s liens or other similar common law or statutory Encumbrances arising or incurred in the ordinary course of business that are not, in the aggregate, material to the Transferred Entities, taken as a whole; (iii) statutory liens for Taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of the relevant Transferred Entity in accordance with GAAP, IFRS, or other applicable accounting principles; and (iv) other Encumbrances incurred in the ordinary course of business since the date of the Unaudited Financial Statements that are not, in the aggregate, material to the Transferred Entities, taken as a whole.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a Government Entity, a trust or any other entity, body or organization.

“PNC” means The PNC Financial Services Group, Inc., a Pennsylvania corporation.

“Pre-Closing Client Report” has the meaning set forth in Section 6.23(h).

“Proposed Allocation” has the meaning set forth in Section 6.5(g)(ii).

“Prospectus” has the meaning set forth in Section 4.17(e).

“Providing Party” has the meaning set forth in Section 6.1(a).

“PTE 84-14” has the meaning set forth in Section 4.16(d).

“Publications” has the meaning set forth in Section 6.23(h).

“Purchase” has the meaning set forth in Section 2.1(e).

“Purchase Price” means (i) the Cash Purchase Price and (ii) the Equity Consideration.

“Original Agreement” has the meaning set forth in the Preamble.

“Quellos Agreement” means the Asset Purchase Agreement, dated June 26, 2007, by and among BAA Holdings, LLC, Quellos Holdings, LLC and Buyer.

“QPAM” has the meaning set forth in Section 4.16(d).

“Recurring Errors” has the meaning set forth in Section 8.2(c).

“Reference Price” means $163.74, as the same may be adjusted pursuant to Section 2.8.

“Refund Intercompany Loan” has the meaning set forth in Section 2.3(d).

“Refund Payment” means any payment (including, without limitation, interest) made by a VAT Authority, whether by way of refund, credit or repayment or otherwise, in respect of, arising out of or resulting from, or otherwise in connection with, an amount of, or purporting to be, VAT having been accounted for to a VAT Authority on a Relevant Supply.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Government Entity or domain name registrar.

“Registration Rights Agreement” means the Registration Rights Agreement between Buyer and Seller to be entered into in connection with the transactions contemplated by this Agreement.

“Regulated Entities” means Australia Company, Canada Company, Canada Services, Germany Company, Guernsey Company, HK Company, Ireland Company, Japan Company, Pension Management, Singapore Company, US Bank, UK Company, US Global Investors Fund Distribution Company and US Global Investors Services.

“Regulated Entity Group” means with respect to each Regulated Entity, such Regulated Entity together with its Subsidiaries.

“Regulatory Requirement” means any Law to the extent it regulates the business, products, services, operation, financial condition, ownership, supervision or regulation of brokers, dealers, commodity pool operators, commodity trading advisors, investment companies, banks, investment advisers, trust companies, insurance companies or agencies or securities lending agents or Persons engaged in any such business, but not to the extent that it regulates other types of businesses or Persons, in a manner unrelated to the regulated activities described above.

“Relevant Documentation” means the following documents of the Parent Group or any Transferred Entity created prior to the Closing Date:  (a) any documents which refer to or relate to the Parent Group’s or the Transferred Entities’ compliance with OFAC or other government sanctions; and (b) all customer documentation (including, for the avoidance of doubt but not limited to, customer payment records and instructions in any currency, customer cheques (in whichever format they are retained), customer payment transaction records, customer anti money laundering files (where such files exist), any customer files or folders, KYC/KYB documentation, customer ledgers or statements and all SWIFT messages), and for the purposes of this definition references to documents and documentation shall include all types of electronic and printed communications, including encompassing memoranda, letters, reports, presentations, spreadsheets, overheads, charts, cheques, ledgers, calendars, presentations, invoices, minutes, video tapes, audio tapes, compact discs, e-mails and floppy discs.

“Relevant Supply” means any supply made (or which would, had the relevant Transferred Entity been registered for VAT otherwise than as part of a VAT Group, have been treated as made) by a Transferred Entity for VAT purposes on or prior to the Closing Date to a Person which was not, at the time the supply was made, treated by the Transferred Entity or any Affiliate of Seller or Parent (acting in accordance with the guidance and practice at that time of, or the interpretation of Law then applied by, the relevant VAT Authority) as a “special investment fund” within the meaning of Article 13B(d)(6) of the Sixth Council Directive 77/388/EEC of 17 May 1977 (as amended and recast by the European Community VAT Directive 2006/112/EC) but which, as a consequence of any judicial ruling or other judicial determination by any relevant Government Entity on the interpretation of “special investment fund” for the purposes of the said Article 13B(d)(6), should have been treated by the Transferred Entity or such Affiliate of Seller or Parent as a “special investment fund”.

“Relief” means any loss, relief, allowance, exemption, set off, deduction, right to repayment or credit or other relief of a similar nature granted by or available in relation to Tax pursuant to any legislation or otherwise.

“Remaining Contingent Accounts” has the meaning set forth in Section 2.3(c).

“Remaining Unregulated Entities” means the Unregulated Entities other than any Persons that are included in a Regulated Entity Group.

“Reports” has the meaning set forth in Section 4.17(e).

“Representatives” means, with respect to any Person, its directors, officers, employees, investment bankers, attorneys, accountants, advisors and other representatives.

“Required Regulatory Capital” means, with respect to each Regulated Entity, the amount of regulatory capital required under applicable Law or agreement with any applicable Government Entity to be maintained by such Regulated Entity immediately prior to the Closing.

“Required Regulatory Cash” means, with respect to each of the Regulated Entities, the amount of cash and liquid investments required under applicable Law or agreement with any applicable Government Entity to be maintained by such Regulated Entity immediately prior to the Closing.

“Resolution Period” has the meaning set forth in Section 2.3(a)(iii).

“Resolutions” has the meaning set forth in Section 6.16(b).

“Resolved Items” has the meaning set forth in Section 2.3(a)(iii).

“Restructuring” has the meaning set forth in Section 6.26(d).

“Revenue Run Rate” means, as of any specified date, the aggregate amount, without duplication, of all investment management fees for each investment management account (or for ETFs, the unitary fee rate or the total expense ratio or the contractual fee rate, as applicable) of each applicable Client of the Transferred Entities payable to the Transferred Entities pursuant to the relevant Investment Advisory Arrangement, determined by multiplying the Adjusted Assets Under Management for each such account at such date by the applicable annual fee rate for all such fees for such account in effect on such date (or for ETFs, the unitary fee rate or the total expense ratio or the contractual fee rate, as applicable) (or, in the case of the Closing Adjustment Revenue Run Rate and Closing ETF Adjustment Revenue Run Rate, as will be in effect as of immediately following the Closing Date or such later date within six months after the Closing Date on which a revised fee rate will take effect).  The calculation of the Revenue Run Rate shall (a) exclude from revenue any performance-based, incentive or similar fees, securities lending fees, transition revenues and fees generated in respect of Fund Limited or the iPath business and (b) include only net revenues to the Transferred Entities after giving effect to, and taking into account, any fee or expense waiver, rebate or cap, reimbursement obligation or similar offset, distribution or sales charge or fee (including any mutual fund supermarket fee) or any revenue sharing arrangement (including any such amount deducted directly by or on behalf of a Client from the fee otherwise payable by such Client to a Transferred Entity under the applicable Investment Advisory Arrangement).

“Revenue Run Rate Adjustment Amount” means the product of (i) 4.25, multiplied by (ii) the excess, if any, of (x) the product of (1) 0.9 multiplied by (2) the Base Revenue Run Rate over (y) the Closing Adjustment Revenue Run Rate.  For purposes of calculating the Revenue Run Rate Adjustment Amount in respect of the Closing, the revenue corresponding to Base Revenue Run Rate for all Contingent Accounts shall be excluded from the calculation.  Notwithstanding anything in this Agreement to the contrary, in the event that the Revenue Run Rate Adjustment Amount exceeds $1.4 billion, the Revenue Run Rate Adjustment shall be deemed to be $1.4 billion.

“Rules” has the meaning set forth in Section 8.13(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Lending Client” has the meaning set forth in Section 6.30(b).

“Self-Regulatory Organization” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other US or foreign securities exchange, futures exchange, commodities exchange or contract market and (iii) any other exchange or corporation or similar self-regulatory body or organization.

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnified Party” has the meaning set forth in Section 8.3(a).

“Seller Limit” has the meaning set forth in Section 8.2(b).

“Seller Regulatory Impediments” means (i) conditions, limitations, restrictions or requirements, including any sales, divestitures, hold separates or other disposals, imposed upon Seller or any of its Affiliates in connection with obtaining or failing to obtain the approval of any Government Entity to the transactions contemplated hereby, or (ii) prohibitions under any applicable Law that would, in each case of (i) and(ii), individually or in the aggregate, reasonably be expected to be materially adverse to Seller in comparison to the benefits that Seller expects to obtain from the transactions contemplated hereby.

“Seller Threshold” has the meaning set forth in Section 8.2(b).

“Seller’s Disclosure Schedules” means the disclosure schedules delivered by Seller to Buyer immediately prior to the execution of this Agreement.

“Seller’s i-Marks” has the meaning set forth in Section 6.23(d).

“Seller’s Names and Marks” has the meaning set forth in Section 6.23(a).

“Seller’s Portion” has the meaning set forth in Section 6.5(f)(x).

“Seller’s Required Approvals” has the meaning set forth in Section 3.5.

“Service Level Agreement” means the Service Level Agreement in the form attached hereto as Exhibit J.

“Share Issuance” means the issuance of the Buyer Series B Preferred Stock in accordance with the terms of the Buyer Series D Preferred Stock issued in connection with and pursuant to the terms of this Agreement.

“Significant Contract” has the meaning set forth in Section 4.13(b).

“Significant Subsidiary” is as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Exchange Act.

“Singapore Company” means Barclays Global Investors Southeast Asia Limited, a public company limited by shares organized under the Laws of Singapore.

“Singapore Services” means Barclays Global Investors Southeast Asia Services Pte. Ltd, a public limited company organized under the Laws of Singapore.

“Specified Contracts” has the meaning set forth in Section 4.13(a).

“Specified Controlled Affiliate” means, with respect to any Person, a Subsidiary of such Person and any Affiliate of such Person whose Competing Activities may be restricted by one or more members of the Parent Group.

“Stockholder Agreement” means the Stockholder Agreement in the form attached hereto as Exhibit A.

“Stub Period” has the meaning set forth in Annex 6.5.

“Stub Period Adjustment” means the amount, whether positive or negative, resulting from the combination of (a) the amount of additions, contributions and reinvestments (or notices thereof) to accounts (other than ETFs) starting on the date immediately after the relevant Closing Measurement Valuation Date therefor and ending on and including the Closing Measurement Date that would have been included in the determination pursuant to clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Adjusted Assets Under Management (taking into account the clauses under the second proviso at the end of such definition) if the relevant Closing Measurement Valuation Date therefor were the Closing Measurement Date and (b) the amount of terminations, withdrawals, redemptions and repurchases (or notices thereof) from accounts (other than ETFs) starting on the date immediately after the relevant Closing Measurement Valuation Date and ending on and including the Closing Measurement Date that would have been included in the determination pursuant to clauses (b)(iv) and (b)(v) of the definition of Adjusted Assets Under Management (taking into account the clauses under the second proviso at the end of such definition) if the relevant Closing Measurement Valuation Date therefor were the Closing Measurement Date.  For purposes of the foregoing calculation, the amounts in items (a) and (b) shall be determined by major asset class (such as index equity, active equity, index fixed income, active fixed income, client solutions, GMSG, cash and other) as determined by the Transferred Entities as of the date of this Agreement and multiplied within each such class by the weighted average base fee rates applicable to such class as of the Closing Measurement Valuation Date therefor.

“Subsidiary” means, with respect to any Person, as of the date of determination, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (including general partners or managing members) is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.  Notwithstanding anything in this Agreement, in no event shall any Fund of any Person be considered to be a Subsidiary of such Person.

“Switzerland Company” means Barclays Global Investors (Schweiz) AG, a corporation organized under the Laws of Switzerland.

“Tax Extraction Costs” means with, respect to a payment pursuant to a Buyer's Purchase Price Adjustment or a Closing Intercompany Loan, the reduction in the amount of such payment by reason of (i) any applicable withholding Tax on such payment, (ii) any applicable withholding Tax that would be imposed on the transfer, distribution or remittance of such payment (A) solely with respect to any Buyer's Purchase Price Adjustment, to Buyer from the relevant Transferred Entity with respect to which the Buyer's Purchase Price Adjustment is made or (B) solely with respect to any payment on a Closing Intercompany Loan, to the obligor of such Closing Intercompany Loan from the relevant Transferred Entity from which the funds attributable to payment in respect of such Closing Intercompany Loan are received, and (iii) the aggregate liability for Taxes (other than withholding Taxes) in respect of the receipt, transfer, distribution or remittance of amounts attributable to such payment, in each case calculated as if the payments were made by the relevant Transferred Entity to Buyer or, in the case of a payment in respect of a Closing Intercompany Loan, to Seller (or the Subsidiary to which the note in respect of such Closing Intercompany Loan was distributed under Section 6.26(e)(ii)), in each case via distributions through intermediate entities, if necessary, immediately after Closing and, in the case of a payment attributable to collection of an Unpaid Receivable, by treating the recipient of the proceeds from collection of such Unpaid Receivable as the relevant Transferred Entity; provided that, on a payment by payment basis, such amount shall not exceed 50% of any such payments due from a Foreign Transferred Entity and shall not exceed 10% of any such payments due from a Transferred Entity that is not a Foreign Transferred Entity.

“Tax Indemnity Payments” has the meaning set forth in Section 6.5(a)(viii).

“Tax Losses” has the meaning set forth in Section 6.5(f)(iii).

“Tax Returns” means all reports, returns, information returns, elections, agreements, declarations, or other documents of any nature or kind (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

“Taxes” means (i) all federal, state or local and all provincial or foreign taxes, including income, gross receipts, capital gains, non-resident withholding tax, windfall profits, VAT, severance, property, social security, national insurance contributions, production, sales, use, duty, license, excise, franchise, employment, withholding, rent or similar taxes, levies, charges, surcharges or imposts together with any interest, fines, additions or penalties with respect thereto, and any interest in respect of such fines, additions or penalties, whether disputed or not, and (ii) any transferee or other secondary or non-primary liability or other obligation with respect to any item in clause (i) above, whether such liability or obligation arises by assumption, operation of law, Contract, indemnity, guarantee, as a successor or otherwise.

“Termination Date” has the meaning set forth in Section 9.1(b).

“Termination Fee” has the meaning set forth in Section 9.3(a).

“Third Party Claim” has the meaning set forth in Section 8.4(a).

“Third Party Claim Notice” has the meaning set forth in Section 8.4(a).

“Total Adjustment Amount Shares” means that number of shares of Buyer Series D Preferred Stock (and if such number would exceed the Buyer Series D Preferred Stock Consideration such additional number of Buyer Series B Preferred Stock) equal to the quotient obtained by dividing (i) the Revenue Run Rate Adjustment Amount by (ii) the Reference Price.

“Total Share Amount” means an aggregate number of shares of Buyer Common Stock, Buyer Series B Preferred Stock and Buyer Series D Preferred Stock equal to 37,784,000, subject to adjustment pursuant to Section 2.8.

“Trade Secrets” has the meaning set forth in the “Intellectual Property” definition.

“Trademarks” has the meaning set forth in the “Intellectual Property” definition.

“Transfer of Undertakings” means the United Kingdom’s Transfer of Undertakings (Protection of Employment) Regulations 2006 (SI 2006 No. 246).

“Transfer Taxes” has the meaning set forth in Section 6.5(e)(i).

“Transferred Employee” has the meaning set forth in Section 4.12(b).

“Transferred Entities” means UK Company, Ireland Company, Pension Management, Guernsey Company, Germany Holdings, Germany Company, Germany Investment, Germany Services, UK Services, Switzerland Company, HK Company, Japan Company, Singapore Company, Singapore Services, Australia Company, Australia Holdings, Australia Services, Canada Company, Canada Holdings, Canada Services, Mexico Company, California Corporation, US International, US Global Investors Fund Distribution Company, US Growth Partners, US Bank, US Global Investors Services, US Fund Advisors, US Company, Brazil Company, Chile Company, Chile Holdings, Mexico Services, Delaware Holdings, Delaware LLC and UK Trust Manager and any other entity created in connection with any transaction undertaken pursuant to Section 6.26 in which equity interests are directly or indirectly transferred to Buyer in connection with the transactions contemplated by this Agreement.

“Transferred Entities’ Required Approvals” has the meaning set forth in Section 4.3.

“Transferred Equity Interests” means all of the issued and outstanding equity interests in the Transferred Entities.

“Transition Period” has the meaning set forth in Section 6.12(a).

“Transition Services Agreement” means the transition services agreement between Buyer and Seller and certain of their Affiliates, that the parties intend to enter into prior to the Closing Date, pursuant to Section 6.13.

“True-Up Period” has the meaning set forth in Section 2.3(c).

“UK Company” means Barclays Global Investors Limited, a company incorporated under the Laws of England and Wales.

“UK Entity” means UK Company, Pension Management, UK Services, UK Trust Manager and each other Transferred Entity which is (a) incorporated in any jurisdiction within the United Kingdom, (b) resident for any Tax purpose in the United Kingdom or (c) trading in the United Kingdom through a permanent establishment in the United Kingdom.

“UK Fund” has the meaning set forth in Section 4.17(k).

“UK Holdings” means Barclays Global Investors UK Holdings Limited, a company incorporated under the Laws of England and Wales.

“UK Holdings Directly Transferred Entities” means UK Company, UK Trust Manager, Ireland Company, Pension Management, Guernsey Company, Germany Holdings, UK Services, Switzerland Company, HK Company, Singapore Company, Singapore Services, Japan Company, Australia Company, Australia Holdings and Canada Holdings.

“UK Holdings Directly Transferred Equity Interests” means all of the issued and outstanding equity interests in the UK Holdings Directly Transferred Entities.

“UK Services” means Barclays Global Investors Services Limited, a corporation incorporated under the Laws of England and Wales.

“UK Trust Manager” means Barclays Global Investors Unit Trust Manager Limited, a company incorporated under the Laws of England and Wales.

“UKLA” has the meaning set forth in Section 6.16(a).

“Unaudited Balance Sheet” has the meaning set forth in Section 4.5(a).

“Unaudited Financial Statements” has the meaning set forth in Section 4.5(a).

“Unaudited Operating Expense Amount” means the operating expenses figure for the year-ended December 31, 2008, contained in the unaudited combined statement of income for the Transferred Entities, which is set forth on Section 4.5 of the Seller’s Disclosure Schedule.

“Unpaid Receivables” has the meaning set forth in Section 2.3(a)(vi).

“Unregulated Entities” means the Transferred Entities that are not Regulated Entities.

“Unresolved Items” has the meaning set forth in Section 2.3(a)(iii).

“US Bank” means Barclays Global Investors, N.A., a bank organized as a national association under the Laws of the United States.

“US Bank Group” has the meaning set forth in Section 6.5(a)(i).

“U.S. Benefit and Compensation Arrangements” shall mean Benefit and Compensation Arrangements governed by the Laws of the United States and maintained in the United States primarily for the benefit of the Employees residing or working in the United States.

“US Company” means Barclays Global Investors USA Inc., a corporation organized under the Laws of the State of California.

“US Fund” means a Fund organized under the Laws of any state of the United States.

“US Fund Advisors” means Barclays Global Fund Advisors, a corporation organized under the Laws of the State of California.

“US Global Investors Fund Distribution Company” means Barclays Global Investors Fund Distribution Company, a corporation organized under the Laws of the State of California.

“US Global Investors Services” means Barclays Global Investors Services, a corporation organized under the Laws of the State of California.

“US Growth Partners” means Barclays Global Investors Growth Partners, Inc., a corporation organized under the Laws of the State of Delaware.

“US International” means Barclays Global Investors International Inc., a corporation organized under the Laws of the State of Delaware.

“VAT” means any value added tax, consumption tax and goods and services tax and includes any other Tax of a similar nature imposed (instead of or in addition to such tax) from time to time, together with any interest and penalties thereon.

“VAT Authority” in relation to any jurisdiction, means any governmental, local, state, federal, fiscal, revenue, customs, excise or other authority, body, agency or official whatsoever responsible for the management, administration and collection of VAT in that jurisdiction.

“VAT Group” has the meaning set forth in Section 6.5(h)(ii).

“VAT Indemnity Payments” has the meaning set forth in Section 6.5(a)(ix).

“Willful Breach” means an action or failure to act by one of the parties to this Agreement that constitutes a material breach of this Agreement, and such action was taken or such failure occurred with such party’s knowledge or intention that such action or failure to act would constitute a material breach of this Agreement.

“Withheld Amount” has the meaning set forth in Section 2.9(a).

“Written Consents” means the written consents of the Majority Stockholders, executed in their capacity as the holders of shares of Buyer Common Stock that in the aggregate represent not less than a majority of the total voting power of the capital stock of Buyer and delivered to Buyer concurrently with the execution of this Agreement, to irrevocably approve of the Share Issuance.

“Written Plan” has the meaning set forth in Section 4.17(e).

Section 1.2            Other Terms.  Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

Section 1.3            Other Definitional Provisions.  Unless the express context otherwise requires:

(a)           the words “hereof”, “herein”, and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)           the terms defined in the singular have a comparable meaning when used in the plural and vice versa;

(c)           the terms “Dollars” and “$” mean United States Dollars;

(d)           references in this Agreement to a specific Section, Clause or Annex shall refer, respectively, to Sections, Clauses or Annexes of this Agreement;

(e)           wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)           the phrase “date hereof” or “date of this Agreement” shall be deemed to refer to June 16, 2009;

(g)           references in this Agreement to either gender includes the other gender; and

(h)           wherever the words "immediately prior to Closing" are used in this Agreement in connection with financial statements or calculations, it shall be deemed that such financial statements or calculations will be prepared or calculated as of 11:59 P.M. on the day immediately prior to the Closing Date and that such financial statements or calculations shall take into account any and all intracompany transactions and intercompany transactions between

Seller or any of its affiliates and any of the Transferred Entities or between any of the Transferred Entities consummated prior to Closing.

ARTICLE II

PURCHASE AND SALE OF THE TRANSFERRED EQUITY INTERESTS

Section 2.1            Purchase and Sale.  Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, in respect of clauses (a), (b), (c) and (d) below, Seller and Buyer agree that the following transactions shall occur in the specified order:

(a)           Seller shall, or shall cause UK Holdings to, sell and transfer (A) the UK Holdings Directly Transferred Equity Interests and (B) the Japan Loan Agreement, and Buyer shall purchase and receive (x) the UK Holdings Directly Transferred Equity Interests and (y) the Japan Loan Agreement from Seller or UK Holdings, free and clear of any Encumbrances (it being understood and agreed that, upon the completion of such sale and transfer, Buyer shall become the indirect beneficial owner of all of the issued and outstanding equity interests in Germany Company, Germany Investment, Germany Services, Australia Services, Canada Company and Canada Services, free and clear of any Encumbrances).

(b)           Seller shall, or shall cause Finance Limited to, sell and transfer all of the issued and outstanding equity interests in Delaware Holdings to Buyer, and Buyer shall purchase and receive all of the issued and outstanding equity interests in Delaware Holdings from Seller or Finance Limited, free and clear of any Encumbrances (it being understood and agreed that, upon the completion of such sale and transfer, Buyer shall become the indirect beneficial owner of all of the issued and outstanding equity securities in California Corporation, Delaware LLC, US International, US Global Investors Fund Distribution Company, US Growth Partners, US Bank, US Global Investors Services, US Fund Advisors and US Company, free and clear of any Encumbrances).

(c)           Seller shall, or shall cause Finance Limited and UK Holdings to, sell and transfer all of the issued and outstanding equity interests in Mexico Company, Mexico Services, Brazil Company and Chile Holdings to Buyer, and Buyer shall purchase and receive all of the issued and outstanding equity interests in Mexico Company, Mexico Services, Brazil Company and Chile Holdings from Seller or Finance Limited and UK Holdings, free and clear of any Encumbrances (it being understood and agreed that, upon the completion of such sale and transfer, Buyer shall become the indirect beneficial owner of all of the issued and outstanding equity securities in Chile Company, free and clear of any Encumbrances). In addition, at the Closing, immediately after issuance of the Mexico Note pursuant to Section 2.2, an Affiliate of Buyer (which Affiliate shall be identified in writing by Buyer prior to Closing) shall purchase from Finance Limited the Mexico Note for its stated principal amount in an amount of U.S. Dollars as determined in the manner provided in the exclusion in clause (i) of the definition of “Cash Purchase Price.”

(d)           Seller shall cause to be transferred to or at the direction of Buyer such nominee shares in any of the Transferred Entities held by Seller or any of its Affiliates (all of the transactions described in this Section 2.1, the “Purchase”).

Section 2.2            Purchase Price.

(a)           Upon the terms and subject to the conditions of this Agreement, at the Closing, in consideration of the Purchase, subject to adjustment as provided in this Agreement, Buyer (or its designee (or designees)) shall (i) pay Seller (or any Affiliates of Seller designated by Seller in writing) (A) the Cash Purchase Price and (B) in consideration for the Japan Loan, an amount of U.S. Dollars equivalent to ¥1,500,000,000 or, if less, the principal amount of the Japan Loan as of immediately prior to the Closing (in Japanese Yen), determined in the manner provided in the exclusion in clause (ii) of the definition of “Cash Purchase Price,” by wire transfers of immediately available U.S. Dollar funds to one or more accounts to be designated in writing by Seller to Buyer not less than ten (10) Business Days prior to the Closing Date, and (ii) issue to Seller (or any Affiliates of Seller designated by Seller in writing) the Equity Consideration and the Mexico Note, in each case of (i) and (ii), as among Seller, UK Holdings and Finance Limited (or such other Affiliates of Seller as Seller may designate in writing); it being understood that (x) as agreed by Buyer and Seller pursuant to Section 6.5(g), the Cash Purchase Price and the Mexico Note shall be allocated pursuant to the Allocation and to Section 6.5(g) of the Seller’s Disclosure Schedules (allocating the Mexico Note entirely to Mexico Company).

(b)           Notwithstanding anything in this Agreement to the contrary:

    (i)          If the issuance to Seller or its designees of the Total Share Amount pursuant to Section 2.2(a) would cause Parent to own, directly or indirectly, shares of Buyer Common Stock and Buyer Preferred Stock representing more than 19.9% of the sum of (A) the total number of shares of Buyer Common Stock and Buyer Preferred Stock issued and outstanding immediately prior to the Closing or contemporaneously with the Closing (other than the Total Share Amount) (taking into account the adjustments provided for in clause (v) below) and (B) the Total Share Amount, then the aggregate number of shares of Buyer Common Stock and Buyer Preferred Stock to be issued to Seller or its designees at the Closing shall be reduced so that the number of shares of Buyer Common Stock and Buyer Preferred Stock so owned by Parent will be equal to 19.9% of the total number of shares of Buyer Common Stock and Buyer Preferred Stock issued and outstanding immediately following the Closing (taking into the adjustments provided for in clause (v) below) (the “Maximum Share Amount,” and the difference between the Total Share Amount and the Maximum Share Amount, the “Deficit Shares”) ..  If the Total Share Amount is required to be reduced pursuant to the first sentence of this Section 2.2(b)(i), such reduction shall be applied first by reducing Buyer Preferred Stock otherwise issuable.

    (ii)         If the number of shares of Buyer Preferred Stock Consideration is reduced solely pursuant to the application of clause (v) below, then Buyer shall deliver to Seller, in lieu of the Deficit Shares, additional cash in an amount equal to the product of the number of Deficit Shares and the Reference Price.

    (iii)        If the Total Share Amount is reduced pursuant to clause (i) above for any reason other than the application of clause (v) below, then, at the Closing, Buyer shall pay an additional amount in cash equal to the product of the number of Deficit Shares and the greater of the closing price of the Buyer Common Stock on the NYSE on the third trading day immediately preceding the Closing and $173.17, subject to adjustment in accordance with Section 2.8 (such greater amount, the “Deficit Price”).

    (iv)        If, following the Closing, Buyer shall issue any shares of capital stock, in addition to any rights Seller and its Affiliates may otherwise have, Seller shall have the right, subject to the limitations imposed by the Stockholder Agreement, to acquire shares of Buyer Preferred Stock and, if the Deficit Shares included Buyer Common Stock, Buyer Common Stock in an amount not in excess of the Deficit Shares.  If in an acquisition pursuant to the preceding sentence Seller shall be unable to acquire all of the Deficit Shares, it shall continue to have its rights under this clause (iv) until such time as it has acquired a number of shares of Buyer Common Stock and Buyer Preferred Stock pursuant to this clause (iv) in an amount equal to the Deficit Shares.  Any shares acquired under this clause (iv) shall be acquired at a price equal to the Deficit Price.

    (v)         For purposes of clause (i), Buyer’s issued and outstanding stock shall not include shares of stock subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code and the Treasury Regulations thereunder) or shares of issued and outstanding stock subject to forfeiture to Buyer pursuant to an escrow Contract; provided, that in no event shall the total number of all such shares exceed 1 million.

Section 2.3            Post-Closing Purchase Price Adjustment.

(a)           Preparation of Final Regulatory and Working Capital.

    (i)          As soon as practicable, but in no event later than the 60th day after the Closing, Seller shall deliver to Buyer a combined balance sheet, prepared as of 11:59 P.M. on the day immediately prior to the Closing (the “Closing Date Financial Statements”).  At the time of the delivery of the Closing Date Financial Statements, Seller shall also deliver to Buyer (A) calculations of the amount of Closing Actual Capital and Closing Required Regulatory Capital for each Regulated Entity, (B) calculations of the amount of Closing Actual Cash and Closing Required Regulatory Cash for each Regulated Entity, (C) calculations of the amount of Closing Net Working Capital for (i) each Regulated Entity Group on a consolidated basis for such group and (ii) the Remaining Unregulated Entities taken as a whole, and (D) a balance sheet of each Regulated Entity Group on a consolidated basis for such group and the Remaining Unregulated Entities, taken as a whole, as of immediately prior to the Closing, which balance sheet shall include a liability line item (for all of the Closing Intercompany Loans (the items referred to in clauses (A) through (D) hereof are collectively referred to herein as the “Capital Statements”).  The Closing Date Financial Statements shall be prepared in good faith in accordance with IFRS consistently applied and on a basis consistent with the accounting policies, practices, procedures, valuation methods and principles used in preparing the Unaudited Financial Statements in respect of the Transferred Entities; provided that in the case of those referred to in clauses (A) and (B) above, the applicable accounting standards shall not be IFRS, but shall instead be the applicable regulatory accounting provisions.

    (ii)         During the period of the preparation of the Closing Date Financial Statements and the Capital Statements, any review or any dispute as provided in this Section 2.3, Buyer and Seller shall, and shall cause each of their Affiliates (and, in the case of Buyer, the Employees), to:  (A) provide each other party and its Representatives with reasonable access during normal business hours upon reasonable advance notice to its and their relevant books, records and employees (including, in the case of Buyer, the Employees) (to the extent any of such books, records or employees relate to the Closing Date Financial Statements, the Capital Statements and the Dispute Notice) and permit copies to be made of any of the foregoing documentation and (B) cooperate fully with such other party and its Representatives as reasonably requested, including the provision on a timely basis of all information reasonably relevant for purposes of the Capital Statements.  In connection with the preparation of the Closing Date Financial Statements and the Capital Statements, Buyer will make fully available to Seller employees of Buyer who were Employees and were responsible for, had knowledge of or otherwise participated in respect of the preparation of financial statements to assist Seller in its preparation of the Closing Date Financial Statements and the Capital Statements.  Seller shall bear all costs incurred in preparing the Closing Date Financial Statements and the Capital Statements other than any costs associated with employees of Buyer and its Affiliates.

    (iii)        After receipt of the Capital Statements, Buyer shall have 60 days to review such statements.  Unless Buyer delivers written notice to Seller on or prior to the 60th day after Seller’s delivery of the Capital Statements stating that Buyer has objections to either or both statements, which notice sets forth, in reasonable detail disagreement therewith (such notice, the “Dispute Notice”), Buyer shall be deemed to have accepted and agreed to the statements.  Matters included in such Capital Statements which are not included in the Dispute Notice, shall be deemed to be accepted by Buyer (“Resolved Items”) and any amounts included within the Resolved Items shall be deemed to be final, binding and conclusive.  If Buyer timely delivers a Dispute Notice, Seller and Buyer shall, within 30 days (or such longer period as Seller and Buyer may agree in writing) following receipt by Seller of the Dispute Notice (each such period, a “Resolution Period”), attempt to resolve their differences, and any written resolution by them as to any disputed amounts shall be final, binding and conclusive.

    (iv)        Any amounts remaining in dispute at the conclusion of the Resolution Period (the “Unresolved Items”) shall be submitted by Buyer and Seller to Ernst & Young LLP or if such firm cannot or will not serve such other firm as agreed to in writing by the parties (the “CPA Firm”) immediately after the expiration of the Resolution Period or as soon as practicable after Buyer and Seller have engaged the CPA Firm.  Seller and Buyer shall use their commercially reasonable efforts to engage the CPA Firm as promptly as practicable.  Each party shall execute, if requested by the CPA Firm, an engagement letter with the CPA Firm containing reasonable terms and to provide the CPA Firm such work papers and other documents and information related to the Unresolved Items as the CPA Firm may reasonably request if available to such party or, in the case of Buyer, its Subsidiaries, or, in the case of Seller, its Affiliates (or their accountants or auditors).  The CPA Firm shall act as an arbitrator and not as an expert, to determine, based on the provisions of this Section 2.3(a), only the Unresolved Items; provided, however, that the CPA Firm shall have authority to determine, and the term “Unresolved Items” as used in this Section 2.3(a) shall mean, only the amount(s) contained in such Capital Statements and no other matter whatsoever, absent a written agreement to the contrary by Buyer and Seller; provided, further, that the determination of the Unresolved Items provided by the CPA Firm must be made in accordance with the standards and definitions in this Agreement, and must be limited to the range between and including the amounts proposed by Seller and Buyer for the resolution of the specific Unresolved Item.  Seller and Buyer shall request that the CPA Firm provide, within 30 days after the submission of the Unresolved Items to the CPA Firm, a written statement setting forth (A) its determination of the Unresolved Items and (B) to the extent Unresolved Items affect the CPA Firm’s calculation of any of (I) Closing Actual Cash or Closing Required Regulatory Cash for each Regulated Entity, (II) Closing Actual Capital or Closing Required Regulatory Capital for each Regulated Entity or (III) the Closing Net Working Capital for (i) each Regulated Entity Group on a consolidated basis for such group and (ii) the Remaining Unregulated Entities taken as a whole, as applicable, in each case based upon (aa) the amount of Resolved Items and (bb) its determination of the Unresolved Items.  Such written statement shall be delivered to Buyer and Seller and absent manifest error shall be final, binding and conclusive on and with respect to Buyer and Seller and may be entered in any court having jurisdiction.

    (v)         Within five Business Days following either (A) an agreement or deemed agreement by Buyer and Seller as to the Closing Net Working Capital calculations or (B) the CPA Firm’s determination of all Unresolved Items with respect to each applicable Person or Persons Net Working Capital (the Closing Net Working Capital as determined in accordance with clause (A) or (B) above, the “Final Closing Net Working Capital”), (I) if the Final Closing Net Working Capital with respect to a Regulated Entity Group is negative with respect to such Regulated Entity Group, Seller shall pay to Buyer either in cash in U.S. Dollars or, as directed by Buyer, through an offset in, or transfer to Buyer of the benefit of, an equal amount of a Closing Intercompany Loan issued to Seller or one of its Subsidiaries by the relevant Regulated Entity the absolute value of the Final Closing Net Working Capital with respect to such Regulated Entity Group, (II) if the Final Closing Net Working Capital with respect to the Remaining Unregulated Entities taken as a whole is negative Seller shall pay to Buyer in cash in U.S. Dollars or, as directed by Buyer, through an offset in, or transfer to Buyer of the benefit of, an equal amount of a Closing Intercompany Loan issued by the relevant Unregulated Entity (or Unregulated Entities) the absolute value of the Final Closing Net Working Capital with respect to such Unregulated Entities, (III) if the Final Closing Net Working Capital is positive with respect to a Regulated Entity Group on a consolidated basis for such group, Buyer shall pay to Seller in cash in U.S. Dollars the Final Closing Net Working Capital with respect to such Regulated Entity Group on a consolidated basis for such group and/or (IV) if the Final Closing Net Working Capital with respect to the Remaining Unregulated Entities taken as a whole is positive, Buyer shall pay to Seller in cash in U.S. Dollars the Final Closing Net Working Capital with respect to such entities.  If following the Closing any Regulated Entity has not satisfied the Closing Regulatory Capital Requirement or the Closing Regulatory Cash Requirement, then within five Business Days following the earlier of (aa) an agreement or deemed agreement by Buyer and Seller as to (x) Closing Actual Cash and Closing Required Regulatory Cash, and

(y) Closing Actual Capital and Closing Required Regulatory Capital and (bb) the CPA Firm’s determination of all Unresolved Items, Seller shall pay Buyer the amounts of such deficit.

    (vi)        If  Buyer is required to make a payment of the Buyer's Purchase Price Adjustment, and there are any accounts receivable that were outstanding at the Closing (other than in respect of receivables representing Tax refunds) (such accounts receivable, “Unpaid Receivables”) and that have not been collected as of the time of such payment, Buyer may reduce the amount it is required to pay to Seller under clause (v) by the amount of such Unpaid Receivables and (aa) Buyer shall pay to Seller such reduced amount or portions thereof in U.S. Dollars at the earlier of (i) no later than 30 days after receipt of payments on such Unpaid Receivables, and (ii) for any amount remaining unpaid, the first anniversary of the Closing (for the avoidance of doubt, regardless of collection of any Unpaid Receivables); and (bb) to the extent there are Tax Extraction Costs in respect of payment of the Buyer's Purchase Price Adjustment, the Buyer's Purchase Price Adjustment shall be reduced by such Tax Extraction Costs.  On the date that the Final Closing Net Working Capital is determined, Buyer shall provide Seller with a written report that details the amounts of Unpaid Receivables collected (on an account-by-account basis) by Buyer as of such date, and thereafter until such time that Buyer’s obligation to pay Seller in respect of Unpaid Receivables shall have ceased or been satisfied in full, Buyer shall provide such a report not less frequently than once every three-month period for the Unpaid Receivables collected during the three-month period preceding the date of such written report.  Notwithstanding the first sentence of this Section 2.3(a)(vi), to the extent the Buyer's Purchase Price Adjustment is greater than $100,000,000, Buyer shall pay to Seller the amount of the Buyer’s Purchase Price Adjustment in excess of $100,000,000 (the “Excess Amount”) at such time as Buyer determines in its discretion; provided, that interest shall accrue on a daily basis with respect to any portion of the Excess Amount that remains unpaid after six months following the Closing Date at the Applicable Rate in effect from time to time for the period starting from the date that is three months after the Closing Date and ending on the date of the full payment of the Excess Amount; provided, further, that notwithstanding anything in the contrary in the foregoing, Buyer shall pay to Seller, in any event, the full amount of the Buyer's Purchase Price Adjustment by not later than the one year anniversary of the Closing.

    (vii)       Buyer shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to minimize or eliminate any Tax Extraction Costs.  If Buyer proposes to make a payment net of Tax Extraction Costs, Buyer shall make the payment net of its estimate of the Tax Extraction Costs, and concurrently with making such payment, Buyer shall provide a written calculation of the Tax Extraction Costs to Seller, which shall include a schedule with reasonable detail supporting the Buyer’s calculation of the Tax Extraction Costs.  If Seller disagrees with the amount of the Tax Extraction Costs that Buyer calculated, and such dispute cannot be resolved by the parties in good faith within 30 days from the date the payment is made, the parties shall use their commercially reasonable efforts to engage the CPA Firm as promptly as practicable, in accordance with the principles set forth in Section 2.3(a)(iv).  If the CPA Firm, using the same parameters that are set forth in Section 2.3(a)(iv), concludes that the Tax Extraction Costs amount that Buyer deducted at the time the payment was made is greater than the amount that the Tax Extraction Costs should have been, Buyer shall pay the difference to Seller.  If Buyer is required to make a payment pursuant to this Section 2.3(a)(vii), such payment shall be made as promptly as practicable following the determination of the amount required to be paid by Buyer to Seller.

     (viii)      No payments shall be due under clause (v) above with respect to amounts that Seller or any of its Subsidiaries did not distribute or declare from a Transferred Entity prior to the Closing because of a limitation or prohibition arising under a Law until such time, if occurring prior to the second anniversary of the Closing, as such limitation or prohibition is no longer in effect; provided, that if such limitation or prohibition would have ceased to exist if the Closing had not occurred and Buyer or any of its Controlled Affiliates, directly or indirectly, takes any action outside the ordinary course of business (determined based on the ordinary course of business of Buyer or the applicable Controlled Affiliate prior to the Closing) that causes such limitation or prohibition to remain in effect on the day prior to the second anniversary of the Closing, such limitation or prohibition shall be deemed to no longer be in effect; provided, further that Buyer shall use commercially reasonable efforts to cause such limitation or prohibition to be inapplicable to the extent such efforts would not be reasonably expected to result in any material detriment to Buyer or any of its Significant Subsidiaries.  For the avoidance of doubt, the preceding sentence shall not limit the obligation of Buyer with respect to any payments due under clause (v) above to the extent that any limitation or prohibition arising under a Law on the distribution of cash or declaration of cash dividends from a Transferred Entity arises following the Closing as a result of any actions taken by Buyer after the Closing.

     (ix)       In the event Buyer and Seller submit any Unresolved Items to the CPA Firm for resolution as provided in Section 2.3(a)(iv) above, the fees and expenses of such CPA Firm will be borne pro rata by Buyer and Seller based on the amount of deviation of the determination of the Unresolved Items as set forth in the applicable Dispute Notice and the final resolution made by the CPA Firm, such allocation of fees and expenses to be included in the determination made by the CPA Firm.

(b)           Post-Closing Purchase Price Adjustment Payments.  Any cash payments made pursuant to Section 2.3(a) shall be made by wire transfer of immediately available U.S. Dollar funds to an account indicated by the Person to which payment is to be made.  Any payments made in respect of Section 2.3(a) (including through offset, or transfer in whole or in part, of a Closing Intercompany Loan) shall be deemed to be adjustments to the Purchase Price pursuant to Section 2.2(a) or capital contribution, as appropriate for all Tax purposes.

(c)           Contingent Account True-Up.  (i) If any Contingent Account exists at the Closing Measurement Date and either (x) if such Contingent Account is required by applicable Law or the terms of the Investment Advisory Arrangement applicable thereto to provide consent to the transactions contemplated hereby to enter into a New Advisory Contract or to obtain investor approval of a New Advisory Contract in order for such New Advisory Contract to remain in effect beyond the True-Up Period or become effective in order for the Transferred Entities to continue providing investment advisory services to such account after the Closing, and such Contingent Account has on the date that is 150 days following the Closing (the 150 day period, the “True-Up Period”), not previously granted such consent (including by way of negative consents), not entered into a New Advisory Contract or not obtained such investor approval, as the case may be, or (y) if such Contingent Account (other than any Contingent Account covered in clause (x) above) has terminated the applicable Existing Advisory Contract prior to the end of the True-Up Period or has provided to Buyer or one of its Affiliates (including the Transferred Entities) effective notice of termination of the applicable Existing Advisory Contract (such accounts described in clauses (x) and (y) being “Remaining Contingent Accounts”), then promptly following the Contingent Account Resolution (I) Seller shall, at its sole election, either (A) return to Buyer such number of shares of, at Seller’s election, the Buyer Series B Preferred Stock or the Buyer Series D Preferred Stock equal to the quotient obtained by dividing (i) the amount by which the Revenue Run Rate Adjustment Amount would have become positive or increased, if any, if any such remaining Contingent Accounts were treated as Contingent Accounts for purposes of calculating Adjusted Assets Under Management and the Revenue Run Rate Adjustment Amount in respect of the Closing by (ii) the Reference Price or (B) pay to Buyer an amount in cash equal to the amount calculated by clause (A)(i); or (II) Buyer shall issue to Seller or its designee such number of shares of the Buyer Series B Preferred Stock equal to the quotient obtained by dividing (A) the amount, if any, by which the Revenue Run Rate Adjustment Amount as determined for purposes of the Closing exceeds the Revenue Run Rate Adjustment Amount as determined following the Contingent Account Resolution by (B) the Reference Price; provided that any fractional share amount shall be paid in cash on the basis of an amount determined by reference to the Reference Price; provided further, that if such issuance were made at the Closing and would have resulted in Deficit Shares then the provisions of Section 2.2(b) shall apply to such shares; and provided further, that if the Contingent Account Resolution occurs after the termination of the Resolution Period or, if later, the date of determination of the Unresolved Items pursuant to Section 2.3(a)(iv) above, interest shall be added to the amount of any payment required by this Section 2.3(a) at the annual rate, calculated daily on the basis of a 360 day year, of 5%.  Buyer shall take all actions to ensure that any issuance of shares under this Section 2.3(c) shall be exempt under Rule 16b-3 under the Exchange Act.

    (ii)         Within five Business Days following the end of the True-Up Period, Buyer shall provide Seller a true and complete written list of all Remaining Contingent Accounts.  After receipt of such list, Seller shall have 10 days to review such list.  If Seller disputes any name on the list, the parties will have 15 days to agree upon the final list.  If at the end of such 15 day period, Buyer and Seller are not able to agree upon the Remaining Contingent Accounts the parties shall refer the matter to arbitration as set forth in Section 8.13 hereof.  Until the Remaining Contingent Accounts have been agreed upon or been determined by the arbitrator (the “Contingent Account Resolution”) no payments shall be made under this Section 2.3(c).

    (iii)        During any review or any dispute as provided in this Section 2.3(c), Buyer  shall, and shall cause its Affiliates and the Employees to:  (x) provide Seller and its Representatives with access during normal business hours upon reasonable advance notice to its and their relevant books, records and employees, including the Employees and (y) cooperate fully with Seller and its Representatives as reasonably requested by Seller with respect to determining the Remaining Contingent Accounts.

(d)           Prior to the Closing, Seller shall be permitted to cause each Transferred Entity to distribute to Parent or one of its Subsidiaries a note payable by such Transferred Entity to Parent or any such Subsidiary in an amount equal to Seller’s reasonable good faith estimate of any refund that relates to a Tax that has been paid by Seller or any of its Affiliates or any overpayment of tax paid by Seller or any of its Affiliates and that, in the case of a refund, is expected to be received by such Transferred Entity after the Closing Date, or, in the case of any overpayment, is expected to provide a benefit to such Transferred Entity after the Closing Date (a “Refund Intercompany Loan”).  Each Refund Intercompany Loan shall be reasonably satisfactory in form and substance to Buyer, and the material terms of each Refund Intercompany Loan shall consist of the following:  (i) an obligation to make principal payments on such note no later than 30 days following the date of receipt of payment from the relevant Government Entity with respect to such refund (including any interest or other similar amounts received from the relevant Government Entity in respect of such refund); (ii) maximum amount of principal payments required in respect of such note limited to the aggregate amounts received that are described in the foregoing clause (i) at any time on or before December 31, 2011, reduced by any Tax Extraction Costs in respect of such amounts; (iii) unsecured general obligation of the issuer; (iv) non-transferable (other than to Buyer or its Affiliates as provided in Section 2.3(a)(v) or 6.26(m) or between or among Seller and its Affiliates); and (v) non-interest bearing.  Each Refund Intercompany Loan shall be accompanied by a schedule setting forth in reasonable detail information relating to the specific refunds and overpayments of Tax (including the amounts thereof) underlying such Refund Intercompany Loan.

Section 2.4            Closing.  The closing of the Purchase (the “Closing”) shall take place at the offices of Skadden Arps Slate Meagher & Flom LLP, Four Times Square, New York, New York, at 10:00 A.M., New York City time:  (i) on the first Business Day of the first calendar month that begins more than five Business Days following the satisfaction or waiver of the conditions set forth in Article VII with respect to the Closing (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions); or (ii) at such other place, time and date as the parties to this Agreement may agree in writing.

Section 2.5            Deliveries by Buyer.  At the Closing, Buyer shall deliver, or cause to be delivered, to Seller or its designees the following:

(a)           The Cash Purchase Price, the Mexico Note and the consideration for the Japan Loan, as provided pursuant to Section 2.2;

(b)           The stock certificates or, if uncertificated, other evidence of ownership representing the Equity Consideration (or, if applicable, other similar documentation evidencing the Equity Consideration), registered in the name of Seller or its designee, free and clear of any Encumbrances (other than those arising under the Stockholder Agreement);

(c)           The cash consideration for the Mexico Note (immediately upon receipt of the equity interests in Mexico Company);

(d)           The certificate to be delivered pursuant to Section 7.3(c); and

(e)           Such other documents and instruments necessary to consummate the transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, all of which, together with the documents and instruments referred to above, shall be in form and substance reasonably satisfactory to Seller.

Section 2.6            Deliveries by Seller.  At the Closing, Seller shall deliver, or cause to be delivered, to Buyer the following:

(a)           Certificates, or other documentation or evidence reasonably acceptable to Buyer, representing all of the issued and outstanding equity interests in Delaware Holdings, the UK Holdings Directly Transferred Entities, Mexico Company, Mexico Services, Brazil Company and Chile Holdings, in each case, duly registered in the name of Buyer or its designee, free and clear of any Encumbrances (other than restrictions on transfer which arise under applicable securities Laws and other than Encumbrances created in or by Buyer or any of its Affiliates), in each case accompanied by duly executed instruments of transfer, duly notarized where legally required, in such name as Buyer shall direct;

(b)           Certificates, or other documentation or evidence reasonably acceptable to Buyer, duly notarized where legally required, representing (x) all of the issued and outstanding equity interests in Germany Company, Germany Services, Australia Services, Canada Company and Canada Services, in each case, in the name of the applicable UK Holdings Directly Transferred Entity, and all of the issued and outstanding enterprise shares in Germany Investment, in the name of Germany Company, (y) all of the issued and outstanding equity securities in California Corporation, in the name of Delaware Holdings, all of the issued and outstanding equity securities in US International, US Global Investors Fund Distribution Company, US Growth Partners, US Bank, US Global Investors Services, US Fund Advisors and US Company, in the name of California Corporation, and all of the issued and outstanding equity securities of Delaware LLC, in the name of US International; and (z) all of the issued and outstanding equity securities in Chile Company, in the name of Chile Holdings, in the case of each of (x), (y) and (z), free and clear of any Encumbrances;

(c)           Immediately upon receipt of the Mexico Note by Finance Limited, the Mexico Note;

(d)           The certificate to be delivered pursuant to Section 7.2(c);

(e)           If requested in writing by Buyer not less than 20 days prior to the Closing Date, written resignations, effective as of the Closing, of such directors and/or members of the supervisory boards of each of the Transferred Entities as specified by Buyer, if any (it being understood and agreed that Buyer and Seller shall cooperate to ensure that all resignations and the replacement of directors and/or members of the supervisory boards from the Transferred Entities shall be effected in accordance with applicable Law and that Seller shall have no obligation under this Agreement to deliver to Buyer the written resignation of any director and/or members of the supervisory boards of any Transferred Entity whose resignation under the circumstances contemplated by this Agreement would violate any applicable Law);

(f)           A receipt acknowledging payment of the Equity Consideration, the Cash Purchase Price, the consideration for the Japan Loan and the consideration for the Mexico Note by Buyer in full satisfaction of Buyer’s obligations under Section 2.1(c) and Section 2.2(a) (but subject to any further obligations contained in this Agreement);

(g)           Certificates on which each of Delaware Holdings, the UK Holdings Directly Transferred Entities, Mexico Company, Mexico Services, Brazil Company and Chile Holdings certifies (in the form and manner required under Section 1.1445-2(c)(3) of the Treasury Regulations) under penalties of perjury that such Person does not constitute a United States real property holding corporation (as defined in Section 897(c) of the Code and the Treasury Regulations promulgated thereunder), and such other documents as Buyer may reasonably request to mitigate any obligation relevant to the withholding or collection of Tax in respect of the Transferred Entities;

(h)           An assignment agreement or other agreement (in either case, reasonably acceptable to Buyer) transferring all rights of Seller under the Japan Loan to Buyer; and

(i)           Such other documents and instruments necessary to consummate the transactions contemplated by this Agreement in respect of the Closing on the terms and subject to the conditions set forth in this Agreement, all of which, together with the documents and instruments referred to above, shall be in form and substance reasonably satisfactory to Buyer.

Section 2.7            Reserved.

Section 2.8            Certain Adjustments.  In the event that at or prior to the Closing Buyer changes the number of Buyer Common Stock or securities convertible or exchangeable into or exercisable for Buyer Common Stock (including Buyer Series A Preferred Stock, Buyer Series B Preferred Stock and Buyer Series C Preferred Stock) issued and outstanding prior to the Closing as a result of a reclassification, stock split (including a reverse split), stock dividend (including a distribution of securities convertible or exchangeable into or exercisable for shares of Buyer Common Stock) or other similar change with respect to the capital stock of Buyer, the Equity Consideration and the Reference Price shall be adjusted appropriately to reflect the appropriate effect of such reclassification, stock split, stock dividend or other similar change having a record date occurring on or after the date hereof and prior to the Closing.

Section 2.9            Section 116 of the Canadian Tax Act.  At the Closing UK Holdings shall deliver to Buyer a certificate issued pursuant to Section 116 of the Income Tax Act (Canada) (the “Canadian Tax Act”) in respect of the sale and purchase of the equity interests in Canada Holdings, provided that:

(a)           Unless a certificate is issued by the Minister of National Revenue (Canada) pursuant to subsection 116(2) of the Canadian Tax Act in respect of the disposition of the equity interests in Canada Holdings to Buyer specifying a certificate limit in an amount that is not less than the portion of the Purchase Price (adjusted in accordance with Section 2.3) allocated to the equity interests in Canada Holdings, Buyer will be entitled to withhold from the portion of the Cash Purchase Price payable to UK Holdings the amount that Buyer may be required to remit pursuant to subsection 116(5) of the Canadian Tax Act in connection with its acquisition of the equity interests in Canada Holdings (the “Withheld Amount”), and amount so withheld will be credited to Buyer as payment on account of the Purchase Price.

(b)           If, prior to the 28th day after the end of the month in which the Closing Date occurs (or such later time before which the Canada Revenue Agency (the “CRA”) confirms in writing that the CRA will not enforce the remittance of funds as required by subsection 116(5) of the Canadian Tax Act and that Buyer will not be liable for interest and penalties in respect of the late remittance of the funds withheld (the “Comfort Letter”)), UK Holdings delivers to Buyer:

    (i)         a certificate issued by the Minister of National Revenue under subsection 116(2) of the Canadian Tax Act in respect of the disposition of the equity interests in Canada Holdings to Buyer, Buyer will promptly pay to UK Holdings the lesser of (i) the Withheld Amount and (ii) the Withheld Amount less 25% of the amount, if any, by which the portion of the Purchase Price (adjusted in accordance with Section 2.3) allocated to the equity interest in Canada Holdings exceeds the certificate limit specified in such certificate, together with interest at the Applicable Rate on the Withheld Amount, accrued from the Closing Date to the date of such payment, or

    (ii)         a certificate issued by the Minister of National Revenue under subsection 116(4) of the Canadian Tax Act in respect of the disposition of the equity interests in Canada Holdings to Buyer, Buyer will promptly pay the Withheld Amount to UK Holdings, together with interest at the Applicable Rate on the Withheld Amount, accrued from the Closing Date to the date of such payment.

(c)            If Buyer continues to hold all or a portion of the Withheld Amount on the later of the 28th day after the end of the month in which the Closing Date occurs and the time when (if the CRA has provided the Comfort Letter) Buyer is obliged to remit funds to the CRA, Buyer will remit to the Receiver General of Canada the amount required to be remitted pursuant to subsection 116(5) of the Canadian Tax Act and Buyer will pay to UK Holdings, prior to such remittance, any remaining portion of the Withheld Amount, together with interest at the Applicable Rate thereon, accrued from the Closing Date to the date of such payment.

(d)           Where any amount is remitted to the CRA pursuant to this Section 2.9, Buyer shall furnish UK Holdings with confirmation that such remittance has been made.  Any such remittance will be deemed to have been paid by Buyer to UK Holdings on account of the Purchase Price.

ARTICLE III

REPRESENTATIONS AND WARRANTIES RELATING TO SELLER

Except as set forth in the Seller’s Disclosure Schedules, Seller represents and warrants to Buyer as of the date of this Agreement as follows:

Section 3.1           Organization and Qualification.  Each of Parent and Seller is a company duly incorporated and validly existing under the Laws of England and Wales.

Section 3.2           Ownership.  Seller or one of its Subsidiaries is, and as of the Closing Date will be, the legal and beneficial owner of the Transferred Equity Interests (other than with respect to the New Transferred Entities) and has, and as of the Closing Date will have, good and valid title to the Transferred Equity Interests (other than with respect to the New Transferred Entities), free and clear of any Encumbrances.  Seller or one of its Subsidiaries as of the Closing Date will be the legal and beneficial owner of the Transferred Equity Interests (with respect to the New Transferred Entities) and as of the Closing Date will have good and valid title to the Transferred Equity Interests (with respect to the New Transferred Entities) free and clear of any Encumbrance.  The Transferred Entities are the only Affiliates of Seller by or through which the BGI Business is operated or conducted.

Section 3.3           Corporate Authority.  Each of Parent and Seller has full corporate power and authority to  execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and, subject only to the prior approval by the simple majority of eligible votes by holders of  Parent’s ordinary shares of 25 pence each (the “Parent Ordinary Shares”), present in person or by proxy or (being a corporation) by duly authorized representative, who are entitled to vote at the  general meeting of Parent, of any resolutions necessary to approve the transactions contemplated by this Agreement (or any postponement or adjournment thereof) (the “Parent Requisite Vote”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  The execution, delivery and performance by each of Parent and Seller of this Agreement and each of the Ancillary Agreements to which it is a party, and each of the transactions contemplated hereunder or thereunder, have been duly and validly authorized, and, except for the Parent Requisite Vote, no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery and performance by Parent or Seller of this Agreement and each of the Ancillary Agreements to which it is a party or any of the transactions contemplated hereunder or thereunder.

Section 3.4           Binding Effect.  This Agreement, when executed and delivered by Buyer, and each of the Ancillary Agreements to which either Parent or Seller is a party, when executed and delivered by the applicable counterparties thereto, will constitute a valid and legally binding obligation of either Parent or Seller, as applicable, enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.5           Consents and Approvals.  Other than in connection with (a) the HSR Act, the EC Merger Regulation (to the extent required) or any other Antitrust Law, (b) any rule, regulation or order of the Office of the Comptroller of the Currency, (c) any applicable banking, securities or other financial services Law of any banking commission or any securities or other financial services regulator, (d) the provisions of the Transfer of Undertakings or any other similar Law of any competent jurisdiction or (e) such other Law, in each case, that is set forth on Section 3.5 of the Seller’s Disclosure Schedules (the matters covered under (a) through (e)

above, collectively, the “Seller’s Required Approvals”), neither Parent nor Seller (and for purposes of Section 3.5(d) only, any Affiliate) is required to obtain any authorization, waiver, consent or approval of, or make any filing or registration with, or give any notice to, any Government Entity or to obtain any Permit in connection with the execution, delivery and performance by either Parent or Seller of this Agreement or each of the Ancillary Agreements to which it is a party or any of the transactions contemplated hereunder or thereunder, other than any authorization, waiver, consent, approval, filing, registration, notice or Permit, the failure of which to obtain, make or give would not, individually or in the aggregate, be reasonably expected to impair or delay materially the ability of either Parent or Seller to perform its obligations hereunder or thereunder or subject any Transferred Entity to criminal liability or any other adverse action by any Government Entity that is significant to the Transferred Entities, taken as a whole.

Section 3.6           Non-Contravention.

(a)           The execution, delivery and performance by each of Parent and Seller of this Agreement and each of the Ancillary Agreements to which Parent or Seller is a party, and the consummation by Parent and Seller of the transactions contemplated hereunder and thereunder, do not and will not, with or without the giving of notice, the lapse of time or both, (i) conflict with or violate any provision of the Organizational Documents of either Parent or Seller, (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings (x) referred to in Section 3.5 or (y) required to be received or made by any of the Transferred Entities, as contemplated by Section 4.3 and Section 4.4, conflict with, or result in the breach of, or constitute a default under, or result in the termination, Encumbrance, vesting, cancellation, modification or acceleration of any right or obligation of either Parent or Seller under, or result in a loss of any benefit to which either Parent or Seller is entitled under, any Contract, Benefit and Compensation Arrangement or other agreement or instrument binding upon Parent or Seller or to which the property of either Parent or Seller is subject, (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings (A) referred to in Section 3.5 or (B) required to be received or made by any of the Transferred Entities or by Buyer or any of its Affiliates, violate or result in a breach of or constitute a default under any Law to which either Parent or Seller is subject or under any Permit of either Parent or Seller that is related to the BGI Business, other than, in the case of clauses (ii) and (iii), any conflict, breach, default, termination, Encumbrance, vesting, cancellation, modification, acceleration or loss that would not, individually or in the aggregate, reasonably be expected to impair or delay materially the ability of Parent or Seller to perform its obligations hereunder or thereunder.

(b)           The MSA has been terminated in accordance with its terms prior to the execution of this Agreement by Parent; and the “Seller Termination Fee” (as defined in the MSA) payable under the MSA will be paid in full on or after July 2, 2009 and prior to the Closing and neither Buyer nor any of its Affiliates, including the Transferred Entities (after payment of such Seller Termination Fee), shall have any liability, debts or other obligations (other than certain limited obligations of confidentiality in relation to information, knowledge or data regarding Blue

Sparkle, L.P. and its Affiliates) to any Person in connection therewith or the transactions contemplated thereby.

Section 3.7           Investment Purpose.  Seller is acquiring the Equity Consideration for its own account, solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act or state securities or “blue sky” Law, or with any present intention of distributing or selling such Equity Consideration in violation of any such Law.  Seller acknowledges that the shares constituting the Equity Consideration are not registered under the Securities Act or any other applicable Law, and that such shares may not be transferred, sold or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to Laws and regulations of other jurisdictions as applicable.

Section 3.8           Finders’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of either Parent or Seller who would be entitled to any fee or commission from either Parent or Seller in connection with this Agreement, any of the Ancillary Agreements or the transactions contemplated hereunder and thereunder.

Section 3.9           Litigation.  As of the date of this Agreement, there is no Litigation pending and served or threatened in writing or, to the Knowledge of Seller, pending and not served or otherwise threatened against or affecting Parent or any of its Affiliates that challenges the validity or enforceability of this Agreement or seeks to enjoin or prohibit consummation of, or seek other material equitable relief with respect to, the transactions contemplated by this Agreement or that would, individually or in the aggregate, reasonably be expected to impair or delay materially the ability of Parent or Seller to perform its obligations hereunder.

Section 3.10         No Other Representations or Warranties.  Except for representations and warranties contained in this Agreement (including any certificates or other instrument delivered in connection therewith), none of Parent, Seller or any other Person makes any other express or implied representation or warranty on behalf of Parent or Seller relating to Seller.  BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT IN THE CASE OF FRAUD, PARENT, SELLER AND THEIR AFFILIATES WILL NOT HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO BUYER OR ANY OF ITS AFFILIATES OR ANY OTHER PERSON RESULTING FROM THE MAKING AVAILABLE OR FAILING TO MAKE AVAILABLE TO BUYER OR ANY OF ITS AFFILIATES, OR ANY USE BY BUYER OR ANY OF ITS AFFILIATES OF, ANY INFORMATION, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO BUYER OR ANY OF ITS AFFILIATES IN CERTAIN “DATA ROOMS” OR MANAGEMENT PRESENTATIONS IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT TO THE EXTENT ANY SUCH INFORMATION IS EXPRESSLY INCLUDED IN A REPRESENTATION OR WARRANTY CONTAINED IN THIS AGREEMENT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES RELATING TO THE
TRANSFERRED ENTITIES AND THE BGI BUSINESS

Except as set forth in the Seller’s Disclosure Schedules, Seller represents and warrants to Buyer solely in respect of the Transferred Entities and the BGI Business, as of the date of this Agreement, as follows:

Section 4.1           Organization and Qualification.  Each Transferred Entity (other than a New Transferred Entity) is as of the date of this Agreement, and each Transferred Entity will be as of the Closing, a legal entity duly organized or incorporated, validly existing and, to the extent such concept is applicable under any applicable local Law, in good standing under the Laws of its jurisdiction of organization.  Each Transferred Entity (other than a New Transferred Entity) has as of the date of this Agreement and each Transferred Entity will have as of the Closing, all requisite corporate or other similar power and authority to own, lease and operate all of its properties and assets and to carry on its businesses in all material respects as conducted, owned, leased or operated as of the date of this Agreement.  Each Transferred Entity (other than a New Transferred Entity) is as of the date of this Agreement, and each Transferred Entity will be as of the Closing, duly qualified to do business in each jurisdiction where the ownership or operation of its properties and assets or the conduct of its businesses requires such Transferred Entity to be so qualified, except for any failure to be so qualified that would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.  Seller has made available to Buyer, prior to the date of this Agreement, complete and correct copies of the Organizational Documents of each of the Transferred Entities, in each case, as in effect on the date of this Agreement.  Each Organizational Document of each Transferred Entity (other than a New Transferred Entity) is as of the date of this Agreement and will be as of the Closing, and of each New Transferred Entity will be as of the Closing, in full force and effect and there has been, or will be, no material violation thereof.

Section 4.2           Capitalization.

Section 4.2 of the Seller’s Disclosure Schedules sets forth, for each Transferred Entity (other than a New Transferred Entity), as of the date of this Agreement and as of the Closing, (A) the name and jurisdiction of organization of such Transferred Entity, (B) the number of shares of authorized and outstanding capital stock or other equity interests of such Transferred Entity and the names of the holders thereof and (C) the number of shares of authorized and outstanding capital stock or other equity interests of such Transferred Entity that are held in treasury by such Transferred Entity; provided, however that Section 4.2 of the Seller’s Disclosure Schedules will be updated prior to the Closing to reflect the organization of the New Transferred Entities.  As of the date of this Agreement, all of the outstanding shares of capital stock and other equity interests of the Transferred Entities (other than the New Transferred Entities) have been, and as of the Closing, all of the outstanding shares of capital stock and other equity interests of the Transferred Entities will be, duly authorized and are validly issued, fully paid and non-assessable and not issued in violation of any Equity Rights.  As of the date of this Agreement and as of the Closing, there are no securities, preemptive or other outstanding rights, rights of first refusal, options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, plans, “tag along” or “drag along” rights, agreements, arrangements, undertakings or commitments of any character (collectively, “Equity Rights”) (i) under which any Transferred Entity is or may become obligated to issue, deliver, redeem, purchase or sell, or cause to be issued, delivered, redeemed, purchased or sold, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations that are exercisable or exchangeable for, or convertible into, any shares of the capital stock or other equity interests, of such Transferred Entity, and no securities or obligations evidencing such rights are authorized, issued or outstanding, (ii) giving any Person a right to subscribe for or acquire any Transferred Equity Interests or (iii) obligating any of the Transferred Entities to issue, grant, adopt or enter into any such Equity Right in respect of any Transferred Entity.  As of the date of this Agreement and as of the Closing, none of the Transferred Entities has any (x) outstanding Indebtedness that could convey to any Person the right to vote, or that is convertible into or exercisable for Transferred Equity Interests or equity of any Transferred Entity or (y) Equity Rights that entitle or convey to any Person the right to vote with the holders of Transferred Equity Interests or equity of any Transferred Entity on any matter.  As of the date of this Agreement and as of the Closing, the outstanding capital stock and other equity interests of the Transferred Entities are not subject to any voting trust agreement or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such capital stock or other equity interests.  As of the date of this Agreement and as of the Closing, there are no outstanding or authorized phantom stock, profit participation or similar rights providing economic benefits based, directly or indirectly, on the value or price of the capital stock or other equity interests of the Transferred Entities.  As of the date of this Agreement and as of the Closing, no Transferred Entity has any proprietary investment with a fair market or book value in excess of $5,000,000 or which represents five percent (5%) or more of the voting securities of any such Person other than another Transferred Entity.

Section 4.3           Consents and Approvals.  Other than the Seller’s Required Approvals or as set forth on Section 4.3 of the Seller’s Disclosure Schedules (the “Transferred Entities’ Required Approvals”), no Transferred Entity is required to obtain any authorization, waiver, consent or approval of, or make any filing or registration with, or give any notice to, any Government Entity or to obtain any Permit in connection with the execution, delivery and performance by Seller of this Agreement or any of the transactions contemplated by this Agreement, other than any authorization, waiver, consent, approval, filing, registration, notice or Permit the failure of which to obtain, make or give would not, individually or in the aggregate, be reasonably expected to materially impair or delay the ability of Seller to perform its obligations hereunder or subject any Transferred Entity to any criminal liability or any other adverse action by any Government Entity that is significant to the Transferred Entities, taken as a whole.

Section 4.4           Non-Contravention.  The execution, delivery and performance by Seller of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation by Seller of the transactions contemplated by this Agreement and each of the Ancillary Agreements to which it is a party, do not and will not, with or without the giving of notice, the lapse of time or both, (a) conflict with or violate any provision of the Organizational Documents of any Transferred Entity, (b) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings (i) referred to in Section 4.3 or (ii) required to be received or made by Seller, as contemplated by Section 3.5 and Section 3.6, conflict with, or result in the breach of, or constitute a default under, or result in the termination, Encumbrance, vesting, cancellation, modification or acceleration of any right or obligation of any Transferred Entity under, or result in a loss of any benefit to which any Transferred Entity, any Fund or the BGI Business is entitled under, any Contract, Benefit and Compensation Arrangement or other agreement or instrument binding upon any Transferred Entity or to which the property of any Transferred Entity is subject, (c) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings (i) referred to in Section 4.3 or (ii) required to be received or made by Seller or by Buyer or any of its Affiliates, violate or result in a breach of or constitute a default under any Law to which any Transferred Entity or any Fund is subject or under any Permit of any Transferred Entity that is primarily related to the BGI Business, other than, in the case of clauses (b) and (c), any conflict, breach, default, termination, Encumbrance, vesting, cancellation, modification, acceleration or loss that would not, individually or in the aggregate, reasonably be expected to impair or delay materially the ability of Seller to perform its obligations hereunder or thereunder or subject any Transferred Entity, Fund or Buyer or any of its Affiliates to criminal liability or any other adverse action by any Government Entity that is significant to the Transferred Entities, taken as a whole.

Section 4.5           Financial Information.

(a)           Set forth on Section 4.5 of the Seller’s Disclosure Schedules are complete and correct copies of the unaudited combined balance sheet of the Transferred Entities as of December 31, 2008, December 31, 2007 and December 31, 2006 (the “Unaudited Balance Sheet”) and the unaudited combined statement of income for the Transferred Entities for the years ended December 31, 2008 (such statement of income for 2008, together with the Unaudited Balance Sheet as of December 31, 2008, the “2008 Unaudited Financial Statements”, December 31, 2007 and December 31, 2006 (together with the Unaudited Balance Sheet, the “Unaudited Financial Statements”).  The Unaudited Financial Statements have been derived from the accounting books and records of the Transferred Entities and present fairly, in all material respects, the combined financial position and results of operations of the Transferred Entities as of and for the dates and periods thereof, and each of such Unaudited Financial Statements has been prepared in accordance with IFRS applied on a basis consistent with past practice, except as expressly provided in the Unaudited Financial Statements.

(b)           The books and records of the Transferred Entities have been maintained in all material respects in accordance with reasonable business practices.  The Unaudited Balance Sheet does not reflect any material asset that is not intended to constitute a part of the BGI Business after giving effect to the transactions contemplated hereunder (excluding routine dispositions of assets in the ordinary course of business consistent with past practice), and the income statement for the year ended December 31, 2008 included in the Unaudited Financial Statements does not reflect the results of any material operations of any Person that are not intended to constitute a part of the BGI Business after giving effect to the transactions contemplated hereunder.  Such income statement reflects all material costs that historically have been incurred in connection with the operation of the BGI Business.

(c)           The Transferred Entities maintain in all material respects internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, including policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Transferred Entities, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS, and that receipts and expenditures of the Transferred Entities are being made only in accordance with authorizations of management and directors of the Transferred Entities and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Transferred Entities that could have a material effect on the financial statements.

(d)           Section 4.5(d) of the Seller’s Disclosure Schedules correctly sets forth all Indebtedness of the Transferred Entities to third parties (which, for the avoidance of doubt, does not include Seller and its Affiliates) as of the date hereof, and for each item of such Indebtedness set forth thereon, identifies the debtor, the principal amount as of the date of this Agreement, the creditor, the maturity date and the collateral, if any, securing the Indebtedness.

Section 4.6           Litigation and Claims.

(a)           Other than with respect to Taxes (the sole representations with respect to which are set forth in Section 4.7 and 4.17(j) through (n)), Section 4.6(a) of the Seller’s Disclosure Schedules contains as of the date hereof a complete and correct list of all material pending and served and or threatened in writing or, to the Knowledge of Seller, any other material unserved or orally threatened Litigation and governmental investigations concerning the Transferred Entities or the BGI Business.  Other than with respect to Taxes (the sole representations with respect to which are set forth in Section 4.7 and Section 4.17(j) through (n)), there is no civil, criminal, administrative or regulatory action or Litigation by any Person pending, or to the Knowledge of Seller, threatened against or relating to any of the Transferred Entities, or any of their properties, assets or rights or the BGI Business, that, individually or in the aggregate, have had or would reasonably be expected to be material to the Transferred Entities, taken as a whole.

(b)           Other than with respect to Taxes (the sole representations with respect to which are set forth in Section 4.7 and Section 4.17(j) through (n)) or as set forth on Section 4.6(b) of the Seller’s Disclosure Schedules, no Transferred Entity nor the BGI Business is subject to any order, writ, judgment, award, injunction or decree of any Government Entity or any arbitrator that would, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.

Section 4.7           Taxes.  As of the date of this Agreement and as of the Closing Date with respect to a Transferred Entity:

(a)           All material Tax Returns with respect to the Transferred Entities required to be filed have been duly and timely filed with the appropriate Government Entity, and all such Tax Returns are true, correct and complete in all material respects, and the Transferred Entities have timely paid all Taxes shown as due on such Tax Returns.  All other material Taxes of the Transferred Entities have been paid, or an adequate provision has been made therefor on the appropriate financial statements in accordance with GAAP, IFRS, or other relevant applicable accounting principles.

(b)           Each of the Transferred Entities has withheld from its employees, independent contractors or Affiliates, and other third parties all amounts required to be withheld with respect to any amounts paid or benefits furnished to any such Person and timely paid such amounts withheld to the appropriate Government Entity (or other authority) or set aside in an account for such purpose such amounts for all periods, in each case, in material compliance with all Tax withholding provisions (including income, social security, Indirect Taxes and employment Tax withholding for all types of compensation) under applicable Laws, and is in compliance with all applicable Laws regarding the filing, solicitation, collection and maintenance of any forms, certifications and other information required in connection with federal, state, local or foreign Tax reporting requirements.

(c)           There are no material audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes with respect to any of the Transferred Entities, no material issues that have been raised by a Government Entity in connection with any examination of the Tax Returns referred to in Section 4.7(a) are currently pending, and all material deficiencies asserted or material assessments made, if any, as a result of such examinations have been paid in full, or an adequate provision has been made therefor on the appropriate financial statements in accordance with GAAP, IFRS, or other relevant applicable accounting principles.  None of the Transferred Entities (x) is the subject of any material agreement, ruling or arrangement in respect of Taxes with any Government Entity, and no such agreement, ruling or arrangement is pending or (y) is or has been entitled to any Tax holiday, Tax credit, or other similar Tax incentive or benefit from any jurisdiction (other than such benefits as are generally available to all Persons engaged in business and subject to tax as a resident in such jurisdiction), which would be subject to forfeiture, recapture, or other recovery by the Government Entity granting such benefit in connection with the transactions contemplated hereby or in connection with any dissolution, or cessation of business in, or withdrawal of assets from or a reduction of the number of employees in the relevant jurisdiction.

(d)           None of the Transferred Entities has any material liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(e)           There are no Encumbrances for Taxes, other than Permitted Encumbrances, upon any of the assets of any Transferred Entity.

(f)           No (A) waiver of any statute of limitations in respect of material Taxes, (B) agreement for any extension of time with respect to a Tax assessment or deficiency or

(C) power of attorney has been granted with respect to material Taxes, in each case, relating to any Transferred Entity or the assets thereof.  None of the Transferred Entities is a party to, bound by, or has any obligation or liability under, any Tax allocation or sharing agreement or arrangement.

(g)           None of the Transferred Entities will be required to include any item of income in or exclude any item of deduction from, taxable income for any period ending after the Closing as a result of any (i) request for a ruling, advance pricing agreement, or “closing agreement” as defined in Section 7121 of the Code (or any corresponding or similar provision of U.S. state or local or foreign Tax law); (ii) material installment sale or open transaction disposition made on or before the Closing Date; (iii) adjustment pursuant to Section 481(a) of the Code or any similar provision of U.S. state or local Tax law; or (iv) material deferred intercompany item; (v) excess loss account as described in Treasury Regulations under Section 1504 or any similar provision of U.S. state or local Tax law.

(h)           No Foreign Transferred Entity has any investment in United States property within the meaning of Section 956(c) of the Code.

(i)           Each of the Transferred Entities is, and has at all times during its existence been, classified for U.S. income Tax purposes as the type of entity set forth in Section 4.7(i) of the Seller’s Disclosure Schedules hereto.

(j)           None of the Transferred Entities is or has been a member of any consolidated, combined, connected, unitary affiliated or similar group of corporations that filed or was required to file consolidated, combined or unitary Tax Returns (or any Tax Returns of a similar nature or statues under the provisions of U.S. federal, state, local or foreign Law) other than a group which includes only Transferred Entities.

(k)           None of the Transferred Entities has constituted either a “distributing corporation” or “controlled corporation” (within the meaning of Section 355(e)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (A) in the two (2) years prior to the date of this Agreement or (B) in a distribution which could otherwise constitute a “plan” or “series of related transactions” (within the meaning of Section 355 of the Code) with the transactions contemplated by this Agreement.

(l)           There has been made available to Buyer correct and complete copies of the relevant portion of all federal and other material Tax Returns of the Transferred Entities for the taxable periods ending within the last three calendar years before the Closing Date, which have been filed.

(m)           Section 4.7(m) of the Seller’s Disclosure Schedules lists all foreign, state and local jurisdictions in which any Transferred Entities file Tax Returns.  No claim or inquiry has been made by any Government Entity in a jurisdiction in which a Transferred Entity does not file Tax Returns that it is or may be subject to taxation or any requirement to file Tax Returns in such jurisdiction.

(n)           No Transferred Entity has (i) participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(c)(3)(i)(A), (ii) promoted, marketed, offered to sell, sold or advised in respect of any such “listed transaction.”

(o)           [Reserved]

(p)           Each UK Entity has (or Seller and its Affiliates, on behalf of each UK Entity, have) preserved all material records required by law to be preserved and all other material records required for the delivery of correct and complete Tax Returns or the computation of any Tax.

(q)           Each UK Entity has made and submitted each claim, disclaimer, election, notice and consent relating to Taxes assumed to have been made for the purposes of its statutory accounts.

(r)           No UK Entity is under an obligation to pay, nor has any UK Entity paid or agreed to pay at any time in the last 6 months, any compensation for loss of office not deductible in computing its income for the purposes of UK corporation tax.

(s)           No UK Entity is, and no UK Entity has been at any time within the last seven years, a close company as defined in s414 Income and Corporation Taxes Act 1988 (“ICTA”).

(t)           Each UK Entity is and has, throughout the past three years, been resident solely in the United Kingdom for all Tax purposes and is not and has not been treated as resident or subject to Tax in any other jurisdiction for any Tax purpose. No UK Entity has, nor has any UK Entity had, a branch, agency or permanent establishment outside the United Kingdom.

(u)           No UK Entity is and no UK Entity has been treated as a branch, agency or permanent establishment in the UK or as a UK representative of any other person for UK Tax purposes in the past three years.

(v)           No UK Entity has carried out or caused or permitted to be carried out any transaction (i) specified at the relevant time in s765(1) ICTA otherwise than with the prior consent of HM Treasury which (for the avoidance of doubt) includes consent pursuant to the Treasury General Consents (ii) specified at the relevant time in s765A ICTA without having duly provided the required information to HM Revenue & Customs.

(w)           All documents in the enforcement of which any UK Entity may be interested have been duly stamped (to the extent liable for ad valorem duty) and so far as Seller is aware no document in the enforcement of which any UK Entity may be interested has not been stamped by reason of it being executed and retained abroad.

(x)           No UK Entity has any unpaid liability to stamp duty reserve tax and no conditional agreement has been entered into prior to the Closing which could lead to any UK Entity incurring such a liability or becoming accountable for stamp duty reserve tax at any time after the Closing.

(y)           Each UK Entity has duly filed all land transaction returns required by law to be filed and has paid all stamp duty land tax properly due in respect of such land transactions.

(z)           Each UK Entity is duly registered for VAT purposes or a member of a VAT Group and its registration is not and has not in the last four years been subject to any conditions or to any requirement to provide security.

(aa)           To the extent that any UK Entity has been a member of a VAT Group in the last four years, the names of such UK Entities, the name(s) of the representative member(s) of the relevant VAT Group(s) and the VAT registration number(s) of such VAT Group(s) are set out in the Seller’s Disclosure Schedules.

(bb)           No UK Entity is or has been involved in, or is or has been involved in promoting, any arrangement, scheme, transaction or series of transactions disclosure of which was or would be (if entered into on Closing) required pursuant to Part 7 Finance Act 2004, Schedule 11A Value Added Tax Act 1994 or regulations made under s132A Social Security Administration Act 1992.

Section 4.8           Employee Benefits.

(a)           All employment (or form of employment), benefit and compensation agreements, plans, contracts, programs, policies or arrangements covering one or more Employees or former employees of a Transferred Entity (to the extent there is a current or future obligation to such former employee under any Assumed Benefit and Compensation Arrangement), including any trust instruments and insurance contracts forming a part thereof, any deferred compensation, stock option, stock purchase, stock appreciation rights, stock based or other incentive, bonus, consulting, post-retirement insurance, workers’ compensation, disability, fringe or other benefit, vacation and severance plans and all severance and change in control agreements, plans, contracts, programs, policies or arrangements, including without limitation any “employee benefit plans” within the meaning of Section 3(3) of ERISA and all amendments thereto (the “Benefit and Compensation Arrangements”), are listed on Section 4.8(a) of the Seller’s Disclosure Schedules.  Each Benefit and Compensation Arrangement or portion thereof sponsored solely by any Transferred Entity or one of its Subsidiaries (except as otherwise set forth in Section 4.8(a) of the Seller’s Disclosure Schedule) is separately identified on Section 4.8(a) of the Seller’s Disclosure Schedules and is referred to herein as an “Assumed Benefit and Compensation Arrangement.”  Each Assumed Benefit and Compensation Arrangement that provides only health, welfare, retirement and other employee benefits shall be referred to herein as an “Assumed Benefit Arrangement.”  Seller has delivered to Buyer (A) a copy of each Assumed Benefit and Compensation Arrangement and a summary of each material Benefit and Compensation Arrangement that is not an Assumed Benefit and Compensation Arrangement, and (B) with respect to each Assumed Benefit and Compensation Arrangement (where applicable), (i) the most recent summary plan description, (ii) the most recent determination letter received from the Internal Revenue Service with respect to such plan, (iii) the most recent Form 5500 Annual Report, (iv) the most recent audited financial statement and actuarial valuation report, and (v) the version effective as of the date of this Agreement of all related agreements (including trust agreements), insurance Contracts and other Contracts which implement such plan.

(b)           In relation to the Bank UK Retirement Fund, Seller has made available to Buyer prior to the date of this Agreement complete and correct copies of the most recent trust deed and rules governing such scheme and all subsequent explanatory booklets and member announcements related to the sections of the Bank UK Retirement Fund in which Employees participate.

(c)           All Benefit and Compensation Arrangements are and have been operated in compliance in all material respects with all applicable Laws of the relevant jurisdiction (including any local regulatory or Tax approval requirements) and, to the extent relevant, the governing provisions of the relevant Benefit and Compensation Arrangement (such Laws and provisions hereinafter referred to as “Applicable Local Law”).  No material Litigation is pending or, to the Knowledge of Seller, threatened with respect to any Benefit and Compensation Arrangement.

(d)           Each Assumed Benefit and Compensation Arrangement that is a U.S. Benefit and Compensation Arrangement and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the U.S. Internal Revenue stating that the plan is so qualified and to the Knowledge of Seller no event exists that is reasonably likely to result in the loss of such qualification.

(e)           None of Parent, Seller nor any of the Transferred Entities nor any ERISA Affiliate has, within the six year period prior to the date of this Agreement, ever maintained, established, sponsored, participated in, or contributed to, any U.S. Benefit and Compensation Arrangement that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA subject to Title IV of ERISA or Section 412 of the Code.  The term “ERISA Affiliate” means any Person that, together with Seller or any of its Subsidiaries, would be deemed a “single employer” within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code.  No direct, contingent or secondary liability has been incurred or is expected to be incurred by any Transferred Entity under Title IV of ERISA to any party with respect to any U.S. Benefit and Compensation Arrangement or “multiemployer plan” within the meaning of Section 3(37) of ERISA, or with respect to any other U.S. Benefit and Compensation Arrangement presently or heretofore maintained or contributed to by any ERISA Affiliate.

(f)           All material contributions, reserves or premium payments required to be made with respect to any Employee under the terms of any Assumed Benefit and Compensation Arrangement have been made or have been accrued or otherwise adequately reserved for in the Unaudited Financial Statements or will otherwise be timely made prior to the Closing Date.

(g)           There has been no amendment to, or announcement by Seller or any of its Affiliates in respect of the Employees relating to, or change in employee participation or coverage under, any Assumed Benefit and Compensation Arrangement which would increase materially the expense of maintaining such Assumed Benefit and Compensation Arrangement above the level of the expense incurred therefor for the year ended December 31, 2008.

(h)           Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will (i) entitle any Employees to severance pay or benefits or any increase in severance pay, benefits or would result in an increase in the applicable notice period upon any termination of employment on or after the date of this Agreement, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to any of the Benefit and Compensation Arrangements to any Employees, (iii) limit or restrict the right of Buyer or any of its Affiliates in respect of the Employees to merge, amend or terminate any of the Assumed Benefit and Compensation Arrangements, (iv) cause Seller or any of its Affiliates in respect of the Employees to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (v) result in payments under any of the Assumed Benefit and Compensation Arrangements which would not be deductible under Section 280G of the Code or any Applicable Local Law.

(i)           No Benefit and Compensation Arrangement is maintained outside the jurisdiction of the United States, or covers any employee residing or working outside the United States (any such Benefit and Compensation Arrangement, a “Foreign Benefit Plan”).  To the Knowledge of Seller, all Foreign Benefit Plans (i) have been established, maintained and administered in compliance in all material respects with their terms and all applicable Laws of any controlling Government Entity and (ii) that are subject to a funding requirement under Applicable Local Law are in material compliance with such requirement.

(j)           Each Assumed Benefit and Compensation Arrangement that is a “non-qualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) has been maintained and operated since January 1, 2005 in good faith compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder so as to avoid any Tax, penalty or interest under Section 409A and, as to any such plan in existence prior to January 1, 2005, has not been “materially modified” (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004, and (ii) since January 1, 2009, been in documentary and operational compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder.

(k)           No U.S. Benefit and Compensation Arrangement that is an Assumed Benefit and Compensation Arrangement provides, or reflects or represents any liability to provide, material retiree health or life benefits (including, without limitation, death or medical benefits), whether or not insured, with respect to any Employee, or any spouse or dependent of any such Employee, beyond such Employee’s retirement or other termination of employment with Seller and its Subsidiaries other than (i) coverage mandated by Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) retirement or death benefits under any plan intended to be qualified under Section 401(a) of the Code, (iii) disability benefits that have been fully provided for by insurance under a Benefit and Compensation Arrangement that constitutes an “employee welfare benefit plan” within the meaning of Section (3)(1) of ERISA, or (iv) benefits with respect to one or more of the employment contracts set forth on Section 4.8(k) of the Seller’s Disclosure Schedules.

(l)           No Transferred Entity is a party to any agreement or arrangement as to which payments of compensation would constitute “non-qualified deferred compensation” of a “non-qualified entity” (each within the meaning of Section 457A of the Code).

Section 4.9           Permits.  The Transferred Entities (excluding UK Trust Manager which does not as of the date of this Agreement conduct any business) hold, and the New Transferred Entities will hold as of immediately prior to the Closing, all Permits required in order to permit the Transferred Entities and the New Transferred Entities to own or lease their properties and assets and to conduct the BGI Business under and pursuant to all applicable Laws, in each case, other than any failure to hold any Permit that would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.  All such Permits are valid and in full force and effect, except for those the failure of which to be valid or to be in full force and effect would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.  No violations with respect to such Permits have occurred that would, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole, and no Litigation is pending and served or threatened in writing or, to the Knowledge of Seller, pending and not served or otherwise threatened to suspend, cancel, modify, revoke or materially limit any such Permits, which Litigation would, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.  Each Employee who is required to be registered or licensed as a registered representative, investment adviser representative, sales person or an equivalent person with any Government Entity is duly registered as such and such registration is in full force and effect, except for such failures to be so registered or for such registration to remain in full force and effective that, individually or in the aggregate, would not reasonably be expected to be material to the Transferred Entities, taken as a whole.

Section 4.10         Environmental Matters.  (i) To the Knowledge of Seller, the Transferred Entities are in compliance in all material respects with all Environmental Laws applicable to the conduct and operation of their businesses or pertaining to any properties or assets of the Transferred Entities (including any real property now or previously owned by a Transferred Entity during the past five years from the date of this Agreement); (ii) the Transferred Entities have not received in the last 12 months any written notice, demand, letter, claim or request for information alleging that they are materially in violation of or liable under any material Environmental Law applicable to the conduct and operation of their businesses, or pertaining to any properties or assets of the Transferred Entities and which remains outstanding as of the date of this Agreement; (iii) no Transferred Entity is subject to any order, decree or injunction with any Government Entity concerning liability under any Environmental Law that would, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole; (iv) to the Knowledge of Seller, there are no material events, circumstances or conditions at or relating to any real property now or previously owned during the past five years from the date of this Agreement or now leased in connection with the businesses of the Transferred Entities or the BGI Business that would reasonably be expected to result in a material liability to the Transferred Entities under any Environmental Law; and (v) Seller has provided or made available to Buyer all material environmental reports, assessments, investigations or other analyses in Seller’s possession or control relating to property now or previously owned during the past five years from the date of this Agreement or now leased in connection with the businesses of the Transferred Entities.

Section 4.11         Intellectual Property.

(a)           The Transferred Entities either exclusively own free and clear of all Encumbrances, other than Permitted Encumbrances, or have the right pursuant to written Contracts to use, all material Intellectual Property that is used in the conduct of the BGI Business or by a Transferred Entity.

(b)           Section 4.11(b) of the Seller’s Disclosure Schedules includes a complete and accurate list of all United States, foreign and multinational: (i) Patents and Patent applications; (ii) Trademarks and Trademark applications; (iii) Internet domain names and (iv) Copyright registrations and applications that are owned by one or more of the Transferred Entities.

(c)           Section 4.11(c) of the Seller’s Disclosure Schedules includes a complete and accurate list of all material software programs that are owned by one or more of the Transferred Entities.

(d)           The conduct of the businesses of the Transferred Entities as conducted as of the date of this Agreement does not materially infringe, misappropriate or otherwise violate the Intellectual Property of any other Person or constitute unfair competition or trade practices under the Laws of any jurisdiction that would, individually or in the aggregate, reasonably be expected to be material to the BGI Business as a whole.  Neither Seller nor any of the Transferred Entities has within the past two years received any written notice or written claim asserting any of the foregoing.  To the Knowledge of Seller, none of the material Intellectual Property owned by any of the Transferred Entities is being infringed, misappropriated or otherwise violated by any other Person.  Neither Seller nor any of the Transferred Entities has entered into any Contract granting any other Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the material Intellectual Property owned by any of the Transferred Entities.

(e)           The Transferred Entities have taken commercially reasonable steps to protect their rights in the material Trade Secrets owned by any of them, excluding any information that any Transferred Entity, in the exercise of its business judgment, determined was of insufficient value to protect as a Trade Secret.

(f)           Except as set forth on Section 4.11(f) of the Seller’s Disclosure Schedules, neither Seller nor any of the Transferred Entities has conveyed, pledged or otherwise transferred ownership of, or granted or agreed to grant any exclusive license of or right to use, or granted joint ownership of, any material Intellectual Property owned by any of the Transferred Entities to any other Person.  None of the material Intellectual Property owned by any of the Transferred Entities is subject to any proceeding or any outstanding decree, order or judgment that restricts in any material respect the relevant Transferred Entity’s use, transfer or licensing of such material Intellectual Property.

(g)           The Transferred Entities use commercially reasonable efforts to protect, in all material respects, (i) personally identifiable information provided by the Transferred Entities’ customers and website users from unauthorized disclosure or use and (ii) the security of their information technology systems, and none of the Transferred Entities has, as of the date hereof, received, within the past 24 months, any written claim pending against them alleging any material breach, violation, misuse or unauthorized disclosure of any of the foregoing.  The Transferred Entities have not experienced, within the past 24 months, any data loss, breach of security, or other unauthorized access, in any such case, material to the BGI Business, taken as a whole, to its information technology systems or databases by any Person.

(h)           From and after the Closing, the Transferred Entities will own or have the right to use pursuant to written Contracts, or as otherwise provided pursuant to this Agreement or any Ancillary Agreement, all Intellectual Property necessary to conduct the BGI Business in all material respects as conducted on the date of this Agreement and immediately prior to the Closing.

Section 4.12         Labor.

(a)           None of the Transferred Entities is a party to or bound by any labor agreement, union contract or collective bargaining agreement, and there are no labor unions or other organizations representing any Employee, works councils or employee representative bodies within the Transferred Entities or affecting the Transferred Employees, other than omnibus agreements covering substantially all Employees in a foreign jurisdiction pursuant to the Laws or customary practice of that jurisdiction respecting employees.  Each Transferred Entity and Seller and any other Seller Affiliate (in respect of the employment of any of the Employees) which employs any Employee is or has been in compliance in all material respects with all applicable Laws in respect of employment and employment practices including, without limitation, all Laws in respect of terms and conditions of employment, health and safety, employee independent contractor classifications, wages and hours of work, child labor, immigration, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, unemployment insurance and the collection and payment of withholding or social security Taxes and any similar Tax. Since January 1, 2008, there has not been, and there is not now pending or, to the Knowledge of Seller, threatened (a) any material strike, lockout, slowdown, picketing or work stoppage with respect to the Employees or (b) any unfair labor practice charge against the Transferred Entities, in the case of (b), that have had or resulted in or would, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.

(b)           Each person who primarily provides services to a Transferred Entity is an Employee.  Section 4.12(b) of Seller’s Disclosure Schedules lists or describes (i) each Contract, and each outsourcing, agency or other arrangement (whether with third parties or with Seller or any Affiliate of Seller and whether formal or informal), pertaining to the provision of the services of employees (whether on a full time or part time basis) to any Transferred Entity, and (ii) each person who is employed by Seller or an Affiliate (other than a Transferred Entity) who primarily provides services to a Transferred Entity (each such person, unless otherwise noted in Section 4.12(b) of Seller’s Disclosure Schedules, a “Transferred Employee”).

Section 4.13         Contracts.

(a)           Section 4.13(a) of the Seller’s Disclosure Schedules contains a complete and correct list of all of the following Contracts, in effect as of the date of this Agreement, to which a Transferred Entity is a party, is bound by or subject to, or pursuant to which the BGI Business is conducted (the “Specified Contracts”):

   (i)           any Contract for the placement, distribution or sale of shares, units or other ownership interests of a Fund that is reasonably expected to provide for payments to, or provide for payments from, a Transferred Entity in excess of $5,000,000 in 2009;

   (ii)          any administration agreement or any other Contract for the provision of administrative services that is reasonably expected to provide for payments to, or provide for payments from a Transferred Entity in 2009 in excess of $10,000,000 and by its terms is not terminable without penalty by a Transferred Entity upon notice of 180 days or less;

   (iii)         any Contract, other than a Benefit and Compensation Arrangement, that is reasonably expected to provide for payments to, or provide for payments from, a Transferred Entity in excess of $10,000,000 in 2009;

   (iv)         any Contract prohibiting or materially restricting the ability of any Transferred Entity to conduct its business, to engage in any business or operate in any geographical area or to compete with any Person;

   (v)          any Contract for any joint venture, strategic alliance, partnership or similar arrangement involving a sharing of profits or expenses or payments based on revenues, profits, or assets under management of any Affiliate of Parent or any Fund that is reasonably expected to account for revenue to the BGI Business in 2009 in excess of $10,000,000 on an annual (or annualized) basis or that would reasonably be expected to be material to the Transferred Entities, taken as a whole;

   (vi)         any Contract relating to any Indebtedness of a Transferred Entity in an amount in excess of $5,000,000, other than:  (A) any mortgage or similar Indebtedness secured by specific property owned by or on behalf of a Client; (B) any Indebtedness solely between Transferred Entities; or (C) any Indebtedness for which no Transferred Entity will be liable following the Closing;

   (vii)        any Contract (including any so-called take-or-pay or keep well agreements) under which (A) any Person has directly or indirectly guaranteed or assumed Indebtedness, liabilities or obligations of any Transferred Entity in respect of the BGI Business that would reasonably be expected to be material to the Transferred Entities, taken as a whole, or (B) a Transferred Entity has directly or indirectly guaranteed or otherwise agreed to be responsible for Indebtedness or liabilities of any Person (other than any Transferred Entity) in each case in excess of $10,000,000;

   (viii)       any Contract that provides for earn-outs or other similar contingent obligations that would reasonably be expected to result in annual payments in 2009 of $5,000,000 or more;

   (ix)         any Contract entered into since January 1, 2007 for the acquisition or disposition of a Person or a division of a Person, or for the acquisition or sale of any assets (including Intellectual Property), properties, equity interests or rights, other than any such sale or acquisition in the ordinary course of business or any such sale or acquisition that would not reasonably be expected to be material to the Transferred Entities, taken as a whole; and

   (x)         any BGI Affiliate Arrangement that will be in effect after the Closing.

(b)           Seller has made available to Buyer prior to the date of this Agreement a complete and correct copy of each written Specified Contract (except in certain instances such Specified Contracts or portions thereof have been withheld as described in Seller’s Disclosure Schedules or redacted) and accurate and complete descriptions of all material terms of each oral Specified Contract, including all material amendments, modifications and supplements thereto as in effect on the date of this Agreement.  Each (i) Specified Contract, (ii) Investment Advisory Arrangement which accounts for more than $1,000,000 of revenue to the BGI Business on an annualized basis and (iii) Contract that is reasonably expected to provide for payments to a Transferred Entity in excess of $1,000,000 in 2009 that contains key person provisions pertaining to employees of a Transferred Entity ((i), (ii) and (iii) being the “Significant Contracts”) is in full force and effect, and is valid and binding on the Transferred Entity that is a party thereto, and, to the Knowledge of Seller, on each other party thereto.  There exists no breach or default of any Significant Contract on the part of any Transferred Entity which (with or without notice or lapse of time or both) would, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.  No Transferred Entity has received any written notice of an intention to terminate, not to renew or to challenge the validity or enforceability of any Significant Contract, the termination, failure to renew or challenge of which would, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.

(c)           As of the date hereof, no Transferred Entity has entered into and is bound by or subject to any of the following:

   (i)          other than investment management and distribution Contracts entered into in the ordinary course of business consistent with past practice, any Contract providing for the indemnification of any Person with respect to liabilities, whether absolute, accrued, contingent or otherwise that would reasonably be expected to result in aggregate indemnification payments by a Transferred Entity in excess of $10,000,000;

   (ii)         other than Contracts entered into in the ordinary course of business, any type of Contract to cap fees, share fees or other payments, share expenses, waive fees or to reimburse or assume any or all fees or expenses thereunder that in any such case would be material to the Transferred Entities, taken as a whole; or

   (iii)         other than Contracts entered into in the ordinary course of business consistent with past practice, any Contract requiring any Transferred Entity (A) to co-invest with any other Person, (B) to provide seed capital or similar investment or (C) to invest in any investment product, in each case in an amount in excess of $5,000,000 individually.

(d)           Notwithstanding anything to the contrary contained in this Agreement, in no event shall Specified Contracts include any Investment Advisory Arrangement.

(e)           Attached as Section 4.13(e) of the Seller’s Disclosure Schedules is a description of any “most favored nation” provision in any Investment Advisory Arrangement which provided revenue to Seller and its Affiliates in excess of (i) $1,000,000 in 2008 for Investment Advisory Arrangement with U.S.-based clients and (ii) $5,000,000 in 2008 for all other Investment Advisory Arrangements.

(f)           Attached as Section 4.13(f) of the Seller’s Disclosure Schedules is a description of any “key person” provision pertaining to employees of a Transferred Entity in any Contract that is reasonably expected to provide for payments to a Transferred Entity in excess of $10,000,000 in 2009.

(g)           Seller has made available to Buyer a true and complete copy of its form of counterparty security lending (borrower default) indemnity Contract and its forms of cash fund capital support Contracts, in each case provided to certain funds and clients of the securities lending or short-term cash businesses of the BGI Business, and none of the Contracts used by the Transferred Entities for such purposes materially deviates from such standard forms.

Section 4.14         Absence of Changes.  During the period between December 31, 2008 and the date of this Agreement, except for any actions taken in connection with (a) any transactions contemplated by this Agreement or any Ancillary Agreement or the MSA or (b) any efforts to sell the Transferred Entities or any business thereof, (x) each Transferred Entity and each Fund  has conducted its business in the ordinary course consistent with past practices of such Transferred Entity or such Fund, except for any actions by a Fund that are directed or recommended by a Transferred Entity, or are otherwise approved or effected by the relevant Fund board or trustee, in the ordinary course of the Transferred Entity’s or the Fund’s business, and (y) no Transferred Entity has and, in connection with the BGI Business, Seller has not taken any action that would be prohibited by the terms of Section 6.2(A), Section 6.2(B), Section 6.2(F), Section 6.2(G)(iv) and Section 6.2(H), had such terms been applicable during such period.  During the period between December 31, 2008 and the date of this Agreement, there has not occurred a Material Adverse Effect.  Except as set forth on Section 6.2 of the Seller’s Disclosure Schedule, from June 11, 2009 through the date of this Agreement, no Transferred Entity has, and Seller has not in connection with the BGI Business, taken any action that would be prohibited by Sections 6.2(A) through (R), had such terms been applicable during such period (assuming that Seller requested Buyer’s consent in each case therefor).

Section 4.15         Compliance.

(a)           Seller has made available to Buyer prior to the date of this Agreement correct and complete composite copies of (i) each Uniform Application for Investment Adviser Registration on Form ADV as on file with the SEC as of the date of this Agreement relating to any of the Transferred Entities and including Part II thereof (or a brochure in lieu thereof), reflecting all amendments thereto to the date of this Agreement (each, a “Form ADV”), and (ii) any other similar applications, forms and filings that are material to the BGI Business and required to be made by any Transferred Entity under any applicable Law in connection with its business as an investment adviser.  Such applications, forms and filings are in compliance in all material respects with the applicable requirements of the Investment Advisers Act and such other applicable Laws, and Seller, its Affiliates and the Transferred Entities have conducted their respective businesses in compliance in all material respects with applicable requirements of the Investment Advisers Act and such other applicable Laws.

(b)           Seller has made available to Buyer prior to the date of this Agreement correct and complete copies of each application on Form 7-R filed since January 1, 2007 relating to any of the Transferred Entities, reflecting all amendments thereto to the date of this Agreement (each, a “Form 7-R”).  The Forms 7-R are in material compliance with the applicable requirements of the Commodity Exchange Act and the rules of the National Futures Association, and the Transferred Entities have conducted their respective businesses in compliance in all material respects with applicable requirements of the Commodity Exchange Act and the rules of the National Futures Association.  Each Fund (or the operator thereof) that is exempt from registration (as a commodity pool operator under the Commodity Exchange Act) has filed an appropriate claim of exclusion or exemption to the extent required, and each Fund (or the operator thereof) (x) has filed all applicable documentation with the National Futures Association except to the extent the failure of which to file documentation would not, individually or in the aggregate, be reasonably expected to materially impair the Fund’s ability to conduct its business, and (y) has conducted its business in compliance in all material respects with applicable requirements of the Commodity Exchange Act and the rules of the National Futures Association.  Each Transferred Entity that falls within the definition of commodity trading advisor (“CTA”) as defined in the Commodity Exchange Act has either filed an appropriate claim of exemption or has registered as a CTA and has filed all applicable documentation and has conducted (to the extent required to comply with an exemption) its business in compliance in all material respects with applicable requirements of the Commodity Exchange Act and the rules of the National Futures Association.

(c)           Each Broker-Dealer is duly registered under the Exchange Act as a broker-dealer with the SEC, and is in compliance in all material respects with the applicable provisions of the Exchange Act, including the net capital requirements and customer protection requirements thereof.  Each Broker-Dealer is a member in good standing with FINRA and in compliance in all material respects with all applicable rules and regulations of FINRA.  Each Broker-Dealer is duly registered as a broker-dealer under, and in compliance in all material respects with, the Laws of all jurisdictions in which it is required to be so registered and each non-U.S. broker dealer has all material Permits and memberships, and operates in compliance in all material respects with all applicable Laws.

(d)           Seller has made available to Buyer prior to the date of this Agreement correct and complete copies of each Broker-Dealer’s Uniform Application for Broker-Dealer Registration on Form BD filed since January 1, 2007 and through the date of this Agreement, reflecting all amendments thereto filed with the SEC prior to the date of this Agreement (a “Form BD”).  The Form BD of each Broker-Dealer is in compliance in all material respects with the applicable requirements of the Exchange Act.

(e)           No Broker-Dealer or any “associated person” of any Broker-Dealer is subject to a “statutory disqualification” as such terms are defined in the Exchange Act (or its equivalent under any applicable state or foreign Law), and there is no investigation pending or, to the Knowledge of Seller threatened against any Transferred Entity, whether formal or informal, that is reasonably likely to result in a statutory disqualification (or its equivalent under any applicable state or foreign Law).

(f)           No Seller, Transferred Entity or any of their respective “affiliated persons” (as that term is defined under applicable provisions of the Investment Company Act as interpreted by the SEC or its equivalent under any applicable state or foreign Law) has any express or implied understanding or arrangement that would reasonably be expected to impose an unfair burden on any of the Funds as a result of the transactions contemplated by this Agreement or would in any way make unavailable the benefits of Section 15(f) of the Investment Company Act for those Funds registered under the Investment Company Act for purposes of Section 15(f) of the Investment Company Act, or any similar safe harbors provided by any applicable state or foreign Law, to Seller.

(g)           Each Broker-Dealer and any Transferred Entity that is an investment adviser or an entity required to be registered with any Government Entity, has, where required by applicable Law, adopted written policies and procedures that, in each case, are reasonably designed to detect and prevent any material violations under applicable securities Laws.  There has been no material non-compliance by such Persons with respect to the foregoing requirements or their own internal procedures and policies related to the foregoing, other than those which have been satisfactorily remedied or would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.

(h)           US Bank has adopted written policies and procedures that are reasonably designed to detect and prevent any material violations under applicable state and federal banking Laws.  There has been no material non-compliance by US Bank with respect to the foregoing requirements or its own internal procedures and policies related to the foregoing, other than those which have been satisfactorily remedied or are not material to the BGI Business.

(i)           Seller and each of the Transferred Entities have filed all regulatory reports, schedules, forms, registrations and other documents that relate to Seller and the Transferred Entities, as applicable, and are material to Seller and the Transferred Entities, as applicable, together with any amendments required to be made with respect thereto, that they were required to file with (i) any applicable domestic or foreign Self-Regulatory Organization, and (ii) all other applicable Government Entities, and have paid all fees and assessments due and payable in connection therewith.

(j)           With respect to each Fund for which US Bank acts as a fiduciary under Part 9 of the rules of the Office of the Comptroller of the Currency, US Bank is in compliance in all material respects with Part 9 of the rules of the Office of the Comptroller of the Currency.

(k)           US Bank is not subject to, and has not been advised that it is reasonably likely to become subject to, any written order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, or adopted any extraordinary board resolutions at the request of, any Government Entity charged with the supervision or regulation of banks and other trust and depository institutions or otherwise involved with the supervision or regulation of US Bank.

(l)           All interest rate swaps, caps, floors, option agreements, futures and forward Contracts and other similar risk management arrangements and derivative financial instruments, other than arrangements and instruments of a de minimis value, entered into for the account of any Transferred Entity, or for the account of one or more of the Clients, were entered into (i) in accordance with applicable Client guidelines, prospectuses or offering memoranda to the extent entered into for Clients, (ii) in accordance in all material respects with all applicable Laws and (iii) with counterparties as directed by the applicable Client (where the Client so directs), in all cases except where failure to do so would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.  None of Parent, its Affiliates or, to the Knowledge of Seller, any other party thereto is in material breach of any of its obligations under any such Contract.

(m)           As of the date hereof, none of the Transferred Entities which is required to maintain a certain amount of regulatory capital in accordance with applicable Law has any agreement, arrangement or understanding with any Government Entity to increase its regulatory capital above the amount required to be maintained as of the date of this Agreement.

Section 4.16         Assets Under Management; Investment Advisory Activities.

(a)           Prior to the execution of this Agreement, Seller has delivered to Buyer a draft, subject to completion and revision, of a list, as of the Base Date (the “Base Revenue Schedule”), with respect to each Client of the Transferred Entities of:

   (i)          the name of such Client (except as set forth in Section 4.16(a) of the Seller’s Disclosure Schedules);

   (ii)          the assets under management of such Client advised by a Transferred Entity as of the Base Date; and

   (iii)         the Revenue Run Rate as of the Base Date.

(b)           Each Existing Advisory Contract and any amendment, continuance or renewal thereof, in each case, in effect as of the date of this Agreement, (i) has been duly authorized, executed and delivered by a Transferred Entity and (ii) is a valid and legally binding agreement, enforceable against the applicable Transferred Entity and, to the Knowledge of Seller, each other party thereto, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)           None of the Transferred Entities, Seller or any other person “associated” (as defined under the Investment Advisers Act or its equivalent under any applicable state or foreign Law) with any Transferred Entity or Seller has been subject to disqualification pursuant to Section 203 of the Investment Advisers Act (or its equivalent under any applicable state or foreign Laws) to serve as an investment adviser or as an associated person of a registered investment adviser, or subject to disqualification to serve as a broker-dealer under any applicable Law unless, in each case, Seller or any such Transferred Entity or associated person has received exemptive relief from the SEC or any other applicable Government Entity, with respect to any such disqualification.  Seller has made available to Buyer, prior to the date of this Agreement, a copy of any exemptive order in respect of any such disqualification.  As of the date of this Agreement, there is no material Litigation pending and served or, to the Knowledge of Seller, threatened against any of the Transferred Entities that would result in any such disqualification.  None of Seller or any of the Transferred Entities or any “affiliated person” (as defined under the Investment Company Act or its equivalent under any applicable state or foreign Law) thereof has been subject to disqualification as an investment adviser or subject to disqualification to serve in any other capacity contemplated by the Investment Company Act (or its equivalent under any applicable state or foreign Law) for any investment company under Sections 9(a) and 9(b) of the Investment Company Act (or its equivalent under any applicable state or foreign Law), unless, in each case, such Person, as applicable, has received, to the Knowledge of Seller, exemptive relief from the SEC or any other applicable Government Entity with respect to any such disqualification.  Seller has made available to Buyer, prior to the date of this Agreement, a copy of any exemptive order or other relief issued by the SEC in respect of any such disqualification.  There is no Litigation pending and served or, to the Knowledge of Seller, threatened against any of the Transferred Entities that would result in any such disqualification.

(d)           No Transferred Entity acting as a qualified professional asset manager (a “QPAM”) as defined in Department of Labor Class Exemption 84-14 (“PTE 84-14”) prior to the Closing, any affiliate thereof (as defined for purposes of PTE 84-14) or any direct or indirect owner of a 5% or more interest in such Transferred Entity (as determined for purposes of PTE 84-14) has been convicted of or released from imprisonment with respect to any felony or other crime that would prevent such Transferred Entity from qualifying as a QPAM after the Closing.

Section 4.17         Funds.

(a)           Organization.  Each Fund is, and at all times since its launch date, has been, duly organized, and validly existing and in good standing under the Laws of the jurisdiction of its organization and has, and at all times since January 1, 2005 (or, if later, its launch date) has had, the requisite power, right and authority to carry on its business as it is now (or was then) being conducted in each jurisdiction where it is organized or listed on an exchange, except where such lack of such power, right or authority would not, individually or in the aggregate, reasonably be expected to be material to such Fund, and, with respect to US Funds, either (i) is not required to register with the SEC as an investment company under the Investment Company Act or (ii) is duly registered with the SEC as an investment company under the Investment Company Act.  Each Fund that is required to be registered under the Laws of any jurisdiction other than the United States is so registered, other than any failure to be so registered that would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.

(b)           Regulation of the Funds.  To the Knowledge of Seller, each Fund is in compliance, and has been operated since January 1, 2005 (or, if later, its launch date), if and to the extent applicable, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Investment Advisers Act, the Securities Act, the Exchange Act, the Code, the National Bank Act, the German Investment Act (Investmentgesetz), each as amended, and all applicable state securities Laws and rules, other than, in each case, any non-compliance that would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.

(c)           Compliance.  (i) Each Fund has complied since January 1, 2005 (or, if later, its launch date) and is in compliance in all material respects with its investment policies and restrictions, if any, as such policies and restrictions may be set forth in its offering or plan documents (as they may be amended from time to time) and applicable Laws, if any, and (ii) the value of the Net Assets of each Fund has been determined since January 1, 2005 (or, if later, its launch date) and is being determined using portfolio valuation methods that comply in all material respects with the methods described in its offering or plan documents, if any, and the requirements of any applicable Laws, other than, in each case of (i) and (ii), any non-compliance that would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.  To the Knowledge of Seller, there is no Litigation pending or threatened against any Fund.

(d)           Fund Financial Statements.  Seller has made available to Buyer prior to the date of this Agreement redacted copies of the financial statements for the most recently completed fiscal year, to the extent that they exist, of each of the top 50 Funds of the BGI Business based on Net Assets as of March 31, 2009 (excluding any Funds of Pension Management for purposes of determining top 50) (the “Fund Financial Statements”).  Each of the Fund Financial Statements fairly presents in all material respects the results of operations and changes in Net Assets of each Fund as of the date thereof.

(e)           Principal Offering Documents or Written Plans for Funds.  To the extent a prospectus, statement of additional information or offering memorandum (“Prospectus”), or, if applicable, a written plan as required by Section 9.18(b)(1) of the rules of the Office of the Comptroller of the Currency (“Written Plan”), is used as of the date of this Agreement to offer shares or other interests in a Fund that is one of the top 50 Funds of the BGI Business based on

Net Assets as of March 31, 2009, a copy of such Prospectus, or, if applicable, Written Plan, has been made available to Buyer prior to the date of this Agreement.  Each such Prospectus, or, if applicable, Written Plan, has been prepared in accordance with the requirements of applicable Laws in all material respects.  Since January 1, 2005, each Fund has timely filed all material Prospectuses, Written Plans, financial statements, other forms, reports, sales literature, and advertising, and any other documents required to be filed with any applicable Government Entity (the “Reports”), except where the failure to timely file a Report would not reasonably be expected to be material to the Transferred Entities, taken as a whole.  The Reports have been prepared in accordance with the requirements of applicable Laws in all material respects.

(f)           Fund Shares and Other Interests.  All issued and outstanding Fund shares and other interests have been duly and validly issued, are fully paid and, unless otherwise required by applicable Law, non-assessable, and were not issued in violation of preemptive or similar rights or applicable Law.  All outstanding Fund shares and other interests that were required to be registered under the Securities Act have been sold in all material respects pursuant to an effective registration statement filed thereunder (and, where applicable, under the Investment Company Act) and are qualified in all material respects for sale, or an exemption therefrom is in full force and effect, in each state and territory of the United States and the District of Columbia and in any foreign jurisdiction to the extent required under applicable Law and no such registration statement contained, as of its effective date, any untrue statement of material fact or omitted to state a material fact required to be stated therein, in light of the circumstances in which they were made, in order to make the statements therein not misleading or is subject to any stop order or similar order restricting its use, other than, in each case, any failure to be registered or qualified, any inclusion of an untrue statement of a material fact or any failure to state a material fact that is required to be stated or any order restricting its use that would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.

(g)           Contracts.  No Fund is party to or subject to any material Contract which is in material violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a material violation, breach or event of default thereunder, on the part of the Fund, or to the Knowledge of Seller, any other Person.  All investment advisory services have been rendered to the Funds pursuant to Contracts that were approved by the boards of the Funds and annually continued in effect by such boards where such approval and annual continuances are required under applicable Law and, to the extent required by applicable Law, the holders of shares of beneficial interest or of common stock in each Fund.

(h)           Policies and Procedures.  Each Fund that is registered under the Investment Company Act has written policies and procedures adopted pursuant to Rule 38a-1 of the Investment Company Act that are reasonably designed to prevent material violations of the United States Federal Securities Laws, as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act.  There have been no Material Compliance Matters for any Fund that is registered under the Investment Company Act, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those which have been reported to the applicable Fund board and satisfactorily remedied or are in the process of being remedied.  Each Fund that is required to be registered under any other applicable Law has, to the extent required by such other applicable Law, written policies and procedures that are reasonably designed to prevent material violations of such applicable Law, and no such violations have been detected other than those that have been satisfactorily remedied or are in the process of being remedied or would not reasonably be expected to be material to the BGI Business.

(i)           Proxy Solicitation Materials.  Except to the extent it relates to Buyer and its Affiliates or includes information provided by Buyer or its Affiliates (to which extent no representation is made), the proxy solicitation materials to be distributed to the shareholders of each Fund prior to the Closing in connection with the Assignment Requirements, if any, will contain all information necessary in order to make the disclosure of information therein satisfy the requirements of applicable Laws in all material respects.

(j)           Taxes.  For all taxable years since its inception each Fund has elected to be treated as, and has qualified to be classified as (i) a regulated investment company taxable under Subchapter M of Chapter 1 of the Code and under any similar provisions of state or local Law in any jurisdiction in which such Fund filed, or is required to file, a Tax Return; (ii) a partnership for U.S. federal income tax purposes and any similar provisions of state or local law in any jurisdiction in which such Fund filed or was required to file, a Tax Return; or (iii) a pass through entity or separately taxable entity in the foreign country or countries in which it is organized that qualifies for any special Tax treatment under the Laws of any country or countries for which such entity purports to qualify (which Tax treatment is specified on Section 4.17(j) of the Seller’s Disclosure Schedules), in the case of (i) through (iii) as set forth with respect to each such Fund on Section 4.17(j) of the Seller’s Disclosure Schedules.  Each Fund has (i) duly and timely filed with the appropriate Government Entity all material Tax Returns required to be filed and all such Tax Returns are true, correct and complete in all material respects, (ii) has timely paid, or withheld and paid over, all Taxes due or claimed to be due by any Government Entity or with respect to Taxes not yet due and payable, made an adequate provision on its financial statements in accordance with GAAP, IFRS or other relevant applicable accounting principles, and (iii) is in compliance with all applicable Laws regarding the filing, solicitation, collection and maintenance of any forms, certifications and other information required in connection with federal, state, local or foreign Tax reporting requirements.

(k)           So far as the Seller is aware (or ought reasonably to be aware), with respect to each Fund established under the Laws of any jurisdiction of the United Kingdom or resident in the United Kingdom for United Kingdom Tax purposes (each, a “UK Fund”) (i) each UK Fund is and, at all material times, has been (w) an authorized investment fund as defined for the purposes of the Authorized Investment Funds (Tax) Regulations 2006 (SI 2006/964), (x) an investment trust as defined in s842 Income and Corporation Taxes Act 1988 or (y) an unauthorized unit trust as defined in Section 989 of the Income Tax Act 2007 or (z) a common investment fund established pursuant to a common investment scheme brought into effect by order of the Charity Commission under Section 24 of the Charities Act of 1993; and (ii) no Government Entity has sought to assert that any UK Fund has or may have failed to qualify as such an authorized investment fund, investment trust, unauthorized unit trust or a common investment fund established pursuant to a common investment scheme brought into effect by order of the Charity Commission under Section 24 of the Charities Act of 1993.

(l)           So far as the Seller is aware (or ought reasonably to be aware), no Fund other than a UK Fund is in any way subject to Tax in the United Kingdom (other than Tax required by applicable Law to be deducted at source from payments to the Fund).

(m)           The Seller’s Disclosure Schedules contain details of each Fund which intends to be or represents itself to any Person as (i) a “distributing fund” as defined for the purposes of Chapter 5, Part XVII Income and Corporation Taxes Act 1988; or (ii) a “reporting fund” for the purposes as defined for the purposes of regulations to be made under s41 Finance Act 2008 (or under any sections within the group of sections of which s41 Finance Act 2008 forms a part).

(n)           None of the Funds is subject to the tax imposed on specified investment flow-through entities under paragraph 122(1)(b) or subsection 197(2) of the Canadian Tax Act, assuming that those provisions applied in respect of the current taxation year; and no Fund that is a trust and that is a non-resident of Canada for purposes of the Canadian Tax Act (determined without reference to Section 94 of the Tax Act) would be deemed to be a resident of Canada under the provisions of Section 94 of the Canadian Tax Act.

Section 4.18          Advisory Clients.

(a)           (i) All performance information provided, presented or made available by the Transferred Entities to any Advisory Client or potential Advisory Client has complied in all material respects with applicable Laws; (ii) the Transferred Entities maintain all documentation necessary to form the basis for, demonstrate or recreate the calculation of the performance or rate of return of all accounts that are included in a composite (current and historical performance results) as required by applicable Laws; and (iii) any investment performance earned by any Person at a firm other than one of the Transferred Entities and presented by a Transferred Entity as its investment performance has complied in all material respects with applicable Laws and any interpretations thereof by any applicable Government Entity.

(b)           Since January 1, 2005, each account of an Advisory Client has been operated in all material respects in compliance with the terms of the relevant Contract under which a Transferred Entity acts as an investment adviser or sub-adviser to, or manages any investment or trading account of, such Advisory Client.

(c)           Since January 1, 2005, for each account of any Advisory Client maintained by a Transferred Entity or any Fund, and in both cases only where a Transferred Entity is responsible for pricing, there has existed no material unremedied “out of balance” condition, pricing error or similar condition.

(d)           The Transferred Entities that are registered investment advisers have adopted and implemented procedures or practices for the allocation of securities purchased for its Advisory Clients that comply in all material respects with applicable Laws.

Section 4.19          ERISA Compliance.  To the extent any Transferred Entity has acted as a fiduciary (within the meaning of ERISA) with respect to the assets of any Client that is (i) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of

ERISA, (ii) a Person acting on behalf of such a plan or (iii) any Person whose assets are “plan assets” within the meaning of Department of Labor Regulation Section 2510.3-101, such Transferred Entity has acted in compliance with the applicable requirements of ERISA, except for any failure to act in compliance as would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.  To the extent any such Transferred Entity has relied upon any statutory or administrative exemption from the prohibited transaction rules of Section 406 of ERISA and Section 4975 of the Code, such Transferred Entity is eligible to rely on such exemption and has satisfied the requirements of such exemption, except for any failure to be so eligible or to so satisfy as would not, individually or in the aggregate, reasonably be expected to be material to the Transferred Entities, taken as a whole.

Section 4.20          Absence of Undisclosed Liabilities.  Other than with respect to Taxes (which is covered by Section 4.7 and Section 4.17(j) through (n) of this Agreement) and except as disclosed in the Parent Public Report (to the extent that such disclosure specifically identifies the Transferred Entities or the BGI Business and the qualifying nature of such disclosure is reasonably apparent therefrom and excluding all disclosures in the “Risk Factors” sections and any “forward looking statements”), neither the BGI Business, nor any Transferred Entity is subject to any liabilities (whether known, absolute, accrued, contingent or otherwise) except for (a) liabilities to the extent disclosed or reserved against on the Unaudited Financial Statements, (b) liabilities which were incurred by the Transferred Entities as a result of this Agreement, any Ancillary Agreement or the MSA, (c) liabilities incurred or discharged in the ordinary course prior to December 31, 2008 that were not required to be disclosed in the Unaudited Financial Statements, (d) liabilities incurred or discharged in the ordinary course since December 31, 2008 that, had they been incurred or discharged prior to December 31, 2008, would not have been required to be disclosed in the Unaudited Financial Statements and (e) liabilities incurred or discharged in the ordinary course since December 31, 2008.

Section 4.21          Real Property.  As of the date of this Agreement, except for one parcel of real property, none of the Transferred Entities, or, in connection with the BGI Business, Seller, owns any real property or any interest therein other than the leases, subleases, licenses or other Contracts described below in this Section 4.21.  Each parcel of real property in which any Transferred Entity has an interest in (including lease, sublease, license, or occupation) is held under a valid, subsisting and enforceable lease, sublease, license or other Contract, as applicable, by the applicable Transferred Entity, Seller or any Affiliate of Seller with such exceptions that are (i) not material and do not interfere with the use made of such real property by the applicable Transferred Entity, or (ii) not material to the Transferred Entities, taken as whole.  Section 4.21 of the Seller’s Disclosure Schedules sets forth a list of all leased, subleased or licensed real properties that are material to any Transferred Entity (“Material Leases”).  Material Leases constitute all material real property leased, subleased, licensed or otherwise used in the operation of the BGI Business as conducted as of the date of this Agreement.  True and correct copies of Material Leases have been delivered or made available to Buyer, together with any amendments, modifications or supplements thereto.  A list of such documents is provided in Section 4.21 of the Seller’s Disclosure Schedule.  There exists no material default or condition, or any state of facts or event which with the passage of time or giving of notice or both would constitute a material default, in the performance of its obligations under Material Leases by Seller or any of its Affiliates or, to the Knowledge of Seller, by any other party to any of such leases.  The Material Leases are in full force and effect.  Except as may be limited by bankruptcy, insolvency, reorganization and similar applicable Laws affecting creditors generally and by the availability of equitable remedies and except in each case for failures that, individually or in the aggregate, would not be material to the BGI Business (a) each of the Material Leases are legal, valid and binding obligations of Seller or an Affiliate of Seller, as applicable, and, to the Knowledge of Seller, each other party to such leases and (b) each of the Material Leases is enforceable against Seller or its Affiliate, as applicable, and, to the Knowledge of Seller, each other party to such lease.  Neither Seller nor any of its Affiliates has received any written communication from the landlord or lessor under any of the Material Leases claiming that it is in breach of its obligations under such leases, except for written communications claiming breaches that, individually or in the aggregate, would not reasonably be expected to be material to the Transferred Entities, taken as a whole.  None of the Transferred Entities, Seller or any Affiliate of Seller have received any written notice regarding, and, to the Knowledge of Seller, there has not been threatened any pending condemnation, eminent domain or similar proceeding with respect to all or a portion of any real property leased, subleased, licensed or otherwise occupied by any Transferred Entity.

Section 4.22          No Other Business.  The Transferred Entities do not own any material assets, properties and rights other than those used in connection with the conduct of the BGI Business.

Section 4.23          Compliance With Laws.

(a)           Except with respect to Taxes (which is specifically provided for in Section 4.7 and Section 6.5), since December 31, 2005, each Transferred Entity has complied in all material respects with, is in compliance in all material respects with and has operated and maintained its businesses in compliance with, in each case in all material respects, all applicable Laws.  No material investigation by any Government Entity with respect to any Transferred Entity is pending or, to the Knowledge of Seller, threatened, and no Government Entity has notified Seller or any Transferred Entity in writing or, to the Knowledge of Seller, orally of its intention to conduct the same.  To the Knowledge of Seller, there is no reasonable basis for any such assertion, except as, individually or in the aggregate, has not had or resulted in or would reasonably be expected to be material to the Transferred Entities, taken as a whole.

(b)           To the Knowledge of Seller, except as not prohibited under applicable Law, since December 31, 2007, no Transferred Entity has offered or given anything of value to any official of a Government Entity, any political party or official thereof, or any candidate for political office (i) with the intent of inducing such Person to use such Person’s influence with any Government Entity to affect or influence any act or decision of such Government Entity or to assist the obtaining or retaining of business for, or with, or the directing of business to, any Transferred Entity, or (ii) constituting a bribe, kickback or illegal or improper payment to assist any Transferred Entity in obtaining or retaining business for or with any Government Entity.

(c)           Each of Seller, each of Seller’s Subsidiaries and each Fund has filed all material registrations, reports, prospectuses, proxy statements, statements of additional information,

financial statements, sales literature, statements, notices and other material filings required to be filed by it with any Government Entity, including all material amendments or supplements to any of the above for the past three years, in each case to the extent related to the BGI Business, except to the extent the failure to file would not, individually or in the aggregate, be reasonably expected to be material to the Transferred Entities, taken as a whole.

(d)           Except for routine examinations conducted by any Government Entity in the regular course of the BGI Business and the Funds, as applicable, (i) no Government Entity has initiated any Litigation that is ongoing or unresolved affecting the BGI Business and, to the Knowledge of Seller, no such Litigation is threatened by any Government Entity and (ii) none of the Transferred Entities or the Funds has received any notice or communication (A) of any unresolved violation or exception by any Government Entity with respect to any report or statement by any Government Entity relating to any examination of any Transferred Entity, (B) threatening to revoke or condition the continuation of any Permit or (C) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on similarly regulated Persons generally).

Section 4.24          Insurance.  The Transferred Entities maintain, or Seller or one of its Affiliates maintains on behalf of the Transferred Entities, such worker’s compensation, comprehensive property and casualty, liability, errors and omissions, directors’ and officers’, fidelity and other insurance as they may be required to maintain under applicable Laws.  The Transferred Entities have complied in all material respects with the terms and provisions of such policies and bonds.  The Transferred Entities are insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged.

Section 4.25          Board and Stockholder Approval.  The board of directors of Parent, at a meeting duly called and held, and not subsequently rescinded or modified in any way, has duly adopted resolutions (i) approving this Agreement and determining that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of Parent and its shareholders as a whole and (ii) resolving to recommend that Parent’s shareholders vote in favor of the Resolutions at the Parent Shareholders Meeting.  In considering the foregoing resolutions, the directors of Parent took into account their respective statutory and fiduciary obligations.

Section 4.26          Finders’ Fees.  There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any Transferred Entity who would be entitled to any fee or commission from any Transferred Entity in connection with this Agreement, any of the Ancillary Agreements, the MSA or the transactions contemplated hereunder and thereunder.

Section 4.27          Affiliate Arrangements.

(a)           Other than ordinary course Contracts, liabilities or obligations that will not survive the Closing or Contracts that by their terms are terminable by either party thereby without penalty upon notice of 60 days or less, and liabilities or obligations expressly contemplated by this Agreement, there is no material Contract, liability or obligation (whether or not evidenced by a writing) between a Transferred Entity, on the one hand, and Seller or any of its Affiliates (other than a Transferred Entity), on the other hand that will remain in effect following the Closing (any such Contract, liability or obligation, a “BGI Affiliate Arrangement”).

(b)           To the Knowledge of Seller, as of the date hereof, no director, officer or employee of any Transferred Entity: (i) owns, directly or indirectly (other than through an investment in Parent or the Equity Ownership Plan or any public company), any economic or ownership interest in any property or asset, real or personal, tangible or intangible, used in or held for use in connection with the BGI Business or (ii) has received any loans from or is otherwise a debtor of, or made any loans to or is otherwise a creditor of, any Transferred Entity, in each case of (i) and (ii), which could reasonably be expected to impair such Person’s independent judgment.

Section 4.28          No Other Representations or Warranties.  Except for the representations and warranties contained in this Agreement (including any certificate or other instrument delivered in connection therewith), neither Seller nor any other Person makes any other express or implied representation or warranty on behalf of Seller relating to the Transferred Entities or the BGI Business.  BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT IN THE CASE OF FRAUD, SELLER AND ITS AFFILIATES WILL NOT HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO BUYER OR ANY OF ITS AFFILIATES OR ANY OTHER PERSON RESULTING FROM THE MAKING AVAILABLE OR FAILING TO MAKE AVAILABLE TO BUYER OR ANY OF ITS AFFILIATES, OR ANY USE BY BUYER OR ANY OF ITS AFFILIATES OF, ANY INFORMATION, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO BUYER OR ANY OF ITS AFFILIATES IN CERTAIN “DATA ROOMS” OR MANAGEMENT PRESENTATIONS IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT TO THE EXTENT ANY SUCH INFORMATION IS EXPRESSLY INCLUDED IN A REPRESENTATION OR WARRANTY CONTAINED IN THIS AGREEMENT (INCLUDING ANY CERTIFICATES OR OTHER INSTRUMENTS DELIVERED IN CONNECTION THEREWITH).

ARTICLE V

REPRESENTATIONS AND WARRANTIES RELATING TO BUYER

Except as set forth in the Buyer’s Disclosure Schedules, Buyer represents and warrants to Seller as of the date of this Agreement as follows:

Section 5.1            Organization and Qualification.  Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Buyer has the requisite corporate power and authority to carry on its business as conducted as of the date of this Agreement and to own, lease and operate all of its properties and assets, in all material respects as conducted, owned, leased or operated as of the date of this Agreement.  Buyer is duly qualified to do business in each jurisdiction in which the nature of its business or the character or location of the properties and assets owned, leased or operated by it makes such qualification necessary other than any failure to be so qualified that, individually or in the aggregate, has not had or resulted in and would not reasonably be expected to be material to Buyer and its Controlled Affiliates, taken as a whole.  The Organizational Documents of Buyer and each of its Controlled Affiliates are in full force and effect and there has been, or will be, no material violation thereof.

Section 5.2           Capitalization.  The authorized capital stock of Buyer, (a) as of the date of this Agreement, is 500,000,000 shares of Buyer Common Stock, of which as of June 9, 2009,  48,344,286 were issued and were outstanding, including 911,266 held in escrow and none held in treasury, (b) as of the date of this Agreement, 500,000,000 shares of Buyer Preferred Stock, of which (i) 20,000,000 have been designated as Buyer Series A Preferred Stock, of which zero are issued and outstanding, (ii) 150,000,000 have been designated as Buyer Series B Preferred Stock, of which as of June 9, 2009, 80,341,918 were issued and outstanding, and (iii) as of the date of this Agreement, 6,000,000 have been designated as Buyer Series C Preferred Stock, of which as of June 9, 2009, 2,889,467 shares were issued and outstanding.  From June 9, 2009 through the date of this Agreement, Buyer has not issued any shares of capital stock except pursuant to any exercises or conversions of any Equity Rights in existence on June 9, 2009.  As of the date of this Agreement, all of the outstanding shares of capital stock and other equity interests of Buyer have been duly authorized and are validly issued, fully paid and non-assessable.  Except for the issuance of shares to Seller and its Affiliates pursuant hereto or with respect to the Existing Stockholder Agreements, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character, or any other Equity Rights under which Buyer is or may become obligated to issue or sell, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations that are exercisable or exchangeable for, or convertible into, any shares of the capital stock or other equity interests, or any other Equity Rights, of Buyer, and no securities or obligations evidencing such rights are authorized, issued or outstanding as of the date of this Agreement.  Except with respect to the Existing Stockholder Agreements, as of the date of this Agreement, the outstanding capital stock and other equity interests of Buyer are not subject to any voting trust agreement or other Contract restricting or otherwise relating to the voting, dividend rights or disposition of such capital stock or other equity interests.  As of the date of this Agreement, there are no phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of the capital stock or other equity interests of Buyer.

Section 5.3            Corporate Authorization.

(a)           Buyer has full corporate power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder.  The execution, delivery and performance by Buyer of this Agreement and each Ancillary Agreement to which it is a party, and each of the transactions contemplated hereunder and thereunder, has been duly and validly authorized, and, except for the Written

Consents that were delivered by the Majority Stockholders to Buyer concurrently with the execution of this Agreement, and except for the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, no additional corporate or shareholder authorization or consent is required in connection with the execution, delivery and performance by Buyer of this Agreement and each Ancillary Agreement or any of the transactions contemplated hereunder and thereunder.

(b)           The board of directors of Buyer, at a meeting duly called and held, has (i) determined that this Agreement and the Purchase are advisable, fair to, and in the best interests of Buyer and its stockholders, (ii) duly and validly approved and taken all corporate action required to be taken by the board of directors to authorize the consummation of the transactions contemplated by this Agreement and (iii) recommended that the stockholders of Buyer approve the Share Issuance, and none of the aforesaid actions by such board of directors has been amended, rescinded or modified.

(c)           Buyer has received the Written Consents, which constitutes the requisite stockholder approval under the applicable rules and regulations of the NYSE and is the only approval of the stockholders of Buyer necessary to approve the Share Issuance and the other transactions contemplated by this Agreement.

Section 5.4            Consents and Approvals.  Other than in connection with (a) the HSR Act, the EC Merger Regulation (to the extent required) or any other Antitrust Laws, (b) any rules, regulations and orders of the Office of the Comptroller of the Currency, (c) any applicable banking, securities or other financial services Laws of any banking commissions or any securities or other financial services regulators, (d) the provisions of the Transfer of Undertakings or any other similar Law of any competent jurisdiction, (e) such other Laws, (f) such other approvals that would be required of any newly-formed Person acquiring the Transferred Entities and (g) the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, in each case, that are set forth on Section 5.4 of the Buyer’s Disclosure Schedules (collectively, the “Buyer’s Required Approvals”), Buyer and its Affiliates and, to the Knowledge of Buyer, the Majority Stockholders and their Affiliates are not required to obtain any authorization, waiver, consent or approval of, make any filing or registration with or give any notice to any Government Entity or to obtain any Permit in connection with the execution, delivery and performance by Buyer of this Agreement or each of the Ancillary Agreements to which it is a party or any of the transactions contemplated hereunder or thereunder, other than any authorization, waiver, consent, approval, filing, registration notice or Permit, the failure of which to obtain, make or give would not reasonably be expected, individually or in the aggregate, to impair or delay materially the ability of Buyer to consummate the transactions and perform its obligations, in each case, contemplated hereunder and thereunder or subject Buyer, a Majority Stockholder or any of their respective Affiliates to criminal liability or any other adverse action by any Government Entity that is significant to the Buyer and its Affiliates, taken as a whole, or either of the Majority Stockholders and its Affiliates, each taken as a whole.

Section 5.5            Non-Contravention.

(a)           The execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Agreements, and the consummation by Buyer of the transactions contemplated hereunder and thereunder, do not and will not, with or without the giving of notice, the lapse of time or both, (i) conflict with or violate any provision of the certificate of incorporation or the bylaws of Buyer, (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings (A) referred to in Section 5.4, conflict with, or result in the breach of, or constitute a default under, or result in the termination, Encumbrance, vesting, cancellation, modification or acceleration of any right or obligation of Buyer or any of its Controlled Affiliates under, or result in a loss of any benefit to which Buyer or any of its Controlled Affiliates is entitled under, any Contract or other agreement or instrument, or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings (A) referred to in Section 5.4 or (B) required to be received or made by any of the Transferred Entities or by Seller, violate or result in a breach of or constitute a default under any Law to which Buyer or any of its Controlled Affiliates is subject or under any Permit of Buyer or any of its Controlled Affiliates, other than, in the case of clauses (ii) and (iii), any conflict, breach, default, termination, Encumbrance, vesting, cancellation, modification, acceleration or loss that would not, individually or in the aggregate, reasonably be expected to impair or delay materially the ability of Buyer to perform its obligations hereunder or thereunder or subject Buyer or any of its Affiliates to criminal or any other adverse action by any Government Entity that is significant to Buyer and its Affiliates, taken as a whole.

(b)           As of the date of this Agreement, no Majority Stockholder or Affiliate thereof is subject to any Law, regulatory actions or administrative action that would, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

Section 5.6            Binding Effect.  This Agreement, when executed and delivered by Buyer, and each of the Ancillary Agreements to which Buyer is a party, when executed and delivered by the applicable counterparties thereto, will constitute a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 5.7            Equity Consideration.  The Equity Consideration and any capital stock issued upon conversion thereof, when issued to Seller pursuant to this Agreement or upon conversion, shall be validly issued, fully paid, non-assessable and free and clear of any Encumbrance (other than restrictions on transfer which arise under applicable securities Laws and other than those arising under the Stockholder Agreement) and shall not have been issued in violation of any preemptive rights.

Section 5.8            SEC Matters.

(a)           Buyer has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed, furnished or submitted by it with the

SEC under the Exchange Act or the Securities Act since January 1, 2005 (the “Applicable Date”) (the forms, statements, reports and documents filed, furnished or submitted since the Applicable Date and those filed or furnished subsequent to the date hereof including any amendments thereto, the “Buyer SEC Reports”).  Each of the Buyer SEC Reports, at the time of its filing or being furnished or submitted complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and any rules and regulations promulgated thereunder applicable to the Buyer SEC Reports.  As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment) the Buyer SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)           Buyer is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE.

(c)           Buyer has established and maintained disclosure controls and procedures required by Exchange Act Rules 13a-14 and 15d-14, except as disclosed in the Buyer SEC Reports.  Such disclosure controls and procedures are adequate and effective to ensure that information required to be disclosed by Buyer, including information relating to its consolidated Affiliates, is recorded and reported on a timely basis to its chief executive officer and chief financial officer by others within those entities.

(d)           Each of the consolidated financial statements of Buyer and its Subsidiaries contained in the Buyer SEC Reports (the “Buyer Financial Statements”), together with related schedules and notes, presents fairly in all material respects the financial position of Buyer and its consolidated Subsidiaries at the dates indicated and the statement of operations and stockholders’ equity and cash flows of Buyer and its consolidated Subsidiaries for the periods specified, and said financials have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except as disclosed therein.

Section 5.9            Absence of Undisclosed Liabilities.  Except for (a) liabilities to the extent reserved against on the last balance sheet included in the Buyer Financial Statements (the “Buyer Balance Sheet”), (b) as set forth in the Buyer SEC Reports (to the extent that the qualifying nature of such disclosure is reasonably apparent therefrom and excluding all disclosures in the “Risk Factors” sections and any “forward-looking statements”), (c) liabilities which were incurred by Buyer as a result of this Agreement or any Ancillary Agreement and (d) liabilities that are incurred since the date of the Buyer Balance Sheet and are consistent in nature, type and amount with any such liabilities regularly incurred in the ordinary course of business consistent with past practice of the Buyer, to the Knowledge of Buyer, Buyer and its Controlled Affiliates do not have any liabilities outside the ordinary course of business which would, individually or in the aggregate, reasonably be expected to have a Buyer Material Adverse Effect.

Section 5.10          Absence of Certain Changes.

(a)           During the period between the date of the Buyer Balance Sheet and the date of this Agreement, except for any actions taken in connection with any transactions contemplated by this Agreement or any Ancillary Agreement or as set forth in the Buyer SEC Reports (to the extent that the qualifying nature of such disclosure is reasonably apparent therefrom and excluding all disclosures in the “Risk Factors” sections and any “forward looking statements”), each of Buyer and its Controlled Affiliates (a) has in all material respects conducted its business in the ordinary course consistent with past practice and (b) has not taken any action that would be prohibited by the terms of Section 6.3(D), had such terms been applicable during such period.

(b)           During the period between the date of the Buyer Balance Sheet and the date of this Agreement, there has not occurred a Buyer Material Adverse Effect.

Section 5.11          Financial Capability.  Buyer has, or will have at the Closing, funds sufficient to pay the amounts required to be paid under Article II and to pay all related fees and expenses.

Section 5.12          Investment Purpose.  Buyer is acquiring all of the Transferred Equity Interests solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.  Buyer acknowledges that the Transferred Equity Interests are not registered under the Securities Act or any other applicable Law, and that the Transferred Equity Interests may not be transferred, sold or otherwise disposed of except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to Laws and regulations of other jurisdictions as applicable.

Section 5.13          Investment Advisory Activities.  Neither Buyer nor any other person “associated” (as defined under the Investment Advisers Act or its equivalent under any applicable state or foreign Laws) with Buyer is or has been subject to disqualification pursuant to Section 203 of the Investment Advisers Act (or its equivalent under any applicable state or foreign Laws) to serve as an investment adviser or as an associated person of a registered investment adviser, or subject to disqualification to serve as a broker-dealer under any applicable Law, unless, in each case, Buyer or such associated person, as applicable, has received exemptive relief from the SEC or any other applicable Government Entity with respect to any such disqualification.  Buyer has made available to Seller prior to the date of this Agreement a copy of any exemptive order in respect of any such disqualification.  As of the date of this Agreement, there is no material Litigation pending and served, or, to the Knowledge of Buyer, pending and not served or threatened against Buyer that would result in any such disqualification.  Neither Buyer nor any “affiliated person” (as defined under the Investment Company Act or its equivalent under any applicable state or foreign Law) of Buyer is or has been subject to disqualification as an investment adviser or subject to disqualification to serve in any other capacity contemplated by the Investment Company Act (or its equivalent under any applicable state or foreign Law) for any investment company under Sections 9(a) and 9(b) of the Investment Company Act (or its equivalent under any applicable state or foreign Law), unless, in each case, such person, as applicable, has received, to the Knowledge of Buyer, exemptive relief from the SEC or any other applicable Government Entity with respect to any such disqualification.  Buyer has made available to Seller prior to the date of this Agreement a copy of any exemptive order or other relief in respect of any such disqualification in effect prior to the date of this Agreement.  There is no material Litigation pending and served or, to the Knowledge of Buyer, pending and not served or threatened against Buyer that would result in any such disqualification.  There are no facts or circumstances in relation to Buyer of any of its Subsidiaries or any Person associated with Buyer or any of its Subsidiaries that would, to the Knowledge of Buyer, under applicable Law, (x) prevent any of them from obtaining any consent, registration or approval required in order for Buyer to complete the transactions contemplated by this Agreement or (y) otherwise prevent any of them from controlling or beneficially owning a direct or indirect interest in any of the Transferred Entities.

Section 5.14          Information in Proxy.  None of the information supplied or to be supplied by or on behalf of Buyer or its Affiliates specifically for inclusion or incorporation by reference in the proxy solicitation materials to be distributed to the shareholders of each Fund, or otherwise to be provided to investors in connection with the Assignment Requirements will, at the time of the mailing of the proxy statement or any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 5.15          Section 15(f) of the Investment Company Act.  None of Buyer or any of its respective “affiliated persons” (as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC) has any express or implied understanding or arrangement which would reasonably be expected to impose an unfair burden on any of the Funds registered under the Investment Company Act for purposes of Section 15(f) of the Investment Company Act as a result of the transactions contemplated hereby or would in any way cause Section 15(f) of the Investment Company Act to be unavailable to Seller.

Section 5.16          Filings.  None of the information regarding Buyer or any of its Affiliates supplied or to be supplied by Buyer or any of its Affiliates in writing for inclusion in any application, filing or other document to be filed with any Government Entity in connection with the transactions contemplated by this Agreement will, at the respective times such documents are filed with any such Government Entity, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.17          Finders’ Fees.  Except for fees that will be paid by Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer or any of its Affiliates who might be entitled to any fee or commission from Buyer or any of its Affiliates in connection with the transactions contemplated by this Agreement.

Section 5.18         Litigation.  As of the date hereof, there is no Litigation pending and served or threatened in writing or, to the Knowledge of Buyer, pending and not served or otherwise threatened, against or affecting Buyer or any of its Affiliates that challenges the validity or enforceability of this Agreement or seeks to enjoin or prohibit consummation of, or seek other material equitable relief with respect to, the transactions contemplated by this Agreement or that would, individually or in the aggregate, reasonably be expected to impair or delay materially the ability of Buyer to perform its obligations hereunder.

Section 5.19          Arrangements with PNC and Merrill Lynch.  Except as set forth in the SEC Reports (to the extent that the qualifying nature of such disclosure is reasonably apparent therefrom and excluding all disclosures in the “Risk Factors” sections and any “forward looking statements”), and except for ordinary course transactions within the framework of existing distribution and investment management arrangements, as of the date of this Agreement there is no material Contract, liability or obligation (whether or not evidenced by a writing) between Buyer or any of its Subsidiaries, on the one hand, and PNC or any of its Subsidiaries (other than Buyer and its Affiliates) or Merrill Lynch or Merrill Lynch Group, Inc. or any of their Subsidiaries (other than Buyer and its Affiliates), on the other hand.

Section 5.20          No Other Representations or Warranties.  Except for the representations and warranties contained in this Agreement (including any certificate or other instrument delivered in connection therewith), neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer relating to Buyer.  EACH OF SELLER AND THE TRANSFERRED ENTITIES ACKNOWLEDGES AND AGREES THAT, EXCEPT IN THE CASE OF FRAUD, BUYER AND ITS AFFILIATES WILL NOT HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO SELLER OR ANY OF ITS AFFILIATES OR ANY OTHER PERSON RESULTING FROM THE MAKING AVAILABLE OR FAILING TO MAKE AVAILABLE TO SELLER OR ANY OF ITS AFFILIATES, OR ANY USE BY SELLER OR ANY OF ITS AFFILIATES OF, ANY INFORMATION, INCLUDING ANY INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS OR OTHER MATERIAL MADE AVAILABLE TO SELLER OR ANY OF ITS AFFILIATES IN CERTAIN “DATA ROOMS” OR MANAGEMENT PRESENTATIONS IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT TO THE EXTENT ANY SUCH INFORMATION IS EXPRESSLY INCLUDED IN A REPRESENTATION OR WARRANTY CONTAINED IN THIS AGREEMENT.

ARTICLE VI

COVENANTS

Section 6.1            Access and Information.

(a)           From the date of this Agreement until the earlier of the Closing Date or termination of this Agreement in accordance with its terms, subject to the terms of this Section 6.1 and the confidentiality obligations set forth in the Confidentiality Agreement and this Agreement and any applicable Law (including any Antitrust Law) (as determined by Seller in its reasonable discretion in the case of clause (i) below or by Buyer in its reasonable discretion in the case of clause (ii) below), (i) Seller shall and shall cause its Affiliates and Representatives to (A) afford Buyer and its Representatives reasonable access, during regular business hours and upon reasonable advance notice, to the Employees, the Books and Records, the Contracts, the assets and properties of the Transferred Entities and the employees and Representatives of Seller who have knowledge relating directly to the BGI Business, in each case, in order that Buyer and its Representatives shall have the reasonable opportunity to make such investigation as Buyer and its Representatives shall reasonably require in connection with any matters relating to the Transferred Entities and the transactions contemplated by this Agreement, (B) furnish, or cause to be furnished, to Buyer and its Representatives any financial and operating data and other information that is reasonably available to Seller and its Representatives with respect to the Transferred Entities or the BGI Business as Buyer and its Representatives from time to time may reasonably request, (C) instruct the Employees and the employees and Representatives of Seller and its Affiliates who have knowledge relating directly to the BGI Business to cooperate reasonably with Buyer and its Representatives in their investigation of the BGI Business and any matters relating thereto and to the transactions contemplated by this Agreement and (D) cooperate reasonably with Buyer in connection with any approvals, applications, waivers, consents or any other request for information or requirements of any Government Entity to be made, filed or obtained by Buyer, and (ii) Buyer shall and shall cause its Affiliates and Representatives to (A) afford Seller and its Representatives reasonable access, during regular business hours and upon reasonable advance notice, to information relating to Buyer in connection with such investigation as Seller and its Representatives shall reasonably require in connection with any matters relating to the transactions contemplated by this Agreement, (B) furnish, or cause to be furnished, to Seller and its Representatives any financial and operating data and other information that is reasonably available to Buyer and its Representatives with respect to Buyer as Seller and its Representatives from time to time may reasonably request, (C) instruct the employees and Representatives of Buyer and its Affiliates who have knowledge relating to Buyer to cooperate reasonably with Seller and its Representatives in their investigation of Buyer and any matters relating thereto and to the transactions contemplated by this Agreement and (D) cooperate reasonably with Seller in connection with any approvals, applications, waivers, consents or any other request for information or requirements of any Government Entity to be made, filed or obtained by Seller; provided, however, that in no event shall any party have access to any information if allowing that access (x) based on advice of counsel to the party that is providing access, information or cooperation pursuant to this Section 6.1(a) (the “Providing Party”), would reasonably be expected to result in the loss of attorney-client privilege (provided that the Providing Party and its counsel shall use commercially reasonable efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to allow for such disclosure in a manner that does not result in the loss of attorney client privilege), or (y) would in the reasonable judgment of the Providing Party (A) result in the disclosure of any material trade secrets, unless the applicable information is reasonably necessary for integration purposes and then only if it does not involve the furnishing of information about sensitive fiduciary matters, or (B) violate any obligation of the Providing Party with respect to confidentiality so long as, with respect to confidentiality, the Providing Party has made commercially reasonable efforts to safeguard the confidentiality of any such information and minimize any reasonable concerns in connection therewith including seeking to obtain a waiver regarding the possible disclosure from the third party to whom it owes an obligation of confidentiality; provided, further, that with respect to clauses (x) and (y) of this Section 6.1(a), in the event that any such clauses prevents the providing of information pursuant to this Section 6.1(a), the Providing Party shall use commercially reasonable efforts to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to the receiving party.  All requests for information made pursuant to this Section 6.1(a) shall be directed in writing to an executive officer of Seller or Buyer, as the case may be, or such Person or Persons as may be designated by Seller or Buyer, as the case may be.

(b)           Between the date hereof and the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms, subject to the terms of this Section 6.1(b) and the confidentiality obligations set forth in the Confidentiality Agreement and this Agreement and any applicable Law (including any Antitrust Law), Seller shall provide to Buyer on a monthly basis as promptly as they become available (A) copies of all regularly prepared monthly financial statements and reports on the Transferred Entities or the BGI Business, as appropriate, including statements of operations and balance sheets, (B) updates with respect to the obtaining of consents in connection with the transactions contemplated hereby, including such consents contemplated by Section 6.6, Section 6.9 and Section 6.10, (C) an updated Base Revenue Schedule, and (D) a calculation of Closing Revenue Run Rate, Closing Adjustment Revenue Run Rate, Closing Adjustment ETF Revenue Run Rate and the Revenue Run Rate Adjustment Amount as of the end of each month and such supporting documentation relating to the foregoing and the Initial Base Revenue Schedule as Buyer may reasonably request including a schedule with reasonable detail supporting the determinations of each of the elements of the items set forth in clauses (C) and (D) (it being understood that the information provided under clauses (C) and (D) will be provided exclusively pursuant to the procedures previously agreed between the parties).  In addition, subject to applicable Law, Seller shall provide Buyer with access to all Books and Records and personnel reasonably necessary for Buyer’s financial reporting obligation, and Seller shall, at Buyer’s reasonable request, engage appropriate consultants at Buyer’s cost and as Buyer reasonably deems necessary for its financial reporting obligation related to Seller for periods following the Closing.  In the event that the Closing shall be on or prior to December 1, 2009, Seller shall bear all of Buyer’s reasonable out-of-pocket costs in connection with the activities set forth in the preceding sentence (and shall, in such circumstance, refund any amounts previously paid by Buyer).

(c)           (i)  Following the Closing Date, to the extent permitted by applicable Law (as determined by Buyer in its reasonable discretion), Buyer shall provide (or cause its Subsidiaries and Representatives to provide) Seller and its Representatives with reasonable access, during regular business hours and upon reasonable advance notice, to the Books and Records and any other documents that Buyer through the Transferred Entities acquires pursuant to this Agreement and access to and the assistance of Buyer’s and the Transferred Entities’ employees and Representatives, in each case, to the extent that such access and assistance is related to any Transferred Entity, UK Holdings, any entity contemplated by Section 6.26(d) and not sold hereby or the BGI Business during the period prior to the Closing Date and otherwise necessary for Seller or its Representatives to comply with the terms of this Agreement, any applicable Law  (including the obligations of Seller and its Affiliates to produce as required by applicable Law accounts, attestations and reports (and contributory internal deliverables in accordance with past practice) in respect of the 2009 financial year (and up to the Closing if later), for which purpose Buyer will use commercially reasonable efforts to retain sufficient appropriately-skilled relevant personnel) or any request of a Government Entity; provided, however, that any such access, review and assistance shall be granted and conducted in such manner as not to interfere unreasonably with the conduct of the business of Buyer or any of its Affiliates.

   (ii)         In addition, following the Closing Date, to the extent permitted by applicable Law (as determined by Buyer in its reasonable discretion), Buyer shall provide (or cause its Subsidiaries and Representatives to provide to or cause to provided to) Seller and its Representatives with reasonable access, during regular business hours and upon reasonable advance notice to (x) the records of and related to those funds to which a Cash Fund Support Agreement relates (each, a “Cash Fund”) of Buyer and its Subsidiaries for which Seller continues to provide financial support following the Closing and (y) all records and documentation relating to the Guarantees and the securities lending arrangements to which the Guarantees relate (including lending balances, counterparty exposures and collateral) and shall permit Seller and its Representatives access to the Cash Funds and Buyer and its Subsidiaries shall permit Seller to or cause Seller to be permitted to audit whether any payment is due with respect to the Cash Funds or the Guarantees and the amount of any payment due to Seller; provided, however, that any such access shall be granted and conducted in such manner as not to interfere unreasonably with the conduct of the business of Buyer or any of its Affiliates and provided further that such access and information is permitted solely for the purposes of enabling Seller and its relevant Affiliates to perform obligations under or in connection with this Agreement and to report on related exposures internally and externally as reasonably necessary or as required by applicable Law.

   (iii)         Notwithstanding anything in this Section 6.1(c) to the contrary, in no event shall Seller or its Representatives have access to any information if allowing that access (x) based on advice of counsel of Buyer, information or cooperation pursuant to this Section 6.1(c), would reasonably be expected to result in the loss of attorney-client privilege (provided that the Buyer and its counsel shall use commercially reasonable efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to allow for such disclosure in a manner that does not result in the loss of attorney client privilege) or (y) would in the reasonable judgment of Buyer violate any obligation of Buyer with respect to confidentiality so long as Buyer has made commercially reasonable efforts to obtain a waiver regarding the possible disclosure from the third party to whom it owes an obligation of confidentiality.  Notwithstanding anything in this Agreement to the contrary, Seller shall have the right to access the Books and Records and other documents that Buyer acquires pursuant to this Agreement, even if (A) based on advice of counsel of Buyer, Buyer believes that providing such access pursuant to this Section 6.1(c) would reasonably be expected to result in the loss of attorney-client privilege or (B) Buyer believes that providing such access pursuant to this Section 6.1(c) would violate any of its obligations with respect to confidentiality, in each case of (A) and (B), if Seller or its Affiliates would violate any Law or other requirement of any Government Entity for failing to have such access pursuant to this Section 6.1(c).

   (iv)         Seller shall bear any out-of-pocket costs incurred in connection with the provision of such access by Buyer under this Section 6.1(c) following the Closing Date.

   (v)         In addition to the other obligations set forth herein, Buyer shall, and shall cause its Representatives to, retain and preserve all of the Books and Records and all other documents that Buyer acquires pursuant to this Agreement in accordance with its customary retention policy.

(d)           Buyer undertakes, for a period of five years from the Closing Date, to:

   (i)         keep in a safe place and with the same security measures that apply to Buyer’s own secure documentation (which Buyer confirms are appropriate for a comparable business as carried on by Buyer) the Relevant Documentation within its possession to ensure that Relevant Documentation is maintained for a period of five (5) years after the Closing Date;

   (ii)         upon written request from the Seller, the Buyer will use commercially reasonable efforts, subject to the capabilities of the Transferred Entities acquired on the Closing Date, to provide the document  or copy of the document within:

   (A)           five Business Days for information less than one year old;

   (B)           10 Business Days for information between one and three years old; and

   (C)           15 Business Days for information between three and five years old.

   (iii)        give to Seller a copy of any document included in the Relevant Documentation within five Business Days from the receipt of a written request from Seller.

Seller agrees, solely with respect to Buyer’s obligations under this Section 6.1(d) and without affecting any other obligation of Buyer in this Agreement, that it shall only request copies of Relevant Documentation  in connection with a bona fide obligation to respond to a request from a competent, Government Entity to disclose Relevant Documentation, or information included in such Relevant Documentation, and undertakes, provided it is in Seller’s reasonable opinion practicable and permitted by Law, to provide evidence of such request in a form reasonably satisfactory to Buyer at the time the request for the Relevant Documentation is made (and, if it is not practicable or permitted, shall instead provide a certificate signed on behalf of Seller confirming that such request is in response to a bona fide regulatory, governmental, legal or judicial requirement).  Seller shall reimburse Buyer for all reasonable out of pocket costs incurred as a result of the need to comply with the requirements in this paragraph which are in excess of what Buyer would otherwise have incurred.  Without prejudice to Buyer’s obligation to maintain appropriate security measures pursuant to clause (i), nothing herein shall require Buyer to create, alter or modify any of its information technology systems in order to comply with this Section 6.1(d); it being understood that the foregoing shall not affect Buyer’s obligation to maintain Relevant Documentation for five years.

(e)           Notwithstanding anything in this Agreement to the contrary, (except for Section 6.1(d)(i)) Seller shall be permitted to retain duplicate copies of the Books and Records and any other documents of or otherwise relating to the Transferred Entities or the BGI Business for legal and record keeping purposes; it being understood that any information retained by Seller pursuant to this Section 6.1(e) shall be subject to Section 6.18(a) (Confidentiality).

(f)           Promptly following receipt of applicable clearances under applicable Antitrust Laws or the expiration of any applicable waiting period under applicable Antitrust Laws, Seller shall use reasonable best efforts to provide to Buyer an unredacted list of all Contracts entered into by Seller or its Subsidiaries and in effect on the date of this Agreement (i) that would have been included in Section 4.13(a) of the Seller’s Disclosure Schedules if any $10,000,000 threshold therein had been $2,500,000, (ii) that constitute index licenses and Investment Advisory Arrangements, in each case, that is reasonably expected to provide for payments by or to the Transferred Entities in excess of $2,500,000 in 2009, (iii) that are index licenses containing change of control provisions or (iv) for which a description is provided under Section 4.13(e) or Section 4.13(f) of the Seller’s Disclosure Schedules.

Section 6.2           Conduct of Business of the Transferred Entities.  Except as set forth in Section 6.2 and Section 6.26 of the Seller’s Disclosure Schedules, during the period from the date of this Agreement to and through the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, except as otherwise expressly contemplated by this Agreement, as required by any applicable Law, in connection with the termination of the Existing Reimbursement Agreements and any settlement of any recorded balance of the liability to Seller or any of its Affiliates (other than the Transferred Entities) for the derivatives and guarantees related to the Cash Fund Support Agreements (and any other cash fund support agreements referred to therein) and the Existing Reimbursement Agreements, or as Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall cause each Transferred Entity to (a) conduct its business in the ordinary course of business in all material respects consistent with past practice and (b) use commercially reasonable efforts to (i) preserve intact its business and operations, retain present officers and preserve its material rights, franchises, goodwill and relationships with the Funds (including the boards of directors and shareholders thereof), any applicable Government Entity and its Advisory Clients and other material clients, customers, lessors, suppliers and others with whom it does business, and (ii) keep available the services of the Employees.  Except as set forth in Section 6.2 and Section 6.26 of the Seller’s Disclosure Schedules, during the period from the date of this Agreement to and through the Closing Date, except as otherwise expressly contemplated by this Agreement, as required by any applicable Law, in connection with the termination of the Existing Reimbursement Agreements and any settlement of any recorded balance of the liability to Seller or any of its Affiliates (other than the Transferred Entities) for the derivatives and guarantees related to the Cash Fund Support Agreements (and any other cash fund support agreements referred to therein) and the Existing Reimbursement Agreements, or as Buyer shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Seller shall not, and shall cause the Transferred Entities not to, without limiting the generality of the foregoing, do any of the following with respect to any of the Transferred Entities:

   (A)           other than in the ordinary course of business consistent with past practice, incur, create or assume any Encumbrance on any of the properties or assets,

tangible or intangible, that are material to any Transferred Entity, other than a Permitted Encumbrance;

   (B)           sell, lease, license (other than ordinary course intellectual property licenses), transfer, pledge, convey, assign, mortgage or otherwise dispose of any material properties or assets, tangible or intangible, of any Transferred Entity, other than obsolete or non-used assets or rights or as otherwise permitted by this Section 6.2 or with a fair market value not in excess of $10,000,000 in the aggregate;

   (C)           other than transactions between or among Transferred Entities or Seller and any Transferred Entity, issue, sell, deliver, pledge, transfer, dispose of or encumber (i) any equity interests or capital stock of or other equity or voting interest in any Transferred Entity, or (ii) any Equity Rights in respect of, security convertible into, exchangeable for or evidencing the right to subscribe for or acquire either any securities convertible into or exchangeable for, or evidencing the right to subscribe for or acquire, any shares of the capital stock of, or other equity or voting interest in, any Transferred Entity (it being understood that Buyer may withhold its consent for any reason with respect to any such issuance, sale, delivery, pledge, transfer or disposition to a third party or with respect to any such Encumbrance);

   (D)           other than in the ordinary course of business, amend, cancel, waive, modify or otherwise dispose of or permit to lapse any rights in any material Intellectual Property used in connection with the BGI Business, other than such Intellectual Property that is no longer used in connection with the BGI Business;

   (E)           except in the ordinary course of business or as required by the terms of any Benefit and Compensation Arrangement in effect as of the date of this Agreement and listed on Section 4.8(a) of the Seller’s Disclosure Schedules, (i) increase or decrease the compensation (including bonus opportunity) of any of the Employees or any independent contractor, (ii) pay or agree to pay or increase or agree to increase any pension, welfare, retirement allowance, severance or other employee benefit not already required or provided for under any existing plan, agreement or arrangement to any Employee or independent contractor, (iii) hire any person to become an Employee or individual independent contractor of the Transferred Entities with annual compensation in excess of $750,000, (iv) amend, terminate, or adopt any Benefit and Compensation Arrangement, (other than any amendment, termination or adoption that does not impact any of the Employees or that relates to the Bank UK Retirement Fund) or convert a Benefit and Compensation Arrangement into an Assumed Benefit and Compensation Arrangement or establish or enter into any new employment, change in control or severance agreements, arrangements, plans or policies for the benefit of or with any Employee, (v) terminate any Employee with annual compensation in excess of $1,000,000 except under circumstances that constitute cause or terminate the employment of 20 or more Employees in the United Kingdom or Germany, or (vi) grant or agree to grant or accelerate the time of vesting or payment of awards held by any of the Employees under any Benefit and Compensation Arrangement;

   (F)           pay, discharge, settle or satisfy any claims, actions, arbitrations, disputes or other proceedings (absolute, accrued, asserted or unasserted, contingent or otherwise) (i) with a value greater than $10,000,000 or (ii) that would result in any Transferred Entity being enjoined in any respect materially adverse to their business as conducted as of the date of this Agreement;

   (G)           other than as set forth in Section 6.2(G) of the Seller’s Disclosure Schedule:  (i) make or rescind any material election relating to Taxes of, or change any taxable year of, any Transferred Entity; (ii) amend in any material way a Tax Return of any Transferred Entity; (iii) settle or compromise any material tax liability of any Transferred Entity; or (iv) make any material change in any method of accounting, keeping of books of account or accounting practices or in any material method of Tax accounting of any Transferred Entity, unless required by applicable accounting standards or applicable Law;

   (H)           make or incur any capital expenditures requiring payments in excess of $10,000,000 in the aggregate in any 3 month period;

   (I)           (i) other than in the ordinary course of business consistent with past practice, enter into any Contract between Seller or any of its Affiliates (other than a Transferred Entity), on the one hand; and any Transferred Entity, on the other hand or (ii) enter into a Contract containing a “most favored nation” provision which could reasonably be expected to be applicable to Buyer and its Affiliates (excluding the Transferred Entities) following the Closing or amend any existing Contract in a manner to provide that a “most favored nation” provision contained therein would have a similar effect;

   (J)           amend in any material respect any provision of Organizational Document of any Transferred Entity or of any term of any outstanding security issued by any Transferred Entity;

   (K)           (i) acquire any business that would be included in the Transferred Entities by merger or consolidation, purchase of substantial assets or equity interests, or by any other manner, in a transaction or series of related transactions, or enter into any Contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing or (ii) with respect to any Transferred Entity, adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

   (L)           other than in the diligent prosecution of its rights, institute any action or proceeding or assert any claim regarding, or enter into any settlement regarding, any material Intellectual Property owned by any of the Transferred Entities;

   (M)           other than in the ordinary course of business, reduce the amount of insurance coverage or fail to renew any existing insurance policies that, in each case, is material to the Transferred Entities, taken as a whole;

   (N)           other than with respect to Indebtedness that will remain outstanding following the Closing, incur, assume or guarantee (including by way of any agreement to “keep well” or of any similar arrangement) or cancel or waive any claims under any Indebtedness or other claims or rights of substantial value or amend or modify the terms relating to any such Indebtedness, claims or rights, except for any such incurrences, assumptions or guarantee of Indebtedness or amendments of the terms of such Indebtedness in the ordinary course of business consistent with past practices involving an aggregate amount not exceeding $10,000,000;

   (O)           form, organize or sponsor any Fund not contemplated by or consistent with the current business plan of any Transferred Entity;

   (P)           materially amend, terminate or allow to lapse any material Permit relating to the businesses of the Transferred Entities, other than amendments required by applicable Law or other than as consistent with the current business plan;

   (Q)           take any action that would prevent any Fund which is required to be registered with the SEC or comparable regulatory or self-regulatory authority of any jurisdiction as a pooled investment vehicle from qualifying as a “regulated investment company” under Section 851 of the Code or comparable pass-through regime in any other applicable jurisdiction to the extent such status is intended in such Fund’s constituent documents or marketing materials; or

   (R)           authorize or enter into any Contract or commitment with respect to any of the foregoing.

Section 6.3            Conduct of Business of Buyer.  Except as set forth in Section 6.3 of the Buyer’s Disclosure Schedules, during the period from the date of this Agreement to and through the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, except as otherwise contemplated by this Agreement, as required by any applicable Law or as Seller shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Buyer shall conduct its businesses in the ordinary course of business in all material respects.  Except as set forth in Section 6.3 of the Buyer’s Disclosure Schedules, during the period from the date of this Agreement to and through the Closing Date, except as otherwise contemplated by this Agreement, as required by any applicable Law or as Seller shall otherwise consent in writing which consent shall not be unreasonably withheld, conditioned or delayed, Buyer shall not, and shall cause its Controlled Affiliates not to, do any of the following:

   (A)           other than dividends not in excess of $0.86 per share per quarter, make any distribution (whether in cash, stock, Equity Rights or property) or declare, pay or set aside any dividend with respect to, or split, combine, redeem, reclassify, purchase or otherwise acquire directly, or indirectly, any equity interest or shares of capital stock of, or other equity or voting or non-voting interest in Buyer or make any other changes in the capital structure of Buyer;

   (B)           issue, sell, deliver, pledge, transfer, dispose of or encumber any equity interest or capital stock of or other equity or voting interest in Buyer or any Equity Rights of Buyer, other than issuances of Equity Rights to employees in the ordinary course of business consistent with past practice pursuant to Buyer’s equity compensation plans, issuances of Buyer Common Stock and Buyer Preferred Stock upon conversion or exercise of any convertible security, option or other Equity Right outstanding as of June 9, 2009 and other than issuances of Buyer Common Stock or Buyer Series B Preferred Stock at a price (net of any underwriting or distribution discount or commission) not lower than the lowest closing market price of the Buyer Common Stock on the NYSE during the five trading days immediately prior to the date on which Buyer agrees to a binding agreement to effect such transaction;

   (C)           amend or modify any Existing Stockholder Agreement, or terminate any Existing Stockholder Agreement, or waive any rights, claims or obligations under or relating to any Existing Stockholder Agreement;

   (D)           amend in any material respect any provision of Buyer’s Organizational Documents in a manner that would adversely affect the benefits, economic or otherwise, of the transactions contemplated by this Agreement to Seller;

   (E)           merge or consolidate with any Person or adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization, but (other than with respect to a liquidation or dissolution) only to the extent any such action or actions would be reasonably likely to prevent, materially delay or impair the consummation of the transactions contemplated hereunder;

   (F)           enter into any acquisition agreement, or make any acquisition, that is reasonably likely to prevent, materially delay or impair the consummation of the transactions contemplated hereunder; or

   (G)           authorize or enter into any Contract or commitment with respect to any of the foregoing.

Section 6.4            Reasonable Best Efforts.

(a)           (i) Seller and Buyer shall cooperate and shall, and Seller shall cause each of the Transferred Entities to, and Buyer shall cause its Affiliates to, and Buyer shall use its reasonable best efforts to cause the Majority Stockholders to, use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on their respective parts under this Agreement and applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable, including, (x) preparing and filing as promptly as reasonably practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, waivers, orders, interpretive guidance, exemptions, permits and authorizations necessary or advisable to be obtained from any third party and/or any Government Entity in order to consummate the transactions contemplated by this Agreement, and (y) taking all actions reasonably necessary in order to comply with or satisfy the requirements of any applicable Law or other requirements of any Government Entity that would prevent the consummation of the transactions contemplated by this Agreement by the Termination Date; provided, however, that Buyer shall not, and shall cause its Affiliates not to, make any filing for any such notice, report or filing in respect of consents, registrations, approvals, waivers, orders, interpretive guidance, exemptions, permits and authorizations with respect to any antitrust or merger filings, or initiate any communications with any Government Entity with respect to any antitrust or merger filings, without Buyer’s first consulting with Seller in order to give Seller a reasonable opportunity to comment on the content of any merger filing relevant to the transaction contemplated under this Agreements in order to present the best case for unconditional clearance of the transaction  before a merger filing is submitted to a Government Entity.  Without limiting the generality of the foregoing, each of Buyer and Seller shall, and Seller shall cause the Transferred Entities to, and Buyer shall cause its Affiliates, and Buyer shall use its reasonable best efforts to cause the Majority Stockholders to, make as promptly as reasonably practicable all filings and submissions required under any applicable Law in connection with this Agreement and the transactions contemplated by this Agreement, and file promptly any additional information requested under any applicable Law in connection with this Agreement and the transactions contemplated by this Agreement, after receipt of the request therefor.

   (ii)         Notwithstanding the obligations in this Section 6.4 to the contrary, in connection with obtaining the approval of any Government Entity to the Closing, neither Buyer nor any of its Affiliates and neither Seller nor any of its Affiliates shall be required to (A) sell, divest, hold separate, or otherwise dispose of any of its or their respective businesses, properties or assets, (B) conduct its or their businesses in a specified manner or (C) agree to take any of the actions set forth in clause (i)(y) or (ii)(A) or (ii)(B) above that would, in the case of Buyer, result in any Buyer Regulatory Impediments or, in the case of Seller, result in any Seller Regulatory Impediments.

   (iii)         If the Parties become aware of the existence of an approval of a Government Entity that is not set forth on Exhibit F or Exhibit G or any Law that is reasonably expected to prevent the Closing they shall consult and reasonably cooperate with one another in connection with determining a mutually acceptable manner of dealing with any related Property and assets, and, subject to the standards set forth in (ii) above, take all reasonable action in connection therewith, including by agreeing on appropriate risk sharing.

   (iv)         Notwithstanding anything set forth in this Agreement to the contrary, Buyer shall take all actions necessary to eliminate prior to the Termination Date any Buyer Regulatory Impediment (or any element of clause (i) thereof that would prevent the consummation of the transactions contemplated by this Agreement by the Termination Date) arising from or reasonably likely to be imposed in connection with Buyer’s sale of capital stock and Equity Rights to strategic investors.

(b)           Seller, on the one hand, and Buyer, on the other hand, shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, Affiliates,

associates, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the preparation of any prospectus, proxy statement or any other statement, filing, notice or application made to any third party and/or any Government Entity in connection with the transactions contemplated by this Agreement.

(c)           Except as prohibited by applicable Law and except as prohibited by any Government Entity, Seller and Buyer shall keep each other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by such party, or any of its Affiliates, and in the case of Buyer any notices or other communications received by a Majority Stockholder and furnished to Buyer, from any third party and/or any Government Entity with respect to the transactions contemplated by this Agreement, except, (i) in the case of, Seller, Seller may redact any portion of such notices or other communications related to any business of Seller and its Affiliates other than those conducted by the Transferred Entities, and (ii) in the case of Buyer, Buyer may redact any portion of such notices or other communication related to anything that is not related to such transactions.  None of the parties shall permit any of its respective officers or any other Representatives or agents to participate in any meeting with any Government Entity in respect of any filings, investigation or other inquiry relating to the transactions contemplated by this Agreement unless it gives prior notice and consults with the other party in advance and, to the extent permitted by such Government Entity, gives the other party the opportunity to attend and participate thereat.  The parties shall consult and reasonably cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with all meetings, actions and proceedings under or relating to any Laws in connection with the transactions contemplated by this Agreement (including, with respect to making a particular filing, by providing copies of all such documents to the non-filing party and their Representatives prior to filing and, if requested, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith, except in each case (x) that Seller shall not be so required to the extent that any of the foregoing related to any business of Seller and its Affiliates other than those conducted by the Transferred Entities and (y) that Buyer shall not be so required to the extent that any of the foregoing do not relate in any manner whatsoever to the transactions contemplated by this Agreement).

Section 6.5            Tax Matters.

(a)           (i)  Seller Liability for Taxes; Seller Tax Indemnity.  Seller shall be liable for:  (i) any and all Taxes and Losses related to Taxes of, or relating to the ownership, operation or conduct of the business or activities of, the Transferred Entities or their respective assets for any Tax year or portion thereof ending on or prior to the Closing Date with respect to such Transferred Entities; (ii) any and all Taxes of any Person (other than a Transferred Entity) for which any Transferred Entity is liable under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, to the extent arising from or as a consequence of agreements, arrangements, or circumstances existing on or prior to the Closing Date; (iii) any and all Taxes and Losses related to Taxes (A) for which a UK Entity or Australian Entity is secondarily liable as a result of having been a member of a group or connected with, controlled by, controlling, or under common control with any Person other than the Buyer or its Affiliates for any Tax purpose prior to the Closing Date with respect to such UK Entity or Australian Entity or (B) arising in connection with any award made or any benefit, asset or right provided on or prior to the Closing Date with respect to the relevant Transferred Entities to any officer or employee or other Person in connection with any employment or office with respect to such Transferred Entity save to the extent that (i) Buyer or the relevant Transferred Entity is entitled to recover the relevant Taxes from an Employee under the terms of such award, benefit, asset or right and (ii) Seller has timely provided all the information which it is required to provide under Section 6.5(o) and (iii) Buyer has failed to take steps that are commercially reasonable in the circumstances to enforce that recovery; or (iv) any and all Taxes and Losses relating to Taxes of or relating to the Transferred Entities or the assets of any of them that arise as a result of entering into this Agreement or the Closing, provided that Seller shall have no liability under this Section 6.5(a) to the extent of the amount of Tax provisions recorded pursuant to the requirements of FIN 48 or similar accounting requirements or standards (with respect to Delaware Holdings and its direct and indirect Subsidiaries that are Transferred Entities (the "US Bank Group"), as such provision is determined with reference to the US Bank Group taken as a whole, and with respect to the Transferred Entities other than the US Bank Group, as such provision is determined in the aggregate) that can be identified as included in the calculation of Closing Net Working Capital, the Closing Regulatory Capital Requirement or the Closing Regulatory Cash Requirement and, without duplication, in relation to any Tax or Loss related to a Tax to the extent that such Tax or Loss can be identified as included in the calculation of Closing Net Working Capital, the Closing Regulatory Capital Requirement or the Closing Regulatory Cash Requirement.

   (ii)         VAT indemnity.  Seller shall be liable for and shall pay (or cause to be paid) and jointly and severally indemnify, defend (subject to Annex 6.5) and hold harmless, (in each case, without duplication) Buyer or any relevant Affiliate of Buyer (including, without limitation, a Transferred Entity) (each, for the purposes of the remainder of this Section 6.5(a) and Annex 6.5, a “Buyer Indemnified Party”) from, against and in respect of any Losses actually imposed on, sustained, incurred or suffered by, that Buyer Indemnified Party which directly or indirectly relate to or arise out of, or result from any action, suit, claim, hearing, proceeding, procedure or other application:

(1)	against that Buyer Indemnified Party; or

(2)	in relation to Input Tax;

in each case that is in respect of, arises out of or results from, or otherwise in connection with, an amount of, or purporting to be, VAT having on or prior to the Closing Date been charged, or accounted for to a VAT Authority, on a Relevant Supply; provided that Seller shall have no liability under this Section 6.5(a)(ii) in relation to any such Loss to the extent that such Loss can be identified as included in the calculation of Closing Net Working Capital, the Closing Regulatory Capital Requirement or the Closing Regulatory Cash Requirement.

   (iii)         Seller shall not be liable to make a payment under Section 6.5(a)(ii) above to the extent that the action, suit, claim, hearing, proceeding, procedure or other application against the Buyer Indemnified Party (or in relation to Input Tax) in question is an action, suit, claim, hearing, proceeding, procedure or other application:

(1)
brought by a Person who has no remedy available to them under relevant applicable Law in respect of such action, suit, claim, hearing, proceeding, procedure or other application or the subject thereof, provided that (x) Seller and Buyer agree in writing, acting reasonably and in good faith, that such Person has no such remedy, or (y) to the extent that Seller and Buyer cannot so agree, a mutually agreeable Queen’s Counsel (or equivalent in any jurisdiction other than the United Kingdom) of at least ten years’ call has opined, upon full disclosure of the relevant facts and circumstances, that such Person has no such remedy; or

(2)
brought by a VAT Authority in relation to Input Tax and the amount of the subject of such action, suit, claim, hearing, proceeding, procedure or other application has been, is or is to be taken into account in reducing the amount of any Refund Payment made or to be made by that VAT Authority (whether to Parent, Seller, Buyer or any Affiliate of any of them, including, without limitation, a Transferred Entity) (but, for the avoidance of doubt, this Section 6.5(a)(iii)(2) shall not reduce or exclude any amount due from Seller under Section 6.5(a)(ii) to indemnify any Buyer Indemnified Party from, against and in respect of any payment to any Person other than a VAT Authority).

   (iv)         Buyer will not, and will procure that no Buyer Affiliate will, do anything or fail to do anything:

(1)
effecting or the effect of which failure is a change in status (including, without limitation, dissolution, winding up, insolvency, merger, reorganization, transferring, ceasing to carry on all business or not being a taxable person (or not being a member of a VAT Group) for VAT purposes) of any Transferred Entity; or

(2)	taking any action vis-à-vis a Government Entity in breach of paragraph 1.2(vi) of Annex 6.5 with the intent or effect of decreasing or extinguishing a Refund Payment,

in each case, which would result in any Refund Payment not being made (or a lesser amount of Refund Payment being made), whether to Parent, Seller, Buyer or any Affiliate of any of them (including, without limitation, a Transferred Entity), by a VAT Authority which (or than) would have been made had such thing not been done or been done (as the case may be).  Seller shall not be liable to make a payment under Section 6.5(a)(ii) above to the extent that such breach reduces or extinguishes a Refund Payment which would have been made had such thing not been done or been done as the case may be.

   (v)         The quantum of any amount payable by Seller under Section 6.5(a)(ii) in relation to or otherwise in connection with any Relevant Supply shall be reduced by the amount of any Refund Payment made to Buyer or any Affiliate of Buyer (including, without limitation, a Transferred Entity) by a VAT Authority in respect of such Relevant Supply.  Where an amount has been paid by Seller under Section 6.5(a)(ii) in relation to or otherwise in connection with, a Relevant Supply, and any Refund Payment in respect of that Relevant Supply is subsequently made to any Buyer Indemnified Party by a VAT Authority, whether by way of refund, credit or repayment or otherwise, Buyer shall promptly following receipt by such Buyer Indemnified Party of such Refund Payment pay to Seller an amount equal to the lesser of such Refund Payment and the payment made by Seller in relation to or otherwise in connection with that Relevant Supply and Buyer shall ensure that any excess of such Refund Payment is paid to the Person to whom the Relevant Supply was made, which payment shall not give rise to any claim or further claim against Seller under Section 6.5(a)(ii) (but only to the extent of the amount of that payment).

   (vi)         Notwithstanding any other provision of this Agreement, where any Refund Payment is made to any Buyer Indemnified Party by a VAT Authority, whether by way of refund, credit or repayment or otherwise, Buyer shall, subject to paragraph 1.2(vii) of Annex 6.5, promptly following both determination of the apportionment of such Refund Payment amongst Persons to whom the Relevant Supplies to which the Refund Payment relates were made and receipt by such Buyer Indemnified Party of such Refund Payment pay an amount equal to such Refund Payment to such Persons in accordance with such apportionment.

   (vii)        Where any Refund Payment is made by a VAT Authority to Parent or Seller or any Seller Affiliate, rather than to a Buyer Indemnified Party, whether by way of refund, credit or repayment or otherwise, in respect of any Relevant Supply, the parties shall consult and co-operate with each other and, subject to paragraph 1.2(vii) of Annex 6.5, enter into such arrangements (in each case, acting reasonably and in good faith) as will result in such payment, following determination of the apportionment of such Refund Payment amongst Persons to whom the Relevant Supplies to which the Refund Payment relates were made, being promptly passed, whether directly or indirectly, to such Persons in accordance with such apportionment, and the quantum of the amount payable under Section 6.5(a)(ii) in relation to or otherwise in connection with such Relevant Supplies, shall be reduced accordingly by the amount that is passed to such Persons in accordance with such apportionment.

   (viii)       All amounts payable or to be paid under Section 6.5(a)(i) (the “Tax Indemnity Payments”) shall be paid in immediately available funds within five (5) Business

Days after the later of (x) receipt of a written request from Buyer and (y) the day of payment of the amount that gives rise to the Tax Indemnity Payment.  Any late payments shall accrue interest at the Applicable Rate.

   (ix)         All amounts which are payable or to be paid under Section 6.5(a)(ii) (the “VAT Indemnity Payments”) shall be paid in immediately available funds within five (5) Business Days after the later of (x) receipt of a written request from Buyer under Section 6.5(a)(xii) and (y) the day on which the action, suit, claim, hearing, proceeding, procedure or other application to which the VAT Indemnity Payment relates is settled, compromised, or abandoned in accordance with the provisions of this Agreement.  Any late payments shall accrue interest at the Applicable Rate.

   (x)          Notwithstanding any other provision of this Agreement to the contrary, the obligations set forth in Section 6.5(a)(i) shall (x) be unconditional and absolute and (y) remain in full force and effect indefinitely.

   (xi)         Notwithstanding any other provision of this Agreement to the contrary, the obligations set forth in Section 6.5(a)(ii) shall (x) be unconditional and absolute, and (y) remain in full force and effect, provided that Seller shall have no liability under Section 6.5(a)(ii) unless written notice of the liability (stating in reasonable detail the nature of the liability and the amount claimed) has been given to the Seller before the date falling the earlier of fifteen (15) years after the Closing Date and six (6) years after the date that the final judicial ruling or other final judicial determination resulting in a change in the VAT treatment of Relevant Supplies is delivered or otherwise made.

   (xii)        Buyer shall notify Seller in writing of any action, suit, claim, proceeding, procedure or other application which may lead to a payment by Seller under Section 6.5(a)(ii) promptly on becoming aware of the same (except to the extent that Seller was aware of the same on or before the Closing Date).

   (xiii)       Buyer shall and shall procure that each relevant Buyer Indemnified Party shall use commercially reasonable efforts to mitigate any Losses which may give rise to an obligation on Seller to make a payment under Section 6.5(a)(ii).

(b)           Buyer Liability for Taxes.  Subject to Section 6.5(a) above, Section 6.5(c) and Section 6.5(e) below, Buyer shall be liable for (A) all Taxes imposed on the Transferred Entities for any taxable year or period that begins after the Closing Date with respect to such Transferred Entities, and, with respect to any taxable year or period beginning before and ending after the Closing with respect to such Transferred Entities, the portion of such taxable year beginning after the Closing Date with respect to such Transferred Entities, (B) all Taxes imposed in respect of transactions occurring or income, profits or gains earned, accrued or received (or treated for Tax purposes as earned, accrued or received) not in the ordinary course of business on the Closing Date but after the relevant Transferred Entity has been transferred other than Taxes arising as a result of or in connection with (x) transactions contemplated by Section 6.26 of the Seller Disclosure Schedule, or (y) the transfer of the relevant Transferred Entity or (z) any action required to be taken under this Agreement, (C) Taxes of Seller incurred in connection with the issuance and purchase of the Mexico Note as provided in Article II to the extent such Taxes exceed the Taxes that would have been incurred by Seller in connection with the purchase of Mexico Company by Buyer (or the Buyer Affiliate that acquired Mexico Company at the Closing) for an amount of the Cash Consideration equal to the stated principal amount of the Mexico Note, and (D) all liabilities for Taxes to the extent of the amount of Tax provisions recorded pursuant to the requirements of FIN 48 or similar accounting requirements or standards (with respect to the US Bank Group, as such provision is determined with reference to the US Bank Group taken as a whole, and with respect to the Transferred Entities other than the US Bank Group, as such provision is determined in the aggregate) that can be identified as included in the calculation of Closing Net Working Capital, the Closing Regulatory Capital Requirement or the Closing Regulatory Cash Requirement and, without duplication, in relation to any Tax or Loss related to a Tax to the extent that such Tax or Loss can be identified as included in the calculation of Closing Net Working Capital, the Closing Regulatory Capital Requirement or the Closing Regulatory Cash Requirement.

(c)           Proration of Taxes.  Subject to Section 6.5(f)(x), to the extent necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall, in a reasonable manner, be determined by assuming that the taxable year or period ended as of the close of business on the Closing Date, except that real, personal and intangible property Taxes and other Taxes the liability for which cannot be determined fairly by such method and exemptions, allowances or deductions that are calculated on an annual or paid basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each period.

(d)           Tax Returns.

   (i)          Seller shall prepare and file or cause to be prepared and filed when due all Tax Returns that are required to be filed by or with respect to all Transferred Entities for taxable years or periods ending on or before the Closing Date with respect to such Transferred Entities and all consolidated, combined, unitary or similar group Tax Returns with respect to periods that include the Closing Date and that include a Transferred Entity for such period but with respect to which a Transferred Entity does not have primary responsibility for filing.  Such Tax Returns shall be prepared in a manner consistent with Seller’s past practice in respect of the Transferred Entities.  Seller shall remit any Tax Returns described in the preceding sentence together with all documentation upon which such Tax Returns are based (provided that, to the extent that any such Tax Return relates to VAT in respect of any Transferred Entity which is a member of a VAT Group with Seller or one of its Affiliates (or its activities) and is a consolidated, combined or unitary Tax Return relating to VAT, Seller shall not be required to provide to Buyer any documentation relating solely to Persons other than Transferred Entities and to the extent that any such Tax Return or documentation relates to both Transferred Entities and Persons other than Transferred Entities, Seller shall (where practicable) provide a redacted version of such Tax Return or documentation containing information relating solely to Transferred Entities) to Buyer not later than 45 Business Days (or, in the case of Tax Returns relating to VAT, such shorter time that is as early as reasonably practicable) before the applicable due date (including extensions) of such Tax Returns for its review and comment, which Buyer shall complete not later than 30 Business Days before the applicable due date of such Tax Returns (or, in the case of Tax Returns relating to VAT, 5 Business Days after receipt thereof from Seller).  If, upon expiration of Buyer’s period of review set forth in the preceding sentence, the parties disagree as to any item reflected on such Tax Return, Seller’s original proposal shall become final, provided that if Buyer reasonably believes that, (x) in the case of an item in a Tax Return being made for U.S. Tax purposes such item is not supported by “substantial authority” (as defined in Treasury Regulation Section 1.6662-4(d)(2)); or (y) in all other cases such item is not supported by sufficient authority for a filing to be made in the appropriate jurisdiction without risk of penalty under the relevant Tax Law, the item shall be submitted for resolution pursuant to the procedures set forth in Section 6.5(d)(ii).  Seller shall timely pay to Buyer an amount equal to any Taxes for which Seller is liable pursuant to Section 6.5(a) (but which are payable with Tax Returns to be filed by Buyer pursuant to the preceding sentence).  With respect to Tax Returns described in this Section 6.5(d)(i), and subject to the limitations set forth in this Section 6.5(d) Buyer shall cooperate with Seller in filing such Tax Returns, including causing the Transferred Entities to sign and file such Tax Returns, provided that such cooperation shall not include the taking, or causing to be taken, any action inconsistent with, or in violation of, Law.  Buyer and Seller shall cause an election to be made under subsection 256(9) of the Canadian Tax Act with the result that the current taxation years for Transferred Entities governed by the Canadian Tax Act will be deemed to end upon the Closing.

For the purposes of this Section 6.5(d)(i) and Section 6.5(h)(iii), references to Tax Returns required to be filed by or with respect to a Transferred Entity (or its activities) shall include, where the relevant Transferred Entity is or has been a member of a VAT Group with any Seller Affiliate at any time prior to the Closing Date with respect to that Transferred Entity, references to Tax Returns relating to VAT which are required to be filed by the representative member of the relevant VAT Group.

   (ii)          Buyer shall prepare and file or cause to be prepared and filed when due all Tax Returns that are required to be filed by or with respect to all Transferred Entities for taxable years or periods beginning on or after and ending after the Closing Date with respect to such Transferred Entities and shall remit any Taxes due in respect of such Tax Returns.  With respect to Tax Returns in respect of taxable years or periods beginning before the Closing Date and ending after the Closing Date, Buyer shall prepare and file or cause to be prepared and filed such Tax Returns (other than any such Tax Return relating to VAT in respect of any Transferred Entity which is a member of a VAT Group with Seller or one of its Affiliates (or its activities) and which is a consolidated, combined or unitary Tax Return relating to VAT which shall, for the avoidance of doubt, be prepared and filed in accordance with the provisions of Section 6.5(h)(iii)) in a manner consistent with Seller’s past practice in respect of the Transferred Entities, to the extent such past practice is not clearly inconsistent with Law, and Buyer shall remit any Tax Returns described in the preceding sentence to Seller not later than 45 Business Days before the applicable due date (including extensions) of such Tax Returns for its review and approval (not to be unreasonably withheld or delayed) not later than 30 Business Days before the applicable due date of such Tax Returns. If, upon expiration of Seller’s period of review set forth in the preceding sentence, the parties disagree as to any item for which Seller’s approval is required, the parties shall promptly submit the item to a mutually acceptable internationally recognized accounting or law firm for final resolution, such resolution to be completed (where possible) 5 days prior to the applicable due date (including extensions) for filing such Tax Return.  The determination of such accounting or law firm shall be binding upon the parties.  Seller shall timely pay to Buyer an amount equal to any Taxes for which Seller is liable pursuant to Section 6.5(a)(i) (but which are payable with Tax Returns to be filed by Buyer pursuant to the second preceding sentence).

(e)           Transfer Taxes.

   (i)           All federal, state, provincial, local or foreign or other excise, sales, use, transfer (including real property transfer or gains Taxes, but excluding non-resident capital gains and similar Taxes), stamp, documentary, filing, recordation and other similar taxes and fees that may be imposed or assessed as a result of the transactions contemplated by this Agreement, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties (“Transfer Taxes”), shall be borne equally by Seller on the one hand, and Buyer on the other hand.  Any Tax Returns that must be filed in connection with Transfer Taxes shall be prepared by the party primarily or customarily responsible under Applicable Local Law for filing such Tax Returns, and such party shall use its reasonable best efforts to provide such Tax Returns to the other party at least 10 Business Days prior to the date such Tax Returns are due to be filed.  Buyer and Seller shall cooperate in the timely completion and filing of all such Tax Returns.  Any Transfer Taxes resulting from any subsequent increase in the Purchase Price, as adjusted pursuant to the terms of this Agreement, shall be borne in accordance with the provisions of this Section 6.5(e).

(f)           Tax Sharing Agreements.

   (i)          Except as provided in this Section 6.5(f) and in Section 6.5(h)(ii) below, with effect for periods beginning after the Closing, Seller and its Affiliates shall terminate any and all Contracts with respect to any of the Transferred Entities relating to sharing, allocation or indemnification of Taxes (other than this Agreement or any other such Contract to which only Transferred Entities are parties), and with effect for periods beginning after the Closing Date, no Transferred Entity shall have any rights or obligations under any such agreement or arrangement or other similar Contract.  Buyer agrees that, if requested by Seller, UK Services shall, to the extent permitted by law, surrender group relief under Chapter IV of Part X of the Income and Corporation Taxes Act 1988 (UK) (“Group Relief”) for no consideration to Seller or its Affiliates in respect of Seller’s Portion of any UK Tax losses that both:

(1)
are attributable to Accrued Compensation Liabilities (as defined in Section 6.12(h)) with respect to employees of UK Services or to payments or other benefits provided to employees of UK Services pursuant to a Benefit and

(2)
Compensation Arrangement other than an Assumed Benefit and Compensation Arrangement; and

arise to UK Services in the accounting period in which Closing occurs (for the purposes of this Section 6.5(f), the “relevant period”),

such losses meeting (1) and (2), “EOP Tax Losses”.  It is anticipated that the Accrued Compensation Liabilities, payments or other benefits referred to in (1) above will be funded by the issue of shares by Barclays Global Investors UK Holdings Limited.  Where the Buyer or its Affiliates fund Accrued Compensation Liabilities, payments or other  benefits referred to in (1) above that give rise to EOP Tax Losses, EOP Tax Losses for which surrender may be required by the Seller under this section 6.5(f)(i) shall be the lower of the time apportioned fraction of the EOP Tax Losses for the Seller's Portion (as defined in Section 6.5(f)(x) below) and the fraction of the EOP Tax Losses the cost or expense of which is not funded by Buyer or its Affiliates (including, after Closing, the Transferred Entities); provided that UK Services shall not be required to make any balancing payment to Seller or its Affiliates under Schedule 28AA to the Income and Corporation Taxes Act 1988 in relation to that period or any part of it in respect of any provision relating to any Accrued Compensation Liabilities (as defined in Section 6.12(h)) with respect to employees of UK Services or to payments or other benefits provided to employees of UK Services pursuant to a Benefit and Compensation Arrangement.

   (ii)         Buyer will, and will procure that UK Services will, not take any voluntary steps that have the effect of reducing the amount of the EOP Tax Loss available for surrender and, without limitation, will not make claims to carry such EOP Tax Losses to another period or to surrender them other than in accordance with Section 6.5(f).  For the avoidance of doubt, "voluntary steps" shall not include any act or omission which is required by law or by any provision of this Agreement or which is requested by Seller or any of its Affiliates or to which Seller has consented in writing.

   (iii)         Subject to the following provisions of this Section 6.5(f), Buyer shall have the right (exercisable at its discretion) to procure the surrender by UK Entities to Seller or its Affiliates of (and if Buyer exercises its right under this Section 6.5(f)(iii), Seller shall, or shall procure that one or more Affiliates of Seller shall, claim) any UK Tax losses (“Tax Losses”) arising to a UK Entity to the extent permitted by law for the relevant period, save to the extent that the Tax Losses in question are surrendered for no consideration under Section 6.5(f)(i).

   (iv)         Section 6.5(f)(iii) shall not apply to the extent that a Tax Loss can be surrendered to another UK Entity (or could have been so surrendered had the surrendering company and the claimant company made such claims and given such consents as would have been necessary to give effect to such surrender and not made claims to carry back losses from accounting periods beginning after Closing so as to prevent or displace Group Relief claims).

   (v)         Seller shall notify Buyer of the identity of Seller's relevant Affiliates for the purposes of this Section in writing not later than 20 Business Days before the applicable due date of the Tax Return of the UK Entity for the relevant period.

   (vi)         Without prejudice to the generality of Section 6.5(f)(iii) above, Buyer shall procure that the relevant UK  Entity shall, and Seller shall procure that each of its relevant Affiliates shall, make such claims (or provisional claims) and give such consents to surrender or accept the surrender of Group Relief which Buyer and Seller consider reasonably necessary in relation to any claim or surrender to be made under this Section 6.5(f).

   (vii)        If a UK Entity surrenders Group Relief to the Seller or an Affiliate of the Seller in respect of the relevant period pursuant to Section 6.5(f)(iii) and:

(1)
the Tax Loss in question is reflected in either the amount of Closing Actual Capital that is used to meet the Closing Regulatory Capital Requirement or the computation of Closing Net Working Capital, or

(2)
the cost or expense giving rise to the Tax Loss is paid or funded by the Buyer or its Affiliates (including by any Transferred Entity after Closing), but only to the extent that such cost or expense exceeds the amount of Tax Losses the cost or expense of which is not paid or funded by the Buyer or its Affiliates (including any Transferred Entity after Closing) and which are allocated to the Buyer's Portion under section 6.5(f)(x) below,

Seller shall procure that Seller or the relevant Affiliate of Seller shall pay to the relevant UK  Entity an amount equal to 28% of the amount surrendered by way of Group Relief.  Payment under this Section 6.5(f)(vii) shall be due on the date or dates on which the Tax saved by the Group Relief in question would otherwise have been payable (assuming that no application for postponement of payment of the Tax had been made) or, if later, the date upon which consent to accept the surrender of Group Relief is given by Seller or the relevant Affiliate of Seller; provided, that in the case of a Tax Loss within paragraph (2) above, total profits of Seller and its Affiliates shall be calculated after taking into account all other Reliefs available to Seller and its Affiliates.

   (viii)        If Seller or an Affiliate of Seller has made a payment to a UK Entity in respect of a surrender of Group Relief and it is finally determined that the actual amount of the Tax Losses eligible for surrender by that UK Entity is smaller than the amount in respect of which the payment was made by Seller or the relevant Affiliate of Seller (as the case may be), Buyer shall procure that the relevant UK Entity pays to Seller (on its behalf or on behalf of its relevant Affiliate) an amount equal to 28% of the amount by which the Tax Losses are finally determined to have been reduced.

   (ix)         For the avoidance of doubt, Section 6.5(f)(viii) shall not apply to the extent that Group Relief is available for surrender to that Affiliate in respect of the relevant period by another UK Entity, is so surrendered, and HM Revenue & Customs accepts that such claim to Group Relief is valid.

   (x)         Notwithstanding anything to the contrary in this Agreement, for the purposes of this Section 6.5(f), Tax Losses made and Reliefs arising in the relevant period shall be allocated between the beginning of that period up to and including the Closing Date (the “Seller’s Portion”) and from immediately after the Closing Date up to the end of that period (the “Buyer’s Portion”) in proportion to the number of months in each period.

(g)           Purchase Price Allocation.

   (i)          Seller and Buyer shall allocate the Purchase Price among the Transferred Entities for all Tax purposes in accordance with this Section 6.5(g).  None of Seller or Buyer (nor any of their respective Affiliates) shall file any Tax Return or take a position with a Government Entity that is inconsistent with the allocation as determined below (the “Allocation”), including any amendments, except (i) as provided in a “determination” (within the meaning of Section 1313(a) of the Code or any similar state, local or foreign Tax provision) and (ii) to the extent required by applicable Law for the purposes of the United Kingdom stamp duty.

   (ii)          Buyer shall present a draft of the allocation (the “Proposed Allocation”) to Seller for review within 100 days after the date hereof.  Except as provided in subparagraphs (A) and (B) below, at the close of business on the date of Closing, the Proposed Allocation shall become binding upon Buyer and Seller and shall be the Allocation.

   (A)           Seller shall consent to the Proposed Allocation, or raise any objection to the Proposed Allocation, in writing within 30 days of the delivery of the Proposed Allocation.  If Seller presents an objection to any part of the Proposed Allocation within such time period, Buyer and Seller shall negotiate in good faith to resolve any such objection within 30 days after delivery of any such objection by Seller.  If, after consideration of such objections of Seller, Buyer and Seller reach written agreement amending the Proposed Allocation, the Proposed Allocation, as amended by such written agreement, shall become binding upon Buyer and Seller and their Affiliates and shall be the Allocation.

   (B)           If Buyer and Seller cannot resolve any objection raised by Seller with respect to the Proposed Allocation within the 30-day time limit set forth in paragraph (A), the parties shall promptly submit the item to a mutually acceptable internationally recognized accounting or law firm for final resolution, such resolution to be reflected in the Allocation.

   (C)           Subject to the foregoing paragraphs (A) and (B), the Cash Purchase Price, Buyer Common Stock and Buyer Series B Preferred Stock shall be allocated to each of the Transferred Entities in a manner consistent with a Schedule which shall be prepared by Buyer and furnished to Seller for Seller’s consent within 15 days following final resolution of the Allocation hereunder, such consent by Seller not to be unreasonably withheld.

   (iii)         In the event that there is any adjustment to the Purchase Price, Buyer shall revise the Allocation to reflect any such adjustment using the same methodology as used in the initial Allocation and shall promptly present a draft of such revised Allocation to Seller for review; provided that the principles contained in paragraphs (ii)(A) and (B) above (including the right of Seller to raise any reasonable objection to the proposed revised Allocation) shall apply to such revised Allocation.

(h)           VAT.

   (i)          All consideration provided under this Agreement shall be inclusive of VAT.  No amounts shall be required to be paid or otherwise provided in respect of VAT in addition to such consideration.

   (ii)         Where any Transferred Entity is a member of a group or fiscal unity for VAT purposes (a “VAT Group”) with Seller or one of its Affiliates, Seller shall as soon as reasonably practicable make (or procure that its relevant Affiliate makes) an application for the exclusion of such Transferred Entity with effect from the day after the Closing Date from such VAT Group, and Seller and Buyer shall give each other all such reasonable assistance and cooperation as shall be necessary for the purpose of supporting such application.  Seller shall further give all such reasonable assistance and cooperation as shall be necessary for the purpose of supporting any application which Buyer wishes to make to any Government Entity in connection with the registration of any Transferred Entity as part of a VAT Group with any Affiliate of Buyer with effect from the day after the Closing Date or such later date as may be the earliest which the relevant Government Entity shall permit.

   (iii)         Seller shall ensure that any liability to VAT of any Transferred Entity which is a member of a VAT Group with Seller or one of its Affiliates for any relevant taxable year or period beginning on or before the Closing Date and ending after the Closing Date is included in the VAT Group return of Seller or any of its Affiliates in a manner consistent with Seller’s past practice in respect of the relevant Transferred Entity.  If any such Transferred Entity does not leave the VAT Group of which it was a member immediately before the Closing Date with effect from the day after the Closing Date, then in relation to the Stub Period:  (A) Buyer shall give Seller all assistance and co-operation as is reasonably necessary to enable the representative member of the relevant VAT Group to comply with its VAT obligations; (B) Seller shall remit any Tax Returns relating to VAT in respect of the Stub Period, together with all documentation upon which such Tax Returns are based, to Buyer as early as reasonably practicable before the applicable due date (including extensions) of such Tax Returns for its review and comment, which Buyer shall complete not later than 5 Business Days after receipt thereof from Seller provided that (i) if, upon expiration of Buyer’s period of review, the parties disagree as to any item reflected on such Tax Return, the parties shall promptly submit the item to a mutually acceptable internationally recognized accounting or law firm for final resolution, such resolution to be completed (where possible) 5 days prior to the applicable due date

(including extensions) for filing such Tax Return, failing which (x) Seller shall procure that such Tax Return is filed as prepared by it (and reflecting any changes agreed to by the parties) by the applicable due date and (y) Seller shall procure that an amended Tax Return is filed, if necessary, after completion of the dispute resolution process, and (ii) Seller shall not be required to provide to Buyer any documentation relating solely to persons other than Transferred Entities and to the extent that any such Tax Return or documentation relates to both Transferred Entities and Persons other than Transferred Entities, Seller shall (where practicable) provide a redacted version of such Tax Return or documentation containing information relating solely to Transferred Entities; (C) Buyer shall procure that the relevant Transferred Entity shall pay to the representative member of the relevant VAT Group an amount equal to such proportion of any VAT (if any) for which the representative member of the relevant VAT Group is accountable as is attributable to supplies, deemed supplies, acquisitions and importations made by or to (or which would have been treated for VAT purposes, if the relevant Transferred Entity was registered for VAT in its own name, as having been made by or to) the relevant Transferred Entity, after taking into account such amount of Input Tax as is properly attributable to such supplies, deemed supplies, acquisitions or importations (except to the extent that the relevant Transferred Entity has already been paid or otherwise compensated for such amount), such payment to be made no later than three Business Days before the representative member of the relevant VAT Group accounts to the relevant Government Entity for such VAT; and (D) to the extent that the representative member of the relevant VAT Group obtains a refund (by way of credit or repayment) from any Government Entity in respect of VAT which has been incurred (or which would have been treated for VAT purposes, if the relevant Transferred Entity was registered for VAT in its own name, as having been incurred) by any Transferred Entity (and has not been reimbursed or otherwise compensated by any Seller Affiliate) and which is properly attributable to any such supply, deemed supply, acquisition or importation, Seller shall procure that the representative member of the relevant VAT Group shall pay to the relevant Transferred Entity an amount equal to such VAT, such payment to be made on the day on which the representative member submits the VAT return claiming the refund (where the refund is by way of credit only) and five Business Days after it obtains the repayment (where the refund is by way of repayment only or both credit and repayment), provided that no payment shall be required to the extent that such VAT has been taken into account in any payment made by Buyer under (C) above.

   (iv)         The provisions of Annex 6.5 shall apply.

(i)           Contest Provisions.

  Each of Buyer and Seller shall promptly notify the other in writing upon receipt of notice of any pending or threatened audits or assessments with respect to Taxes for which such other party (or any such other party’s Affiliates) may be liable under this Agreement.  Seller, at its expense, shall control the complete defense of any Tax audit or administrative or court proceeding relating to Taxes for a taxable year or period ending on or before the Closing Date, including responding to information or document requests and managing any such audit or proceeding, and shall employ counsel or other advisors of its choice at its expense; provided, however, that if a settlement or compromise of any such audit or proceeding would be reasonably likely to increase the Tax liability of Buyer or any of its Affiliates for a taxable period or portion thereof beginning after the Closing Date, (i) Buyer shall be entitled, at its expense, to participate in such audit or proceeding, and (ii) Seller may not settle or compromise such audit or proceeding without Buyer’s written consent, which consent shall not be unreasonably withheld or delayed.  Buyer shall, at its expense, control the complete defense of any Tax audit or administrative or court proceeding relating to Taxes for a taxable year or period beginning after the Closing Date; provided, however, that if a settlement or compromise of any such audit or proceeding would be reasonably likely to increase the Tax liability of Seller or any of its Affiliates for a taxable period or portion thereof ending on or before the Closing Date, (i) Seller, at its expense, shall be entitled to participate in such proceedings, and (ii) Buyer may not settle or compromise such audit or proceeding without Seller’s written consent, which consent shall not be unreasonably withheld or delayed.  With respect to the defense of any Tax audit or administrative or court proceeding relating to Taxes for a taxable year or period beginning on or before and ending after the Closing Date, if the Closing Date is in the 2009 calendar year, such defense shall be governed by the second sentence of this Section 6.5(i); and if the Closing Date is in the 2010 calendar year, such defense shall be governed by the third sentence of this Section 6.5(i).

(j)           Buyer’s Claiming, Receiving or Using of Refunds and Overpayments.  If, after the Closing Date, Buyer or any of its Affiliates (including any of the Transferred Entities) receives any refund or applies, as a credit against a payment of Tax, any overpayment of Taxes which, in each case, relates to a Tax that (i) has been paid by Seller or any of its Affiliates or (ii) has been the subject of an indemnification payment made by Seller under this Agreement and which can be identified by Seller as not collected in a Refund Intercompany Loan, Buyer shall, in accordance with this Section 6.5(j), promptly cause to be transferred to Seller the entire amount of such refund or benefit, in each case, net of any Tax cost or detriment suffered by Buyer or any of its Affiliates (including any of the Transferred Entities) (by way of increased Taxes, decreased deductions or otherwise) in respect of such receipt or use.  Notwithstanding anything in this Section 6.5(j) to the contrary, Seller shall not be entitled to any payment for any refund received by Buyer or any of its Affiliates (including any of the Transferred Entities) or any benefit of any overpayment of Taxes that Buyer or any of its Affiliates (including any of the Transferred Entities) is entitled to use to the extent that the assets constituting the overpayment of Taxes by Seller or any of its Affiliates are included in the amount of Closing Actual Capital that is used to meet the Closing Regulatory Capital Requirement or is included in the computation of Closing Net Working Capital.

(k)           Assistance and Cooperation.

   (i)          After the Closing Date, each party shall reasonably cooperate with the other in preparing for any audits of, or disputes with Government Entities regarding, any Tax Returns and payments in respect thereof for which the other party or any of its Affiliates may have a liability under this Agreement.  Each party shall (A) provide timely notice to the other party in writing of any pending or proposed audits or assessments with respect to Taxes for which such other party or any of its Affiliates may have a liability under this Agreement and (B) furnish the other party with copies of all relevant correspondence received from any Government

Entities in connection with any audit or information request with respect to any Taxes referred to in (A).  Additionally, after the Closing Date, Buyer shall reasonably cooperate with Seller in connection with Seller’s right to receive the Tax benefits that are set forth in Section 6.5(j).

   (ii)          After the Closing, (A) Buyer shall, and shall cause the Transferred Entities to, take such action as Seller reasonably requests to reduce or eliminate the Taxes of Transferred Entities for which Seller is liable under Section 6.5(a) or Section 8.2 by the transfer of Tax liabilities to Seller or any of its Affiliates or the transfer of Relief by Seller or any of its Affiliates to the Transferred Entities provided, in each case that such action does not and is not likely to result in any increased Tax or other cost to the Buyer or any of its Affiliates and (B) Buyer shall not, and shall cause the Transferred Entities not to, take any action that increases Seller’s liability under Section 6.5(a) or Section 8.2, other than any action required by applicable Law, any action otherwise contemplated under this Section 6.5(l) requested by Seller or any of its affiliates, any action required of Buyer pursuant to this agreement or any action required by any agreement or arrangement entered into in connection with the transactions contemplated by this Agreement prior to the Closing.  Seller shall not be liable under Section 6.5(a) or Section 8.2 in respect of any liability would not have arisen or which would have been reduced or eliminated but for failure of Buyer to act in accordance with this Section 6.5(k).

   (iii)         Buyer undertakes (at the reasonable cost of Seller, such cost not to include management time incurred by Buyer or any of its Affiliates) to provide Seller with such information as Seller may reasonably request information to enable Seller to satisfy any obligations to make deductions or recoveries and for Seller to account within appropriate time limits for any amounts payable to a Tax authority in connection with any Benefit and Compensation Arrangement.

   (iv)         Parent and Seller shall, and shall procure that each of their Affiliates shall, provide Buyer or its Representatives with access to and (at the reasonable cost of Buyer, such cost not to include manager time incurred by Seller or any of its Affiliates) copies of such Books and Records under the control of Parent, Seller or their Affiliates as the Buyer reasonably requires in connection with the Tax affairs (including, without limitation, the preparation of Tax Returns) of Buyer or any of its Affiliates.

(l)           Maintenance of Buyer’s Books and Records.  Any other provision of this Agreement notwithstanding, (i) until the applicable statute of limitations (including periods of waiver) has run for any Tax Returns filed or required to be filed covering the periods up to and including the Closing Date, Buyer shall, and shall cause the Transferred Entities to, retain all of the Books and Records and any other documents relating to Taxes with respect to the Transferred Entities for periods on or before the Closing Date, which Books and Records and other documents were in existence on the Closing Date, (ii) after the Closing Date, Buyer shall provide Seller with access to such Books and Records and such other documents for inspection by Seller or any of its Representatives upon reasonable request and upon reasonable notice, and (iii) prior to the expiration of the period specified in clause (i) above, Seller may request that Buyer transfer such Books and Records, or copies thereof, to Seller promptly after the later to occur of (x) the expiration of the period specified in clause (i) above and (y) the date upon which the internal recordkeeping requirements of the Buyer or the Transferred Entity would otherwise provide for the destruction of such Books and Records, any costs of transferring or copying such Books and Records and such other documents to be paid by Seller; provided, however, that, in each case, Seller shall not be entitled to access any Tax Returns of Buyer, and Seller shall not be allowed to access any information that Buyer, in its sole discretion, deems to be confidential.

(m)           Section 338 Election.  Buyer may, at its sole discretion, make the election provided under §338(g) of the Code with respect to any of the Foreign Transferred Entities.

(n)            Certain Information Requirements.  Seller undertakes to (i) promptly provide Buyer with such information (to the extent that Seller or its Affiliates have such information within their control) as Buyer may reasonably request in connection with any Benefit and Compensation Arrangement and (ii) promptly notify Buyer of the occurrence of any event of which Seller or its Affiliates is aware in relation to any award made or benefit, asset or right provided pursuant to any Benefit and Compensation Arrangement as would, in each of (i) and (ii), enable or require Buyer and its Affiliates to satisfy any obligations imposed by Law or under any Benefit and Compensation Arrangement (including, making deductions or recoveries and accounting for any amounts payable to a Tax authority), in each case within appropriate time limits and without incurring interest or penalties. Seller shall use all commercially reasonable endeavors to procure that the Transferred Entities have established adequate reporting procedures prior to Closing and maintained records to enable such deductions and recoveries to be made and to enable the relevant Transferred Entity to account for amounts payable to a Tax authority, in each case within appropriate time limits (without incurring interest or penalties).

(o)           Certain Plan Deductions.  For U.S. federal income tax purposes: (i) with respect to the plans listed in Annex 6.5(p), US Bank shall claim the deduction for such payments in its taxable year that ends on the Closing Date, provided that the payments are made by the 15th day of the third calendar month following the Closing Date and US Bank is otherwise entitled to such deduction in such taxable year, and (ii) with respect to the Barclays Global Investors Equity Ownership Plan, if such options are exercised or otherwise settled prior to the Closing, US Bank shall claim the deduction with respect to the exercise or settlement by employees or former employees of US Bank of the options in US Bank’s taxable year that ends on the Closing Date, to the extent that such options are exercised or otherwise settled prior to the Closing.

Section 6.6            Client Approvals.

(a)           Seller shall use, and cause each of its Affiliates to use, its reasonable best efforts to obtain the consents and approvals (including all approvals by the boards of directors and trustees and shareholders of the Funds Registered under the Investment Company Act) of New Advisory Contracts in accordance with the requirements of Section 15 of the Investment Company Act necessary to satisfy the Assignment Requirements with respect to all Existing Advisory Contracts and all approvals by the boards of directors and trustees of the Funds Registered under the Investment Company Act of “interim” new advisory contracts pursuant to Rule 15a-4 thereunder.  Buyer shall use and to cause each of its Subsidiaries to use its reasonable best efforts to cooperate with Seller and its Affiliates in their efforts to obtain the consents and approvals (including all approvals by the boards of directors and trustees and shareholders of the Funds Registered under the Investment Company Act of New Advisory Contracts in accordance with the requirements of Section 15 of the Investment Company Act) necessary to satisfy the Assignment Requirements with respect to all Existing Advisory Contracts and all approvals by the boards of directors and trustees of the Funds Registered under the Investment Company Act of temporary New Advisory Contracts pursuant to Rule 15a-4 thereunder.  In the event that any such consents and approvals are not obtained on or prior to the Closing Date, following the Closing Date, Buyer and Seller shall use their respective reasonable best efforts to obtain such consents and approvals as soon as practicable and in any event within 150 days after the Closing Date.  From and after the date hereof and until the end of such period, Seller and Buyer shall communicate on a regular basis to stay apprised of the efforts to obtain such consents and approvals.

(b)           Subject to Section 10.7, notwithstanding anything herein to the contrary, none of Seller, Buyer or any of their respective Affiliates shall have any obligation under this Agreement to pay any money or other consideration beyond a de minimis review charge to any Person or to initiate any claim or proceeding against any Person in order to obtain any consent, approval or New Advisory Contract necessary to satisfy any Assignment Requirement.

(c)           Buyer and Seller agree that consent for any Existing Advisory Contract with a Client that is a Fund Registered under the Investment Company Act shall be deemed given for all purposes under this Agreement only if a New Advisory Contract has been approved by the board under Section 6.6(a) and by the shareholders of the applicable Fund in accordance with Section 6.7 and applicable Law.

Section 6.7           Proxy Statements; Shareholder Meetings.  Seller shall use its reasonable best efforts to cause each US Fund for which a shareholder consent shall be required for a New Advisory Contract to call a special meeting of the shareholders of such Fund to be held as soon as reasonably practicable after the date of this Agreement for purposes of obtaining the requisite approval of such shareholders for such New Advisory Contract.  In connection therewith, Seller will use its reasonable best efforts to (i) cause each such Fund to prepare and file with the SEC all proxy solicitation materials that comply in all material respects with the applicable provisions of Section 14 of the Exchange Act and Section 20 of the Investment Company Act, (ii) mail such proxy solicitation materials as promptly as practicable after review by the SEC and (iii) as soon as practicable following the mailing of the proxy solicitation materials, submit, or cause to be submitted, to the shareholders of each such Fund for a vote at a shareholders meeting the proposals described in the first sentence of this Section 6.7.  Each of Buyer and Seller shall provide promptly in writing all information concerning themselves and their respective Affiliates required to be included in such Funds’ proxy statements under the Exchange Act or the Investment Company Act or under other applicable Laws.  Each of Buyer and Seller shall promptly correct such information if and to the extent that such information becomes false or misleading in any respect.

Section 6.8           Section 15(f).

(a)           Buyer acknowledges and agrees that the transactions contemplated by this Agreement are intended to qualify for the treatment described in Section 15(f) of the Investment Company Act.  In this regard, Buyer shall, and from and after the Closing Date shall, to the extent within its control, cause the BGI Business to comply with the conditions of Section 15(f) of the Investment Company Act, including (i) to assure that, for a period of three years after the Closing Date, at least 75% of the board of trustees or board of directors, as the case may be, of each Fund registered under the Investment Company Act or any permitted successor thereto are not “interested persons” of Buyer or Seller, or the respective “affiliated persons” (as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC) of either; such efforts to include (A) causing any employee, officer, director or agent of Buyer, any Subsidiary of Buyer or any of their respective “affiliated persons” (as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC) who shall be a trustee or director of any Fund registered under the Investment Company Act to resign when required to maintain such percentage, and (B) to ensure that vacancies on the board of trustees or board of directors, as the case may be, of any Fund registered under the Investment Company Act will be filled by a Person who is not an “interested person” of Buyer, any Subsidiary of Buyer or any of their respective “affiliated persons” (as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC), who has been selected and proposed for election by a majority of the trustees or directors who are not such interested persons, and who has been elected by shareholders in accordance with Section 16(b) of the Investment Company Act; and (ii) refraining from imposing or seeking to impose, for a period of two years after the Closing Date, any “unfair burden” (as that term is defined in Section 15(f) of the Investment Company Act and interpreted by the SEC) on any Fund registered under the Investment Company Act.

(b)           None of Buyer or any of its affiliated persons (as that term is defined under applicable provisions of the Investment Company Act and interpreted by the SEC) has and Buyer shall ensure that no such persons have any express or implied understanding or arrangement which would reasonably be expected to impose an “unfair burden” (as that term is defined in Section 15(f) of the Investment Company Act and interpreted by the SEC) on any of the Funds registered under the Investment Company Act as a result of the transactions contemplated hereby or would in any way violate Section 15(f) of the Investment Company Act.

Section 6.9           Other Registered Funds.  With respect to any Fund that is registered with any Government Entity and is not a US Fund, as promptly as practicable following the date of this Agreement, Seller shall, to the extent required by applicable Law or the terms of any Existing Advisory Contract with such Fund, cause the Transferred Entities to (a) provide notice (the “Notice”) of the transactions contemplated by this Agreement to such Fund and, where required by applicable Law, to the holders of such Fund, and (b) use reasonable best efforts to obtain any approval, consent or other action, if any, that is required from or by the board of directors or other comparable governing body of such Fund, the shareholders of such Fund or any regulating or self-regulating authority for such Fund so that, after the Closing, the Transferred Entities may continue to provide services to such Fund in accordance with such Fund’s Existing Advisory Contract or otherwise on terms that are substantially similar to those of such Fund’s Existing Advisory Contract.  To the extent consistent with applicable Law or SEC or FINRA pronouncements or unless affirmative approval, consent or action, if any, is required under an applicable Existing Advisory Contract, such approval, consent or other action may take the form of a so-called implied or negative consent.  Buyer shall provide to Seller and the Transferred Entities and their Representatives all information regarding Buyer and its Affiliates reasonably required in connection with obtaining such approval, consent or other action, if any.  Subject to Section 10.7, notwithstanding anything herein to the contrary, neither Seller nor any of its Affiliates shall have any obligation under this Agreement to pay any money or other consideration beyond a de minimis review charge to any Person or to initiate any claim or proceeding against any Person in order to obtain any consent, approval or other action under this Section 6.9.

Section 6.10         Non-Registered Funds and Advisory Clients.  With respect to any Fund that is not Registered with any Government Entity and with respect to any Advisory Client, as promptly as practicable following the date of this Agreement, Seller shall, to the extent required by applicable Law or the terms of any Existing Advisory Contract with such Fund or such Advisory Client, cause the Transferred Entities to (a) provide the Notice to such Fund or Advisory Client and (b) use reasonable best efforts to obtain any approval, consent or other action that is required from or by such Fund or such Advisory Client so that, as applicable after the Closing, the Transferred Entities may continue to provide services to such Fund or Advisory Client in accordance with such Fund’s or such Advisory Client’s Existing Advisory Contract or otherwise on terms that, taken as a whole, are substantially similar to those of such Fund’s or such Advisory Client’s Existing Advisory Contract.  Buyer and Seller agree that any consent required for any Existing Advisory Contract with a Client (other than a Fund that is Registered with a Government Entity) to continue after the Closing shall be deemed given for all purposes under this Agreement (i) if written consent is required under applicable Law or the respective

Existing Advisory Contract, upon receipt of the written consent requested in the Notice prior to the Closing Date, or (ii) if consent other than written consent is permitted under applicable Law and the respective Existing Advisory Contract, (x) upon receipt of a written consent requested in the Notice prior to the Closing Date or (y) if no such written consent is received, if 45 days shall have passed since the sending of written notice (the “Negative Consent Notice”) to such Client (which Negative Consent Notice may be included in the Notice) requesting written consent as aforesaid and informing such Client, to the extent appropriate:  (A) of the intention to complete the transactions contemplated hereby, which will result in a deemed assignment of such Client’s Existing Advisory Contract (or other consequences triggering a consent requirement under applicable Law in the case of such Client); (B) of the Transferred Entities’ or one of their respective Affiliates’ intention to continue to provide the advisory services pursuant to the Existing Advisory Contract with such Client after the Closing if such Client does not terminate such agreement prior to the Closing; and (C) that the consent of such Client will be deemed to have been granted if such Client continues to accept such advisory services for a period of at least 45 days after the sending of the Negative Consent Notice without termination.  Buyer shall provide to Seller and the Transferred Entities and their Representatives all information regarding Buyer and its Affiliates reasonably required in connection with obtaining such approval, consent or other action.  Subject to Section 10.7, notwithstanding anything herein to the contrary, neither Seller nor any of its Affiliates shall have any obligation under this Agreement to pay any money or other consideration beyond a de minimis review charge to any Person or to initiate any claim or proceeding against any Person in order to obtain any consent, approval or other action under this Section 6.10.  For any Contingent Account that exists at the Closing Measurement Date, Buyer shall use its reasonable best efforts to cause such Contingent Account to not terminate the applicable Existing Advisory Contract prior to the end of the True-Up Period.  Subject to Section 10.7, notwithstanding anything herein to the contrary, neither Buyer nor any of its Affiliates shall have any obligation under this Agreement to pay any money or other consideration beyond a de minimis review charge to any Person or to initiate any claim or proceeding against any Person in order to obtain any consent, approval or other action under this Section 6.10.

Section 6.11         Certain Post-Closing Filings.  Following the Closing Date, Buyer shall cause US Fund Advisors promptly to amend its Form ADV and promptly to file such amendment with the SEC and any applicable state authorities, for the purpose of disclosing information about the change in control of the Persons comprising BGI Business and any change in personnel following the Closing, and to cause US International and US Fund Advisors promptly to amend their respective Form 7-Rs to make similar appropriate updates to the information therein.  Following the Closing Date, Buyer shall, or to cause its applicable Subsidiaries to, make all necessary filings relating to the consummation of the transactions contemplated by this Agreement that may be required to be made with any applicable Government Entity.

Section 6.12         Continuity of Employment; Post-Closing Obligations of the Transferred Entities to Certain Employees.

(a)           Except as mutually agreed in good faith by Buyer and Seller or as otherwise provided under the Transition Services Agreement, for the period from the Closing Date through December 31, 2010 (the “Transition Period”), (i) each Employee shall be employed by Buyer or one of its Affiliates (including on or after the Closing Date, the Transferred Entities) in accordance with applicable Law, (ii) each Transferred Entity shall continue to provide employee benefits to its Employees under the applicable Assumed Benefit Arrangements, provided, however, that with respect to any Assumed Benefit Arrangement that is a severance plan, policy, or practice, Buyer and the Transferred Entities shall be permitted, subject to the requirements of applicable Law, to provide substitute severance plans, policies or practices or to amend such plans or policies, provided that any such substituted or amended severance plan, policy or practice shall provide the Employees with severance benefits that are not materially less favorable in the aggregate than the severance benefits provided to similarly-situated employees of Buyer, and (iii)  except as otherwise required by clause (i), to the extent any Employee is currently provided with health, welfare or other employee benefits under Benefit and Compensation Arrangements that are not Assumed Benefit Arrangements, such Employee shall participate in analogous employee benefit plans, contracts, programs, policies or arrangements of Buyer or any of its Affiliates on a basis substantially similar to that of similarly situated Buyer employees in the relevant country (or if Buyer has no employees in the relevant country, Buyer shall discuss in good faith with Seller the establishment of benefit plans appropriate to the labor market in such country).  During the Transition Period, Buyer and the Transferred Entities shall work together in good faith to develop plans and arrangements covering the Employees following the Transition Period.  The foregoing shall not require Buyer or any of its Affiliates to maintain any particular type of employee compensation or benefit plan following the Transition Period.  If Buyer or one of its Affiliates would need to make an offer of employment to an Employee, such offer will be subject to satisfaction of Buyer’s standard conditions for employment, except that employee benefits for each such Employee shall be provided in accordance with the foregoing through the end of Transition Period.  This Section 6.12(a) shall not be construed to limit the ability of Buyer to terminate the employment of any Employee at any time.  Prior to the Closing, each Transferred Employee shall become an employee of a Transferred Entity.

(b)           With respect to any plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), or any plan that would be a “welfare benefit plan” (as defined in Section 3(1) of ERISA) if it were subject to ERISA, maintained by Buyer or its Affiliate after the Closing Date, Buyer shall use reasonable efforts to, or cause its third-party insurance providers or third party administrators to (i) waive any pre-existing condition, actively at work requirements and waiting periods, and (ii) cause such plans to honor any expenses incurred by the Employees and their beneficiaries under similar plans of Seller and its Affiliates during the portion of the calendar year in which the Closing Date occurs for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses.

(c)           Employees shall be given credit for all service with Seller or any of its Affiliates, to the same extent as such service was credited for such purpose by Seller or any of its Affiliates, under each Buyer employee benefit plan, program or arrangement in which such Employees are eligible to participate for purposes of eligibility, vesting and benefit accrual (other than benefit accrual under a defined benefit pension plan in which no assets are transferred pursuant to this Agreement); provided, however, that no such service recognition shall result in any duplication of benefits.

(d)           As of the Closing, Buyer shall assume, be responsible for, hold the Seller Indemnified Parties harmless against and indemnify the Seller Indemnified Parties for all liabilities and obligations in respect of all Assumed Benefit and Compensation Arrangements and Seller and its Affiliates (excluding any Transferred Entity) shall retain, be responsible for, hold the Buyer Indemnified Parties harmless against and indemnify the Buyer Indemnified Parties for all liabilities and obligations in respect of any Benefit and Compensation Arrangement other than the Assumed Benefit and Compensation Arrangements.

(e)           Nothing contained in this Agreement shall confer upon any Employee any right with respect to continuance of employment by Buyer or any of its Affiliates, nor shall anything in this Agreement interfere with the right of Buyer or any of its Affiliates to terminate the employment of any of the Employees at any time, with or without cause, or restrict Buyer or any of its Affiliates in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Employees following the Closing Date.

(f)           Notwithstanding anything to the contrary set forth in this Agreement, this Agreement is not intended, and it shall not be construed, to amend or create third party beneficiary rights in the Employees or any other Person who is a participant in, any benefit plans (including any beneficiaries or dependents thereof) under or with respect to any agreement, plan, program or arrangement described in or contemplated by this Agreement.  This Agreement does not create any right under the UK Contracts (Rights of Third Parties) Act of 1999 which is enforceable by any Employee, Transferred Employee or any other individual providing services to the Transferred Entities.

(g)           During the Transition Period, subject to the requirements of applicable Law, each Employee shall participate in compensation plans, programs and arrangements (including but not limited to those providing for the opportunity to earn incentive compensation), maintained by Buyer or any of its Affiliates on a basis substantially similar to that of similarly situated Buyer employees in the relevant country (or if Buyer has no employees in the relevant country, Buyer shall discuss in good faith with Seller the establishment of compensation plans, programs and arrangements that are appropriate to the labor market in such country).  In addition, following the Closing Date, the Employees shall be eligible to receive the payments and awards described on Annex 6.12 hereto.

(h)           At least 5 days prior to the Closing, Seller shall deliver a schedule (the “Estimated Liability Schedule”) to Buyer identifying and quantifying, in good faith and with reasonable specificity, any accrued and unpaid liabilities (including, without limitation, any withholding

Taxes), estimated as of 15 days prior to the Closing, that relate to (i) Benefit and Compensation Arrangements of Seller or any Transferred Entity; (ii) wages and overtime pay; (iii) retention payments as allowed in Section 6.2 of the Seller’s Disclosure Schedules; (iv) 2009 bonus payments (including the portion to be awarded by Buyer in the form of restricted stock units) to the extent specified in Annex 6.12; (v) awards announced for the contemplated, but never implemented, Barclays Global Investors Equity Participation Plan; and (vi) other miscellaneous individual payments related to compensation, severance, closing bonuses and transition payments, in each case, the payment of which Buyer is responsible for following the Closing (collectively, the “Accrued Compensation Liabilities”).  The Estimated Liability Schedule shall also set forth a good faith estimate of the anticipated date on which each Accrued Compensation Liability would be paid and shall separately identify all Assumed Benefit and Compensation Arrangements to be terminated prior to the Closing.  Seller shall fully fund the Accrued Compensation Liabilities immediately prior to the Closing in accordance with the Estimated Liability Schedule, with assets that are permissible under any applicable Benefit and Compensation Arrangement (such funds the “Accrued Compensation Liabilities Funds”).  Buyer shall use commercially reasonable efforts to pay the Accrued Compensation Liabilities by the estimated time of payment set forth in the Estimated Liability Schedule, and shall otherwise pay such amounts as soon as practicable thereafter.  Notwithstanding anything contained herein to the contrary, Buyer’s aggregate post-Closing payment obligation with respect to Accrued Compensation Liabilities shall be limited to the extent of its aggregate receipt of the Accrued Compensation Liabilities Funds as described in this Section 6.12(h).  The Accrued Compensation Liabilities, the estimate of the Accrued Compensation Liabilities and the amount of the Accrued Compensation Liabilities Funds shall be determined in accordance with GAAP, IFRS, or other applicable accounting principles, as applicable to the local entity in which each such liability is recorded.  Within 120 days following the Closing, and on or about the last day of each ensuing calendar quarter thereafter until all Accrued Compensation Liabilities are paid, Buyer shall provide Seller with a reconciliation of the Accrued Compensation Liabilities paid to date (the “Paid Accrued Compensation Liabilities” as of that date) and the amount scheduled to be paid in respect of such liability, and Buyer shall provide Seller with full access to books, records and employees and other information in its and its Affiliates’ possession necessary to verify such reconciliation.  Within 10 Business Days following the provision of such reconciliation, to the extent that the amount paid in respect of Paid Accrued Compensation Liabilities is less than the amount scheduled to be paid in respect of such Paid Accrued Compensation Liabilities, Buyer shall reimburse Seller for the excess funding, and, to the extent that the amount paid in respect of Paid Accrued Compensation Liabilities is greater than the amount scheduled to be paid in respect of such Paid Accrued Compensation Liabilities, Seller shall make a payment to Buyer to fund the shortfall (such reimbursement or payment to be deemed an adjustment to the Purchase Price for all Tax purposes).  Nothing contained in this Section 6.12(h) shall be construed to limit the right of any Buyer Indemnified Party to indemnification pursuant to Section 8.2 and the reconciliation provided for above shall not be deemed to limit Seller’s funding obligation under this Section 6.12(h).  For greater certainty, for purposes of this Section 6.12(h), an Accrued Compensation Liability will be deemed to be not yet paid, and will not be included in the reconciliations contemplated by this Section 6.12(h), for so long as such Accrued Compensation Liability is subject to a claim or threatened claim.

(i)           Buyer and Seller acknowledge that, following the Closing, steps will need to be taken in relation to the transition and/or winding up of certain Benefit and Compensation Arrangements, including any payments to be made under those arrangements. Buyer and Seller agree that they shall use commercially reasonable efforts to provide any information, support and assistance as Seller or Buyer, as applicable, may reasonably require in order to enable Buyer and Seller to carry out their obligations under the Benefit and Compensation Arrangements, which includes any steps necessary to facilitate any payments to Employees and/or the winding up of any Benefit and Compensation Arrangement.

Section 6.13         Ancillary Agreements.

(a)           Each of Buyer and Seller agrees with respect to the Transition Services Agreement, to negotiate in good faith and use their reasonable best efforts to on or prior to the Closing Date execute and deliver, or cause their appropriate Affiliates that are parties thereto to execute and deliver, such Transition Services Agreement, which will contain reasonable and customary terms (including that Buyer will use its reasonable best efforts to migrate off of the services as soon as practicable) and conditions and cover all services (other than those that are being provided pursuant to arms’ length agreements between Seller and the Transferred Entities in effect on the date hereof and that will remain in effect after the Closing) that are being provided by Seller and its Subsidiaries (other than the Transferred Entities) to the Transferred Entities between the date of this Agreement and the Closing and that are requested by Buyer in order to operate the BGI Business in the same manner in which it was operated in the three months prior to the Closing.  The pricing for such services shall be based on the historical methodology for assessing charges for services provided by Seller to the Transferred Entities, provided that if no historical pricing exists, the pricing shall be Seller’s cost, and the term of such services shall not exceed 12 months; provided, however, that Buyer shall have the right, exercisable once only, to extend the term of any service by three months to the extent that it shall be reasonably necessary for Buyer to have such extension.

(b)           Each of Buyer and Seller agrees, with respect to the Ancillary Agreements (other than the Transition Services Agreement), to execute and deliver, or cause their appropriate Affiliates that are parties thereto to execute and deliver, prior to the Closing, each such Ancillary Agreement, in each case in all material respects in the form attached hereto, with such changes as to which the parties thereto shall mutually agree.

Section 6.14         Insurance.  Following the Closing Date, the Transferred Entities shall no longer be insured under any insurance policy of Seller or any of its Affiliates.

Section 6.15         Non-Solicitation.

(a)           Seller agrees that, for the period commencing on the Closing Date and expiring on the second anniversary of the Closing Date, neither it nor any of its Affiliates shall directly or indirectly (i) solicit for employment or any similar arrangement any Employee or (ii) hire or assist any other Person in hiring any such Employee; provided, however, that this Section 6.15(a) (x) shall not apply to Employees who have not been employed by Buyer or any of its Affiliates (including the Transferred Entities) at any time during the six months prior to the applicable inducing, encouraging, soliciting or hiring, (y) shall not apply to Persons whose employment was terminated by Buyer or any of its Affiliates and (z) shall not prohibit general solicitations for employment through advertisements or other means (including the hiring of any Person resulting therefrom that is not known to be an Employee and the hiring of any Person resulting therefrom whose base salary will be less than $400,000 per year, in each case, to the extent that the solicitation was non-targeted).

(b)           Buyer agrees that:

   (i)           for the period commencing on the date of this Agreement and expiring on the second anniversary of the Closing Date, neither it nor any of its Affiliates (including the Transferred Entities following the Closing) shall directly or indirectly (A) induce or encourage or solicit any employee of Seller or any of its Affiliates (other than any Employee) with whom Buyer or any of its Affiliates had contact with in connection with the consideration of the transactions contemplated hereby to leave such employee’s employment or to accept any other position or employment with Buyer or any of its Affiliates (including the Transferred Entities following the Closing) or (B) hire or assist any other Person in hiring such employee;

   (ii)           for the period commencing on the date of this Agreement and expiring at the Closing, neither it nor any of its Affiliates shall directly or indirectly (A) induce or encourage or solicit any Employee to leave such Employee’s employment with Seller or any of its Affiliates (including the Transferred Entities) prior to the Closing or (B) hire or assist any other Person in causing such Employee to leave such Employee’s employment with Seller or any of its Affiliates (including the Transferred Entities) prior to the Closing; and

   (iii)           if this Agreement is terminated prior to the Closing for a period commencing on the date on which this Agreement is terminated and expiring on the first anniversary of such termination, neither it nor any of its Affiliates shall directly or indirectly (A) induce or encourage or solicit any Employee in respect to whom Buyer or any of its Affiliates received information in connection with the consideration of the transactions contemplated hereby to leave such Employee’s employment or to accept any other position or employment with Buyer or any of its Affiliates or (B) hire or assist any other Person in hiring such Employee;

provided, however, that this Section 6.15(b) (x) shall not apply to employees (including Employees) who have not been employed by Seller or any of its Affiliates at any time during the six months prior to the applicable inducing, encouraging, soliciting or hiring, (y) shall not apply to Persons whose employment was terminated by Seller or any of its Affiliates and (z) shall not prohibit general solicitations for employment through advertisements or other means (including the hiring of any Person resulting therefrom whose base salary will be less than $400,000 per year to the extent that such solicitation is not specifically targeted); provided that Seller may not hire any Employee as a result of such general solicitation if such hiring would otherwise be prohibited by this Section 6.15(b).

(c)           Notwithstanding anything in this Agreement to the contrary, the parties intend that the covenants and other obligations set forth in this Section 6.15 shall be subject to equitable enforcement (including specific performance and injunctive relief).

Section 6.16         Parent Shareholder Approval.

(a)           Parent shall prepare and submit to the United Kingdom Listing Authority (“UKLA”) as promptly as reasonably practicable after the date of this Agreement (and in any event within 10 Business Days, subject to prompt provision of information by the Buyer as set forth below) a draft of a circular relating to and for the purposes of convening the Parent Shareholders Meeting (the “Circular”) for approval, together with all other documents required to be lodged with the UKLA before it will approve such Circular and seek UKLA approval of such Circular; provided, however, that prior to such submission of the Circular (and any supplement or amendment thereto), Parent shall cooperate and provide Buyer with a reasonable opportunity to review and comment on any summary of or reference to this Agreement and the transactions contemplated hereby or Buyer or any of its Affiliates in the form and context in which any such reference appears.  Buyer agrees to promptly provide such information to Parent concerning Buyer and its Affiliates as may be reasonably required by Parent for the purposes of the preparation of the Circular and any required supplement or amendment thereto.  Parent shall use its reasonable best efforts to have the Circular (and any supplement or amendment thereto) approved by the UKLA (as required) as promptly as practicable.  Parent agrees, as to itself and its Subsidiaries and directors, that the Circular and any amendments or supplements thereto shall comply in all material respects with the applicable provisions of Law relating to companies incorporated in England.

(b)           Parent shall, subject to its final approval by the UKLA and not later than the later of 10 Business Days after such UKLA approval or the time the Circular must be posted in order to hold the Parent Shareholders’ Meeting on August 7, 2009, post the Circular to the holders of Parent Ordinary Shares to convene a general meeting of the holders of Parent Ordinary Shares at which the resolutions referred to in Section 3.3 (Corporate Authority) (the “Resolutions”) will be proposed or any adjournment thereof (the “Parent Shareholders Meeting”).  Parent shall convene the Parent Shareholders Meeting promptly for a date no later than 25 Business Days following the date of posting of the Circular, but in no event shall Parent be required to convene the Parent Shareholders Meeting earlier than August 7, 2009.  In relation to the Parent Shareholders Meeting and the conduct of business thereat, Parent shall comply with applicable Law and provide that the vote on each of the Resolutions is taken by way of a poll.  The Resolutions will be submitted to the holders of Parent Ordinary Shares at the Parent Shareholders Meeting whether or not any Acquisition Proposal shall have been publicly proposed or announced or otherwise submitted to Parent or any of its advisors.

   (i)          Parent undertakes to Buyer that the directors of Parent shall recommend to the holders of Parent Ordinary Shares, in the Circular (and any supplement or amendment thereto) and at the Parent Shareholders Meeting, that the Resolutions be passed and that they will not at any time withdraw or modify, in a manner which is adverse to Buyer or implementation of the transactions contemplated by this Agreement, such recommendation except to the extent that the directors of Parent have determined in good faith, after having obtained independent legal advice, that such recommendation should be withdrawn or modified in order to comply with their fiduciary duties and statutory obligations under applicable Law (a “Change in Recommendation”).

   (ii)         Parent agrees, if reasonably practicable in light of applicable Law and the rules of any applicable stock exchange, to advise Buyer if Parent’s Board is considering a Change of Recommendation and to provide Seller reasonable advance notice of the announcement of a Change in Recommendation including the reasons therefor.

(c)           Parent agrees that neither it nor any of its Affiliates nor any officer or director of it or any of its Affiliates shall, and Parent shall instruct its Representatives not to, directly or indirectly:

   (i)          initiate, solicit or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; or

   (ii)         engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person, or afford access to the business, properties, assets, books or records of the BGI Business or the Transferred Entities in connection with or relating to, any Acquisition Proposal; or

   (iii)         enter into any agreement in principle, letter of intent, term sheet or similar instrument relating to an Acquisition Proposal; or

   (iv)         otherwise knowingly facilitate or assist any effort or attempt to make an Acquisition Proposal.

(d)           Parent shall promptly notify Buyer of any enquiry, approach, information or meeting request from a third party that relates to, or may reasonably be considered to relate to or be in connection with, an Acquisition Proposal providing reasonable details thereof.

Section 6.17         Information Statement.

(a)           Buyer shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement (taking into account the timing of the delivery by Seller to Buyer of any necessary historic financial statements), a written information statement containing the information specified in Schedule 14C under the Exchange Act and concerning the Share Issuance and the transactions contemplated by this Agreement under the Exchange Act (the “Information Statement”).  Buyer agrees, as to itself and its Subsidiaries, that the Information Statement and any amendment or supplement thereto (i) shall comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder and (ii) shall not, at the date of mailing to holders of Buyer Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Seller or any of its Affiliates.  Seller shall cooperate in the preparation of the Information Statement and shall promptly provide to Buyer all information regarding Seller or any of its Affiliates (including, but not limited to, any financial statements of and other information relating to the Transferred Entities which may be required pursuant to Regulation 14C under the Exchange Act) that is reasonably required in connection with the preparation, filing and distribution of the Information Statement and any amendment or supplement thereto.  Seller agrees that none of the information supplied by Seller for inclusion or incorporation by reference in the Information Statement shall, at the date of mailing to the holders of Buyer Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)           Buyer shall promptly notify Seller of the receipt of any comments of the SEC with respect to the Information Statement and of any request by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide Seller with copies of all correspondence between Buyer or any of its Representatives and the SEC with respect to the Information Statement.  Seller and Buyer shall each use their reasonable best efforts to promptly provide responses to the SEC with respect to all comments of the SEC received on the Information Statement, and Buyer shall cause the definitive Information Statement to be mailed, or made available pursuant to Rule 14a-16 under the Exchange Act, as promptly as possible after the date on which the SEC staff advises that it has no further comments thereon or that Buyer may commence the mailing of the Information Statement.

Section 6.18         Confidentiality.

(a)           Parent and Seller shall, and shall use their reasonable best efforts to cause their Subsidiaries and their respective officers, directors, employees and Representatives to, treat as confidential and safeguard any and all information, knowledge and data in its possession (i) relating to Buyer and its Affiliates that becomes known to Parent or Seller as a result of the transactions contemplated by this Agreement except as otherwise agreed to by Buyer in writing or (ii) from and after the Closing Date, relating to the Transferred Entities.  Notwithstanding the foregoing sentence, nothing in this Section 6.18(a) shall prevent the disclosure of any such information, knowledge or data in accordance with any requirement under applicable Laws or administrative or regulatory process; provided, however, that, unless legally restricted from doing so, Parent or Seller shall first inform Buyer of its intention to disclose such information so that Buyer may seek an appropriate protective order.

(b)           Buyer shall, and shall use its reasonable best efforts to cause its officers, directors, employees and Representatives to, treat as confidential and safeguard any and all information, knowledge or data included in any information relating to the business of Seller and its Subsidiaries other than information relating to the Transferred Entities that becomes known to Buyer as a result of the transactions contemplated by this Agreement except as otherwise agreed to by Parent or Seller in writing.  Notwithstanding the foregoing sentence, nothing in this Section 6.18(b) shall prevent the disclosure of any such information, knowledge or data in accordance with any requirement under applicable Laws or administrative or regulatory process; provided, however, that, unless legally restricted from doing so, Buyer shall first inform Parent and Seller of its intention to disclose such information so that Parent and Seller may seek an appropriate protective order.

(c)           Parent and Seller, on one hand, and Buyer, on the other hand, acknowledge that the confidentiality obligations set forth in this Section 6.18 shall not extend to information, knowledge and data that is publicly available or becomes publicly available through no act or omission of the party owing a duty of confidentiality, or becomes available on a non-confidential basis from a source other than the party owing a duty of confidentiality so long as such source is not known by such party to be bound by a confidentiality agreement with or other obligations of secrecy to the other party.

(d)           In the event of a breach of the obligations under this Section 6.18 by Seller, on the one hand, or Buyer, on the other hand, the non-breaching party, in addition to all other available remedies, will be entitled to injunctive relief to enforce the provisions of this Section 6.18.

Section 6.19         Base Revenue Schedule.  Seller shall deliver to Buyer, within five Business Days after the date of this Agreement, a finalized Base Revenue Schedule, complete and correct in all material respects.

Section 6.20         Release.  At or prior to the Closing, the Transferred Entities shall each execute releases in the form of Exhibit D acquitting, releasing and discharging the directors of the Transferred Entities from any and all liabilities to the Transferred Entities that exist as of the Closing Date or that arise in the future and through the Closing Date from events or occurrences taking place prior to or as of the Closing Date.

Section 6.21         Intercompany Items.  At or prior to the Closing, all Intercompany Receivables (other than Closing Intercompany Loans and Refund Intercompany Loans), Intercompany Payables and Intracompany Payables and Receivables shall be settled or paid other than (i) those set forth on Section 6.21 of the Seller’s Disclosure Schedules or (ii) as contemplated in Schedule 6.26 of the Seller’s Disclosure Schedule.

Section 6.22         Information for Fund Boards.  With respect to each Fund, Buyer and Seller promptly shall provide to the board of directors or board of trustees of such Fund (or similar body) all information relating to such party and its Affiliates that is necessary and/or reasonably requested by such board to enable it to evaluate the terms of each applicable New Advisory Contract, agreement or arrangement proposed in connection with the transactions contemplated by this Agreement and relating to any such Fund.  Buyer and Seller shall promptly provide to the other party copies of all information provided to a Fund board in accordance with this Section 6.22.

Section 6.23         Interest in Intellectual Property.

(a)           Buyer, for itself and its Subsidiaries, acknowledges and agrees that Buyer and its Subsidiaries are not purchasing, acquiring, licensing or otherwise obtaining any right, title or interest in, to or under the name “Barclays” or the Barclays eagle device, or any Trademark, logo or business name, corporate name, d/b/a or other name related thereto or employing the wording “Barclays” or employing the Barclays eagle device, or any derivation or variation of the foregoing or any confusingly similar corporate or business name or d/b/a or any other name or Trademark whether registered or unregistered, (such corporate or business names, d/b/a’s, other names, Trademarks, logos and devices collectively, the “Seller’s Names and Marks”).  Neither Buyer nor any of its Affiliates shall or shall instruct others to (i) seek to register in any jurisdiction any of the Seller’s Name or Marks or other name or Trademark that is a derivation, translation, adaptation, combination or variation of any Seller’s Names and Marks or that is confusingly similar thereto, or (ii) contest the use, ownership, registerability, validity or enforceability of any rights of Seller or any of its Affiliates in or to any of the Seller’s Names and Marks.  The provisions of Section 6.23(b) shall not be deemed to limit the provisions of, nor the restrictions on Buyer and its Affiliates described in, this Section 6.23(a).  This Section 6.23(a) shall not restrict Buyer’s ownership and use of the BGI Marks as provided in Section 6.23(e) below.

(b)           Buyer agrees on behalf of itself and its Subsidiaries that, except as expressly provided in this Agreement, on and following the Closing Date, Buyer and its Subsidiaries shall, as soon as reasonably practicable (but in no event more than 180 days after the Closing Date) cease and discontinue any and all uses of any and all Intellectual Property owned or licensed by Seller or any its Affiliates, including without limitation any Trade Secrets owned or licensed by Seller or any of its Affiliates, other than (i) Intellectual Property used by Buyer and its Subsidiaries pursuant to Contracts and licenses between Seller or any of its Affiliates, on the one hand, and any of the Transferred Entities or Buyer and its Affiliates, on the other hand, that remain in effect following the Closing Date (which Intellectual Property they shall be permitted to continue to use as provided in such Contracts and licenses),  (ii) as otherwise provided pursuant to this Agreement or any Ancillary Agreement (which Intellectual Property they shall be permitted to continue to use as provided in this Agreement or any such Ancillary Agreement) or (iii) the Intellectual Property set forth on Schedule 6.23(b) of the Seller’s Disclosure Schedules (which Intellectual Property will be provided pursuant to the Transition Services Agreement); provided, that nothing herein shall be deemed to modify or diminish the representation and warranty in Section 4.11(h); and provided, further, that, the parties shall cooperate in good faith and use commercially reasonable efforts to identify prior to the Closing Date all such Intellectual Property that Buyer and its Affiliates are to cease or discontinue using.  Subject to the foregoing, Buyer agrees on behalf of itself and its Subsidiaries that any and all rights of the Transferred Entities and any of their sublicensees, if any, to any Intellectual Property that remains owned or licensed by Seller or any of its Affiliates after the Closing Date shall terminate on the Closing Date, other than (i) Intellectual Property used by Buyer and its Subsidiaries pursuant to Contracts or licenses between Seller or any of its Affiliates, on the one hand, and any of the Transferred Entities or Buyer and its Affiliates, on the other hand, that remain in effect following the Closing Date which Intellectual Property they shall be permitted to continue to use as provided in such Contracts and licenses, (ii) as otherwise provided pursuant to this Agreement or any Ancillary Agreement (which Intellectual Property they shall be permitted to continue to use as provided in this Agreement or any such Ancillary Agreement) or (iii) the Intellectual Property set forth on Schedule 6.23(b) of the Seller’s Disclosure Schedules, which Intellectual Property will be provided pursuant to the Transition Services Agreement.  In addition, subject to the first sentence of this Section 6.23(b), Buyer will cause the Transferred Entities and their successors (if any) to cease use of the color Pantone Cyan C and any font which is identical or confusingly similar to the font used by Seller in connection with its Barclays mark as of the date of this Agreement, in each case in a manner likely (i) to suggest any connection in the course of trade or association with Seller or (ii) to dilute Seller’s rights in its marks or the rights of any of Seller’s Affiliates in their marks; provided, however, that the foregoing shall not require the Buyer to cause any Transferred Entity to change the color used in any i-Shares Trademark immediately prior to the Closing.

(c)           Subject to applicable Law, Buyer for itself and its Subsidiaries acknowledges and agrees that, prior to the Closing, Seller may and may permit its Affiliates to take any and all actions and make all such filings and request any and all approvals from all applicable Government Entities, if any, reasonably necessary in order to permit Buyer and its Subsidiaries to remove any of Seller’s Names and Marks from the corporate name, d/b/a, fictitious name and other names, if any of any Transferred Entity.  Buyer and its Subsidiaries shall take all such actions, make all such filings and request all such approvals as reasonably necessary to remove any of Seller’s Names and Marks from any corporate name, d/b/a, fictitious name and other names of any Transferred Entity as promptly as practicable after the Closing (and in any event, no later than 30 Business Days after the Closing).  The parties and their respective Affiliates shall cooperate in good faith, and shall in a timely manner take all such actions and execute any such documents as may be reasonably necessary, to expedite, further and record all such name changes.  Subject to applicable Law after the Closing Date, Buyer and its Subsidiaries shall not expressly or by implication do business as or represent themselves as Seller or any of its Affiliates, and shall use all reasonable best efforts to ensure that there is no confusion that the Transferred Entities are no longer affiliated with Seller or any of its Affiliates.

(d)           Subject to applicable Law, after the Closing Date, Seller and its Affiliates (i) shall not expressly or by implication do business as or represent themselves as Buyer or any of its Subsidiaries, and shall use all reasonable efforts to ensure that there is no confusion that the Transferred Entities are no longer affiliated with Seller or any of its Affiliates, (ii) shall cease all use of the Trademarks owned by any of the Transferred Entities or any derivation or variation of the foregoing or any confusingly similar Trademark, corporate or business name or d/b/a, (iii) shall cease all use of the Intellectual Property owned by any of the Transferred Entities and (iv) shall cease all use of the “i500r”, “i60”, “i60C”, “iEnergy”, “iFin”, “iG5”, “iG10”, “iGold”, “ilntR”, “iMidCap”, “iProducts”, “iREIT”, “iRetire”, “ISHARES”, “I SHARE”, “iShares 529 Plan”, “iShares”, “iUnits” and “IUNITS iUnits” Trademarks and any other mark with an “i” prefix that is used by any of the Transferred Entities or is the subject of registrations or pending applications for registration, in each case, in connection with the BGI Business as of the date of this Agreement (the Trademarks identified in subsections (ii) and (iv) are the “Buyer’s i-Marks”), including any derivation or variation of the foregoing, and any other Trademark, corporate or business name or d/b/a/ that is confusingly similar with the foregoing Buyer’s i-Marks, subject to the following sentence.  Notwithstanding the foregoing, subsections (ii), (iii) and (iv) of this Section 6.23(d) shall not apply to the “iPath” or “iMortgage” Trademarks or any other mark with an “i” prefix that is not a Buyer’s i-Mark and that is used by, or is the subject of registrations or pending applications for registration of, any member of the Parent Group (other than marks used by a Transferred Entity as of the date of this Agreement in connection with the BGI Business or marks that are the subject of registrations or pending applications for registration in connection with the BGI Business, but excluding, specifically, the “iPath” and “iMortgage” Trademarks) as of the date of this Agreement (the “Seller’s i-Marks”), or, in each case, any derivation or variation thereof, or any other “i” mark other than one confusingly similar with Buyer’s i-Marks. Subject to the foregoing, Buyer and its Affiliates shall not use any Trademark, corporate or business name or d/b/a/ that is confusingly similar with the Seller’s i-Marks.

(e)           Seller acknowledges and agrees that, after the Closing Date, (i) the Transferred Entities shall own all rights, title and interest in and to the “iShares” Trademark and the “BGI” Trademark, (ii) that Buyer shall be entitled to adopt the Trademark “BlackRock Global Investors” and to own all rights, title and interest to such Trademark and (iii) that Buyer and its Affiliates shall be entitled to use the BGI Marks, subject to the terms of this Section 6.23(e).  Buyer, for itself and its Subsidiaries, covenants and agrees that Buyer and its Subsidiaries shall not use, nor authorize the use of, “BGI”, “BlackRock Global Investors” or, in each case, any derivation or variation thereof (collectively, the “BGI Marks”) in any manner that would suggest an affiliation or association with Seller or its Affiliates, or that contain, or is confusingly similar to any Seller’s Names and Marks, and shall not, nor authorize others to, adopt or seek to register in any jurisdiction any BGI Marks that contain, or are confusingly similar to any Seller’s Names and Marks.  Without limiting the foregoing in any way, Buyer and its Subsidiaries shall not (x) use the BGI Marks with any logo or design used by the Transferred Entities prior to the Closing and owned by the Seller and its Affiliates after the Closing, or (y) print or display, nor authorize others to print or display, the BGI Marks in, (A) until the second anniversary of the Closing Date, any blue color, and thereafter, Pantone Cyan C, or (B) a font confusingly similar to that of any Seller’s Names and Marks in use on the date of this Agreement.  The provisions of Section 6.23(b) shall not be deemed to limit the provisions of, nor the restrictions on Buyer and its Affiliates described in, this Section 6.23(e).

(f)           Prior to the Closing, Seller will transfer or cause to be transferred to the Transferred Entities all Trademarks identified on Section 6.23(f) of the Seller’s Disclosure Schedules.

(g)           Prior to the Closing, the Transferred Entities will transfer or cause to be transferred to Seller or one of its Affiliates that is not a Transferred Entity the Trademarks and domain names identified on Section 6.23(g) of the Seller’s Disclosure Schedules.

(h)           Notwithstanding the provisions of Section 6.23(a), Buyer and its Subsidiaries shall be permitted to continue to use after the Closing Date the Barclays Global Investors mark and eagle logo (the “Licensed Marks”) to the limited extent, and only in the exact form, they appear on the unaltered client reports, analyst reports, research publications, articles, press releases, analyses, strategy commentary, and other similar types of publications,  including the publications “Investment Insights,” “Solutions” and “Currents,” in each case that were published (whether in hard copy or electronic format) by the Transferred Entities as of the Closing Date (collectively, the “Publications”), but not on any new editions, variations or versions of, or any amendments or supplements to, any such Publications that are created after the Closing Date.  For the avoidance of doubt, Buyer and its Subsidiaries may only make unaltered copies of the Publications existing as of the Closing Date that bear the Licensed Marks, but may not use the Licensed Marks on any new publications created after the Closing Date.  Buyer and its

Subsidiaries shall ensure that (i) all distributions of the Publications are accompanied by a statement, in a form substantially similar to the following: "As of December 1, 2009 the former Barclays Global Investors entities referred to on this website or its contents are owned and controlled by BlackRock Inc. and neither Barclays nor any Barclays affiliate is responsible for, or associated with, the contents of this website or any publication available on or through this website,” provided that the foregoing requirement to include such statement shall not apply to additional copies of Publications that constitute work product specifically prepared for a particular client of the BGI Business prior to the Closing Date (each such Publication, a “Pre-Closing Client Report”) that BGI provides to such client at its request after the Closing Date and (ii) the nature and quality of all uses of the Licensed Marks made by Buyer and its Subsidiaries pursuant to this Section 6.23(h) shall be at a level of quality equivalent in all material respects to that employed by the Seller and its Affiliates immediately prior to the Closing Date. In the case of electronic Publications accessible by website, it shall be sufficient if the agreed statement described in the preceding sentence is prominently displayed on the website landing page from which the electronic Publications are accessed.  Upon Seller’s request, Buyer shall promptly provide Seller with access to or samples of the Publications to permit Seller to confirm compliance with this Section 6.23(h).  Neither Buyer nor any of its Affiliates shall at any time after the Closing Date represent that any Pre-Closing Client Report reflects or contains the views of Seller or any of its Affiliates or speaks as of any date or time other than the original date that such Pre-Closing Client Report was first made available to the particular client it was prepared for.  Any material breach by Buyer of the covenants set forth in this Section 6.23(h) that is not corrected within 20 Business Days of the receipt of notice from Seller that there has been a breach shall permit Seller to terminate Buyer’s and its Subsidiaries rights under this Section 6.23(h) upon written notice from Seller to Buyer. All rights not expressly granted by this Section 6.23(h) are reserved to Seller.

Section 6.24         Non-Compete.

(a)           Subject to Section 6.24(b), Parent and Seller agree that for the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, neither they nor any of their Specified Controlled Affiliates shall, directly or indirectly, engage in any Competing Activity or own any equity interest in any Person that engages in any Competing Activity.  For purposes of this Section 6.24, “Competing Activity” shall mean providing investment management services, including in respect of index products, on a discretionary or advisory basis, to third party governmental or large institutional clients or publicly offered Funds, of the type provided by the Transferred Entities as at the date of this Agreement.  The restrictions contained in this Section 6.24 do not apply to ABSA Bank Limited or any of its Subsidiaries for such time as they are not Controlled by a member of the Parent Group.

(b)           Notwithstanding anything in this Section 6.24 to the contrary, no member of the Parent Group shall be precluded from, directly or indirectly:

   (i)          owning any equity interest in any Person that engages in a Competing Activity, as a result of or otherwise in connection with:  (x) any acquisition transaction in which any member of the Parent Group is acquiring, directly or indirectly, one or more businesses engaged in any activity in addition to a Competing Activity; provided that such Competing Activity by value is less than 25% of the value of the business or businesses being acquired; or (y) the enforcement of a security interest held as a result of engaging in an otherwise permissible activity; provided that Seller shall, or shall cause such applicable member of the Parent Group to, as soon as reasonably practicable after acquiring the assets constituting the Competing Activity or secured by such security interest, and on a basis consistent with maximizing value in the ordinary course, divest itself of such assets (with Buyer having the right to participate, as a potential purchaser of such assets, in the divestiture process), unless such member of the Parent Group would otherwise not be prohibited from holding such assets pursuant to this Section 6.24.  Notwithstanding the foregoing, the Parent Group shall continue to be able to own any equity interests relating to activities conducted as the date of this Agreement, or otherwise permitted to be held pursuant to this Section 6.24, as a result of internal restructuring transactions by, between or among members of the Parent Group;

   (ii)         engaging, or owning an interest, in any type of business that any member of the Parent Group is engaged in as of the date of this Agreement (regardless of the legal form or Person through which such business may be conducted from time to time and including, for the avoidance of doubt and without limitation, the exchange-traded notes business marketed under the iPath brand as of the date of this Agreement); provided, however, that the foregoing shall not permit the members of the Parent Group to (A) substantially expand the scale or scope of any such business that constitutes discretionary management of assets invested in passive index replication strategies which relate to broad based indices and which any of the Transferred Entities promote, issue or manage as of the date of this Agreement or are in all material respects of the same type as the foregoing or (B) promote, issue, construct or manage ETFs or any exchange-traded security that has index, portfolio or return reference characteristics substantially similar to any ETF managed by any of the Transferred Entities on the date of this Agreement (other than exchange-traded securities, funds or structured products promoted, issued, constructed or managed by any member of the Parent Group and outstanding on the date of this Agreement or to the extent that exchange-traded securities, funds or structured products are targeted and offered to particular clients) (provided, further, that such restrictions shall not prevent the Parent Group from using any other third party as an advisor or sub-advisor in the same or more extensive manner as they use the Transferred Entities, for any product or mandate not otherwise prohibited by this Section 6.24);

   (iii)         operating as part of the Barclays Wealth business, a proposed joint venture in Japan with Sumitomo-Mitsui Banking Corporation;

   (iv)         working with any asset manager in relation to their ongoing asset management activities and entering into agreements with any such asset manager to distribute products or provide services to such asset manager or any customer of Parent or its Specified Controlled Affiliates;

   (v)         without prejudice to and without limiting sub-Section (ii) above, owning any equity interest in any Person that engages in a Competing Activity (A) in the ordinary course of business of any member of the Parent Group; provided that such equity interest constitutes less than 15% of the equity interests of such Person and such ownership provides no rights to Control such Person; or (B) on behalf of third parties or funds or accounts managed by any member of the Parent Group (aa) in which the proprietary interest of the members of the Parent Group does not exceed 25% or (bb) if the fund or account in question is not expected to invest more than 25% of its assets in any one investment and does not have capital commitments in excess of $2 billion; or

   (vi)         promoting any of the foregoing.

Section 6.25          Cooperation.

(a)           Seller and Buyer shall use reasonable efforts to identify third parties in which both (i) a Transferred Entity and (ii) Buyer or one of its Affiliates or any direct or indirect interest holder in Buyer have a beneficial ownership interest, whether of a proprietary or a fiduciary nature (any such third party, a “Identified Third Party”) and in connection therewith cooperate in preparing any dispositions, filings or notices that are required as a result of the potential aggregation in ownership that may result upon the consummation of the transactions contemplated hereby under any Law applicable to such Identified Third Party, the organizational documents of such Identified Third Party or any publicly available Contract relating to such Identified Third Party.

(b)           Buyer shall be provided a reasonable opportunity to review all materials to be used by the Seller in connection with obtaining consents and approvals under Section 6.6, Section 6.9 and Section 6.10 prior to distribution.  Seller or the Transferred Entities, as applicable, shall promptly upon their receipt make available to Buyer copies of any and all substantive correspondence between it and Clients or representatives or counsel of such Clients relating to the consent solicitation provided for in Section 6.6, Section 6.9 and Section 6.10.

(c)           In connection with obtaining the Client consents and other actions required by Section 6.6, Section 6.9 and Section 6.10 at all times prior to the Closing, Seller or the Transferred Entities, as applicable, shall take reasonable steps to keep Buyer informed of the status of obtaining such Client consents and, upon Buyer’s request, make available to Buyer copies of all such executed Client consents and make available for Buyer’s inspection the originals of such consents and any related materials, such as telephone logs and other records relating to the Client consent process.

(d)           Each of Parent and Seller acknowledges that Buyer intends to arrange financing for a portion of the Cash Purchase Price, which financing arrangements are set forth in Exhibit E.  Each of Seller and Buyer shall cooperate in good faith to complete such financing on such terms and conditions.

(e)           Between the date hereof and the Closing, the Parties will work together in good faith to consider alternative structures for the transaction contemplated by this Agreement which may be more advantageous.

(f)           Seller and Buyer acknowledge that each has in the past and currently continues to provide high quality services on a competitive basis to the other and to the other’s Clients. The Parties confirm their intention to seek further opportunities to provide services on a competitive basis to one another and, where appropriate, one another’s Clients and to thereby enhance and make more efficient their respective businesses and their ability to serve their Clients.  The Parties anticipate that they will be able to develop their relationships over a range of services and business areas.  For the purposes of facilitating discussions, Seller will appoint Thomas P. Humphrey as a key contact and Buyer will appoint Robert S. Kapito for the same purpose. Seller and Buyer also confirm their recognition that many of the services their business units provide are fiduciary in nature and subject to various Laws, and that each of them undertakes to act at all times in accordance with all applicable duties to their Clients and all applicable Laws.

Section 6.26          Pre-Closing Transactions.

(a)           Prior to the Closing, (i) Seller shall form, or cause to be formed, each New Transferred Entity; (ii) Seller shall, and shall cause its Subsidiaries to, transfer to Brazil Company all assets of Banco Barclays S.A., a company organized under the Laws of Brazil, that are primarily related to the BGI Business, (iii) Seller shall cause Finance Limited and HK Holdings to incorporate a new entity (“Mexico Services”) and the entity which currently employs the Mexican employees shall transfer those employees to Mexico Services; (iv) Seller shall form Chile Holdings and Chile Company and Chilean assets of the BGI Business shall be transferred to Chile Company and (v) Seller shall cause UK Company to transfer (by distribution, sale or otherwise) the equity securities it owns in Japan Company (which equity securities comprise 9.5% of the issued and outstanding equity securities of Japan Company) to UK Holdings.

(b)           Notwithstanding anything to the contrary herein, but subject to any existing contractual restrictions, with respect to that certain leased property located at South Building, Royal Mint Court, East Smithfield Street, London EC3, Seller and Affiliates of Seller covenant and agree that Seller, as the tenant under the said lease, shall use commercially reasonable efforts to enter into a commercially reasonable sublease agreement with a Transferred Entity substantially with (i) the same terms as the space in the said property is currently occupied or used by any Transferred Entity, and (ii) commercially reasonable space sharing provisions customary for such agreements, which sublease shall be transferred to Buyer without any additional cost.

(c)           Notwithstanding anything in this Agreement to the contrary, including Section 6.1(f), prior to the Closing, but subject to Section 6.31, to the extent permitted under applicable Law, Seller shall have the right to cause the Transferred Entities to distribute, pay as dividend or otherwise transfer any amount of cash to any Affiliate of Seller.  Furthermore, subject to Section 6.31, prior to the Closing, to the extent permitted under applicable Law, Seller shall cause California Corporation, or if applicable, Delaware Holdings, to distribute to Finance Limited, in redemption or repurchase of shares, an amount of cash equal to the total amount of cash held by California Corporation and its Subsidiaries.

(d)           Seller and Parent are permitted to carry out the transfers and other transactions detailed in Section 6.26 of the Seller’s Disclosure Schedules (such transfers and transactions, collectively, the “Restructuring”).  In completing the Restructuring, Seller and Parent shall be permitted to materially modify and materially deviate from the terms of Section 6.26(d) of the Seller’s Disclosure Schedules only so long as Buyer consents in writing (which consent shall not be unreasonably withheld, conditioned or delayed), except that such consent shall not be required in relation to any cash distribution not otherwise prohibited by this Agreement (whether as a dividend, return of capital, share buyback or share redemption).  For the avoidance of doubt, it is understood and agreed the transactions contemplated by Section 6.26 of the Seller’s Disclosure Schedules may be effected at any time prior to the Closing and any time between the steps of the Closing.

(e)           (1)         Seller shall cause each Regulated Entity to have (A) Closing Actual Cash equal to or greater than its Closing Required Regulatory Cash (such requirement, the “Closing Regulatory Cash Requirement”) and (B) Closing Actual Capital equal to or greater than its Closing Required Regulatory Capital (such requirement, the “Closing Regulatory Capital Requirement”), in each case immediately prior to the Closing.  Seller shall cause (1) each Regulated Entity Group and (2) the Remaining Unregulated Entities, taken as a whole, to have Closing Net Working Capital greater than zero (0) as of immediately prior to the Closing and shall cause each Unregulated Entity that is a Subsidiary of US Bank to have positive shareholders’ equity as determined in accordance with GAAP (such requirements, the “Closing Net Working Capital Requirement”).

   (ii)          Prior to the Closing Seller shall be permitted to cause each Transferred Entity to distribute to Parent or one of its Subsidiaries a note payable by such Transferred Entity to Parent or any such Subsidiary in an amount equal to Seller’s good faith estimate of the positive amount of Net Working Capital of such Transferred Entity, together with any unpaid dividends, (a “Closing Intercompany Loan”) immediately prior to the Closing.  Each Closing Intercompany Loan shall be reasonably satisfactory in form and substance to Buyer and shall include (or in the case of declared dividends be subject to) the following terms:

    (A)           an obligation to make payments on such Closing Intercompany Loan from time to time (I) with respect to amounts received in respect of Unpaid Receivables of a Transferred Entity that is the obligor of such Closing Intercompany Loan (or is a Subsidiary of such obligor) or a member of a Regulated Entity Group that is the obligor, not later than 30 days after receipt and in an amount equal to the amount received (net of any Tax Extraction Costs), if any, in respect of such amount computed by treating the recipient of the proceeds from collection of such Unpaid Receivables as the relevant Transferred Entity and (II) with respect to amounts not theretofore paid, the remaining unpaid amount of such Closing Intercompany Loan (net of Tax Extraction Costs in respect of payments on such Closing Intercompany Loan, computed in the same manner as set forth in the parenthetical to clause (I) of this Section 6.26(e)(ii)(A)), on the first anniversary of the Closing, in the case of each of clauses (I) and (II), subject to Section 2.3(a)(viii).

    (B)           such instrument shall be an unsecured general obligation of the issuer;

    (C)           such instrument shall be non-interest bearing; and

    (D)           such instrument shall be non-transferable (except to Buyer or its Affiliates as provided in Section 2.3(a)(v) or 6.26(m) or between or among Seller and its Affiliates).

(f)           Notwithstanding anything to the contrary herein, with respect to (i) the property referred to as The Atrium at Orchard, Singapore, Singapore, (ii) the property located at 10901 Rancho Cordova, California, USA and (iii) the properties located at Northolt GEM, London, United Kingdom and 5 North Colonnade, London, United Kingdom, Seller and Affiliates of Seller covenant and agree that Seller or its Affiliates, as the tenants, licensees, or occupants, as applicable, under such leases, occupancy agreements, licenses, or any other agreements giving occupancy rights, as applicable, shall enter into commercially reasonable subleases or service agreements, as applicable with a Transferred Entity substantially with the same terms as the space in such property is currently occupied or used by any Transferred Entity.

(g)           Notwithstanding anything to the contrary herein, with respect to the property located at 21 Boulevard de la Madelaine, Paris, France, Seller and Affiliates of Seller covenant and agree that the Transferred Entities currently occupying any space in such property shall relocate to a new property on or before the Closing, provided, however, that such new agreement (including, without limitation, lease, sublease, license, service agreement or any other occupancy agreement) (i) shall provide for a Transferred Entity’s occupancy of the new lease space through an assignment, sublease or otherwise, at Buyer’s sole discretion, and (ii) shall not be entered into without the Buyer’s consent, which consent shall not be unreasonably withheld.

(h)           Notwithstanding anything to the contrary herein, with respect to the premises occupied in that certain property commonly referred to as Ebisu Prime Square Tower, located at 1-1-39, Hiroo, Shibuya-Ku, Tokyo, Japan, Seller and Affiliates of Seller covenant and agree that the Transferred Entities shall vacate the Ebisu Prime Square Tower premises and relocate to that certain property commonly known as the Marunouchi Trust Tower, located at T1-8-3 Marunouchi, Chiyoda-ku, Tokyo, Japan. Seller and Affiliates of Seller agree that the Transferred Entities currently occupying any space in the Ebisu Prime Square Tower shall not enter into any new agreement giving occupancy rights (including, without limitation, modifications, extensions, leases, subleases, licenses, service agreements or any other occupancy agreements) for the continuation of the Ebisu Prime Square Tower operations without the Buyer’s consent, which consent shall not be unreasonably withheld.

(i)           With respect to those data centers referred to as Australia – Apollo Place and Toronto – Brookfield Homes in Section 4.21 of the Seller’s Disclosure Schedule, Seller and Affiliates of Seller currently occupying any space in such properties covenant and agree that Seller or Affiliates of Seller shall not enter into any new agreements giving occupancy rights (including, without limitation, modifications, extensions, leases, subleases, licenses, service agreements or any other occupancy agreements) for the continuation of the current operations without the Buyer’s consent, at Buyer’s sole discretion.

(j)           At or prior to the Closing, Seller shall cause all of the Cash Fund Support Agreements to be executed and thereafter shall use reasonable best efforts to deliver the Cash Fund Support Agreement to the beneficiaries thereof.  Buyer and Seller agree that the various intra-group guarantees, support agreements, letters of comfort and other arrangements between Seller and its Affiliates and various Transferred Entities, which for the avoidance of doubt do not include the Cash Fund Support Agreements, will terminate on and as of the Closing Date.  Prior to the Closing Date, Buyer shall work with the Transferred Entities to ensure that, on and after the Closing Date, each such arrangement is replaced as of such date by alternative arrangements to the extent deemed appropriate by Buyer.  For greater certainty, except as provided in Section 6.30, neither Seller nor any of its Affiliates shall be obligated to provide any guarantee, support agreement, letter of comfort or other arrangement for the benefit of a Transferred Entity from and after the Closing Date.  Buyer and Seller shall, and shall cause any Affiliate which is a party to a Cash Fund Support Agreement or a provider of a Guarantee to, abide by the procedures set forth on Exhibit I for the filing of claims with respect to the Cash Fund Support Agreements and Guarantees.

(k)           Subject to the execution and delivery of the Cash Support Agreements, prior to the Closing, Seller shall have the right to terminate, or cause to be terminated, certain contribution reimbursement agreements or contribution repayment deeds between Seller or any of its Affiliates, other than the Transferred Entities, on the one hand, and any Transferred Entity, on the other hand, that provides for reimbursement in respect of certain cash support arrangements that are in effect as of the date of this Agreement or the Cash Fund Support Agreements entered into by Seller or one of its Affiliates, other than the Transferred Entities, for the benefit of certain cash funds (the “Existing Reimbursement Agreements”).

(l)           Seller shall, or shall cause each Transferred Entity and their respective Affiliates to, take on or prior to the day prior to the Closing Date all actions contemplated by this Agreement that in any way impact or affect:  (i) the calculation of Net Working Capital with respect to any Transferred Entity, (ii) the Closing Financial Statements or (iii) the Capital Statements; provided, however, that notwithstanding anything in the foregoing to the contrary, this Section 6.26(l) shall not apply with respect to (x) actions taken by Seller or any of its Affiliates in the ordinary course consistent with past practice and in compliance with the terms of this Agreement, (y) actions taken by Seller or any of its Affiliates with the consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed) or (z) the merger of California Corporation with and into Delaware Holdings, and provided, further, that Seller shall be permitted to cause Delaware Holdings to take such actions necessary to effect the transfer, in the manner agreed to by Buyer and Seller prior to the Closing Date, of the Novation Accounts to Finance Limited on the Closing Date  prior to the Closing; provided, that the transfer of the Novation Accounts to Finance Limited shall be deemed to have occurred on the day prior to the Closing, and so shall be taken into account, for purposes of (i) the calculation of Net Working Capital with respect to the Transferred Entities, (ii) the Closing Financial Statements and (iii) the Capital Statements.

(m)           If, after payment of all amounts required to be paid under Section 2.3(d) (with respect to a Refund Intercompany Loan) or Section 6.26(e)(ii) (with respect to a Closing Intercompany Loan), there remains unpaid any principal amount of a Refund Intercompany Loan or Closing Intercompany Loan, such loan shall be transferred to Buyer (or, as designated by Buyer, an Affiliate or Affiliates of Buyer) promptly after the earlier of (i) December 31, 2011 (with respect to any Refund Intercompany Loans) or the first anniversary of the Closing Date (in the case of any Closing Intercompany Loan) and (ii) the date on which all such amounts required to be paid on such Refund Intercompany Loan or Closing Intercompany Loan have been paid, in each case as an adjustment to the purchase price with respect to the relevant Transferred Entity.  The foregoing provisions shall be reflected in the documentation evidencing a Refund Intercompany Loan or a Closing Intercompany Loan.

Section 6.27          Notification of Certain Matters.

(a)           Between the date hereof and the earlier of the Closing Date and the termination of this Agreement in accordance with its terms,

   (i)           Seller shall use reasonable best efforts to give reasonably prompt notice to Buyer of any notice or other written communication from any third party alleging that the consent, approval or waiver of such third party is or may be required in connection with the transactions contemplated by this Agreement other than any such required consent, approval or waiver that has been disclosed in Seller’s Disclosure Schedules; and

   (ii)           Buyer shall use reasonable efforts to give reasonably prompt notice to Seller of any notice or other written communication from any third party alleging that the consent, approval or waiver of such third party is or may be required in connection with the transactions contemplated by this Agreement other than any such required consent, approval or waiver that has been disclosed in Buyer’s Disclosure Schedules.

(b)           For purposes of this Agreement, the failure to comply in all material respects with the provisions of this Section 6.27 shall not, (i) in the case of Seller’s failure to comply with Section 6.27(a)(i) in all material respects, result in the failure of the condition set forth in Section 7.2(b), or (ii) in the case of Buyer’s failure to comply with Section 6.27(a)(ii) in all material respects, result in the failure of the condition set forth in Section 7.3(b).

Section 6.28          Financial Statements.

(a)           At least 60 days prior to the Closing, Seller shall deliver to Buyer an audited combined balance sheet of the Transferred Entities as of December 31, 2008, December 31, 2007 and December 31, 2006 (the “Audited Balance Sheets”) and the audited combined statement of income, combined statement of changes in equity and combined statement of cash flows for the Transferred Entities for the year ended December 31, 2008, December 31, 2007 and December 31, 2006 (together with the Audited Balance Sheets, the “Audited Financial Statements”), together with an unqualified (except for qualifications resulting from application of new accounting pronouncements or solely as a result of reclassification of elements of the financial statements with no net impact to operating and non-operating revenues and expenses)

audit report of Seller’s independent accountants, with respect to the Audited Financial Statements.  The Audited Financial Statements shall be prepared in each case, in accordance with GAAP and the requirements of Regulation S-X of the Exchange Act applicable to the Transferred Entities.

(b)           For the fiscal quarter ending on September 30, 2009, Seller shall use its reasonable best efforts to deliver to Buyer no later than November 30, 2009 the unaudited combined balance sheet of the Transferred Entities as of the last day of such fiscal quarter and the unaudited combined statement of income, combined statement of changes in equity and combined statement of cash flows for the Transferred Entities for such fiscal quarter and the year-to-date period then ended (including for the comparable quarter and the comparable year-to-date periods for the prior year) in each case, in accordance with GAAP and the requirements of Regulation S-X of the Exchange Act.  Seller shall have its independent accountants review such financial statements.

(c)           (i)  If Closing occurs on January 1, 2010, Seller shall use its reasonable best efforts to deliver to Buyer by March 15, 2010 an audited combined balance sheet of the Transferred Entities as of December 31, 2009, and the audited combined statement of income, combined statement of changes in equity and combined statement of cash flows for the Transferred Entities for the year ended December 31, 2009 (collectively, the “2009 Year End Financial Statements”), together with an unqualified (except to the extent such qualification relates to the basis of presentation)) audit report of Seller’s independent accountants, with respect to the 2009 Year End Financial Statements.  The 2009 Year End Financial Statements shall be prepared in accordance with GAAP and the requirements of Regulation S-X under the Exchange Act applicable to the Transferred Entities.

(d)           If the Closing occurs on December 1, 2009, Seller shall cause to be prepared and delivered to Buyer (i) by January 15, 2010, the combined audited balance sheet of the Transferred Entities as of the Closing Date prepared in accordance with U.S. GAAP based on audit procedures reasonably determined by Seller and its independent accountants after consultation with Buyer (the “Audited Closing Balance Sheet”), and (ii) by March 1, 2010, the unaudited combined statement of income, combined statement of changes in equity and combined statement of cash flows for the Transferred Entities for the 11 month period ended on the Closing Date with respect to the Closing prepared in accordance with GAAP and, to the extent applicable, Regulation S-X of the Exchange Act (together with the Audited Closing Balance Sheet, the “Closing Financial Statements”).  Seller shall use its reasonable best efforts to have the Closing Financial Statements reviewed by Seller’s independent accountants.

(e)           In connection with preparing the Closing Financial Statements or the 2009 Financial Statements, as applicable, Buyer will make fully available to Seller (i) employees of Buyer who were Employees and were responsible for preparation of financial statements prior to Closing (ii) all information required and (iii) access to all necessary systems to assist Seller in the preparation of such financial statements.  If Buyer shall fail to provide such assistance, Seller’s obligations under this paragraph (e) shall not apply.  Seller shall bear all costs incurred in preparing the Closing Financial Statements and 50% of the costs in preparing the 2009 Year End

Financial Statements and Buyer shall bear the rest, except that in each case Seller shall have no obligation to pay any costs associated with employees of Buyer and its Affiliates.  In addition, as a condition to delivery of any such financial statements, Buyer shall make available the appropriate employees of the Transferred Entities to execute any required representation letters necessary in connection with such financial statements.  Buyer will also take any reasonable actions that Seller requests in connection with the preparation of such financial statements, including all actions reasonably requested by Seller’s independent accountants.

(f)           Seller shall use its reasonable best efforts to cause to be prepared and delivered to Buyer, by August 15, 2009, the unaudited combined balance sheets of the Transferred Entities as of June 30, 2009 and the unaudited combined statement of income for the Transferred Entities for the six month period ended June 30, 2009 (collectively, the “Half Year Financial Statements”).  The Half Year Financial Statements shall be prepared in accordance with IFRS.  Seller shall use its reasonable best efforts to cause to be prepared and delivered to Buyer, by August 31, 2009, the unaudited reconciliation of the Half Year Financial Statements from IFRS to GAAP.

(g)           From and after the date hereof and prior to the Closing, Seller will provide Buyer reasonable access to Employees and such other of Seller’s employees to whom access is reasonably necessary for the purposes of integrating accounting functions and information reasonably requested in connection with assisting Buyer in preparing its financial statements for the year ended December 31, 2009.

Section 6.29         Corporate Actions.  (a) Prior to the Closing, Buyer shall file a Certificate of Designations of Series D Participating Preferred Stock of Buyer, substantially in the form set forth on Exhibit H, with the Secretary of State of the State of Delaware and (b) immediately prior to the Closing cause its Board of Directors to adopt a resolution to increase the size of its Board of Directors from 17 directors to 19 directors and appoint two nominees of Seller to fill such vacancies.

Section 6.30         Securities Lending Guarantees.

(a)           With the intent that the securities lending business of the Transferred Entities (as carried on in the two years up to June 16, 2009) will for a period of three years from and after the Closing Date not cease to have the opportunity to continue to (i) operate on a basis and a scale consistent with how it was operated in the two years up to June 16, 2009, and (ii) grow organically (i.e., not by virtue of the acquisition of an unrelated asset manager) in that three year post-Closing period, Seller and Buyer agree as set out in the remaining provisions of this Section 6.30 provided that nothing in this Section 6.30 shall require the Seller to act other than as a reasonable and prudent bank would be expected to act in discharging its commitments as set out in this Section 6.30.  This Section 6.30(a) will operate as a guiding principle to the interpretation and application of the remaining provisions of this Section 6.30.

(b)           Seller agrees that it will continue to provide, at the request of various of the Transferred Entities, in the ordinary course of business and subject to satisfaction of its usual credit review and other procedures in connection with this type of business and compliance with all applicable legal and regulatory requirements, for a period of three years from and after the Closing Date, guarantees and indemnities for the benefit of selected securities lending clients (“Securities Lending Clients”) of such Transferred Entities in return for a payment from the Transferred Entities (payable monthly) equal to two basis points per annum of the value of the loaned securities as of the last day of the month in respect of which payment is being made.  Seller’s obligations to a Securities Lending Client will continue to be evidenced by an instrument by way of deed poll in the form currently in use (subject to any changes as may be required by applicable Law or as may otherwise be agreed to by Seller and Buyer), governed by English law and running to the benefit of the Securities Lending Client (a “Guarantee”) that provides, among other things, that the Seller guarantees the payment of and indemnifies the Securities Lending Client against all Losses (as defined in the applicable Guarantee) incurred by the Securities Lending Client resulting from a default by one or more of the borrowers that participate in the securities lending program administered by a specified Transferred Entity.  The Guarantees outstanding as of the Closing will generally continue to provide, among other things, that they are terminable by Seller upon 30 business days’ notice to the Securities Lending Client, and Guarantees issued after the Closing Date will provide that they will be terminable by Seller upon 45 days’ notice to the Securities Lending Client.  Seller agrees that notwithstanding the terms of the Guarantees outstanding on the Closing Date, from and after such date, it will provide Securities Lending Clients 45 days’ notice of its termination of a Guarantee or such longer notice period as may be provided therein.  The parties agree that references to “business days” in this Section 6.30 shall mean only those days on which banks are generally open for business in London.

(c)           Seller and Buyer have agreed to a Service Level Agreement.  Seller and Buyer have agreed, as between themselves, that the Transferred Entities will act such that the total liability of Seller from time to time under any and all Guarantees shall be limited so that:

   (i)           the value of securities that have been loaned through programs arranged by the Transferred Entities from time to time (to the extent that the Guarantees apply in relation to such lending) is no greater than $70 billion (for this purpose “value” being the marked-to-market value of the securities at the point of lending); and

   (ii)           Seller’s “Exposure at Default” under the Guarantees, calculated for the purposes of BIPRU 5.4.27R, in respect of such lending can be no more than $4.35 billion; provided, however, that such exposure at default amount calculated under BIPRU 5.4.27R shall not limit Seller’s potential liability under the Guarantees to the beneficiaries thereof (without prejudice to any rights Seller may have against Buyer pursuant to or in respect of either or both this Section 6.30 and the Service Level Agreement referred to in this Section 6.30).

   ((i) and (ii) together being the “Guarantee Cap”).

(d)           If the Guarantee Cap is reached, Seller and Buyer may jointly agree to increase the Guarantee Cap. In the event that the Guarantee Cap is reached and unless and until Seller and Buyer agree to increase the Guarantee Cap, Seller shall (x) be entitled to terminate any Guarantees (subject to the termination provisions of the applicable Guarantee) but only to the extent necessary to reduce the total indemnified loan balances to an amount that results in the Guarantee Cap not being exceeded and (y) not be required to accept any further requests for Guarantees; provided, however, that to the extent Seller does not exercise its right to terminate any Guarantees as aforesaid, Seller’s obligations under any Guarantees put in place prior to reaching the Guarantee Cap will be discharged in full under the terms of the relevant Guarantee (subject to the other provisions of this Section 6.30 and the Service Level Agreement referred to in this Section 6.30). For the avoidance of doubt, Seller’s potential liability to the beneficiary of each Guarantee under that Guarantee is limited to the losses incurred as set forth in each Guarantee, and such amounts may exceed the Guarantee Cap (subject to the other provisions of this Section 6.30 and the Service Level Agreement referred to in this Section 6.30).

(e)           All authority of the Transferred Entities and their respective directors, officers, employees and agents to approve, execute and deliver Guarantees (and otherwise to act in respect of the Guarantees) for or on behalf of Seller and any of its Affiliates (whether by the power of attorney of Seller dated as of March 30, 2009 or otherwise) is hereby revoked with effect from the Closing and Buyer acknowledges such revocation on behalf of the Transferred Entities.

(f)           Buyer shall indemnify Seller against any and all liabilities under any existing Guarantee that Buyer or the applicable Transferred Entity cannot demonstrate was known to the Group Treasury function of Seller on or before November 20, 2009.  For this purpose and without limitation, e-mails and other correspondence from any employee of any Transferred Entity to any employee of the Seller’s Group Treasury or Group Legal functions shall constitute satisfactory evidence.

(g)           Seller’s obligations in respect of the Guarantees shall only apply in respect of transactions that are subject to rights of daily recall and accordingly Buyer will indemnify Seller in respect of any liabilities actually incurred by Seller under any Guarantees in respect of transactions that are not subject to rights of daily recall.

Section 6.31         Closing Cash.

(a)           Seller agrees that as of immediately after giving effect to the Closing each Regulated Entity shall hold Closing Actual Cash equal to not less than its Closing Required Regulatory Cash.

(b)           Seller and its Affiliates shall use commercially reasonable efforts to distribute or transfer in the manner contemplated in this Agreement, out of each Transferred Entity prior to Closing all cash or other short term liquid investments in excess of the amount of cash and short term liquid investments needed to satisfy (i) the Closing Regulatory Cash Requirement, (ii) the Closing Regulatory Capital Requirement and (iii) the Closing Net Working Capital Requirement.

Section 6.32         German Company Certificate.  Seller has informed Buyer that (i) Germany Company issued a share certificate (Globalurkunde) extending to all issued shares of Germany Company to Germany Holdings on February 8, 2007, (ii) a copy of the share certificate and the original notification related thereto are in German Holdings’ files, (iii) the original share certificate has been lost and (iv) Germany Holdings has initiated a proceeding with the applicable court in Munich to cancel such share certificate (“für kraftlos erklären”) so that a replacement share certificate may be issued.  Seller shall use its reasonable best efforts to procure that, as soon as reasonably practicable, (i) the cancellation process is completed, (ii) Germany Company issues a new share certificate to Germany Holdings and (iii) Seller provides Buyer with evidence to that effect; provided, that if Seller has not provided the new share certificate to Buyer by the Closing, then the Buyer shall, acting reasonably, co-operate with the Seller and take all reasonable and necessary steps to ensure that the new share certificate is issued by Germany Company to Germany Holdings following the Closing, whereby, however, Seller shall bear all reasonable costs related thereto.  Notwithstanding the above, Seller remains fully liable for any failure to transfer, indirectly by transfer of all shares in Germany Holdings, all shares in Germany Company to Buyer or its designee at Closing (it being understood and agreed that any such failure shall not be a basis on which Buyer may refuse to close under this Agreement).

Section 6.33         Anti-Takeover.  If any “business combination,” “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation is or may become applicable to the Purchase or the other transactions contemplated by this Agreement, Buyer and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate the effects of such statute or regulation on such transactions.

Section 6.34         Further Assurances.  (a) Each of the parties to this Agreement shall use reasonable best efforts to take all actions and to do all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including using reasonable best efforts to ensure that (a) such party’s representations and warranties remain true and correct in all material respects through the Closing and (b) the conditions to the obligations of the other party to this Agreement to consummate the transactions contemplated by this Agreement are satisfied.

(b)           Following the Closing, upon the reasonable request of any party or parties hereto, the other parties hereto, as the case may be, agree to promptly execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may be requested to effectuate the purposes of this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby.  In no event, however, shall Buyer or any of its Affiliates be required to enter into any closing agreement pursuant to Treasury Regulation Section 1.1503-2(g)(iv)(B)(3).

(c)           In the event that following the Closing there shall be any EOP Option outstanding, Seller shall, as promptly as reasonably practicable, and, if and to the extent possible, prior to settlement or exercise of any EOP Option, furnish information satisfactory to Buyer to establish the identity of the person exercising such EOP Option, the amount includible in such person’s income and any other information that Buyer may reasonably require as is related to the exercise, settlement or payment of such EOP Option.  Seller shall deduct from amounts otherwise payable in respect of any EOP Option (including, without limitation, any amounts paid under Seller’s call right with respect to such EOP Options) an amount sufficient to completely satisfy any withholding Tax obligations attributable to the exercise, settlement or payment of such EOP Option, and promptly, but in any case not later than 5 days prior to the due date on which such amounts are required to be remitted to the relevant Government Entity, cause the amounts so deducted to be deposited and settled in the designated account or accounts of Buyer (or, as directed by Buyer, of an Affiliate of Buyer).  In addition, Seller shall promptly, but in any case not later than 5 days prior to the due date on which the amounts described in this sentence are required to be remitted to the relevant Government Entity, cause to be deposited and settled in the designated account or accounts of Buyer (or, as directed by Buyer, of an Affiliate of Buyer)the amount of any required employer portion of U.S. Federal, state, local and foreign payroll Taxes payable in respect of the exercise, settlement or payment of any EOP Option. Buyer shall promptly remit, or shall cause Buyer’s Affiliate to promptly remit, the withholding Tax obligations and employer portion of U.S Federal, state, local and foreign payroll Taxes payable described in this paragraph to the relevant Government entity no later than the due date on which the amounts described in this paragraph are required to be remitted.

ARTICLE VII

CONDITIONS TO THE CLOSING

Section 7.1           Conditions to the Obligations of Buyer and Seller with respect to the Closing.  The obligations of the parties to this Agreement to effect the Closing are subject to the satisfaction (or waiver agreed to in writing by Buyer and Seller) prior to the Closing of the following conditions:

(a)           HSR Act.  The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

(b)           EC Merger Regulation.  To the extent that a filing is required under the EC Merger Regulation, the European Commission deciding that the transaction contemplated by this Agreement is compatible with the common market pursuant to Article 6(1)(b) or 8(1) or 8(2) of the EC Merger Regulation without attaching to its decision any conditions or obligations or the European Commission being deemed to have done so under Article 10(6) of the EC Merger Regulation.  In the event that the European Commission refers the transaction contemplated by this Agreement or any parts thereof to one or more relevant authorities of the Member States  in accordance with Article 4(4) or Article 9 of the EC Merger Regulation, the competent authority of each Member State to which the transaction has been referred, in whole or in part, approving (or being deemed to have approved) the transactions contemplated by this Agreement.

(c)           Other Antitrust Approvals.  All other approvals, clearances, filings or waiting periods or consents of Government Entities required under all Antitrust Laws applicable to the transactions contemplated by this Agreement shall have expired or been made or received, as the case may be.

(d)           Parent Shareholder Approval.  Parent shall have obtained the Parent Requisite Vote.

(e)           Revenues.  (i) The Closing Adjustment Revenue Run Rate shall be equal to or greater than 75% of the Base Revenue Run Rate and (ii) the Closing Adjustment ETF Revenue Run Rate shall be equal to or greater than 75% of the Base ETF Revenue Run Rate.

(f)           Compliance with Section 15(f).  At least 75% of the board of trustees or board of directors, as applicable, of each Fund that is registered under the Investment Company Act shall not be “interested persons” (as that term is defined in the Investment Company Act and interpreted by the SEC) of Seller, Buyer, any of their respective Subsidiaries or any of their respective affiliated persons.

Section 7.2           Conditions to the Obligation of Buyer with respect to the Closing.  The obligation of Buyer to effect the Closing is subject to the satisfaction (or waiver in writing by Buyer) prior to the Closing of the following conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of Seller set forth in Section 3.1 (Organization and Qualification), Section 3.3 (Corporate Authority), Section 3.4 (Binding Effect), Section 3.6(a)(i) (Non-Contravention), Section 3.6(b) (Non-Contravention), Section 3.8 (Finders’ Fees), Section 4.1 (Organization and Qualification), the fifth and sixth sentences of Section 4.2(a) (Capitalization) and Section 4.4(a) (Non-Contravention), shall be true and correct in all material respects as of the date of this Agreement and as of the Closing as if made as of the Closing (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).  Each of the representations and warranties of Seller set forth in the first two sentences of Section 3.2 (Ownership) (other than with respect to Encumbrances, the representation and warranty concerning which shall be true and correct in all material respects) and the third and fourth sentences of Section 4.2(a) (Capitalization) shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date) except where the failure of such representations and warranties to be true and correct is not adverse in any respect to Buyer.  Each of the other representations and warranties of Seller set forth in Article III and Article IV of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date) except where the failure of such representations and warranties to be true and correct has not had, individually or in the aggregate, a Material Adverse Effect (provided that any materiality or “Material Adverse Effect” qualifiers contained in individual representations or warranties shall be disregarded for this purpose except for those contained in Section 4.5(a); except for any references to materiality in Section 4.5, Section 4.8(a), Section 4.8(j), Section 4.10(v), Section 4.11 (only in respect of material Trade Secrets), Section 4.13(a), Section 4.13(b) (other than the references to “material to the Transferred Entities, taken as a whole”), Section 4.14, Section 4.17(i), Section 4.22 and Section 4.27.)

(b)           Covenants.  Each of the covenants and agreements of Parent and Seller to be performed on or prior to the Closing shall have been duly performed in all material respects.

(c)           Certificate.  Buyer shall have received a certificate, signed by a duly authorized officer of Seller and dated as of the Closing Date, to the effect that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied (if not waived).

(d)           No Prohibition.  No Law shall be in effect (i) enjoining the Closing or enjoining the acquisition by Buyer or any of its Controlled Affiliates of any of the Transferred Entities, restraining or prohibiting the consummation of the transactions contemplated hereby, placing limitations on the ownership of shares of any of the Transferred Entities by Buyer or any of its Controlled Affiliates or the BGI Business; or (ii) prohibiting or limiting the ownership of the Transferred Entities by the Buyer or any of its Controlled Affiliates or the operation by the Transferred Entities or the Buyer or any of its Controlled Affiliates of any portion of any business or of any assets of the Transferred Entities or the BGI Business other than any Law of any such jurisdiction, the violation of which would not result in a Buyer Regulatory Impediment.

(e)           Required Approvals.  Buyer or one of its Controlled Affiliates or one of its Majority Stockholders shall have obtained, without any Buyer Regulatory Impediments, (i) each of the approvals set forth in Exhibit F and (ii) such other approvals of Government Entities required to consummate the Closing, the failure of which to obtain would result in a Buyer Regulatory Impediment.

(f)           Ancillary Agreements.  Seller and its applicable Affiliates shall have executed and delivered all of the Ancillary Agreements to which they are parties in all material respects in the forms attached to this Agreement.

(g)           Audited Financial Statements.  Seller shall have delivered to Buyer complete and correct copies of the Audited Financial Statements and the Interim Financial Statements, and the Audited Financial Statements for the year ended December 31, 2008 shall not differ from the 2008 Unaudited Financial Statements in any manner which would reasonably be expected to result in a Material Adverse Effect (it being agreed that any differences resulting from changing from IFRS to GAAP shall be disregarded for purposes of determining whether such changes constitute a Material Adverse Effect, for purposes of such comparison).

(h)           Employees.  At least 67% of the Persons set forth in the letter delivered to Seller by Buyer on June 11, 2009 shall remain employed by a Transferred Entity as of the Closing.

Section 7.3           Conditions to the Obligation of Seller with respect to the Closing.  The obligation of Seller to effect the Closing is subject to the satisfaction (or waiver in writing by Seller) prior to the Closing of the following conditions:

(a)           Representations and Warranties.  Each of the representations and warranties of Buyer set forth in Section 5.1 (Organization and Qualification), Section 5.2 (Capitalization), Section 5.3 (Corporate Authorization), Section 5.5(a) (Non-Contravention), Section 5.6 (Binding Effect) and Section 5.7 (Equity Consideration) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except for such representations and warranties that are made as of a specific date which shall speak only as of such date).  Each of the other representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as if made as of the Closing (except for such representations and warranties that are made as of a specific date which shall speak only as of such date), except where the failure of such representations and warranties to be true and correct has not had, individually or in the aggregate, a Buyer Material Adverse Effect (provided that any materiality or Buyer Material Adverse Effect qualifications contained in individual representations or warranties shall be disregarded for this purpose except for those contained in Section 5.8(d)).

(b)           Covenants.  Each of the covenants and agreements of Buyer to be performed on or prior to the Closing shall have been duly performed in all material respects.

(c)           Certificate.  Seller shall have received a certificate, signed by a duly authorized officer of Buyer and dated as of the Closing Date, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied or waived.

(d)           No Prohibition.  No Law shall be in effect restraining, enjoining or otherwise prohibiting the Closing, other than any Law of any such jurisdiction the violation of which would not result in a Seller Regulatory Impediment.

(e)           Required Approvals.  Parent or one of its Affiliates shall have obtained, without any Seller Regulatory Impediment, (i) each of the approvals set forth in Exhibit G and (ii) such other approvals of Government Entities required to consummate the Closing, the failure of which to obtain would result in a Seller Regulatory Impediment.

(f)           Ancillary Agreements.  Buyer and its applicable Affiliates shall have executed and delivered all of the Ancillary Agreements to which they are parties in all material respects in the forms attached to this Agreement.

(g)           Certificate of Designations. The Certificate of Designations shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect.

ARTICLE VIII

SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

Section 8.1           Survival.  The representations and warranties of Seller and Buyer contained in this Agreement shall survive the Closing for the periods set forth in this Article VIII.  All representations and warranties of Seller contained in this Agreement shall terminate on the 18 month anniversary of the Closing Date, except that the representations and warranties contained in Section 3.1 (Organization and Qualification), Section 3.2 (Ownership), Section 3.3 (Corporate Authority), Section 3.4 (Binding Effect), Section 3.6(a)(i) (Non-Contravention), Section 3.6(b) (Non-Contravention), Section 3.8 (Finders’ Fees), Section 4.1 (Organization and Qualification), the third, fourth and fifth sentences of Section 4.2(a) (Capitalization),

Section 4.4(a) (Non-Contravention) and Section 4.26 (Finders’ Fees), shall survive indefinitely and (ii) the representations and warranties contained in Section 4.7 (Taxes) and in Section 4.10 (Environmental Matters) shall survive until the third anniversary of the Closing; it being understood that in the event notice of any claim for indemnification under Section 8.2 (Indemnification by Seller) has been given within the applicable survival period, the portion of such representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim is finally resolved.  All representations and warranties of Buyer contained in this Agreement shall terminate and be of no further force and effect at the Closing, provided that the representations and warranties of Buyer set forth in Section 5.1 (Organization and Qualification), Section 5.2 (Capitalization), Section 5.3 (Corporate Authorization), Section 5.4 (Consents and Approvals), Section 5.5(a)(i) (Non-Contravention), Section 5.6 (Binding Effect), Section 5.7 (Equity Consideration) and Section 5.17 (Finder’s Fee) shall survive the Closing hereunder indefinitely.

Section 8.2           Indemnification by Seller.

(a)           Seller hereby agrees that from and after the Closing Date it shall indemnify, defend and hold harmless, without duplication, Buyer and its Subsidiaries (including, following the Closing, the Transferred Entities) (each, a “Buyer Indemnified Party”), from, against and in respect of any damages, losses, charges, liabilities, claims, assertions, demands, actions, suits, proceedings, payments, indemnity payments, judgments, settlements, assessments, deficiencies, interest and costs (including indemnification costs) and expenses ((whether or not resulting from Third Party Claims) including interest and penalties (criminal or civil) with respect thereto and reasonable out-of-pocket expenses and reasonable attorneys’ and accountants’ fees and expenses incurred in the defense of any of the same) (collectively, “Losses”) actually imposed on, sustained, incurred or suffered by, an Indemnified Party, whether in respect of Third Party Claims, claims between the parties hereto, or otherwise, directly or indirectly relating to or arising out of, or resulting from:

   (i)           subject to Section 8.2(b), any inaccuracy in or breach of any representation or warranty made by Seller contained in this Agreement, or, subject to the Seller’s Disclosure Schedules, any failure of any representation or warranty of Seller to be true and correct as of the Closing (as if made as of such time) (except to the extent that any such representation or warranty is made only as of a specified date in which case it shall be made only as of such date), in each case, where such representations and warranties are read without giving effect to any qualifiers or exceptions relating to materiality, except where materiality is referred to in, Section 4.5, Section 4.7, Section 4.8(a), Section 4.8(j), Section 4.10(v), Section 4.11 (only in respect of material Trade Secrets), Section 4.13(a), Section 4.13(b) (other than the references to “material to the Transferred Entities, taken as a whole”), Section 4.14, Section 4.17(i), (j), (k), (l), (m) and (n), Section 4.22 and Section 4.27.

   (ii)           any breach or non-performance of any covenant or agreement to be performed by Parent, Seller or any of their Affiliates contained in this Agreement,

   (iii)           the participation of any of the Transferred Entities in the Bank UK Retirement Fund, and/or any other fund or scheme providing retirement, death, disability or life assurance benefits to or in respect of any Employee providing services in the United Kingdom,

   (iv)           any change to or termination of benefits provided to any Employee under the Bank UK Retirement Fund prior to the Closing at which the participating Transferred Entities cease to participate in the Bank UK Retirement Fund,

   (v)           the cessation of participation of any of the Transferred Entities in the Bank UK Retirement Fund, including any debt due on or after the date of this Agreement from any of the Transferred Entities to the trustees of the Bank UK Retirement Fund under Section 75 or 75A of the Pensions Act 1995 (but, for the avoidance of doubt, excluding any claim or part of a claim brought by an Employee as a result of the automatic cessation of benefit accrual on the Closing at which the participating Transferred Entities cease to participate in the Bank UK Retirement Fund), and any contribution notice or financial support direction issued on a Buyer Indemnified Party pursuant to the Pensions Act 2004 in relation to the participation of any of the Transferred Entities in the Bank UK Retirement Fund,

   (vi)           an employee or former employee of a Transferred Entity claiming that a benefit payable to him or her under the Bank UK Retirement Fund has become a right exercisable against a Transferred Entity through the operation of the Transfer of Undertakings (Protection of Employment) Regulations 2006, or by application of European Council Directive of 12 March 2001 (2001/23/EC) on the Approximation of the Laws of the Member States Relating to the Safeguarding of Employees’ Rights in the Event of Transfers of Undertakings, Businesses or Parts of Undertakings or Businesses, and

   (vii)           any Taxes for which Seller is responsible in accordance with Section 6.5 (Tax Matters).

(b)           Except as provided in the following sentence, Seller shall not be liable to the Buyer Indemnified Parties for any Losses with respect to the matters contained in Section 8.2(a)(i) unless the Losses therefrom exceed an aggregate amount equal to $120 million (the “Seller Threshold”), whereupon the Buyer Indemnified Parties shall be entitled (subject to the other limitations in this Agreement) to indemnification for all Losses in excess of the Threshold, and up to an aggregate amount equal to $1.2 billion (the “Seller Limit”); provided, however, that the limitations imposed by the Seller Threshold and the Seller Limit shall not apply to Losses relating to breaches of the representations and warranties contained in Section 3.1 (Organization and Qualification), Section 3.2 (Ownership), Section 3.3 (Corporate Authority), Section 3.4 (Binding Effect), Section 3.6(a)(i) (Non-Contravention), Section 3.6(b) (Non-Contravention), Section 3.8 (Finders’ Fees), Section 4.1 (Organization and Qualification), the third, fourth and fifth sentences of Section 4.2(a) (Capitalization), Section 4.4(a) (Non-Contravention) and Section 4.26 (Finders’ Fees).  In addition, in no such event shall Seller be liable to any Buyer Indemnified Party for any particular Loss under Section 8.2(a)(i) until the aggregate amount of such Loss exceeds $120,000 (with multiple instances of the same source of Loss being treated as a single particular Loss).

(c)           In addition to the other matters set forth in this Section 8.2(c), Seller shall pay to Buyer, following the Closing, (i) the amount by which the Audited Operating Expense Amount exceeds the Unaudited Operating Expense Amount on a dollar for dollar basis, in the aggregate in excess of $10 million, plus (ii) an amount equal to (x) the amount by which the Audited Operating Expense Amount exceeds the Unaudited Operating Expense Amount as a result of Recurring Errors (as defined below), multiplied by (y) 11.25 less any portion thereof paid under clause (i), provided that, in each case of (i) and (ii), no amount shall be payable in respect of the foregoing to the extent it arises from changing the accounting for such Financial Statements from IFRS to GAAP.  For purposes of the foregoing, “Recurring Errors” are errors, resulting in an understatement of operating expense, including errors due to the misapplication of an accounting standard, occurring in more than one fiscal year.

(d)           In addition to the indemnities provided in Section 8.2(a), Seller hereby agrees that from and after the Closing Date provided that a Claim Notice is provided on or prior to the three year anniversary of the Closing Date it shall indemnify, defend and hold harmless, without duplication, the Buyer Indemnified Parties from, against and in respect of any Losses (which shall not include expenses attributable to investigating and defending claims other than reasonable expenses incurred in respect of any investigation, administrative proceeding or legal action conducted by a Government Entity having jurisdiction over the applicable Regulatory Requirement, including for the avoidance of doubt any Fiduciary Requirement included in such Regulatory Requirement) actually imposed on, sustained, incurred or suffered by a Buyer Indemnified Party relating to or arising out of, or resulting from, any actual breach, failure to comply or violation in any respect of any Regulatory Requirement or Fiduciary Requirement or any investigation, administrative proceeding or legal action conducted by a Government Entity having jurisdiction over the applicable Fiduciary Requirement or Regulatory Requirement, but in any event only to the extent arising out of, attributable to, relating to or resulting from the ownership, operation or conduct of the BGI Business (including the Funds) prior to the Closing.  Notwithstanding anything in this Agreement to the contrary, Seller shall not be obligated to indemnify, defend or hold harmless any Buyer Indemnified Party from any Loss under this Section 8.2(d) to the extent that (i) the breach, failure or violation underlying such Loss is caused by any action by Buyer or any of its Controlled Affiliates or such Loss is exacerbated by any action by Buyer or any of its Controlled Affiliates (but only to the extent of such exacerbation) or (ii) such Loss arises out of, is caused by or otherwise exists as a consequence of a change in Law or explicit guidance or interpretation with respect thereto provided by a Government Entity having jurisdiction over the Regulatory Requirement which results in actions which had been expressly permissible prior to the Closing retroactively ceasing to be permissible as of prior to the Closing.

(e)           In no event shall the Buyer Indemnified Parties be entitled to any indemnification under Section 8.2(d) until the aggregate Losses in respect of such matters exceed an amount equal to $10 million and then only up to an aggregate amount equal to $1.0 billion.  Further, in no such event shall Seller be liable to any Buyer Indemnified Party for any particular Loss under Section 8.2(d) until the aggregate amount of such Loss exceeds $100,000 (with multiple instances of the same source of Loss being treated as a single particular Loss).  The indemnification for matters covered by Section 8.2(d) is the exclusive remedy for the matters covered thereby.

(f)           If immediately after giving effect to the Closing, Seller is in violation of Section 6.12(h) or 6.31, Seller shall promptly indemnify Buyer or its designee on a dollar-for-dollar basis for the amount of any deficiency thereunder.

Section 8.3            Indemnification by Buyer.

(a)           Buyer hereby agrees that from and after the Closing Date it shall indemnify, defend and hold harmless Seller and its Subsidiaries (excluding the Transferred Entities following the Closing) (each, a “Seller Indemnified Party” and, collectively with the Buyer Indemnified Parties, the “Indemnified Parties”) from, against and in respect of any Losses imposed on, sustained, incurred or suffered by, or asserted against, a Seller Indemnified Party, whether in respect of third party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to, arising out of or resulting from:

   (i)          subject to Section 8.3(b), any breach of any representation or warranty set forth in Section 5.1 (Organization and Qualification), Section 5.2 (Capitalization), Section 5.3 (Corporate Authorization), Section 5.4 (Consents and Approvals), Section 5.5(a) (Non-Contravention), Section 5.6 (Binding Effect), Section 5.7 (Equity Consideration) and Section 5.17 (Finder’s Fee) made by Buyer contained in this Agreement (collectively, the “Buyer Fundamental Representations”), or, subject to the Buyer’s Disclosure Schedules, any failure of any Buyer Fundamental Representation to be true and correct as of the Closing (as if made as of such time) (except to the extent that any such representation or warranty is made only as of a specified date, in which case it shall be made only as of such date), in each case, where such representations and warranties are read without giving effect to any qualifiers or exceptions relating to materiality;

   (ii)         any breach of any covenant or agreement of Buyer or its Subsidiaries contained in this Agreement;

   (iii)         any liabilities of the Transferred Entities other than liabilities which are expressly assumed by Seller or any of its Affiliates, or with respect to which indemnification is provided by Seller, under this Agreement or any Ancillary Agreement; and

   (iv)         any Taxes for which Buyer is responsible in accordance with Section 6.5 (Tax Matters).

(b)           Buyer shall not be liable to the Seller Indemnified Parties for any Losses with respect to the matters contained in Section 8.3(a)(i) relating to breaches of representations and warranties made by Buyer under any of the Ancillary Agreements unless the Losses therefrom exceed an aggregate amount equal to $10 million (the “Buyer Threshold”), whereupon the Seller Indemnified Parties shall be entitled (subject to the other limitations in this Agreement) to indemnification for all Losses in excess of the Buyer Threshold, and up to an aggregate amount equal to $1.1 billion (the “Buyer Limit”).  Buyer’s obligation to make any payment to a Seller

Indemnified Party may be satisfied (at Buyer’s sole discretion) by making payment to Seller; provided, however, that the limitations imposed by the Buyer Threshold and the Buyer Limit shall not apply to Losses relating to breaches of representations and warranties contained in Section 5.1 (Organization and Qualification), Section 5.2 (Capitalization), Section 5.3 (Corporate Authorization), Section 5.5(a)(i) (Non-Contravention), Section 5.6 (Binding Effect) and Section 5.7 (Equity Consideration).  In addition, in no event shall Buyer be liable to any Seller Indemnified Party for any particular Loss under Section 8.3(a)(i) until the aggregate amount of such Loss exceeds $100,000 (with multiple instances of the same source of Loss being treated as a single particular Loss).

(c)           In the event that Seller has provided funding pursuant to the first sentence of Section 6.12(h) in excess of the aggregate amount required thereunder, Buyer shall promptly pay such excess amount to Seller on a dollar-for-dollar basis.

Section 8.4           Notice; Third Party Claim Indemnification Procedures; etc.

(a)           Any Indemnified Party may seek indemnification for any Loss (other than those relating to Taxes (which shall be governed by Section 6.5 (Tax Matters)) by giving written notice (a “Claim Notice”) to the applicable party or parties from whom indemnification is sought (the “Indemnifying Party”) describing in reasonable detail, to the extent known by the Indemnified Party at the time, the facts giving rise to the claim for indemnification and referencing the provision of this Agreement under which such claim is based.  In the event that any written claim or demand is asserted against or sought to be collected from any Indemnified Party by a third party (a “Third Party Claim”), such Indemnified Party shall promptly, but in no event more than 20 days following such Indemnified Party’s receipt of a Third Party Claim, notify the Indemnifying Party in writing of such Third Party Claim, the amount or the estimated amount of damages sought thereunder to the extent then ascertainable (which estimate shall not be conclusive of the final amount of such Third Party Claim), any other remedy sought thereunder, any relevant time constraints relating thereto and, to the extent practicable, any other material details pertaining thereto (a “Third Party Claim Notice”); provided, however, that the failure promptly to give a Third Party Claim Notice shall affect the rights of an Indemnified Party hereunder only to the extent that such failure actually prejudices the defenses or other rights available to the Indemnifying Party with respect to such Third Party Claim.  The Indemnifying Party shall have 30 days after receipt of the Third Party Claim Notice (the “Notice Period”) to notify the Indemnified Party that it desires to defend the Indemnified Party against such Third Party Claim.

(b)           In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, and shall assume and control such defense, at the Indemnifying Party’s expense, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or Litigation shall be reasonably satisfactory to the Indemnified Party.  Once the Indemnifying Party has duly assumed the defense of a Third Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense and to employ separate counsel of its choosing, subject to the Indemnifying Party’s right to direct and control the defense.  The Indemnified Party shall participate in any such defense at its expense unless (i) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to an actual conflict of interests between them, (ii) the Indemnified Parties shall in good faith determine that the Indemnified Parties may have available to them one or more defenses or counterclaims that are inconsistent with one or more of the defenses or counterclaims that may be available to the Indemnifying Party in respect of a Third Party Claim or any proceeding relating thereto, as provided in the first sentence of Section 8.4(c) or (iii) the Indemnified Party assumes the defense of a Third Party Claim after the Indemnifying Party has failed to diligently pursue a Third Party Claim it has assumed, as provided in the first sentence of Section 8.4(d), in either of which case the costs and expenses of such defense shall be for the account of the Indemnifying Party.  The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, consent to entry of any judgment, settle, compromise or offer to settle or compromise any Third Party Claim on a basis that would result in (i) the imposition of a consent order, injunction or decree that would restrict or mandate the future activity or conduct of the Indemnified Parties or any of their Affiliates, (ii) a finding or admission of a violation of Law or violation of the rights of any Person by the Indemnified Parties or any of their Affiliates, (iii) any monetary liability of the Indemnified Parties that will not be promptly paid or reimbursed by the Indemnifying Party or (iv) the absence of a full, unconditional and irrevocable release by such third party of each of the Indemnified Parties and their Affiliates.  Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnified Parties, consent to entry of any judgment, settle, compromise or offer to settle or compromise any Third Party Claim unless such judgment, settlement or compromise, in the reasonable good faith judgment of the Indemnified Parties, does not and would not reasonably be expected to adversely impact or impair the business or reputation of the Indemnified Parties and their Affiliates; provided that if the Indemnified Party shall not provide such consent and any later judgment, settlement or compromise costs the Indemnifying Party more than such earlier proposal, then the Indemnified Party shall bear, and the Indemnifying Party shall have no obligation to indemnify the Indemnified Party for, all such excess costs.

(c)           Notwithstanding anything to the contrary in Section 8.4(b), in the event that the Indemnified Parties shall in good faith determine that the Indemnified Parties may have available to them one or more defenses or counterclaims that are inconsistent with one or more of the defenses or counterclaims that may be available to the Indemnifying Party in respect of a Third Party Claim or any proceeding relating thereto, the Indemnified Parties shall have the right, subject to Section 8.2(b) or Section 8.3(b), as applicable, at the sole cost of the Indemnifying Party and such costs, if applicable, shall be counted toward the Seller Limit or the Buyer Limit, as applicable, and if applicable, such costs shall not be paid if they come within the Seller Threshold or the Buyer Threshold, as applicable (including the costs and expenses of counsel for the Indemnified Parties (provided that the Indemnifying Party will not be required to pay for more than one counsel in any jurisdiction for all Indemnified Parties in connection with any such Third Party Claim and related proceedings)), at all times to take over and assume control over the defense and prosecution of such portion of such Third Party Claim and related proceedings related to such inconsistent defenses and counterclaims; provided that the Indemnifying Party shall not be prejudiced by the Indemnified Parties’ defense of such portion of such Third Party Claim.  In the event that the Indemnified Party does not assume the defense of any matter as provided in the preceding subclause, the Indemnifying Party shall have the right to control the defense against any such Third Party Claim or related proceeding, provided that (A) subject to the control of the prosecution and defense of such Third Party Claim by the Indemnifying Party and its counsel, the Indemnified Parties and their counsel shall be kept informed as to all material aspects of such Third Party Claim and related proceedings and shall have the right to participate in the prosecution and defense of such Third Party Claim, (B) the Indemnifying Party and its counsel shall promptly provide to the Indemnified Parties and their counsel all material information related to such Third Party Claim and related proceedings (including copies of written information) and (C) the Indemnified Parties and their counsel shall have their views regarding such Third Party Claim considered in good faith by the Indemnifying Party and its counsel.

(d)           If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by not giving the Indemnified Party timely notice of its desire to so defend or otherwise, the Indemnified Party shall have the right, but not the obligation, to assume its own defense at the Indemnifying Party’s cost and expense; it being understood that the Indemnified Party’s right to indemnification for a Third Party Claim shall not be adversely affected by assuming the defense of such Third Party Claim.  The Indemnified Party shall not settle a Third Party Claim requiring payment of any amounts without the consent of the Indemnifying Party unless it shall waive its rights against the Indemnifying Party with respect to that portion of indemnification related to such settled Third Party Claim pursuant hereto.

(e)           Subject to Section 8.4(b) and Section 8.4(c), in the event that an Indemnified Party determines in good faith that any Third Party Claim or any proceeding related thereto has had or could reasonably be expected to impair the commercial interests or business reputation of the Indemnified Party or its Affiliates or have a Buyer Material Adverse Effect (if Buyer is the Indemnified Party in this case) or a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) or Parent and its Subsidiaries taken as a whole (if Seller is the Indemnified Party in this case), then (1) subject to the control of the prosecution and defense of such Third Party Claim by the Indemnifying Party and its counsel, the Indemnified Parties and their counsel (which shall be reasonably satisfactory to the Indemnifying Party) shall be kept informed as to all material aspects of such Third Party Claim and related proceedings and shall have the right to participate in the prosecution and defense of such Third Party Claim, (2) the Indemnifying Party and its counsel shall promptly provide to the Indemnified Parties and their counsel all material information related to such Third Party Claim and related proceedings (including copies of written information) reasonably requested by the Indemnified Parties, and (3) the Indemnified Parties and their counsel shall afford the Indemnifying Party and its counsel a reasonable opportunity to present their views on such claims and proceedings.

(f)           The Indemnified Party and the Indemnifying Party shall cooperate in order to ensure the proper and adequate defense of a Third Party Claim, including by (i) cooperating in the investigation, pre-trial activities, trial, compromise, settlement, discharge and defense of any Third Party Claim subject to this Section 8.4 and (ii) providing reasonable access to each other’s relevant business records and other documents and employees; it being understood that the reasonable out of pocket costs and expenses of the Indemnified Party relating thereto shall be Losses.

(g)           The Indemnified Party and the Indemnifying Party shall use reasonable best efforts (which shall not require the expenditure of money, the curbing of any business activities or the commencement of litigation) to avoid production of confidential information (consistent with applicable Law) and to cause all communications among employees, counsel and others representing any party to a Third Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

(h)           In the event Buyer or one of its Controlled Affiliates incurs a Loss for which it claims indemnification under Section 8.2(d), if the claim for indemnification is not a Third-Party Claim because Buyer or one of its Controlled Affiliates reasonably determined that a Fiduciary Requirement or Regulatory Requirement was not satisfied and determined in accordance with its compliance policies to sustain a Loss in remediation of such failure, prior to a Buyer Indemnified Party making any indemnification claim pursuant to Section 8.2(d) in respect of a claim that is not a Third Party Claim, Buyer shall (i) consult with Seller and provide any information and access Seller reasonably requests with respect to such Client and Client account and (ii) consult with Seller in good faith regarding issues or objections Seller has with the Buyer Indemnified Party’s position.  If the Buyer Indemnified Party and Seller are not able to reach agreement and the Buyer Indemnified Party makes such an indemnification claim, Seller may contest the indemnifiability of such Loss hereunder in accordance with Section 8.13(a) of this Agreement; provided, however, that the foregoing requirements shall not prevent Buyer from submitting a Claim Notice if failure to do so would cause its right to submit a Claim Notice with respect thereto to lapse.  In any such arbitration, the arbitrator may not award more than the actual Loss suffered by the applicable Client.

Section 8.5           Damages.  Notwithstanding anything to the contrary contained in this Agreement (except to the extent such damages are actually paid, awarded or incurred in connection with a Third Party Claim), no Person shall be liable under this Article VIII for any consequential, punitive, special, incidental or indirect damages, including lost profits.

Section 8.6           Adjustments to Losses.

(a)           Insurance.  In calculating the amount of any Loss, the proceeds actually received by the Indemnified Party under any insurance policy or pursuant to any claim, recovery, settlement or payment by or against any other Person in each case relating to a Third Party Claim or a claim for indemnification hereunder for a Loss that does not result from a Third Party Claim, net of any actual costs, expenses, premiums or increased premiums incurred in connection with securing or obtaining such proceeds, shall be deducted.

(b)           Taxes.  In calculating the amount of any Loss, there shall be (i) deducted an amount equal to any net Tax benefit resulting from such Loss actually realized by Buyer or its Affiliates within two years following the Closing Date, and (ii) there shall be added, any Tax cost incurred (including any net Tax cost incurred from the receipt of any indemnity payments, which Tax cost shall be grossed up for such increase) as a result of such Loss; provided, however, that in computing the amount of any Tax cost, or Tax benefit, Buyer shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from such indemnification payment.  All relevant computations relating to net Tax benefits under clause (i) of the preceding sentence shall be computed by Buyer in a manner consistent with a “with and without” methodology.  In the case of a payment under Section 8.2 or Section 6.5(a)(ii) to a Person other than Buyer in circumstances in which that payment could have been obtained by Buyer under the terms of this Agreement, Seller’s liability to make that payment shall not be increased pursuant to 8.6(b)(ii) by an amount greater than the amount by which the payment would have been increased pursuant to 8.6(b)(ii) had Seller made that payment to Buyer.  In the case of a payment under Section 8.3 to a Person other than Seller in circumstances in which that payment could have been obtained by Seller under the terms of this Agreement, Buyer’s liability to make that payment shall not be increased pursuant to 8.6(b)(ii) by an amount greater than the amount by which the payment would have been increased pursuant to 8.6(b)(ii) had Buyer made that payment to Seller.

(c)           Reimbursement.  If an Indemnified Party recovers an amount from a third party in respect of a Loss that is the subject of indemnification hereunder after all or a portion of such Loss has been paid by an Indemnifying Party pursuant to this Article VIII, the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) the amount paid by the Indemnifying Party in respect of such Loss, plus the amount received from the third party in respect thereof, less (ii) the full amount of such Loss and any reasonable expenses (including any Taxes) incurred by the Indemnified Party in respect of obtaining and remitting such amount.

(d)           Calculation of Loss.  In calculating the amount of any Loss for which any party is entitled to indemnification hereunder, the amount of any reserve, provision or accrual related to such Loss, shall be deducted to the extent reflected in Closing Net Working Capital or to the extent it is included in the calculation of the Closing Regulatory Capital Requirement and otherwise to avoid duplicative amounts.

Section 8.7           Payments.  The Indemnifying Party shall pay all amounts payable pursuant to this Article VIII, by wire transfer of immediately available funds, promptly following receipt from an Indemnified Party of a bill, together with all accompanying, reasonably detailed back-up documentation, for a Loss that is the subject of indemnification hereunder, unless the Indemnifying Party in good faith disputes the Loss, in which event it shall so notify the Indemnified Party in writing, and shall pay promptly that portion of the Loss that is undisputed, if any.  In any event, the Indemnifying Party shall pay to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Loss for which it is liable hereunder no later than 10 Business Days following any final determination of such Loss and the Indemnifying Party’s liability therefor.  A “final determination” shall exist when (i) the parties to the dispute have reached an agreement in writing, (ii) a court of competent jurisdiction shall have entered a final and non-appealable order or judgment or (iii) an arbitration or like panel shall have rendered a final non-appealable determination, in each case, with respect to disputes the parties have agreed to submit thereto.

Section 8.8           Characterization of Indemnification Payments.  All payments made by an Indemnifying Party to an Indemnified Party in respect of any claim under this Agreement shall be treated as adjustments to the Purchase Price (as determined for applicable Tax purposes).  Any indemnification payment to be made under Section 6.5 or Section 8.2 by Seller in respect of a Transferred Entity shall, to the extent possible, be made by the Person that sold such Transferred Entity to which the payment relates.

Section 8.9           Mitigation.  Each Indemnified Party shall use commercially reasonable efforts to mitigate any indemnifiable Loss, which shall not require the curbing or cessation of any of the Indemnified Party’s business or the commencement or prosecution of any litigation or the utilization of any relief.

Section 8.10         Limitations.  Notwithstanding anything in this Agreement to the contrary: (a) no Indemnifying Party shall have any indemnification payment obligation in respect of any contingent liability unless and until such liability becomes due and payable by, or any actual Loss is suffered by, the Indemnified Party (it being understood and agreed that the providing of a timely Claim Notice or Third Party Claim Notice as contemplated by Section 8.4(a) shall toll the applicable survival period as described in Article VIII); and (b) any indemnification due by an Indemnifying Party shall be limited to the actual amount of the Losses sustained by the Indemnified Party, notwithstanding the fact that the Indemnifying Party’s obligation may result from a set of facts constituting a breach of more than one provision of this Agreement.

Section 8.11         Remedies.  Following the Closing, the rights and remedies of Seller and Buyer under this Article VIII are exclusive and in lieu of any and all other rights and remedies which Seller and Buyer may have under this Agreement or otherwise against each other with respect to the transactions contemplated by this Agreement for monetary relief (other than causes of action arising from fraud or Willful Breach).  The foregoing limitations shall not apply with respect to actual fraud or Willful Breach.

Section 8.12         Effect of Investigation.  The right to indemnification, payment of Losses or for any other remedies based on any representation, warranty, covenant or obligation contained in or made pursuant to this Agreement, any of the Ancillary Agreements or any other writing delivered hereto or thereto or in connection herewith or therewith shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the date of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.  The waiver of any condition to the obligation of any party to consummate the transactions, where such condition is based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or obligation, shall not affect the right to indemnification, payment of Losses, or other remedy based on such representation, warranty, covenant or obligation.

Section 8.13         Arbitration.

(a)           (i) If Buyer has made any payment of the type referred to in Section 8.4(h) and is, subject to the terms thereof, seeking indemnity from Seller, and if Seller disagrees with Buyer’s determination or (ii) the parties are having a dispute under Section 2.3(c)(ii)) with respect to the Remaining Contingent Accounts (a “Dispute”), the discussion process described in Section 8.4(h) (with respect to Section 8.4(h)) and arbitration in accordance with this Section 8.13 (with respect to Sections 8.4(h) and 2.3(c)(ii)) shall be the exclusive means by which the parties may resolve such Dispute.  The Dispute shall be settled by arbitration administered by the International Centre for Dispute Resolution of the American Arbitration Association (“AAA”) in accordance with its International Arbitration Rules (the “Rules”), except as such Rules have been modified herein.

(b)           The number of arbitrators shall be three, one of whom shall be appointed by Buyer, one of whom shall be appointed by Seller within 20 days after the receipt of a copy of the demand for arbitration and the third of whom shall be selected by the mutual agreement of the arbitrators so appointed by Buyer and Seller, within 30 days after the selection of the second arbitrator, or in default thereof by the International Centre for Dispute Resolution of the AAA.  The parties shall attempt to appoint arbitrators with experience in investment management matters.  The place of arbitration shall be New York, New York and the language of the arbitration shall be English.

(c)           All papers, documents and evidence, whether written or oral, filed with or presented to the arbitrator shall be deemed by the parties to be Confidential Information (as defined in the Confidentiality Agreement).  In addition, the arbitrators shall keep such papers, documents and evidence strictly confidential, and no expert or arbitrator shall disclose in whole or in part to any other Person any Confidential Information submitted by any other Person in connection with any arbitration proceedings, except to the extent (i) required by any applicable Law or regulatory authority, (ii) reasonably necessary to assist counsel in the arbitration or preparation for arbitration of the Dispute, (iii) reasonably necessary for enforcement of (A) this agreement to arbitrate or (B) any award issued thereunder or (iv) that such “confidential” information was previously or subsequently becomes known to the disclosing party without restrictions on disclosure, was independently developed by such disclosing party or becomes publicly known through no fault of the disclosing party.

(d)           The arbitrators shall only have the authority (i) with respect to Section 8.4(h), to determine whether the applicable remedial measure taken was in respect of an actual breach, failure to comply or violation of a Fiduciary Requirement or Regulatory Requirement by Seller or any Person that was a Controlled Affiliate of Seller at the time of the disputed breach, failure to comply or violation and the corresponding actual damages of the applicable Client or (ii) with respect to Section 2.3(c), to determine whether any Contingent Account is a Remaining Contingent Account.

(e)           Any decision of the arbitration panel rendered in accordance with this Agreement shall be final and binding upon the parties to the arbitration proceeding and may be entered and enforced in any court having jurisdiction. If the arbitrators rule in favor of Buyer, then Seller shall bear the arbitration costs, and if the arbitrators rule in favor of Seller, then Buyer shall bear the arbitration costs, in each case, including the fees and expenses of the arbitrators and the AAA. Except for the grounds provided for in the Federal Arbitration Act, each party hereby waives to the fullest extent permitted by Law any rights to review of such decision by any court or tribunal.

ARTICLE IX

TERMINATION

Section 9.1           Termination.  This Agreement may be terminated at any time prior to the Closing:

(a)           by written agreement of Buyer and Seller;

(b)           by either Buyer or Seller, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to April 2, 2010; provided, that if the conditions set forth in any of Section 7.1(a), Section 7.1(b), Section 7.1(c), Section 7.1(e), Section 7.2(e) and Section 7.3(e) shall not have been satisfied or waived on the Business Day prior to such date, either party may by written notice extend the Termination Date until July 2, 2010 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party if the failure of the Closing to occur by the close of business on the Termination Date is attributable to a failure on the part of such party to perform any covenant in this Agreement required to be performed by such party at or prior to the Closing or is attributable to any Willful Breach;

(c)           by either Buyer or Seller, by giving written notice of such termination to the other party, if any Law of any jurisdiction set forth under Annex 9.1(c) shall have been enacted or enforced in a manner restraining, enjoining or otherwise prohibiting the Closing and such Law shall have become permanent, final and non-appealable; provided that the party seeking to terminate pursuant to this Section 9.1(c) shall have used its commercially reasonable efforts to remove, eliminate or otherwise have vacated such Law;

(d)           by Seller, if Buyer shall have (i) failed to perform, or comply with, any obligation, agreement or covenant set forth in this Agreement or (ii) breached any representation or warranty set forth in this Agreement, which breach or failure to perform or comply prevents any of the conditions set forth in Section 7.1 (Conditions to the Obligations of Buyer and Seller with respect to the Closing) or Section 7.3(a) or Section 7.3(b) (Conditions to the Obligations of Seller with respect to the Closing) from being satisfied, and such breach or failure to comply is not curable within thirty (30) days of notice from Buyer of such breach or failure to comply;

(e)           by Buyer, if Seller shall have (i) failed to perform, or comply with, any obligation, agreement or covenant set forth in this Agreement or (ii) breached any representation or warranty set forth in this Agreement, which breach or failure to perform or comply prevents any of the conditions set forth in Section 7.1 (Conditions to the Obligations of Buyer and Seller with respect to the Closing) or Section 7.2(a) or Section 7.2(b) (Conditions to the Obligations of Buyer with respect to the Closing), from being satisfied, and such breach or failure to comply is not curable within thirty (30) days of notice from Seller of such breach or failure to comply; or

(f)           by Seller or Buyer, if Parent fails to obtain the Parent Requisite Vote at the Parent Shareholders Meeting.

Section 9.2           Effect of Termination.  In the event of the termination of this Agreement in accordance with Section 9.1 (Termination), this Agreement shall thereafter become void and have no effect, and no party to this Agreement shall have any liability to the other party to this Agreement or its Affiliates, or their respective directors, officers or employees, except for (i) the obligations of the parties to this Agreement contained in Section 6.18 (Confidentiality), this Section 9.2 (Effect of Termination) and Section 9.3 (Termination Fee) and in Section 10.1 (Notices), Section 10.2 (Amendment; Waiver), Section 10.3 (No Assignment or Benefit to Third Parties), Section 10.4 (Entire Agreement), Section 10.6 (Public Disclosure), Section 10.7 (Expenses), Section 10.9 (Governing Law; Injunctive Relief; Waiver of Trial by Jury; Arbitration), Section 10.10 (Counterparts), Section 10.11 (Headings), Section 10.12 (Severability), Section 10.13 (Joint Negotiation) and Section 10.14 (Parent) and any related definitional provisions set forth in Article I or (ii) any liability or damages resulting from any Willful Breach by a party of its covenants under this Agreement to be performed prior to the Closing.

Section 9.3           Termination Fee.

(a)           In the event that this Agreement is terminated pursuant to Section 9.1(f) and after the date hereof there shall have been a Change of Recommendation (other than a Change of Recommendation that relates to a Buyer Material Adverse Effect), then Seller shall pay to Buyer, in accordance with this Section 9.3, an amount in cash equal to $45 million (the “Termination Fee”) as full compensation for loss and damages suffered.

(b)           In the event that this Agreement is terminated pursuant to Section 9.1(f) and there has not been a Change of Recommendation or there has been a Change of Recommendation that relates to a Buyer Material Adverse Effect, then Seller shall pay to Buyer an amount in cash equal to the reasonable and documented out-of-pocket expenses of Buyer and its Controlled

Affiliates (the “Expense Amount”) incurred by Buyer and its Controlled Affiliates in connection with the transactions contemplated hereby, subject to a maximum of $45 million (the “Alternative Termination Fee”).

(c)           Any payment of the Termination Fee shall be made by wire transfer of immediately available funds within two Business Days after the termination of this Agreement to an account provided by Buyer promptly following termination pursuant to Section 9.1(f).  Any payment of the Alternative Termination Fee shall be made within two Business Days of receipt from Buyer of documentation relating to the Expense Amount to an account provided by Buyer promptly following termination pursuant to Section 9.1(f).

(d)           Buyer and Seller acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not enter into this Agreement.  Accordingly, if Seller fails promptly to pay any amount due pursuant to this Section 9.3 and, in order to obtain such payment Buyer commences a suit which results in a judgment against the other party for the respective amount set forth in this Section 9.3, Seller shall pay to the prevailing party its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit.

ARTICLE X

MISCELLANEOUS

Section 10.1         Notices.

(a)           All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, or if delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email in each case, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

To Buyer:

BlackRock, Inc.
40 East 52nd Street
New York, NY 10022
Telecopy:  (212) 754-8777
Attention:  Susan Wagner

With a copy to:

BlackRock, Inc.
40 East 52nd Street
New York, NY 10022
Telecopy:      (212) 754-8777
Attention:      General Counsel

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York  10036
Telephone:    (212) 735-3000
Telecopy:      (212) 735-2000
E-mail:          Richard.Prins@skadden.com

Attention:      Richard T. Prins

To Parent and Seller:

Barclays PLC
1 Churchill Place
Canary Wharf
London
E14 5HP
England
Telecopy:     +441452638157
Email:           bcsnotices@barclays.com

Attn:             The Company Secretary

With a copy to:

Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, California 90067
Telephone:    (310) 712-6630
Telecopy:      (310) 712-8800
Email:            resslera@sullcrom.com
                     krautheimere@sullcrom.com

Attn:             Alison S. Ressler and
                     Eric M. Krautheimer

(b)           The failure to provide notice in accordance with the required timing, if any, set forth herein shall affect the rights of the party providing such notice only to the extent that such delay actually prejudices the rights of the party receiving such notice.

Section 10.2          Amendment; Waiver.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Buyer and Seller, or in the case of a waiver, by the party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except as otherwise specifically provided in Article VII, Article VIII or Article IX hereof.

Section 10.3         No Assignment or Benefit to Third Parties.  This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors, legal representatives and permitted assigns.  No party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other parties hereto, except as provided in Section 10.5 and except that Buyer may assign any or all of its rights under this Agreement to one or more of its Affiliates (but no such assignment shall relieve Buyer of any of its obligations hereunder and such Affiliate shall become bound by all of the terms of this Agreement) and Seller may assign any and all of its rights under this Agreement to one or more of its Affiliates (but no such assignment shall relieve Seller of any of its obligations hereunder and such Affiliate shall become bound by all of the terms of this Agreement).  Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than Buyer, Seller, the Indemnified Parties and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 10.4         Entire Agreement.  This Agreement (including the Exhibits, the Annexes and the disclosure schedules to this Agreement) has been entered into prior to the Closing and contains the entire agreements between the parties to this Agreement with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for (i) the Confidentiality Agreement, which shall remain in full force and effect and (ii) those consents and waivers granted prior to the Closing.

Section 10.5         Fulfillment of Obligations.  Any obligation of any party to any other party under this Agreement, which obligation (i) is performed, satisfied or fulfilled completely by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party and (ii) is to be performed, satisfied or fulfilled by an Affiliate of a party hereunder but is not so fulfilled shall be deemed to have not been performed, satisfied or fulfilled by such party.

Section 10.6         Public Disclosure.  Notwithstanding anything to the contrary contained in this Agreement, no press release or similar public announcement or communication relating to this Agreement shall be made or caused to be made without the prior written consent of all parties to this Agreement, other than any such press release or similar public announcement or communication that must be made or caused to be made by a party to this Agreement to comply with the requirements of any applicable Law or the rules and regulations of any stock exchange upon which the securities of it (and, in the case of Seller, Parent or any Fund) is listed (it being understood and agreed that in the event that any such press release or similar public announcement or communication must be made or caused to be made by a party to this Agreement, such party shall, to the extent permitted by applicable Law, provide the other party to this Agreement with advance written notice of the details of, and an opportunity to comment on, such press release or similar public announcement or communication).  For the avoidance of doubt, nothing in this Agreement shall interfere with the ability of any Fund to make any public disclosure deemed by such Fund and its counsel to be necessary or advisable in connection with the transactions contemplated by this Agreement.

Section 10.7         Expenses.  Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the costs and expenses related to obtaining the Buyer’s Required Approvals, the Transferred Entities’ Required Approvals and the Seller’s Required Approvals shall be borne by the party incurring such costs and expenses, except for any costs and expenses associated with the Assignment Requirements, including any costs and expenses associated with any proxy statement prepared in connection with obtaining shareholder approval required for any New Advisory Contract, which shall be borne solely by Seller.

Section 10.8         Schedules.  The disclosure of any matter in one Section or subsection of the Seller’s Disclosure Schedules or the Buyer’s Disclosure Schedules shall be deemed to be a disclosure for all sections or subsections of this Agreement to the extent that it is reasonably apparent that such disclosure is relevant to such other sections and subsections, but shall not be deemed to constitute an admission by Seller or Buyer, as the case may be, or to otherwise imply that any such matter is material or, in the case of Seller, would have a Material Adverse Effect for the purposes of the Agreement.

Section 10.9         Governing Law; Injunctive Relief; Waiver of Trial by Jury.

(a)           THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION).  Each party acknowledges that it could be impossible to determine the amount of damages that would result from any breach of many of the provisions of this Agreement and that the remedy at law for any breach, or threatened breach, of any of such provisions would likely be inadequate and, accordingly, agrees that each other party shall, in addition to any other rights or remedies which it may have, be entitled to seek such provisional or temporary injunctive relief as may be available from any New York Court (as defined below) to compel specific performance of, or restrain any party from violating, any of such provisions.  In connection with any request for temporary or permanent injunctive relief permitted under this Agreement, each party hereby waives the claim or defense that a remedy at law alone is adequate and agrees, to the maximum extent permitted by Law, to have each provision of this Agreement specifically enforced against it, without the necessity of posting bond or other security against it, and consents to the entry of temporary or permanent equitable and injunctive relief against it enjoining or restraining any breach or threatened breach of such provisions of this Agreement.

(b)           Subject to Section 2.3 and Section 8.13, each of the parties hereto (i) unconditionally and irrevocably consents to submit itself to the exclusive jurisdiction of the Federal district court for the Southern District of New York or the courts of the State of New York sitting in the Borough of Manhattan (the “New York Courts”) in connection with any dispute that arises out of or relates to this Agreement or any of the agreements or transactions contemplated by this Agreement, (ii) hereby irrevocably and unconditionally waives any and all jurisdictional, venue and forum non conveniens objections or defenses that such party may have in any such action and agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such New York Court and (iii) agrees that it will not bring any action arising out of or relating to this Agreement or any other agreement or the transactions contemplated hereby or thereby in any court other than the New York Courts.  Notwithstanding the previous sentence, a party may commence any such action in a court other than the New York Courts solely for the purpose of enforcing an order or judgment issued by one of such courts.

(c)           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS Section 10.9.  THE PARTIES HERETO AGREE THAT ANY OR ALL OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY COURT ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM THAT IS PERMITTED UNDER THIS Section 10.9 SHALL INSTEAD BE TRIED IN A NEW YORK COURT BY A JUDGE SITTING WITHOUT A JURY.

Section 10.10       Counterparts.  This Agreement may be executed in one or more counterparts, including via facsimile, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 10.11       Headings.  The heading references in this Agreement and the table of contents of this Agreement are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions of this Agreement.

Section 10.12       Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 10.13       Joint Negotiation.  The parties to this Agreement have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 10.14       Parent.  Parent shall be deemed a party hereto solely for the purposes of Section 6.16 (Parent Shareholder Approval), Section 6.18 (Confidentiality) and Section 6.24 (Non-Compete), and any other reference to a party or the parties shall be deemed not to include Parent.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

BARCLAYS PLC Solely for purposes of Sections 6.16, 6.18 and 6.24

By:	/s/ Chris Lucas
Name: Chris Lucas
Title: Director

BARCLAYS BANK PLC

By:	/s/ Chris Lucas
Name: Chris Lucas
Title: Director

BLACKROCK, INC.

By:	/s/ Daniel R. Waltcher
Name: Daniel R. Waltcher
Title: Managing Director and Deputy General Counsel

[Signature page of Stock Purchase Agreement]

Annex B

June 11, 2009

The Board of Directors
BlackRock, Inc.
40 East 52nd Street
New York, New York  10022

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to BlackRock, Inc. (“BlackRock”), of the Aggregate Consideration (defined below) to be paid by BlackRock pursuant to the terms and subject to the conditions set forth in the form of definitive Stock Purchase Agreement attached to the binding offer letter delivered by BlackRock to Barclays Bank PLC (“Barclays Bank”) on June 11, 2009 (the “Purchase Agreement”) and to be entered into by Barclays PLC (“Barclays”), Barclays Bank and BlackRock.  As more fully described in the Purchase Agreement, BlackRock will acquire (the “Transaction”) all of the issued and outstanding equity interests in the Transferred Entities (as defined in the Purchase Agreement) in exchange for (1) $6,600,000,000 in cash (the “Cash Consideration”); (2) a number of shares of common stock, par value $0.01 per share (“BlackRock Common Stock”), of BlackRock equal to the Buyer Common Stock Consideration (as defined in the Purchase Agreement); (3) a number of shares of Series B Convertible Participating Preferred Stock, par value $0.01 per share (“BlackRock Series B Preferred Stock”), of BlackRock equal to the Buyer Series B Preferred Stock Consideration (as defined in the Purchase Agreement), provided that the total number of shares of BlackRock Common Stock and BlackRock Series B Preferred Stock to be issued in the Transaction will not exceed 37,784,000 shares (the “Total Share Amount”); and (4) a number of shares of Series D Participating Preferred Stock, par value $0.01 per share (“BlackRock Series D Preferred Stock”), of BlackRock equal to the Total Share Amount minus the sum of (i) the Buyer Common Stock Consideration and (ii) the Buyer Series B Preferred Stock Consideration (such shares of BlackRock Series D Preferred Stock, together with the Buyer Common Stock Consideration and the Buyer Series B Preferred Stock Consideration, the “Stock Consideration”).  The Cash Consideration and the Stock Consideration are together referred to herein as the “Aggregate Consideration”.  We understand that the Aggregate Consideration is subject to adjustment in accordance with the terms of the Purchase Agreement, as to which adjustments we express no opinion.

In arriving at our opinion, we reviewed the Purchase Agreement and forms of the Exhibits thereto and held discussions with certain senior officers, directors and other representatives and advisors of BlackRock and certain senior officers and other representatives and advisors of Barclays Bank and the BGI Business (as defined in the Purchase Agreement) concerning the business, operations and prospects of BlackRock and the BGI Business.  We examined certain publicly available business and financial information relating to BlackRock as well as certain financial forecasts and other information and data relating to BlackRock, including information relating to the potential strategic implications and benefits (including the amount, timing and achievability thereof) anticipated by the management of BlackRock to result from the Transaction, which were provided to or discussed with us by the management of BlackRock.  We also examined certain publicly available business and financial information relating to the BGI Business as well as certain financial forecasts and other information and data relating to the BGI Business which were provided to or discussed with us by the management of Barclays Bank and the BGI Business, as well as adjustments to the forecasts relating to the BGI Business prepared by management of BlackRock.  We reviewed the financial terms of the Transaction as set forth in the Purchase Agreement in relation to, among other things: current and historical market prices and trading volumes of BlackRock Common Stock; the historical and projected earnings and other operating data of BlackRock and the BGI Business; and the capitalization and financial condition of BlackRock and the BGI Business.  We considered, based upon publicly available information, the financial terms of certain other transactions which we considered relevant in evaluating the Transaction and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of BlackRock and the BGI Business.  We also evaluated certain potential pro forma financial effects of the Transaction on BlackRock. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.  The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements of BlackRock, Barclays Bank and the BGI Business that they are not aware of any relevant information that has been omitted or that remains undisclosed to us.  With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us relating to BlackRock and the BGI Business and, in the case of certain potential pro forma financial effects of, and strategic implications and operational benefits resulting from, the Transaction, we have been advised by the respective managements of BlackRock, Barclays Bank and the BGI Business that such forecasts and other information and data (as adjusted by management of BlackRock in the case of certain forecasts relating to the BGI Business) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of BlackRock, Barclays Bank and the BGI Business as to the future financial performance of BlackRock and the BGI Business.  We have assumed, with your consent, that the financial results (including the potential strategic implications and operational benefits anticipated to result from the Transaction) reflected in such forecasts and other information and data will be realized in the amounts and at the times projected by the management of BlackRock.

We have assumed, with your consent, that the Transaction will be consummated in accordance with the terms of the Purchase Agreement, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on BlackRock, the Transferred Entities or the BGI Business or the contemplated benefits to BlackRock of the Transaction.  Representatives of BlackRock have advised us, and we further have assumed, that the Purchase Agreement and each of the Exhibits thereto, when executed, will not vary materially from those set forth in the forms reviewed by us.  We have also assumed, with your consent, that the capital support provided by the Cash Fund Support Agreements (as defined in the Purchase Agreement) and other existing support agreements provided by Barclays Bank or its affiliates will adequately support the net asset value of cash collateral funds associated with the securities lending activities of the BGI Business and that BlackRock will not incur liabilities as a result of managing such cash collateral funds that would be material to our analysis.  We are not expressing any opinion as to what the value of the equity of BlackRock will be when issued to Barclays Bank or the price at which the BlackRock Common Stock will trade at any time.  We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of BlackRock, the Transferred Entities

2

or the BGI Business nor have we made any physical inspection of the properties or assets of BlackRock, the Transferred Entities or the BGI Business (including the assets subject to the Cash Fund Support Agreements).  We express no view as to, and our opinion does not address, the underlying business decision of BlackRock to effect the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for BlackRock or the effect of any other transaction in which BlackRock might engage.  Our opinion is limited to the fairness, from a financial point of view, to BlackRock of the Aggregate Consideration to be paid in the Transaction by BlackRock considered in the aggregate for the equity interests in the Transferred Entities and does not address any other aspect or implication of the Transaction, the Purchase Agreement or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise.  We express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation to any officers, directors or employees of any parties to the Transaction or the BGI Business, or any class of such persons, relative to the Aggregate Consideration (or otherwise).  Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof.  As you are aware, the credit, financial and stock markets are experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on BlackRock, the BGI Business or the contemplated benefits of the Transaction.

Citigroup Global Markets Inc. has acted as financial advisor to BlackRock in connection with the proposed Transaction and will receive a fee for such services, a portion of which became payable upon delivery of this opinion and the principal portion of which is contingent upon the consummation of the Transaction.  An affiliate of Citigroup engaged in the commercial lending business has provided a commitment to BlackRock with respect to a portion of the financing required for the Transaction, for which services such entity would receive compensation.  We and our affiliates in the past have provided, and are currently providing, services to BlackRock and its affiliates, including The PNC Financial Services Group, Inc. (“PNC”), Bank of America Corporation (“Bank of America”) and its subsidiary Merrill Lynch & Co., Inc. (“Merrill Lynch”), and their respective affiliates, unrelated to the proposed Transaction, for which services we and such affiliates have received and expect to receive compensation, including, without limitation, acting as financial advisor to BlackRock in connection with the acquisition of the funds of funds business of the Quellos Group in 2007; acting as financial advisor to PNC in connection with the acquisition of National City Corporation in 2008 and in connection with the acquisition of Yardville National Bancorp in 2007; and acting as an underwriter or lender for BlackRock, PNC, Bank of America, Merrill Lynch, and certain of their affiliated funds or subsidiaries.  In addition, a subsidiary of Citigroup Inc. is a minority investor in BlackRock Kelso Capital Holding LLC.  We and our affiliates in the past also have provided services to Barclays, including having acted as financial advisor to Barclays on its proposed acquisition of ABN AMRO in 2007.  We or our affiliates also distribute certain products sold or managed by Barclays and its affiliates.

In the ordinary course of business, we and our affiliates may actively trade or hold the securities of Barclays, BlackRock, PNC, Bank of America and Merrill Lynch for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.  In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Barclays, BlackRock, PNC, Bank of America, Merrill Lynch and their respective affiliates.

3

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of BlackRock in its evaluation of the proposed Transaction, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Transaction.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Aggregate Consideration to be paid by BlackRock in the Transaction is fair, from a financial point of view, to BlackRock.

Very truly yours,

/s/ Citigroup Global Markets Inc.
CITIGROUP GLOBAL MARKETS INC.

4

Annex C

June 11, 2009

Board of Directors
BlackRock, Inc.
40 East 52nd Street
New York, NY 10022

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to BlackRock, Inc. (“BlackRock”) of the Aggregate Consideration (defined below) to be paid by BlackRock pursuant to the terms of the form of definitive Stock Purchase Agreement attached to the binding offer letter delivered by BlackRock to Barclays Bank PLC (“Barclays Bank”) on June 11, 2009 (the “Purchase Agreement”) and to be entered into by Barclays PLC (“Barclays”), Barclays Bank and BlackRock.  As more fully described in the Purchase Agreement, BlackRock will acquire (the “Transaction”) all of the issued and outstanding equity interests in the Transferred Entities in exchange for (1) $6,600,000,000 in cash (the “Cash Consideration”); (2) a number of shares of common stock, par value $0.01 per share (“BlackRock Common Stock”), of BlackRock equal to the Buyer Common Stock Consideration; (3) a number of shares of Series B Convertible Participating Preferred Stock, par value $0.01 per share (“BlackRock Series B Preferred Stock”), of BlackRock equal to the Buyer Series B Preferred Stock Consideration, provided that the total number of shares of BlackRock Common Stock and BlackRock Series B Preferred Stock to be issued in the Transaction will not exceed 37,784,000 shares (the “Total Share Amount”); and (4) a number of shares of Series D Participating Preferred Stock, par value $0.01 per share (“BlackRock Series D Preferred Stock”), of BlackRock equal to the Total Share Amount minus the sum of (i) the Buyer Common Stock Consideration and (ii) the Buyer Series B Preferred Stock Consideration (the “Buyer Series D Preferred Stock Consideration” and, together with the Buyer Common Stock Consideration and the Buyer Series B Preferred Stock Consideration, the “Stock Consideration”). The Cash Consideration and the Stock Consideration are together referred to herein as the “Aggregate Consideration”.  We understand that the Aggregate Consideration is subject to adjustment in accordance with the terms of the Purchase Agreement, as to which adjustments we express no opinion.  Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

In arriving at our opinion, we have reviewed the Purchase Agreement, forms of the Exhibits thereto and certain publicly available business and financial information relating to BlackRock and the BGI Business.  We have also reviewed certain other information relating to BlackRock, including certain financial forecasts, provided to or discussed with us by BlackRock, and have met with the management of BlackRock to discuss the business and prospects of BlackRock.  We have also reviewed certain other information relating to the BGI Business, including certain financial forecasts provided by management of Barclays Bank and the BGI Business, as adjusted by management of BlackRock, and have met with the respective managements of BlackRock, Barclays Bank and the BGI Business to discuss the business and prospects of the BGI Business.  We have also considered certain financial data of the BGI Business and certain financial and stock market data of BlackRock, and we have compared that data with similar data for publicly held companies in businesses we deemed similar to those of BlackRock and the BGI Business and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced.  We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and have assumed and relied on such information being complete and accurate in all material respects.  With respect to the financial forecasts for BlackRock and the BGI Business that we have reviewed, the management of BlackRock has advised us, and we have assumed, that such forecasts, as adjusted in the case of forecasts relating to the BGI Business, have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of BlackRock as to the future financial performance of BlackRock and the BGI Business.  With respect to the estimates provided to us by the management of BlackRock with respect to the cost savings and synergies anticipated to result from the Transaction, we have been advised by the management of BlackRock, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of BlackRock as to such cost savings and synergies and will be realized in the amounts and the times indicated thereby.  We also have assumed, with your consent, that in the course of obtaining any necessary regulatory or third party consents, approvals or agreements in connection with the Transaction, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on BlackRock, the Transferred Entities or the BGI Business or the contemplated benefits to BlackRock of the Transaction.  Representatives of BlackRock have advised us, and we further have assumed, with your consent, that the Purchase Agreement and each of the Exhibits thereto, when executed, will conform to the forms reviewed by us in all respects material to our analysis, and that the Transaction will be consummated in accordance with the terms of the Purchase Agreement, without waiver, modification or amendment of any material term, condition or agreement therein.  We have also assumed, with your consent, that the capital support provided by the Cash Fund Support Agreements and other existing support agreements provided by Barclays Bank or its affiliates will adequately support the net asset value of cash collateral funds associated with the securities lending activities of the BGI Business and that BlackRock will not incur liabilities as a result of managing such cash collateral funds that would be material to our analysis.  In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of BlackRock, the Transferred Entities or the BGI Business (including the assets subject to the Cash Fund Support Agreements), nor have we been furnished with any such evaluations or appraisals.

Our opinion addresses only the fairness, from a financial point of view, to BlackRock of the Aggregate Consideration to be paid in the Transaction and does not address any other aspect or implication of the Transaction, the Purchase Agreement or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise.  We also express no view as to, and our opinion does not address, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Transaction or the BGI Business or any class of such persons, relative to the Aggregate Consideration or otherwise.  The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof.  As you are aware, the credit, financial and stock markets are experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on BlackRock, the BGI Business or the contemplated benefits of the Transaction.  We are not expressing any opinion as to what the value of the equity of BlackRock actually will be when issued to Barclays Bank or the prices at which shares of BlackRock Common Stock will trade at any time. Our opinion does not address the relative merits of the Transaction as compared to alternative transactions or strategies that might be available to BlackRock, nor does it address the underlying business decision of BlackRock to proceed with the Transaction.

We have acted as financial advisor to BlackRock in connection with the Transaction and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction.  We also became entitled to receive a fee upon the rendering our opinion.  In addition, BlackRock has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement.  We and our affiliates have in the past provided, are currently providing and in the future we may provide, investment banking and other financial services to Barclays and its affiliates, for which we and our affiliates have received, and would expect to receive, compensation, including having acted as financial advisor to Barclays in connection with its acquisition of assets of Lehman Brothers, Inc. in 2008 and its proposed acquisition of ABN AMRO in 2007; and having acted as an underwriter for Barclays in connection with various equity and debt offerings.  We and our affiliates have in the past provided and are currently providing investment banking and other financial services to BlackRock and its affiliates, including, without limitation, acting as a lender for a $140,000,000 participation in a $2,000,000,000 revolving credit facility, for which services we or our affiliates would receive compensation.  In addition certain of our affiliates have provided commitments to BlackRock with respect to a portion of the financing required for the Transaction, for which services such affiliates would receive compensation.  We and our affiliates have also in the past provided, and may in the future provide, investment banking and other financial services, to The PNC Financial Services Group, Inc. and its affiliates (“PNC”), an affiliate of the BlackRock, including having acted as financial advisor to PNC in connection with PNC’s divestiture of J.J.B. Hilliard, W.L. Lyons, LLC in 2008.  We and our affiliates may have provided other financial advice and services, and may in the future provide financial advice and services, to Barclays, BlackRock and their respective affiliates, including Bank of America Corporation (“Bank of America”) for which we and our affiliates have received, and would expect to receive, compensation.  We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.  In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Barclays, BlackRock, PNC, Bank of America and any other company that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of Board of Directors of BlackRock in connection with its consideration of the Transaction and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the proposed Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Aggregate Consideration to be paid by BlackRock in the Transaction is fair, from a financial point of view, to BlackRock.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:  /s/ Joseph Hershberger
Managing Director

Annex D

EXECUTION COPY

STOCKHOLDER AGREEMENT

AMONG

BLACKROCK, INC.,

BARCLAYS BANK PLC

AND

BARCLAYS BR HOLDINGS S.À R.L.

DATED AS OF DECEMBER 1, 2009

Table of Contents

Page

ARTICLE I

DEFINITIONS

Section 1.1	Certain Defined Terms	1
Section 1.2	Other Defined Terms	7
Section 1.3	Other Definitional Provisions	7
Section 1.4	Methodology for Calculations	7

ARTICLE II

SHARE OWNERSHIP

Section 2.1	Acquisition of Additional BlackRock Capital Stock	8
Section 2.2	Prohibition of Certain Communications and Actions	10
Section 2.3	Purchases of Additional Securities	11
Section 2.4	BlackRock Share Repurchases	11

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1	General Transfer Restrictions	12
Section 3.2	Restrictions on Transfer	12
Section 3.3	Right of First Refusal	14
Section 3.4	Legend on Securities	15

ARTICLE IV

CORPORATE GOVERNANCE

i

ARTICLE V

MOST FAVORED NATION

Section 5.1	Most Favored Nation	19

ARTICLE VI

MISCELLANEOUS

ii

STOCKHOLDER AGREEMENT

STOCKHOLDER AGREEMENT, dated as of December 1, 2009, among BlackRock, Inc., a Delaware corporation ("BlackRock"), Barclays Bank PLC, a corporation organized under the laws of England and Wales ("Barclays"), and Barclays BR Holdings S.à r.l., a société à responsabilité limitée organized under the laws of Luxembourg ("BR Holdings" and, together with Barclays, the "Barclays Parties").

WHEREAS, BlackRock, Barclays and Barclays PLC are parties to a Stock Purchase Agreement, dated as of June 16, 2009 (as amended from time to time, the "SPA"), pursuant to which BlackRock is acquiring all of the issued and outstanding equity interests in the Transferred Entities (as such term is defined in the SPA) directly and indirectly owned by Barclays in exchange for shares of BlackRock Common Stock (as defined herein), Series B Participating Stock (as defined herein) and Series D Participating Preferred Stock (as defined herein);

WHEREAS, upon the Closing (as such term is defined in the SPA) under the SPA, the Barclays Parties will Beneficially Own (as defined herein) up to 19.9% of the issued and outstanding BlackRock Capital Stock (as defined herein);

WHEREAS, it is a condition to the obligations of each of BlackRock and Barclays to consummate the transactions contemplated by the SPA that this Agreement shall have been duly executed and delivered by BlackRock, the Barclays Parties and any appropriate Affiliate; and

WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the shares of BlackRock Capital Stock to be Beneficially Owned by the Barclays Parties following the Closing, as well as restrictions on certain activities in respect of BlackRock Capital Stock, corporate governance and other related corporate matters;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1         Certain Defined Terms.  As used herein, the following terms shall have the following meanings:

"Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither BlackRock nor any of its Controlled Affiliates shall be deemed to be a Subsidiary or Affiliate of any Barclays Party solely by virtue of the Beneficial Ownership by any Barclays Party of BlackRock Capital Stock,

the election of Directors nominated by any Barclays Party to the Board, the election of any other Directors nominated by the Board or any other action taken by any Barclays Party in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth on such Person in, this Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable law or accounting principles).

"Agreement" means this Stockholder Agreement as it may be amended, supplemented, restated or modified from time to time.

"Beneficial Ownership" by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the Commission under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing), except that in no event will any Barclays Party be deemed to Beneficially Own any securities which it has the right to acquire pursuant to Section 2.3 unless, and then only to the extent that, it shall have actually exercised such right.  For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates (including as Affiliates for this purpose its officers and directors only to the extent they would be Affiliates solely by reason of their equity interest) or any Group of which such Person or any such Affiliate is or becomes a member; provided, however, that securities Beneficially Owned by the Barclays Parties shall not include, for any purpose under this Agreement, any Voting Securities or other securities held by such Persons and their Affiliates in trust, managed, brokerage, custodial, nominee or other customer accounts; in trading, inventory, lending or similar accounts of such Persons and their Affiliates which are broker-dealers or otherwise engaged in the securities business; or in pooled investment vehicles sponsored, managed and/or advised or subadvised by such Persons and their Affiliates except, if they Beneficially Own more than 25% of the ownership interests in a pooled investment vehicle, to the extent of their ownership interests therein; provided that in each case, such securities were acquired in the ordinary course of business of their securities business and not with the intent or purpose of influencing control of BlackRock or avoiding the provisions of this Agreement.  The term "Beneficially Own" shall have a correlative meaning.

"Board" means the Board of Directors of BlackRock.

"Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York or London, England.

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"By Laws" means the By-Laws of BlackRock, as amended or supplemented from time to time.

"Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the shares of Common Stock, par value $0.01 per share, of BlackRock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

"control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means, or otherwise to control such Person within the meaning of such term as used in Rule 405 under the Securities Act.  For purposes of this definition, a general partner or managing member of a Person shall always be considered to control such Person provided, however, that a Person shall not be treated as having any control over any collective investment vehicle to which it provides services unless it and its Affiliates collectively have a proprietary economic interest exceeding 25% of the equity interest in such collective investment vehicle.

"Controlled Affiliate" of any Person means a Person that is directly or indirectly controlled by such other Person.

"Director" means any member of the Board (other than any advisory, honorary or other non-voting member of the Board).

"Equivalent Securities" means at any time shares of any class of Capital Stock or other securities or interests of a Person which are substantially equivalent to the Voting Securities of such Person other than by reason of not having voting rights, including with respect to BlackRock, for the avoidance of doubt, the Series A Participating Preferred Stock, Series B Participating Preferred Stock, Series C Participating Preferred Stock and Series D Participating Preferred Stock.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or under any successor statute).

“Executive Officer” has the meaning assigned to it, from time to time, in Federal Reserve Regulation “O”, 12 CFR 215.2(e)(1).

"Fair Market Value" means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in

3

an arm's length negotiated transaction without time constraints.  With respect to any securities that are traded on a national securities exchange, Fair Market Value shall mean the arithmetic average of the closing prices of such securities on their principal market for the ten consecutive trading days immediately preceding the applicable date of determination and with respect to shares of Participating Preferred Stock of any series shall be the same price per share as the Fair Market Value per share of the Common Stock.  The Fair Market Value of any property or assets, other than securities described in the preceding sentence, with an estimated value of less than 1% of the Fair Market Value of all of the issued and outstanding BlackRock Capital Stock shall be determined by the Board (acting through a majority of the Independent Directors) in its good faith judgment.  The Fair Market Value of all other property or assets shall be determined by an Independent Investment Banking Firm, selected by a majority of the Independent Directors, whose determination shall be final and binding on the parties hereto.  The fees and expenses of such Independent Investment Banking Firm shall be paid by BlackRock.

"Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

"Independent Director" means any Director who (i) is or would be an "independent director" with respect to BlackRock pursuant to Section 303A.02 of the New York Stock Exchange Listed Company Manual (or any successor provision) and (ii) was not nominated or proposed for nomination by or on behalf of Barclays, any Significant Stockholder, or any Affiliates or Designated Directors of a Barclays Party or a Significant Stockholder.

"Independent Investment Banking Firm" means an investment banking firm of nationally recognized standing that in the reasonable judgment of the Person or Persons engaging such firm, taking into account any prior relationship with Barclays, any Significant Stockholder or BlackRock, is independent of such Person or Persons.

"Ownership Cap" means, at any time of determination, with respect to the Barclays Parties and their Affiliates (and for purposes of (iii) and (iv) below all directors and Executive Officers of Barclays and its Affiliates), each of (i) 4.9 percent of the Total Voting Power of the Voting Securities of BlackRock issued and outstanding at such time (the "Voting Ownership Cap"), (ii) 19.9 percent of the sum of the Voting Securities and the Participating Preferred Stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time which, if exercised, would result in the issuance of additional Voting Securities or Participating Preferred Stock (the "Total Ownership Cap"), (iii) 24.9 percent of any class of Voting Securities of BlackRock issued and outstanding at such time, (the “Class Ownership Cap”), and (iv) 24.9 percent of the sum of the aggregate number of Voting Securities and the Participating Preferred Stock of BlackRock issued and outstanding at such time and issuable upon the exercise of any options or other rights outstanding at that time which, if exercised, would result in the issuance of additional Voting Securities or Participating Preferred Stock (the “Aggregate Ownership Cap”).

"Ownership Percentage" means, with respect to any Person, at any time, the quotient, expressed as a percentage, of (i) with respect to the Voting Ownership Cap (A) the Total Voting Power of all Voting Securities of another Person Beneficially Owned by such Person and its Affiliates divided by (B) the Total Voting Power of all Voting Securities of such

4

other Person issued and outstanding at that time, (ii) with respect to the Total Ownership Cap, (A) the Total Voting Power of all Voting Securities and the total number of Equivalent Securities of another Person Beneficially Owned by such Person and its Affiliates divided by (B) the Total Voting Power of all Voting Securities and the total number of Equivalent Securities of such other Person issued and outstanding at that time and issuable upon the exercise of any options or other rights outstanding at that time which, if exercised, would result in the issuance of additional Voting Securities or Equivalent Securities, (iii) with respect to the Class Ownership Cap (A) the Total Voting Power of any class of Voting Securities of another Person Beneficially Owned by such Person, its Affiliates and its and any of its Affiliates’ Executive Officers and directors divided by (B) the Total Voting Power of such class of Voting Securities of such other Person issued and outstanding at that time, and (iv) with respect to the Aggregate Ownership Cap, (A) the Total Voting Power of all Voting Securities and the total number of Equivalent Securities of another Person Beneficially Owned by such Person, its Affiliates and its and any of its Affiliates’ Executive Officers and directors divided by (B) the Total Voting Power of all Voting Securities and the total number of Equivalent Securities of such other Person issued and outstanding at that time and issuable upon the exercise of any options or other rights outstanding at that time which, if exercised, would result in the issuance of additional Voting Securities or Equivalent Securities.

"Ownership Threshold" means, at any time of determination, with respect to the Barclays Parties and their Affiliates, 5 percent of the sum of the Voting Securities of BlackRock and Participating Preferred Stock of BlackRock issued and outstanding at such time.

"Participating Preferred Stock" means Series A Participating Preferred Stock, Series B Participating Preferred Stock, Series C Participating Preferred Stock, Series D Participating Preferred Stock and any other series of preferred stock of BlackRock determined by the Board to have economic participation in BlackRock's assets, earnings and distributions substantially equivalent to that of the Series B Participating Preferred Stock.

"Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or under any successor statute).

"Series A Participating Preferred Stock" means the Series A Participating Preferred Stock, par value $.01 per share, of BlackRock and any securities issued in respect thereof, or in substitution therefor, or in substitution therefor in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

"Series B Participating Preferred Stock" means the Series B Convertible Participating Preferred Stock, par value $.01 per share, of BlackRock and any securities issued in respect thereof, or in substitution therefor, or in substitution therefor in connection with any

5

stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

"Series C Participating Preferred Stock" means the Series C Convertible Participating Preferred Stock, par value $.01 per share, of BlackRock and any securities issued in respect thereof, or in substitution therefor, or in substitution therefor in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

"Series D Participating Preferred Stock" means the Series D Participating Preferred Stock, par value $.01 per share, of BlackRock and any securities issued in respect thereof, or in substitution therefor, or in substitution therefor in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

"Significant Stockholder" means, at any time of determination, any Person other than the Barclays Parties and their Affiliates that Beneficially Owns 20 percent or more of the BlackRock Capital Stock issued and outstanding at such time.

"Subsidiary" means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner (excluding partnerships, the general partnership interests of which held by such Person or any Subsidiary of such Person do not have a majority of the voting or similar interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

"Total Voting Power" means the total number of votes entitled to be cast by the holders of the outstanding Capital Stock and any other securities entitled, in the ordinary course, to vote on matters put before the holders of the Capital Stock generally.

"Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Capital Stock or any interest in any Capital Stock; provided, however, that a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction in which Barclays is a constituent corporation (or otherwise a party including, for the avoidance of doubt, a transaction pursuant to which a Person acquires all or a portion of Barclays' outstanding Capital Stock, whether by tender or exchange offer, by share exchange, or otherwise) shall not be deemed to be the Transfer of any BlackRock Capital Stock Beneficially Owned by the Barclays Parties, provided that the primary purpose of any such transaction is not to avoid the provisions of this Agreement and that the successor or surviving person to such a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction, if not Barclays, expressly assumes all obligations of

6

Barclays under this Agreement.  For purposes of this Agreement, the term Transfer shall include the sale of an Affiliate of any Barclays Party or any Barclays Party's interest in an Affiliate which Beneficially Owns BlackRock Capital Stock unless such Transfer is in connection with a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction referred to in the first proviso of the previous sentence.

"Voting Securities" means at any time shares of any class of Capital Stock or other securities or interests of a Person which are then entitled to vote generally, and not solely upon the occurrence and during the continuation of certain specified events, in the election of Directors or Persons performing a similar function with respect to such Person, and any securities convertible into or exercisable or exchangeable at the option of the holder thereof for such shares of Capital Stock.

Section 1.2         Other Defined Terms.  The following terms shall have the meanings defined for such terms in the Sections set forth below:

TERM	SECTION
Additional BlackRock Stock Purchase	Section 2.3
BlackRock	Preamble
BlackRock Party	Section 3.3(a)
Barclays	Preamble
Barclays Designee	Section 4.1(a)
BR Holdings	Preamble
DGCL	Section 1.4
Last Look Price	Section 3.2(b)
Litigation	Section 6.11(a)
Management Designee	Section 4.1(a)
Offer	Section 3.3(a)
Offer Notice	Section 3.3(a)
Prohibited Actions	Section 2.2(h)
Related Person	Section 4.7
Significant Stockholder Designee	Section 4.1(a)
SPA	Preamble
Stock Issuance	Section 2.3
Subject Capital Stock	Section 3.3(a)
Transaction Agreement	Section 2.1(d)

Section 1.3         Other Definitional Provisions.  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 1.4         Methodology for Calculations.  For purposes of calculating the number of outstanding shares of BlackRock Capital Stock or Voting Securities and the number

7

of shares of BlackRock Capital Stock or Voting Securities Beneficially Owned by any Person as of any date, any shares of BlackRock Capital Stock or Voting Securities held in BlackRock's treasury or belonging to any Subsidiaries of BlackRock which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 160(c) of the Delaware General Corporation Law (or any successor statute) (the "DGCL") shall be disregarded.

ARTICLE II

SHARE OWNERSHIP

Section 2.1         Acquisition of Additional BlackRock Capital Stock.

(a)           Except as provided in paragraph (b) below each Barclays Party covenants and agrees with BlackRock that it shall not, and shall not permit any of its Affiliates to, directly or indirectly, acquire, offer or propose to acquire or agree to acquire, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (whether by way of merger, consolidation or otherwise), by joining a partnership, syndicate or other Group or otherwise, the Beneficial Ownership of any additional BlackRock Capital Stock, if after giving effect to such acquisition or action, the Barclays Parties would Beneficially Own BlackRock Capital Stock representing more than any of the Voting Ownership Cap, the Total Ownership Cap or, together with the Executive Officers and directors of the Barclays Parties and their Affiliates, the Class Ownership Cap or the Aggregate Ownership Cap; provided, that neither the Class Ownership Cap nor the Aggregate Ownership Cap permit the Barclays Parties and their Affiliates to exceed the Voting Ownership Cap or the Total Ownership Cap.

(b)           Notwithstanding the first paragraph of Section 2.1(a), the acquisition (whether by merger, consolidation, exchange of equity interests, purchase of all or part of the equity interests or assets or otherwise) by any Barclays Party or an Affiliate thereof of any Person that Beneficially Owns BlackRock Capital Stock, or the acquisition of BlackRock Capital Stock in connection with securing or collecting a debt previously contracted in good faith in the ordinary course of such Barclays Party's or such Affiliate's banking, brokerage or securities businesses, shall not constitute a violation of the Ownership Cap; provided that (i) the primary purpose of any such transaction is not to avoid the provisions of this Agreement, including the Ownership Cap, and (ii) in the case of an acquisition of another Person, it uses reasonable best efforts to negotiate terms in connection with the relevant acquisition agreement requiring such other Person to divest itself of sufficient BlackRock Capital Stock it Beneficially Owns so that the Voting Ownership Cap and the Total Ownership Cap would not be exceeded pro forma for the acquisition, with such divestiture to be effected concurrently with, or as promptly as practicable following, the consummation of such acquisition (but in no event more than 120 days following such consummation, or such longer period not in excess of 243 days following such consummation as may be necessary due to the possession of material non-public information or so that neither it nor any of its Affiliates incurs any liability under Section 16(b) of the Exchange Act if, for purposes of Section 16(b), they have not acquired Beneficial Ownership of any other shares of BlackRock Capital Stock or derivatives thereof after the date of the transaction that resulted in the Barclays Parties exceeding the Ownership Cap) and the successor or surviving Person to such transaction, if not such Barclays Party or such Affiliate, expressly assumes all

8

obligations of such Barclays Party or such Affiliate, as the case may be, under this Agreement; and provided, further, that the provisions of paragraph (c) below are complied with.

(c)           (i)  If at any time the Barclays Parties and their Affiliates Beneficially Own in the aggregate BlackRock Capital Stock representing more than any of the Voting Ownership Cap, the Total Ownership Cap or, together with the Executive Officers and directors of the Barclays Parties and their Affiliates, the Class Ownership Cap or the Aggregate Ownership Cap, then the Barclays Parties shall, as soon as is reasonably practicable (but in no event longer than 120 days after their Ownership Percentage first exceeds the Voting Ownership Cap, the Total Ownership Cap, the Class Ownership Cap or the Aggregate Ownership Cap or such longer period not in excess of 243 days following such consummation as may be necessary due to the possession of material non-public information or so that neither any Barclays Party nor any of its Affiliates incurs any liability under Section 16(b) of the Exchange Act if, for purposes of Section 16(b), they have not acquired Beneficial Ownership of any other shares of BlackRock Capital Stock or derivatives thereof after the date of the transaction that resulted in the Barclays Parties exceeding the Ownership Cap) Transfer (in any manner that would be permitted by Section 3.2(b) after the lapse of any minimum holding period) a number of shares of BlackRock Capital Stock sufficient to reduce the amount of BlackRock Capital Stock Beneficially Owned by them and their Affiliates to an amount representing not greater than the Ownership Cap; provided, however, that subject to the Total Ownership Cap and in lieu of such Transfer, each Barclays Party shall have the right exercisable in whole or in part, to exchange, or cause BlackRock to exchange, a number of shares of BlackRock Common Stock for Series B Preferred Stock so that the amount of Voting Securities Beneficially Owned by the Barclays Parties and their Affiliates, following such exchange, shall be reduced to an amount representing not greater than the Voting Ownership Cap.

(ii)           Notwithstanding any other provision of this Agreement, in no event may any Barclays Party or any of its Affiliates, directly or indirectly, including through any agreement or arrangement, exercise any voting rights, during the term of this Agreement, in respect of any BlackRock Capital Stock Beneficially Owned by the Barclays Parties and their Affiliates representing in excess of the Voting Ownership Cap, the Class Ownership Cap or the Aggregate Ownership Cap.

(d)           Any additional BlackRock Capital Stock acquired and Beneficially Owned by Barclays or any of its Affiliates following the Closing shall be subject to the restrictions contained in this Agreement as fully as if such shares of BlackRock Capital Stock were acquired by it at or prior to the Closing.

(e)           In addition to the limitations provided in Section 2.1(a), each Barclays Party shall not and shall cause its Affiliates not to acquire Beneficial Ownership of any shares of BlackRock Capital Stock from any Person other than BlackRock or a Significant Stockholder (other than pursuant to an acquisition effected in a manner contemplated by Section 2.1(b)) if after giving effect to such acquisition the Barclays Parties, together with their Affiliates, would Beneficially Own BlackRock Capital Stock representing more than 90 percent of the Voting Ownership Cap or the Total Ownership Cap.

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Section 2.2         Prohibition of Certain Communications and Actions.  Each Barclays Party shall not and shall cause its Affiliates and its and their directors, officers and other agents acting on their behalf not to, (w) solicit, seek or offer to effect, or effect, (x) negotiate with or provide any information to the Board, any director or officer of BlackRock, any stockholder of BlackRock, any employee or union or other labor organization representing employees of BlackRock or any other Person with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board, any director or officer of BlackRock or any stockholder of, any employee or union or other labor organization representing employees of BlackRock or any other Person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any "solicitation" of "proxies" as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to:

(a)           any acquisition, offer to acquire, or agreement to acquire, directly or indirectly, by purchase or any other action the purpose or result of which would be to Beneficially Own (i) BlackRock Capital Stock or Voting Securities of any successor to or person in control of BlackRock in an amount which, when added to any other BlackRock Capital Stock then Beneficially Owned by the Barclays Parties and their Affiliates would cause the total amount of BlackRock Voting Securities Beneficially Owned by the Barclays Parties to exceed the Voting Ownership Cap or the Total Ownership Cap, (ii) any equity securities of any Controlled Affiliate of BlackRock, (in each case except to the extent such acquisition, offer or agreement would be permissible under Section 2.1),

(b)           any form of business combination or similar or other extraordinary transaction involving BlackRock or any Controlled Affiliate thereof, including, without limitation, a merger, tender or exchange offer or sale of any substantial portion of the assets of BlackRock or any Controlled Affiliate of BlackRock,

(c)           any form of restructuring, recapitalization or similar transaction with respect to BlackRock or any Controlled Affiliate of BlackRock,

(d)           any purchase of any assets, or any right to acquire any asset (through purchase, exchange, conversion or otherwise), of BlackRock or any Controlled Affiliate of BlackRock, other than investment assets of BlackRock or any Controlled Affiliate of BlackRock in the ordinary course of its banking, brokerage or securities business and other than an insubstantial portion of such assets in the ordinary course of business,

(e)           being a member of a Group for the purpose of acquiring, holding or disposing of any shares of BlackRock Capital Stock or any Controlled Affiliate of BlackRock,

(f)           selling any share of BlackRock Capital Stock in an unsolicited tender offer that is opposed by the Board,

(g)           any proposal to seek representation on the Board except as contemplated by this Agreement or, other than as permitted by the proviso to Section 4.6(a) of this Agreement, any proposal to seek to control or influence the management, Board or policies of BlackRock or any Controlled Affiliate of BlackRock, or

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(h)           encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder with) any third party to do any of the foregoing (the actions referred to in the foregoing provisions of this sentence being referred to as "Prohibited Actions").

Nothing in this Section 2.2 shall limit the ability of any Director, including any Barclays Designee, to vote or otherwise participate in deliberations of the Directors in his or her capacity as a Director in such manner as he or she sees fit.  The parties agree that notwithstanding the terms of this Agreement, this Agreement shall not prohibit any Barclays Party from engaging in any activity previously approved by the Board.

Section 2.3         Purchases of Additional Securities.  At any time that BlackRock effects an issuance (a "Stock Issuance") of additional Voting Securities or Equivalent Securities other than in connection with any employee restricted stock, stock option, incentive or other benefit plan to any Person or Persons other than any Barclays Party or any Affiliate thereof, each Barclays Party shall, subject to Section 2.1, have the right to purchase from BlackRock (in each instance, an "Additional BlackRock Stock Purchase") (i) additional shares of Participating Preferred Stock such that following such Stock Issuance and such purchase the Barclays Parties and their Affiliates will Beneficially Own shares and/or other securities representing the lesser of (A) the Total Ownership Cap and (B) the same Ownership Percentage of the Total Ownership Cap as they Beneficially Owned immediately prior to such Stock Issuance and (ii) if the total of all Stock Issuances including the Stock Issuance in question since the Closing has the effect, after taking into account any repurchases of BlackRock Capital Stock by BlackRock since the Closing and any Transfers of BlackRock Capital Stock by the Barclays Parties and their Affiliates (other than Transfers to Affiliates), of decreasing the Total Voting Power of BlackRock Capital Stock issued and outstanding after giving effect to such Stock Issuance Beneficially Owned by the Barclays Parties and their Affiliates to 90% or less of the Voting Ownership Cap, additional Voting Securities of the same class or series issued in the Stock Issuance such that following such Stock Issuance and such purchase the Barclays Parties and their Affiliates will Beneficially Own shares and/or other securities representing the lesser of (x) the Voting Ownership Cap and (y) the same Ownership Percentage of the Voting Ownership Cap as the Barclays Parties and their Affiliates Beneficially Owned immediately prior to such Stock Issuance.  If any Barclays Party exercises such right within 30 days after the pricing date of such Stock Issuance and if the purchaser or purchasers of Voting Securities in such Stock Issuance pays cash in consideration for such securities, such Barclays Party shall pay or cause to be paid an equal per security amount of cash consideration in the Additional BlackRock Stock Purchase following such Stock Issuance.  In all other cases, the price that a Barclays Party shall pay to purchase the additional securities shall be the Fair Market Value per unit of the class or series of securities.  BlackRock shall give each Barclays Party written notice of any Stock Issuance as far in advance as practicable and on the date of completion.

Section 2.4         BlackRock Share Repurchases.  If BlackRock engages in any share repurchase program or self-tender that has the effect of causing the Barclays Parties' Beneficial Ownership of BlackRock Capital Stock to exceed the Voting Ownership Cap or the Total Ownership Cap, subject to any restrictions in the Exchange Act, (a) the Barclays Parties shall, at the written request of BlackRock, promptly sell such number of shares of BlackRock Capital Stock to BlackRock as shall cause the Barclays Parties' Beneficial Ownership of BlackRock

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Capital Stock not to exceed the Voting Ownership Cap or the Total Ownership Cap; provided, however, that, subject to the Total Ownership Cap and in lieu of such sale, each Barclays Party shall have the right, exercisable in whole or in part, to exchange, or cause BlackRock to exchange, a number of shares of BlackRock Common Stock for Series B Preferred Stock so that the amount of Voting Securities Beneficially Owned by the Barclays Parties and their Affiliates, following such exchange, shall be reduced to an amount representing not greater than the Voting Ownership Cap; or (b) BlackRock shall, at the written request of any Barclays Party, promptly purchase such number of shares of BlackRock Capital Stock from such Barclays Party as shall cause the Barclays Parties’ Beneficial Ownership of BlackRock Capital Stock not to exceed the Voting Ownership Cap or the Total Ownership Cap.  Notwithstanding anything in this Section 2.4 to the contrary, the Barclays Parties shall not be obligated to sell any shares of BlackRock Capital Stock pursuant to this Section 2.4 if such sale is capable of being exempted under Rule 16b-3 under the Exchange Act (or any successor rule), until BlackRock has taken all necessary action to exempt such sale thereunder.

ARTICLE III

TRANSFER RESTRICTIONS

Section 3.1         General Transfer Restrictions.  The right of the Barclays Parties and their Affiliates to Transfer any BlackRock Capital Stock is subject to the restrictions set forth in this Article III, and no Transfer of BlackRock Capital Stock by any Barclays Party or any of its Affiliates may be effected except in compliance with this Article III.  Any attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of BlackRock.

Section 3.2         Restrictions on Transfer.

(a)           Without the prior written consent of BlackRock (acting through a majority of the Independent Directors), which shall not unreasonably be withheld conditioned or delayed, during an initial period of 12 months commencing at the Closing with respect to 100% of the shares of BlackRock Capital Stock acquired from BlackRock and during a period of 12 months commencing on the first anniversary of the Closing with respect to 50% of the shares of BlackRock Capital Stock acquired from BlackRock, the Barclays Parties shall not, and shall not permit their Affiliates to, Transfer any Beneficially Owned BlackRock Capital Stock or agree to Transfer, directly or indirectly, any Beneficially Owned BlackRock Capital Stock; provided that the foregoing restriction shall not prohibit any Barclays Party or any of its Affiliates from Transferring any Beneficially Owned BlackRock Capital Stock (i) to BlackRock pursuant to Section 2.4 or (ii) to an Affiliate of such Barclays Party that agrees in writing with BlackRock to be bound by this Agreement as fully as if it were an initial signatory hereto.

(b)           Following the lapse of restrictions on any shares of BlackRock Capital Stock pursuant to Section 3.2(a), the Barclays Parties shall not, and shall not permit their Affiliates to, Transfer any Beneficially Owned BlackRock Capital Stock or agree to Transfer,

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directly or indirectly, any Beneficially Owned BlackRock Capital Stock; provided that the foregoing restriction shall not be applicable to Transfers of shares as to which such restrictions have lapsed in accordance with any of the following:

(i)           to an Affiliate of any Barclays Party which agrees in writing with BlackRock to be bound by this Agreement as fully as if it were an initial signatory hereto;

(ii)           pursuant to the restrictions of Rule 144 under the Securities Act applicable to sales of securities by Affiliates of an issuer (regardless of whether any Barclays Party is deemed at such time to be an Affiliate of BlackRock) to any Person who, to the knowledge of the Barclays Parties, pursuant to such Transfer would not be acquiring BlackRock Capital Stock representing in the aggregate more than 2% of the Total Voting Power of BlackRock Capital Stock issued and outstanding;

(iii)          pursuant to privately negotiated transactions, in each calendar quarter in an amount not in excess (together with Transfers pursuant to Section 3.2(b)(ii) and (iv) during such calendar quarter) of 4.5% of the sum of the Voting Securities of BlackRock and the Participating Preferred Stock of BlackRock issued and outstanding in one or more transactions to any Person who, to the knowledge of the Barclays Parties, pursuant to such Transfer would not be acquiring BlackRock Capital Stock representing in the aggregate more than 2% of the Total Voting Power of BlackRock Capital Stock issued and outstanding and who after giving effect to such Transfer would not Beneficially Own BlackRock Capital Stock representing in the aggregate more than 5% of the Total Voting Power of BlackRock Capital Stock issued and outstanding; provided, that a Barclays Party or the Affiliate proposing to Transfer pursuant to this Section 3.2(b)(iii) promptly provide to BlackRock written notice required under Section 3.3 and otherwise comply with Section 3.3;

(iv)          in each calendar quarter, in an amount not in excess (together with Transfers pursuant to Section 3.2(b)(ii) and (iii)) of 4.5% of the sum of the Voting Securities of BlackRock and the Participating Preferred Stock of BlackRock issued and outstanding, pursuant to a distribution to the public, registered under the Securities Act, in which a Barclays Party uses its commercially reasonable efforts to (A) effect as wide a distribution of such BlackRock Capital Stock as is reasonably practicable, and (B) not knowingly sell BlackRock Capital Stock to any Person who pursuant to such offering would be acquiring BlackRock Capital Stock representing in the aggregate more than 2% of the Total Voting Power of BlackRock Capital Stock issued and outstanding or who after consummation of such offering would Beneficially Own BlackRock Capital Stock representing in the aggregate more than 5% of the Total Voting Power of BlackRock Capital Stock issued and outstanding; or

(v)          with the prior written consent of a majority of the Independent Directors; provided, however, that no consent provided by the Independent Directors shall permit any Barclays Party to effect a Transfer to any Person who such Barclays Party knows will pursuant to such Transfer be acquiring BlackRock Capital stock representing in the aggregate more than 2% of the Total Voting Power of BlackRock Capital Stock issued and outstanding.

(c)           Subject to Sections 3.2(a) and (b), if any Barclays Party wishes or is required to Transfer an amount of BlackRock Capital Stock constituting more than 10% of the

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Total Voting Power of BlackRock Capital Stock issued and outstanding after giving effect to such Transfer, such Barclays Party shall coordinate with BlackRock regarding optimizing the manner of distribution and sale of such shares, including whether such sale should occur through an underwritten offering, and shall cooperate in the marketing of any such offering.

(d)           In addition to the other restrictions set forth in this Section 3.2, the Barclays Parties shall not sell or transfer any shares of BlackRock Capital Stock to any Person (other than an Affiliate), if following such sale or transfer, the Barclays Parties would have sold or transferred in the aggregate, since the date hereof, Beneficial Ownership of 33 1/3% or more of the Voting Securities of BlackRock (as calculated for purposes of this Section 3.2(d)).  The percentage provided in this Section 3.2(d) shall be calculated as follows:

(i)           The numerator is the total number of shares of the Voting Securities and the Participating Preferred Stock of BlackRock Beneficially Owned by the Barclays Parties on the date hereof which a Barclays Party has subsequently sold or transferred to a Person (other than an Affiliate) plus the number of such shares that the Barclays Party proposes to sell or transfer, divided by:

(ii)           the denominator is the total number of the Voting Securities of BlackRock issued and outstanding at the time of the proposed sale or transfer plus the Participating Preferred Stock of BlackRock Beneficially Owned by the Barclays Parties at the time of the proposed sale or transfer.

(e)           Each Barclays Party shall reimburse BlackRock for any documented fees and expenses incurred in connection with any Transfer by such Barclays Party pursuant to this Section 3.2 (other than any Transfer pursuant to Sections 3.3(a) and 3.3(b)).

Section 3.3         Right of First Refusal.

(a)           If either Barclays Party desires at any time to sell any or all of its BlackRock Capital Stock (the "Subject Capital Stock") to a third party in a privately negotiated transaction, such Barclays Party shall deliver a written notice (the “Offer Notice”) to BlackRock within five days of receipt of an offer to purchase the Subject Capital Stock in a privately negotiated transaction (the "Offer").  The Offer Notice shall specify all of the material terms of the Offer, including the number of shares of Subject Capital Stock, the proposed purchase price, the name and address of the third party and any copies of any agreements or documents to be executed or delivered in connection with the Offer, if available at that time.  BlackRock shall have the option (exercisable by written notice to such Barclays Party given within 10 days after receipt of the Offer Notice from such Barclays Party) to purchase all (but not less than all) of the Subject Capital Stock at the same price and on the same terms as specified in the Offer Notice.

(b)           If BlackRock does not elect to purchase all of the Subject Capital Stock, the Barclays Parties may within 60 days from the date on which BlackRock received the applicable Offer Notice, sell the Specified Capital Stock upon the same terms and conditions of the Offer.

(c)           The closing of any purchase of the Subject Capital Stock by BlackRock under this Section 3.3 shall be held at a place and date specified by BlackRock, but not more

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than 10 days following the delivery of the written acceptance by BlackRock of the Offer Notice or, if later, five days after receipt of all required regulatory approvals (but in no event more than 60 days following the delivery of the written notice of acceptance by BlackRock of the Offer).

Section 3.4         Legend on Securities.

(a)           Each certificate representing shares of BlackRock Capital Stock Beneficially Owned by any Barclays Party or any of its Affiliates and subject to the terms of this Agreement shall bear the following legend on the face thereof:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER LIMITATIONS SET FORTH IN A CERTAIN STOCKHOLDER AGREEMENT, DATED AS OF DECEMBER 1, 2009, BETWEEN BLACKROCK, INC. (THE "COMPANY"), BARCLAYS BANK PLC AND BARCLAYS BR HOLDINGS S.À R.L. AS THE SAME MAY BE AMENDED FROM TIME TO TIME (THE "AGREEMENT"), COPIES OF WHICH AGREEMENT ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

(b)           Upon any acquisition by any Barclays Party or any of its Affiliates of additional shares of BlackRock Capital Stock, such Barclays Party shall, or shall cause such Affiliate to, submit the certificates representing such shares of BlackRock Capital Stock to BlackRock so that the legend required by this Section 3.4 may be placed thereon (if not so endorsed upon issuance).

(c)           BlackRock may make a notation on its records or give instructions to any transfer agents or registrars for BlackRock Capital Stock in order to implement the restrictions on Transfer set forth in this Agreement.

(d)           In connection with any Transfer of shares of Beneficially Owned BlackRock Capital Stock, the transferor shall provide BlackRock with such customary certificates, opinions and other documents as BlackRock may reasonably request to assure that such Transfer complies fully with this Agreement and with applicable securities and other laws.  In connection with any Transfer pursuant to Section 3.2(b)(ii), (iii) or (iv), BlackRock shall remove such portion of the foregoing legend as is appropriate in the circumstances.

ARTICLE IV

CORPORATE GOVERNANCE

Section 4.1         Composition of the Board.

(a)           Following the Closing, BlackRock and the Barclays Parties shall each use its reasonable best efforts to cause the election at each meeting of stockholders of BlackRock of such nominees reasonably acceptable to the Board such that (i) there are no more than 19 Directors; (ii) there are not less than two and not more than four Directors who are members of BlackRock management (each a "Management Designee"); (iii) there are two Directors, each in

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a different class, who are individuals designated in writing to BlackRock by the Barclays Parties (each, a "Barclays Designee"), provided, however, that if for any period greater than 90 consecutive days the Barclays Parties and their Affiliates shall Beneficially Own less than 10% of the BlackRock Capital Stock issued and outstanding, the Barclays Parties shall promptly cause one of such Barclays Designees to resign and the number of Barclays Designees permissible hereunder shall be reduced to one and; provided, further, that if for any period greater than 90 consecutive days the Barclays Parties and their Affiliates shall Beneficially Own less than 5% of the BlackRock Capital Stock issued and outstanding, the Barclays Parties shall promptly cause a second Barclays Designee to resign and the number of Barclays Designees permissible hereunder shall be reduced to zero; (iv) there are two Directors, each in a different class, who are individuals designated in writing to BlackRock by each Person who is a Significant Stockholder and has held such status since prior to the date of the SPA (each, a "Significant Stockholder Designee");  and (v) the remaining Directors are Independent Directors.

(b)           Following the Closing, upon the resignation, retirement or other removal from office of any Management Designee or Barclays Designee (i) BlackRock or a Barclays Party, as the case may be, shall be entitled promptly to designate a replacement Management Designee or Barclays Designee, as the case may be, who meets the qualifications of a Director and is reasonably acceptable to the Board and (ii) BlackRock and the Barclays Parties shall each use its reasonable best efforts to cause the appointment or election of such replacement designee as a Director by the other Directors or by the stockholders of BlackRock.

Section 4.2         Vote Required for Board Action; Board Quorum.

(a)           Except as provided in this Section 4.2 and in Section 4.7, any determination or other action of or by the Board (other than action by unanimous written consent in lieu of a meeting) shall require the affirmative vote or consent, at a meeting at which a quorum is present, of a majority of directors present at such meeting.

(b)           In addition to the requirements of Section 4.2(a), BlackRock shall not enter into any agreement providing for, or effectuate any of the following transactions without the prior written approval of Barclays:

(i)           any amendment, modification, repeal or waiver of BlackRock's Certificate of Incorporation or By-Laws that would in any material respect adversely alter or change the powers or preferences of the shares of any class of BlackRock Capital Stock held by any Barclays Party;

(ii)          any settlement or consent in a regulatory enforcement matter that would be reasonably likely, in the opinion of counsel to Barclays, to cause Barclays or any of its Affiliates to suffer (A) any regulatory disqualification, (B) suspension of registration or license or (C) other material adverse regulatory consequence (which approval may not be unreasonably withheld in the case of this clause (C)); provided, however, that Barclays shall not be entitled to exercise any rights under this Section 4.2(b)(ii) if neither of the Significant Stockholders possesses comparable rights; or

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(iii)          any voluntary bankruptcy or similar filing or declaration by BlackRock.

(c)           A quorum for any meeting of the Board shall require the presence of a majority of the total number of Directors then in office.

Section 4.3         Committees.  To the extent permitted by applicable laws, rules and regulations (including any requirements under the Exchange Act or the rules of the New York Stock Exchange or any other applicable securities exchange on which the Common Stock is then listed) and except as otherwise determined by the Board (in accordance with Section 4.2) each committee of the Board shall consist of a majority of Independent Directors, the Audit Committee, the Compensation Committee and, to the extent required by applicable laws, rules and regulations and self-regulatory organization requirements, the Nominating Committee shall consist entirely of Independent Directors and the Executive Committee shall consist of not less than five members of which one shall be a Barclays Designee.  Subject to Sections 4.2 and 4.7 all decisions of such committees shall require the affirmative vote of a majority of the Directors then serving on such committee.

Section 4.4         Certificate of Incorporation and Bylaws to be Consistent.  Each of BlackRock and the Barclays Parties shall use its reasonable best efforts to take or cause to be taken all lawful action necessary or appropriate to ensure that at all times the Certificate of Incorporation and the By-laws of BlackRock contain provisions consistent with the terms of this Agreement (including without limitation this Article IV) and none of the Certificate of Incorporation or the By-laws of BlackRock or any of the corresponding constituent documents of BlackRock's Subsidiaries contain any provisions inconsistent therewith or which would in any way nullify or impair the terms of this Agreement or the rights of BlackRock or any Barclays Party hereunder.  Neither BlackRock nor any Barclays Party shall take or cause to be taken any action inconsistent with the terms of this Agreement (including without limitation this Article IV) or the rights of BlackRock or any Barclays Party hereunder.

Section 4.5         Information Rights.

(a)           BlackRock acknowledges that the investments of each Barclays Party in BlackRock are material and strategic to it. Accordingly, BlackRock shall provide to each Barclays Party, on an ongoing and current basis, such access to and information with respect to BlackRock's business, operations, plans and prospects as either of them may from time to time reasonably determine it requires in order to appropriately manage and evaluate its investment in BlackRock.

(b)           To the extent required in order for any Party to comply with applicable law, BlackRock and Barclays will work together in good faith to develop appropriate protocols for each to share with the other aggregate security position information for use in their respective compliance programs.

(c)           With respect to any information provided by BlackRock:

(i)           Subject to the requirements of law (including the regulations of any applicable stock exchange), the Barclays Parties shall keep confidential, and shall cause their

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representatives to keep confidential, all information and documents obtained pursuant to this Section 4.5 unless such information (w) is or becomes publicly available other than as a result of a breach of this Section 4.5(c) by it or its representatives; (x) was within its possession prior to being furnished to it by or on behalf of BlackRock, provided that the source of such information was not known by it to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, BlackRock with respect to such information; (y) is or becomes available to such Person or any of its representatives on a non-confidential basis from a source other than BlackRock or any of its representatives; provided that such source was not known to it to be bound by a confidentiality agreement with, or other contractual or legal obligation of confidentiality to, BlackRock with respect to such information; or (z) is independently developed by or on its behalf without violating any of its obligations under this Section 4.5(c).

(ii)           In the event any Barclays Party believes that it is legally required to disclose any information or documents contemplated by this Section 4.5(c), it shall to the extent possible under the circumstances provide reasonable prior notice to BlackRock so that BlackRock may, at its own expense, seek a protective order or otherwise take reasonable steps to protect the confidentiality of such information.

(iii)          Notwithstanding the foregoing, no Barclays Party may disclose any information or documents contemplated by this Section 4.5(c) in a filing with a governmental authority to the extent required by applicable law, provided that it shall to the extent practicable under the circumstances provide prior notice to BlackRock.

(iv)          The rights of each Barclays Party and the obligations of BlackRock hereunder shall be subject to applicable laws relating to the exchange of information and other applicable laws.  The provisions of this Section 4.5(c) shall survive any termination of this Agreement.

Section 4.6         Voting Agreements.

(a)           Each Barclays Party shall, and shall cause any of its Affiliates, to vote or act by written consent all of the shares of BlackRock Capital Stock Beneficially Owned by it (i) in favor of each matter required to effectuate any provision of this Agreement and against any matter the approval of which would be inconsistent with any provision of this Agreement and (ii) to the extent consistent with clause (i) above, in accordance with the recommendation of the Board on all matters approved by the Board in accordance with the provisions of Article IV, including elections of Directors; provided, however, that if the Board shall either fail to nominate for election as a Director either or both of two individuals designated by any Barclays Party who are reasonably acceptable to the Board, or shall unreasonably reject one or more Barclays Designees who is otherwise eligible to serve, then, so long as such individuals otherwise meet the requirements for serving as a Director of BlackRock, the Barclays Parties and their Affiliates shall have the right to nominate such individuals at the applicable meeting of stockholders and to solicit proxies for the election of such individuals and, if such individuals are nominated at such meeting, may vote all of their shares of BlackRock Capital Stock entitled to vote on such matter in favor of the election of such individuals.

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(b)           Each Barclays Party shall, and shall cause each of its Affiliates who hold BlackRock Capital Stock entitled to vote on any matter, be present in person or represented by proxy at all meetings of securityholders of BlackRock to the extent necessary so that all Voting Securities Beneficially Owned by the Barclays Parties and their Affiliates shall be counted as present for the purpose of determining the presence of a quorum at such meeting and to vote such shares in accordance with this Section 4.6.

Section 4.7         Related Party Transactions.  Neither BlackRock nor any of its Controlled Affiliates shall enter into or effectuate any transaction or agreement with any Barclays Party or any of its Affiliates or any director, officer or employee of such Barclays Party or any such Affiliate (each a "Related Person") that is material to BlackRock, unless such transaction or agreement is in effect at the time of the Closing, relates to transactions by or on behalf of clients of BlackRock and its Controlled Affiliates in the ordinary course of business or has been approved by or is consistent with or pursuant to the terms of a policy, transaction or agreement (or form of agreement) approved by, the affirmative vote or consent of a majority of the Directors, excluding the Barclays Designees, present at a meeting at which a quorum is present.

ARTICLE V

MOST FAVORED NATION

Section 5.1         Most Favored Nation.  In the event that BlackRock amends, modifies or waives (as distinct from a consent or approval provided for therein) any provision of, or enters into, a stockholder agreement between BlackRock and a Significant Stockholder that involves the grant of rights to a Significant Stockholder that are superior, taking into account the impact of differences in levels of shareholding, regulatory status, noncompetition provisions and other similar matters (the "Contractual Superior Rights"), to those belonging to any Barclays Party under this Agreement, BlackRock shall offer each Barclays Party the opportunity to obtain such Contractual Superior Rights.  BlackRock shall notify each Barclays Party prior to the time such rights become effective and shall afford it the opportunity for at least 20 days determine whether or not it wishes to obtain such Contractual Superior Rights.

ARTICLE VI

MISCELLANEOUS

Section 6.1         Conflicting Agreements.  Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.

Section 6.2         Termination.  Except as otherwise provided in this Agreement, this Agreement shall terminate on the later of the five year anniversary of the Closing and the first date on which the Barclays Parties and their Affiliates Beneficially Own BlackRock Capital Stock representing less than the Ownership Threshold.  Nothing in this Section 6.2 shall be deemed to release any party from any liability for any willful and material breach of this

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Agreement occurring prior to the termination hereof or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

Section 6.3         Ownership Information.

(a)           For purposes of this Agreement, all determinations of the amount of outstanding BlackRock Capital Stock shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by BlackRock with the Commission, unless BlackRock shall have updated such information by delivery of written notice to each Barclays Party.

(b)           If at any time or from time to time BlackRock becomes aware of any event that has caused, or which could reasonably be expected to cause, Beneficial Ownership by the Barclays Parties and their Affiliates of BlackRock Capital Stock to increase above the Ownership Cap, BlackRock shall promptly (but in no event more than five Business Days thereafter) notify each Barclays Party thereof.

(c)           BlackRock shall provide to Barclays promptly following its request, the amount of securities then issued and outstanding by BlackRock, including the number of shares (by class) of BlackRock Capital Stock outstanding and the number and kind of option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to BlackRock Capital Stock, or similar securities with a value derived from the value of BlackRock Capital Stock outstanding.

Section 6.4         Savings Clause.  No provision of this Agreement shall be construed to require any party or its Affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 6.5         Amendment and Waiver.  Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement, and no giving of any consent provided for hereunder, shall be effective unless such modification, amendment, waiver or consent is, in the case of BlackRock, approved by a majority of the Independent Directors. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.6         Severability.  If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 6.7         Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement and the SPA embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt, solely with respect to the subject matter hereof, any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.  Without limiting the generality of the foregoing, to the extent that any of the terms hereof

20

are inconsistent with the rights or obligations of any Barclays Party under any other agreement with BlackRock, the terms of this Agreement shall govern.

Section 6.8         Successors and Assigns.  Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (except by operation of law pursuant to a merger or similar business combination transaction), by any party without the prior written consent of the other parties  (approved, in the case of BlackRock, by a majority of the Independent Directors), provided, that any Barclays Party may assign its rights and obligations hereunder (in whole or in part) to an Affiliate that agrees in writing with BlackRock to be bound by this Agreement as fully as if it were an initial signatory hereto and any such transferee may thereafter make corresponding assignments in accordance with this proviso; provided, further, that BlackRock may assign all or a portion of its rights under Section 3.3 in connection with any particular transaction subject thereto so long as BlackRock remains, obligated in respect of any purchase obligations arising thereunder.  Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

Section 6.9         Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 6.10       Remedies.

(a)           Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof.  Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)           All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 6.11       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

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If to BlackRock:

c/o BlackRock, Inc.
40 East 52nd Street
New York, NY 10022
Facsimile:  212-810-8760
Attn:       Laurence D. Fink

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Facsimile:  212-735-2000
Attention:        Franklin M. Gittes, Esq.
                      Richard T. Prins, Esq.

If to Barclays and BR Holdings:

Barclays PLC
1 Churchill Place
Canary Wharf
London
E14 5HP
England
Facsimile:  +44 1452 638157
Attention:        Company Secretary

And

Barclays BR Holdings S.à r.l.
26b, Boulevard Royal
L-2449
Luxembourg
Attention:        Company Secretary

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1888 Century Park East, Suite 2100
Los Angeles, CA 90067
Facsimile:  310-712-6630
Attention:        Alison S. Ressler, Esq.
                       Eric M. Krautheimer, Esq.

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Section 6.12       Governing Law; Consent to Jurisdiction.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction in the Court of Chancery of the State of Delaware (unless such court does not have subject matter jurisdiction in which case the parties submit to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan) or any court of the United States located in the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 6.12, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction.  Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(b)           Each of the parties expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by the Barclays Parties and BlackRock to jurisdiction and service contained in this Section 6.12 is solely for the purpose referred to in this Section 6.12 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

Section 6.13       Interpretation.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

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IN WITNESS WHEREOF, the parties hereto have executed this Stockholder Agreement as of the date first written above.

BLACKROCK, INC.

By:	/s/ Daniel R. Waltcher
	Name:	Daniel R. Waltcher
	Title:	Managing Director and Deputy General Counsel

BARCLAYS BANK PLC

By:	/s/ Chris Lucas
	Name:	Chris Lucas
	Title:	Director

BARCLAYS BR HOLDINGS S.À R.L.

By:	/s/ Manfred Zisselsberger
	Name:	Manfred Zisselsberger
	Title:	Attorney

[Signature page of Stockholder Agreement]

Annex E

STOCK PURCHASE AGREEMENT

BY AND BETWEEN

BLACKROCK, INC.

AND

THE PNC FINANCIAL SERVICES GROUP, INC.

Dated as of June 11, 2009

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of June 11, 2009 by and between The PNC Financial Services Group, Inc., a Pennsylvania corporation (the "Purchaser") and BlackRock, Inc., a Delaware corporation ("BlackRock").

WHEREAS, BlackRock desires to issue and to sell to the Purchaser, and the Purchaser, desires to purchase from BlackRock shares of Series D Preferred Stock, all in accordance with the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

Section 1.1       Defined Terms.  As used herein, the following terms shall have the following meanings:

"Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that solely for purposes of this Agreement, notwithstanding anything to the contrary set forth herein, neither BlackRock nor any of its Controlled Affiliates shall be deemed to be an Affiliate of the Purchaser solely by virtue of the Beneficial Ownership by the Purchaser of BlackRock Capital Stock, the election of Directors nominated by the Purchaser to the Board, the election of any other Directors nominated by the Board or any other action taken by the Purchaser in accordance with the terms and conditions of, and subject to the limitations and restrictions set forth on such Person in, this Agreement and the Stockholder Agreement (and irrespective of the characteristics of the aforesaid relationships and actions under applicable law or accounting principles); provided further, however, that solely for purposes of this Agreement, Merrill Lynch & Co., Inc. and their respective Affiliates shall not be deemed an Affiliate of BlackRock.

"Applicable Date" has the meaning set forth in Section 4.7(a).

"Beneficial Ownership" by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term "beneficial ownership" as defined in Rule 13d-3 adopted by the Commission under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which may be acquired by such Person pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing), except that in no event will the Purchaser be deemed to Beneficially Own any securities which it has the right to acquire pursuant to Section 2.3 of the Stockholder Agreement) unless, and only to the extent that, it shall have actually exercised such right.  For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities Beneficially Owned by its Affiliates (including as Affiliates for this purpose its officers and directors only to the extent they would be Affiliates solely by reason of their equity interest) or any Group of which such Person or any such Affiliate is or becomes a member; provided, however, that  securities Beneficially Owned by the Purchaser shall not include, for any purpose under this Agreement, any Voting Securities or other securities held by such Person and its Affiliates in trust, managed, brokerage, custodial, nominee or other customer accounts; in trading, inventory, lending or similar accounts of such Person and Affiliates of such Person which are broker-dealers or otherwise engaged in the securities business; or in a pooled investment vehicle, to the extent of their ownership interests therein; provided, that in each case, such securities were acquired in the course of business of their securities business and not with the intent or purpose of influencing control of BlackRock or avoiding the provisions of this Agreement.  The term "Beneficially Own" shall have a correlative meaning.

"BlackRock Balance Sheet" has the meaning set forth in Section 4.8.

"BlackRock Closing Deliveries" has the meaning set forth in Section 2.3(b).

"BlackRock Commission Reports" has the meaning set forth in Section 4.7(a).

"BlackRock Financial Statements" has the meaning set forth in Section 4.7(d).

"BlackRock Material Adverse Effect" means an event, circumstance, fact, change, development, condition or effect that has a material adverse effect on the business, assets, properties, results of operations or condition (financial or otherwise) of BlackRock and its Subsidiaries, taken as a whole; provided that none of the following (or the results thereof) shall contribute to or be a BlackRock Material Adverse Effect:  (i) any change in Law or accounting standards, but only to the extent that BlackRock and its Subsidiaries, taken as a whole, are not materially disproportionately adversely affected compared to other asset managers and providers of investment management products and services generally; (ii) any change in economic or business conditions locally or globally generally, but only to the extent that BlackRock and its Subsidiaries, taken as a whole, are not materially disproportionately adversely affected compared to other asset managers and providers of investment management products and services generally; (iii) any events, conditions or trends in economic, business or financial conditions generally affecting the investment management industry, including changes in prevailing interest rates, currency exchange rates and price levels or trading volumes in the United States or foreign securities markets; (iv) any change resulting from or arising out of war, armed conflict, terrorist activity, hurricanes, earthquakes, floods or other natural disasters or epidemics; (v) any change in assets under management resulting from changes in asset valuation or market price fluctuations; (vi) the effects of the actions that are taken pursuant to or in connection with the Barclays

Agreement and (vii) in and of themselves, any changes in the trading price or trading volume of BlackRock Common Stock or the failure of BlackRock to meet estimates, projections, forecasts or earnings predictions; provided that the exception in this clause (vii) shall not include the underlying causes thereof (except to the extent otherwise excluded hereunder).

"Board" means the Board of Directors of BlackRock.

"Barclays Agreement" means the Stock Purchase Agreement, dated as of June 11 2009, by and between Barclays PLC, Barclays Bank PLC and BlackRock.

"Barclays Funding" means the transaction contemplated herein, similar transactions entered in to or committed to contemporaneously with this Agreement, and any other sale of BlackRock Capital Stock, whenever agreed to, the proceeds of which are intended, or reasonably related to, funding $3.1 Billion of the cash portion of the purchase price of the Barclays Transaction, of which this Agreement is a part.

"Barclays Transaction" means the acquisition of certain subsidiaries of Barclays Bank PLC by BlackRock pursuant to the Barclays Agreement.

"Business Day" shall mean any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

"Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

"Commission" means the United States Securities and Exchange Commission.

"Common Stock" means the shares of Common Stock, par value $0.01 per share, of BlackRock and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

"Control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means, or otherwise to control such Person within the meaning of such term as used in Rule 405 under the Securities Act.  For purposes of this definition, a general partner or managing member of a Person shall always be considered to control such Person; provided, however, that a Person shall not be treated as having any control over any collective investment vehicle to which it provides services unless it and its Affiliates collectively have a proprietary economic interest exceeding 25% of the equity interest in such collective investment vehicle.

"Controlled Affiliate" of any Person means a Person that is directly or indirectly controlled by such other Person.

"Director" means any member of the Board (other than any advisory, honorary or other non-voting member of the Board).

"Encumbrance" means any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow equity or other encumbrance.

"Equity Rights" has the meaning set forth in Section 4.2.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or under any successor statute).

"Existing  Registration Rights Agreement" means the Registration Rights Agreement, dated as of September 29, 2006, by and among New BlackRock, Inc., Merrill and the Purchaser.

"Existing Stockholder Agreements" means (i) the Second Amended and Restated Stockholder Agreement, dated February 27, 2009, among BlackRock, Merrill Lynch & Co., Inc. and Merrill Lynch Group, Inc., as such agreement is amended as of immediately prior to the execution of the Barclays Agreement, and (ii) the Amended and Restated Implementation and Stockholder Agreement, dated February 27, 2009, between BlackRock and The PNC Financial Services Group, Inc., as such agreement is amended as of immediately prior to the execution of the Barclays Agreement.

"Governmental Entity" means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

"Group" shall have the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

"Law" means any law, statute, ordinance, rule, regulation, code, order, ordinance, judgment, injunction, writ, decree, decision, directive, or other requirement or rule of law enacted, issued, promulgated, enforced or entered by a Government Entity.

"Litigation" has the meaning set forth in Section 10.10(a).

"Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, other entity, government or any agency or political subdivision thereof or any Group comprised of two or more of the foregoing.

"Preferred Stock" means the preferred stock, par value $0.01 per share, of BlackRock.

"Purchaser Closing Deliveries" has the meaning set forth in Section 2.3(a).

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission from time to time thereunder (or under any successor statute).

"Series A Preferred Stock" means Series A Convertible Participating Preferred Stock, par value $0.01 per share, of BlackRock.

"Series B Preferred Stock" means Series B Convertible Participating Preferred Stock, par value $0.01 per share, of BlackRock.

"Series C Preferred Stock" means Series C Convertible Participating Preferred Stock, par value $0.01 per share, of BlackRock.

"Series D Preferred Stock" means Series D Convertible Participating Preferred Stock, par value $0.01 per share, of BlackRock.

"Significant Subsidiaries" has the meaning set forth in Section 4.1.

"Stockholder Agreement" means the Amended and Restated Implementation and Stockholder Agreement, dated February 27, 2009, between BlackRock and The PNC Financial Services Group, Inc., as such agreement is amended as of immediately prior to the execution of the Barclays Agreement.

"Subsidiary" means, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries; provided, however, that a Person shall not be deemed to be a "Subsidiary" of the Purchaser if such Person is managed by its own management team independent from the Purchaser and if the Purchaser is not considered to have "beneficial ownership" of Common Stock owned by such Person for purposes, and within the meaning, of Rule 13d-3 of the Exchange Act.

"Transfer" means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by operation of law or otherwise), any Capital Stock or any interest in any Capital Stock; provided, however, that a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction in which the Purchaser is a constituent corporation (or otherwise a party including, for the avoidance of doubt, a transaction pursuant to which a Person acquires all or a portion of the Purchaser's outstanding Capital Stock, whether by tender or exchange offer, by share exchange, or otherwise) shall not be deemed to be the Transfer of any BlackRock Capital Stock Beneficially Owned by the Purchaser, provided that the primary purpose of any such transaction is not to avoid the provisions of this Agreement and that the successor or surviving person to such a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction, if not the Purchaser, expressly assumes all obligations of the Purchaser under this Agreement.  For purposes of this Agreement, the term Transfer shall include the sale of an Affiliate of the Purchaser or the Purchaser's interest in an Affiliate which Beneficially Owns BlackRock Capital Stock unless such Transfer is in connection with a merger, amalgamation, plan of arrangement or consolidation or similar business combination transaction referred to in the first proviso of the previous sentence.

"Voting Securities" means at any time shares of any class of Capital Stock or other securities or interests of a Person which are then entitled to vote generally, and not solely upon the occurrence and during the continuation of certain specified events, in the election of Directors or Persons performing a similar function with respect to such Person, and any securities convertible into or exercisable or exchangeable at the option of the holder thereof for such shares of Capital Stock.

ARTICLE II

SALE AND PURCHASE

Section 2.1        Sale and Purchase of BlackRock Shares.  Upon the terms and subject to the conditions herein contained, BlackRock agrees to sell to the Purchaser, and the Purchaser agrees to purchase from BlackRock, at the Closing, as herein defined, 3,556,188 shares of BlackRock Series D Preferred Stock (the "Shares"), for a purchase price (the "Purchase Price") of $140.60 per Share, for an aggregate purchase price of $500,000,032.80 provided, however, the number of Shares that the Purchaser is obligated to purchase hereunder  will be reduced to the extent BlackRock obtains subscriptions for its Capital Stock from additional equity investors as part of the Barclays Funding that result in the Barclays Funding exceeding $3.1 billion.  BlackRock will provide notice to the Purchaser of any such reduction.

Section 2.2        Closing.  The closing of the sale to, and purchase by, the Purchaser of the Shares (the "Closing") shall, subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof, occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, on the Closing Date (as that term is defined in the Barclays Agreement) or at such other time and place as BlackRock and the Purchaser may agree (the day on which the Closing occurs, the "Closing Date").  At the Closing, BlackRock shall deliver to the Purchaser one or more certificates or other evidence evidencing the Shares to be purchased by the Purchaser at the Closing (in such denominations as shall be specified in writing by the Purchaser) each of which shall be registered in the Purchaser's name or its designee, against delivery to BlackRock of the Purchase Price payable by wire transfer of immediately available funds to an account that BlackRock will designate in writing to the Purchaser at least five Business Days prior to the Closing Date.  It is expressly agreed by the Purchaser and BlackRock that the Closing shall not occur unless the closing of the Barclays Transaction shall occur.

Section 2.3        Deliveries.

(a)           At the Closing, the Purchaser shall deliver or cause to be delivered to BlackRock a certificate from an appropriate officer of the Purchaser, dated the Closing Date, certifying to fulfillment of the conditions set forth in Sections 7.1 and 7.2 (the "Purchaser Closing Deliveries").

(b)           At the Closing, BlackRock shall deliver to the Purchaser the following (collectively, the "BlackRock Closing Deliveries"):

(i)      one or more certificates or other evidence of the Shares registered in the Purchaser's name (or the name(s) of one or more Subsidiaries of the Purchaser that it shall so designate in writing) representing the applicable Shares;

(ii)      a certificate from an appropriate officer of BlackRock, dated the Closing Date, certifying to the fulfillment of each of the conditions set forth in Article IX.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to BlackRock, as follows:

Section 3.1       Organization.  The Purchaser (a) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified to do business and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

Section 3.2        Authority Relative to the Transaction Document.  The Purchaser has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Purchaser, and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser.  This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery thereof by BlackRock, constitute the valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 3.3        Governmental Approvals.  No consent, approval, authorization or order of, or registration, qualification or filing with, any Governmental Entity or any other third party is required to be obtained or made by the Purchaser for the execution, delivery or performance by the Purchaser of the Agreement or the consummation by the Purchaser of the transactions contemplated hereby or thereby, except those specified herein or therein and other than a filing on a Form Schedule 13G (or 13G-A), if applicable.

Section 3.4        Receipt of Information.  The Purchaser has received all the information it considers necessary or appropriate for deciding whether to acquire the applicable Shares.  The Purchaser has had an opportunity to ask questions and receive answers from BlackRock regarding the terms and conditions of the offering of the Shares and the business and financial condition of BlackRock and to obtain additional information (to the extent BlackRock possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.  The Purchaser has not received, and is not relying on, any representations or warranties from BlackRock, other than as provided herein.

Section 3.5        Restricted Shares.  The Purchaser understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.  In particular, the Purchaser is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the applicable conditions of the rule are met.

Section 3.6        Legends. It is understood that, until such time as the Shares are sold pursuant to the a registration statement filed under the Securities Act of 1933, as amended or may be sold pursuant to Rule 144 under the Securities Act without restrictions as to the securities that can then be immediately sold, the certificates evidencing the Shares will bear the following legend:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BLACKROCK

Section 4.1        Organization.  BlackRock (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to be material to BlackRock, and (c) has the requisite corporate power and authority to own or lease and operate its assets and carry on its business as presently being conducted.  Each Subsidiary of BlackRock that is a "significant subsidiary" (collectively, the "Significant Subsidiaries")  (as defined in Rule 1.02(w) of the Commission's Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of "good standing" is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

Section 4.2        Capitalization.  The authorized Capital Stock of BlackRock, as of the date of this Agreement, is (a) 500,000,000 shares of Common Stock, of which as of June 9,

2009, 48,335,473 were issued and were outstanding, including 911,266 held in escrow and none held in treasury, (b) as of the date of this Agreement, 500,000,000 shares of Preferred Stock, of which (i) 20,000,000 have been designated as Series A Preferred Stock, of which zero are issued and outstanding, (ii) 150,000,000 have been designated as Series B Preferred Stock, of which as of June 9, 2009, 80,341,918 were issued and outstanding, (iii) as of the date of this Agreement, 6,000,000 have been designated as Series C Preferred Stock, of which as of June 9, 2009, 2,889,467 shares were issued and outstanding and (iv) 20,000,000 have been designated as Series D Preferred Stock, of which zero are issued and outstanding.  From June 9, 2009 through the date of this Agreement, BlackRock has not issued any shares of capital stock except pursuant to any exercises or conversions of any Equity Rights (as defined below) in existence on June 9, 2009.  As of the date of this Agreement, all of the outstanding shares of BlackRock Capital Stock and other equity interests of BlackRock have been duly authorized and are validly issued, fully paid and non-assessable.  Except for the issuance of shares pursuant to the Barclays Agreement or with respect to the Existing Stockholder Agreements, as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character, or any other Equity Rights (including, securities, preemptive or other outstanding rights, rights of first refusal, options, warrants, calls, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, plans, "tag along" or "drag along" rights, agreements, arrangements, undertakings or commitments of any character (collectively, "Equity Rights") under which BlackRock is or may become obligated to issue or sell, or in any way dispose of, any shares of BlackRock Capital Stock or other equity interests, or any securities or obligations that are exercisable or exchangeable for, or convertible into, any shares of BlackRock Capital Stock or other equity interests, or any other Equity Rights, of BlackRock, and no securities or obligations evidencing such rights are authorized, issued or outstanding as of the date of this Agreement other than (i) shares of Common Stock, stock options and restricted stock units that have been issued and may be issued pursuant to the 1999 Stock Award and Incentive Plan, the Amended and Restated BlackRock, Inc. Employee Stock Purchase Plan and the BlackRock, Inc. 2002 Long-Term Retention and Incentive Plan; (ii) 911,266 shares of Common Stock held in escrow under and shares of Common Stock that may be issued pursuant to the Asset Purchase Agreement, dated as of June 26, 2007, by and among BAA Holdings, LLC, Quellos Holdings, LLC and BlackRock, Inc. (in each case solely for purposes of Section 9.12 thereof); (iii) shares of Common Stock issuable upon conversion of BlackRock's 2.625% Convertible Debentures Due 2035; and (iv) 57,698,651 shares of Capital Stock to be issued in connection with the Barclays Transaction.  Except with respect to the Existing Stockholder Agreements, as of the date of this Agreement, the outstanding capital stock and other equity interests of BlackRock are not subject to any voting trust agreement or other contract restricting or otherwise relating to the voting, dividend rights or disposition of such BlackRock Capital Stock or other equity interests.  As of the date of this Agreement, there are no phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of BlackRock Capital Stock or other equity interests of BlackRock.

Section 4.3        Shares.  The Shares have been duly and validly authorized, and, when issued upon the terms hereof, will be fully paid, nonassessable and free of statutory preemptive rights and contractual stockholder preemptive rights, with no personal liability attaching to the ownership thereof.

Section 4.4        Authority Relative to this Agreement.  BlackRock has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the consummation by BlackRock of the transactions contemplated hereby have been duly authorized by the Board, and no other corporate or stockholder proceedings on the part of BlackRock are necessary to authorize this Agreement or, as of the Closing, will be necessary for BlackRock to consummate the transactions contemplated hereby or thereby.  This Agreement has been duly and validly executed and delivered by BlackRock and, assuming the due authorization, execution and delivery thereof by the Purchaser, constitute the valid and binding obligations of BlackRock, enforceable against BlackRock in accordance with their terms, except as may be limited by bankruptcy, insolvency or other equitable remedies.

Section 4.5        No Conflicts.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in a violation of BlackRock's certificate of incorporation or bylaws, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which BlackRock is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree of any Governmental Entity applicable to BlackRock or by which any property or asset of BlackRock is bound or affected, or (d) result in the creation of any Encumbrance upon any of their assets, except in each case of (b) through (d) as would not reasonably be expected to cause a material adverse effect.  BlackRock is not in violation of its certificate of incorporation or bylaws (as applicable in each case), and BlackRock is not nor is any Controlled Affiliate in default (and no event has occurred which, with notice or lapse of time or both, would cause BlackRock to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which BlackRock is a party, except in each case as would not reasonably be expected to cause a material adverse effect.

Section 4.6        Governmental Approvals.  No consent, approval, authorization or order of, or registration, qualification or filing with, any Governmental Entity or any other third party is required to be obtained or made by BlackRock for the execution, delivery or performance by BlackRock of this Agreement or the consummation by BlackRock of the transactions contemplated hereby and thereby, except those specified herein or therein.

Section 4.7        Commission Matters.

(a)           BlackRock has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed, furnished or submitted by it with the Commission under the Exchange Act or the Securities Act since January 1, 2006 (the "Applicable Date") (the forms, statements, reports and documents filed, furnished or submitted since the Applicable Date and those filed or furnished subsequent to the date hereof including any amendments thereto, the "BlackRock Commission Reports").  Each of the BlackRock Commission Reports, at the time of its filing or being furnished or submitted complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002, and any rules and regulations promulgated thereunder applicable to the BlackRock Commission Reports.  As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment) the BlackRock Commission Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b)           BlackRock is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

(c)           BlackRock has established and maintained disclosure controls and procedures required by Exchange Act Rules 13a-14 and 15d-14, except as disclosed in the BlackRock Commission Reports.  Such disclosure controls and procedures are adequate and effective to ensure that information required to be disclosed by BlackRock, including information relating to its consolidated Affiliates, is recorded and reported on a timely basis to its chief executive officer and chief financial officer by others within those entities.

(d)           Each of the consolidated financial statements of BlackRock and its Subsidiaries contained in the BlackRock Commission Reports (the "BlackRock Financial Statements"), together with related schedules and notes, presents fairly in all material respects the financial position of BlackRock and its consolidated Subsidiaries at the dates indicated and the statement of operations and stockholders' equity and cash flows of BlackRock and its consolidated Subsidiaries for the periods specified, and said financials have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as disclosed therein.

Section 4.8        Absence of Undisclosed Liabilities.  Except for (a) liabilities to the extent reserved against on the last balance sheet included in the BlackRock Financial Statements included in BlackRock Commission Reports filed and publicly available prior to the date hereof (the "BlackRock Balance Sheet"), (b) as set forth in the BlackRock Commission Reports filed and publicly available prior to the date hereof (to the extent that the qualifying nature of such disclosure is reasonably apparent therefrom and excluding all disclosures in the "Risk Factors" sections and any "forward-looking statements") (c) liabilities which were incurred by BlackRock as a result of the Barclays Agreement, this Agreement and (d) liabilities that are incurred since the date of the BlackRock Balance Sheet and are consistent in nature, type and amount with any such liabilities regularly incurred in the ordinary course of business consistent with past practice of BlackRock, BlackRock and its Subsidiaries do not have any liabilities outside the ordinary course of business which would, individually or in the aggregate, reasonably be expected to have a material adverse effect.

Section 4.9        Absence of Certain Changes.

(a)           During the period between the date of the BlackRock Balance Sheet and the date of this Agreement, except for any actions taken in connection with any transactions contemplated by the Barclays Agreement, this Agreement or as set forth in the BlackRock Commission Reports filed and publicly available prior to the date hereof (to the extent that the qualifying nature of such disclosure is reasonably apparent therefrom and excluding all disclosures in the "Risk Factors" sections and any "forward looking statements"), each of BlackRock and its Significant Subsidiaries has in all material respects conducted its business in the ordinary course consistent with past practice.

(b)           During the period between the date of the BlackRock Balance Sheet and the date of this Agreement, no event or events have occurred that, individually or in the aggregate, had or would reasonably be expected to have a material adverse effect.

Section 4.10      Compliance with Applicable Law. BlackRock holds all licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under, and has complied in all material respects and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any Federal, state or local Governmental Entity applicable to BlackRock, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a material adverse effect.

Section 4.11      Legal Proceedings.  Except as set forth in the BlackRock Commission Reports filed and publicly available prior to the date hereof, BlackRock is not a party to any, and there are no pending, or to the knowledge of BlackRock, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against BlackRock or any of its Subsidiaries or to which any of their assets are subject (i) that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect or (ii) relating to or which challenges the validity or propriety of the transactions contemplated hereby.  BlackRock is not subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect.

Section 4.12      Brokers and Finders.    Neither BlackRock nor any of its Subsidiaries nor any of their respective officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any brokers', finders' or similar fees or commissions in connection with any of the purchase and sale of any of the Shares.

Section 4.13      Other Participants in Barclays Funding.  Each of this Agreement and the Purchaser Registration Rights Agreement in all material respects sets forth identical terms, conditions and rights as the purchase agreements and purchaser registration rights agreements, respectively, executed by each of the other participants who are providing any of the Barclays Funding (the "Other Agreements"), except participants who have existing agreements regarding the matters in Article V and VI. To the extent that Other Agreements may give the Purchaser rights and benefits that are greater than this Agreement, BlackRock undertakes and agrees that (i) it will promptly notify the Purchaser of any material change in the terms of such Other Agreements, and (ii) it will offer to the Purchaser the option of amending this Agreement to incorporate all differing terms that may appear in any or all of such Other Agreements, as they may be amended from time to time.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.1       Additional Agreements.  The Purchaser agrees that it will continue to abide by provisions of the Stockholder Agreement in connection with the Purchaser's ownership of the Shares.

Section 5.2        Survival.  All representations, warranties, covenants and agreements of BlackRock contained in this  Agreement shall survive the Closing until the date that is one year after the Closing and shall then expire, except that the representations and warranties set forth in Sections 4.1, 4.3 and 4.4 shall survive indefinitely. All representations, warranties, covenants and agreements of the Purchaser contained in this Agreement shall survive the Closing until the date that is one year after the Closing and shall then expire, except that the representations and warranties set forth in Section 3.1 and 3.2 shall survive indefinitely.

Section 5.3        Inspection of Property.  BlackRock covenants that it will permit representatives of Purchaser to visit and inspect, at Purchaser's expense, any of the properties of BlackRock to examine the corporate books and make copies or extracts therefrom and to discuss the affairs, finances and accounts of BlackRock with the principal officers of BlackRock, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request.  Any investigation pursuant to this Section 5.6 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of BlackRock, and nothing herein shall require BlackRock to disclose any information to the extent (i) prohibited by applicable law or regulation, (ii) that BlackRock reasonably believes such information to be competitively sensitive proprietary information or disclosure of such information would require public disclosure under Regulation FD, or (iii) that such disclosure would reasonably be expected to cause a violation of any agreement to which BlackRock is a party or would cause a risk of a loss of privilege to BlackRock. BlackRock further agrees that it will promptly advise the Purchaser of any material events, defaults, disputes or the giving of any similar notices to either part under the Barclays Agreement (unless otherwise instructed by the Purchaser), and will, upon request of Purchaser at reasonable times and intervals, provide updates on the progress of the Barclays Transaction.

Section 5.4        Conduct of Business of BlackRock.  During the period from the date of this Agreement to and through the Closing Date, except as otherwise contemplated by this Agreement, as required by any applicable law or as the Purchaser shall otherwise consent in writing which consent shall not be unreasonably withheld, conditioned or delayed, BlackRock shall not, other than in the ordinary course of business consistent with past practice, make any distribution (whether in cash, stock, Equity Rights or property) or declare, pay or set aside any dividend with respect to, or split, combine, redeem, reclassify, purchase or otherwise acquire directly, or indirectly, any equity interest or shares of capital stock of, or other equity or voting or non-voting interest in BlackRock or make any other changes in the capital structure of BlackRock.

Section 5.5        Barclays Agreement Section 7.2(a).  BlackRock covenants that it will not waive the satisfaction of Section 7.2(a) of the Barclays Agreement without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

Section 5.6        Other Sales in Barclays Transaction.  In the event that prior to the consummation of the Barclays Transaction, BlackRock sells or agrees to sell, any Shares of Common Stock, or securities convertible into Common Stock, as part of the Barclays Funding at a price that is less than the Purchase Price, then (i) BlackRock will promptly notify the Purchaser of such proposed sale and (ii) issue to the Purchaser such additional Shares as are necessary to reduce the Purchaser's effective sales price to be equal to such lower price

ARTICLE VI

TRANSFER RESTRICTIONS

Section 6.1        General Restrictions on Transfer.

(a)           The right of the Purchaser and its Affiliates to Transfer the Shares shall not be subject to any restrictions other than under applicable law.

(b)           In connection with any Transfer of shares of Beneficially Owned BlackRock Capital Stock, the transferor shall provide BlackRock with such customary certificates, opinions and other documents as BlackRock may reasonably request to assure that such Transfer with applicable securities and other laws.  In connection with any such Transfer, BlackRock shall remove such portion of the legend set out in Section 3.6 as is appropriate in the circumstances.

Section 6.2        Registration Rights.

(a)           BlackRock acknowledges that the Shares will have the benefit of the Existing Registration Rights Agreement.

(b)           BlackRock hereby agrees that, subject to the provisions in its existing agreements that grant the parties to those agreements the advantage of future favorable terms provided to other security holders, it will use is best efforts to include in the next registered offering of Common Stock by BlackRock 3,556,188 shares of the Common Stock that would result from conversion of the Series B Preferred Stock or Series D Preferred Stock that is or will be owned by the Purchaser.  For the avoidance of doubt, in connection with the foregoing, BlackRock agrees that the restrictions and limitations contained in Article III of the Stockholder Agreement that could otherwise limit the inclusion of any such shares of Capital Stock so included shall not apply.

ARTICLE VII

CONDITIONS TO CLOSING OF BLACKROCK

The obligation of BlackRock to issue the Shares to the Purchaser at the Closing is subject to the fulfillment to BlackRock's reasonable satisfaction on or prior to the Closing Date of each of the following conditions:

Section 7.1        Representations and Warranties.  Each representation and warranty made by the Purchaser in Article III above shall be true and correct on and as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (other than such representations and warranties that are made as of another date, in which case such representations and warranties shall be true and correct as of such other date).

Section 7.2        Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date shall have been performed or complied with by the Purchaser, as applicable, in all respects.

Section 7.3        Certificates and Documents.  The Purchaser shall have delivered at or prior to the Closing to BlackRock or its designee the Purchaser Closing Deliveries.

Section 7.4        Barclays Transaction.  The Closing (as defined in the Barclays Agreement) shall be occurring on the Closing Date.

Section 7.5        No Adverse Law, Action or Decision or Injunction.  There shall be no law, statute, order, rule or regulation of, and no action, suit, investigation or proceedings pending by, a Governmental Entity of competent jurisdiction that seeks to restrain, enjoin or prevent the consummation of the transactions contemplated hereby, and there shall not be in effect any law, order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

ARTICLE VIII

CONDITIONS TO CLOSING OF THE PURCHASER

The obligation of the Purchaser to acquire the applicable Shares from BlackRock at the Closing is subject to the fulfillment to the Purchaser's reasonable satisfaction on or prior to the Closing Date of each of the following conditions:

Section 8.1        Representations and Warranties.  Each representation and warranty made by BlackRock in Article IV above (other than Section 4.7, 4.8, 4.10 and 4.11) shall be true and correct on and as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (other than such representations and warranties that are made as of another date, in which case such representations and warranties shall be true and correct as of such other date). The representations set forth in Section 4.7, 4.8, 4.10 and 4.11 (read without regard to materiality and material adverse effect qualifications) shall be true and correct on and as of the

Closing Date as though made as of the Closing Date except to the extent that the failure of such representations and warranties to be true and correct would not have a material adverse effect.

Section 8.2        Performance.  All covenants, agreements and conditions contained in this Agreement to be performed or complied with by BlackRock on or prior to the Closing Date shall have been performed or complied with by BlackRock in all respects.

Section 8.3        Certificates and Documents.  BlackRock shall have delivered at or prior to the Closing to the Purchaser or its designees the BlackRock Closing Deliveries.

Section 8.4        Barclays Transaction. All of the conditions to Closing (as defined in the Barclays Agreement) shall have been satisfied or, subject to Section 5.5, waived and an appropriate officer of BlackRock shall have certified the same to the Purchaser and shall have further informed the Purchaser that the Closing (as defined in the Barclays Agreement) is occurring on the Closing Date.

Section 8.5        No Material Adverse Effect.  No BlackRock Material Adverse Effect shall exist or be continuing.

Section 8.6        No Adverse Law, Action or Decision or Injunction.  There shall be no law, statute, order, rule or regulation of, and no action, suit, investigation or proceedings pending by, a Governmental Entity of competent jurisdiction that seeks to restrain, enjoin or prevent the consummation of the transactions contemplated hereby, and there shall not be in effect any law, order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

ARTICLE IX

MISCELLANEOUS

Section 9.1        Termination. This Agreement may be terminated prior to the Closing as follows: (i) at any time on or prior to the Closing Date, by mutual written consent of the Purchaser and BlackRock or (ii) at the election of the Purchaser or BlackRock by written notice to the other party if the Barclays Agreement is terminated without a Closing thereunder or if the Closing under the Barclays Agreement does not occur by the date initially specified in the Barclays Agreement as originally executed to be the "drop-dead" or "long stop" date thereunder after which either party could terminate as a result of the lapse of time.

Section 9.2        Savings Clause.  No provision of this Agreement shall be construed to require any party or its Affiliates to take any action that would violate any applicable law (whether statutory or common), rule or regulation.

Section 9.3        Amendment and Waiver.  Except as otherwise provided herein, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 9.4        Severability.  If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.

Section 9.5        Entire Agreement.  Except as otherwise expressly set forth herein, this Agreement, together with the Stockholder Agreement, the Existing Registration Rights Agreement and the several agreements and other documents and instruments referred to herein or therein or annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.

Section 9.6        Successors and Assigns.  Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part by any party without the prior written consent of the other parties, except that the Purchaser may assign its rights and obligations hereunder to any one or more of its Affiliates.

Section 9.7        Counterparts.  This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 9.8        Remedies.

(a)           Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that each and every one of the covenants or agreements in this Agreement are not performed in accordance with their terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically each and every one of the terms and provisions hereof.  Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b)           All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

Section 9.9        Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service, or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to BlackRock:

c/o BlackRock, Inc.
40 East 52nd Street
New York, NY 10022
Facsimile: 212-810-8760
Attn:	Laurence D. Fink, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Facsimile: 212-735-2000
Attention: Richard T. Prins, Esq.

If to the Purchaser:

PNC Financial Services Group, Inc.
One PNC Plaza
249 Fifth Avenue
Pittsburg, Pennsylvania 15222
Facsimile: (412) 705-2679
Attention: General Counsel

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile: (212) 403-2000
Attention: Nicholas G. Demmo, Esq.

Section 9.10      Governing Law; Consent to Jurisdiction.

(a)           This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law.  Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this

Agreement and the transactions contemplated hereby.  Each of the parties hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Litigation, the defense of sovereign immunity, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 9.10, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the Litigation in any such court is brought in an inconvenient forum, that the venue of such Litigation is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(b)           Each of the parties expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided that consent by the Purchaser and BlackRock to jurisdiction and service contained in this Section 9.10 is solely for the purpose referred to in this Section 9.10 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

Section 9.11      Interpretation.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed and delivered as of the date first above written.

BLACKROCK, INC.

By:	/s/ Daniel Waltcher
Name:	Daniel Waltcher
Title:	Managing Director

PNC FINANCIAL SERVICES
COMPANY, INC.

By:	/s/ Timothy G. Shack
Name:	Timothy G. Shack
Title:	Vice Chairman